                                                                   EXHIBIT 10.14



CONFORMED COPY




                          CREDIT AND GUARANTY AGREEMENT

                          DATED AS OF OCTOBER 31, 2000

                                      AMONG

              GABRIEL COMMUNICATIONS FINANCE COMPANY, AS BORROWER,

                   GABRIEL COMMUNICATIONS, INC., AS GUARANTOR,

             GABRIEL COMMUNICATIONS PROPERTIES, INC., AS GUARANTOR,

                             CERTAIN SUBSIDIARIES OF
                     GABRIEL COMMUNICATIONS FINANCE COMPANY,
                                 AS GUARANTORS,

                                VARIOUS LENDERS,

                       GOLDMAN SACHS CREDIT PARTNERS L.P.,
         AS SOLE LEAD ARRANGER, SOLE BOOK RUNNER AND SYNDICATION AGENT,

                           FIRST UNION NATIONAL BANK,
                  AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT,

                                BARCLAYS BANK PLC
                             AS DOCUMENTATION AGENT

                                       AND

                        CIT LENDING SERVICES CORPORATION,
                            AS CO-DOCUMENTATION AGENT

            --------------------------------------------------------

                  $225,000,000 SENIOR SECURED CREDIT FACILITIES

            --------------------------------------------------------



CREDIT AND GUARANTY AGREEMENT       CONFORMED

                                TABLE OF CONTENTS

                                                                                                   Page
                                                                                                   ----

SECTION 1. DEFINITIONS AND INTERPRETATION ........................................................   2
1.1      Definitions..............................................................................   2
1.2      Accounting Terms.........................................................................  47
1.3      Interpretation, etc. ....................................................................  47

SECTION 2. LOANS AND LETTERS OF CREDIT ...........................................................  47
2.1      Loans ...................................................................................  47
2.2      Issuance of Letters of Credit and Purchase of Participations Therein ....................  53
2.3      Pro Rata Shares; Availability of Funds ..................................................  58
2.4      Use of Proceeds .........................................................................  58
2.5      Evidence of Debt; Register; Lenders' Books and Records; Notes ...........................  59
2.6      Interest on Loans .......................................................................  60
2.7      Conversion/Continuation .................................................................  62
2.8      Default Interest ........................................................................  63
2.9      Fees ....................................................................................  63
2.10     Commitment Reductions/Scheduled Payments ................................................  64
2.11     Voluntary Prepayments/Commitment Reductions .............................................  67
2.12     Mandatory Prepayments/Commitment Reductions .............................................  68
2.13     Application of Prepayments/Reductions ...................................................  70
2.14     Allocation of Certain Payments and Proceeds .............................................  71
2.15     General Provisions Regarding Payments ...................................................  71
2.16     Ratable Sharing .........................................................................  73
2.17     Making or Maintaining Eurodollar Rate Loans .............................................  75
2.18     Increased Costs; Capital Adequacy .......................................................  76
2.19     Taxes; Withholding, etc .................................................................  77
2.20     Obligation to Mitigate ..................................................................  79
2.21     Defaulting Lenders ......................................................................  80
2.22     Removal or Replacement of a Lender ......................................................  81

SECTION 3. CONDITIONS PRECEDENT ..................................................................  82
3.1      Closing Date ............................................................................  82
3.2      Conditions to Each Credit Extension .....................................................  87
3.3      Additional Conditions to Credit Extensions in Respect of Nortel Networks Loans ..........  88

SECTION 4. REPRESENTATIONS AND WARRANTIES ........................................................  91
4.1      Organization; Requisite Power and Authority; Qualification ..............................  91
4.2      Capital Stock and Ownership .............................................................  91

                                      (i)

CREDIT AND GUARANTY AGREEMENT       CONFORMED

                                                                                                   Page
                                                                                                   ----
4.3      Due Authorization .......................................................................  92
4.4      No Conflict .............................................................................  92
4.5      Governmental Consents ...................................................................  92
4.6      Binding Obligation; Creation, Perfection and Priority of Liens ..........................  92
4.7      Historical Financial Statements .........................................................  93
4.8      Projections .............................................................................  93
4.9      No Material Adverse Change ..............................................................  93
4.10     No Restricted Junior Payments ...........................................................  93
4.11     Adverse Proceedings, etc. ...............................................................  94
4.12     Payment of Taxes ........................................................................  94
4.13     Properties ..............................................................................  94
4.14     Environmental Matters ...................................................................  95
4.15     No Defaults .............................................................................  95
4.16     Material Contracts; Intellectual Property ...............................................  96
4.17     Governmental Regulation .................................................................  96
4.18     Margin Stock ............................................................................  96
4.19     Employee Matters ........................................................................  96
4.20     Employee Benefit Plans ..................................................................  97
4.21     Certain Fees ............................................................................  98
4.22     Solvency ................................................................................  98
4.23     Compliance with Statutes, etc. ..........................................................  98
4.24     Disclosure ..............................................................................  98
4.25     Telecommunications Approvals ............................................................  98
4.26     No Violation of Telecommunications Regulations ..........................................  99
4.27     Certain Matters Relating to Parent and Holding Company ..................................  99

SECTION 5. AFFIRMATIVE COVENANTS .................................................................  99
5.1      Financial Statements and Other Reports ..................................................  99
5.2      Existence ...............................................................................  105
5.3      Payment of Taxes and Claims .............................................................  105
5.4      Maintenance of Properties ...............................................................  105
5.5      Insurance ...............................................................................  106
5.6      Books and Records; Inspections; Lenders Meetings ........................................  107
5.7      Compliance with Contractual Obligations and Laws ........................................  107
5.8      Environmental ...........................................................................  107
5.9      Subsidiaries ............................................................................  109
5.10     Material Real Estate Assets .............................................................  110
5.11     Interest Rate Protection ................................................................  111
5.12     Required Contribution ...................................................................  111
5.13     Certain Post Closing Matters ............................................................  112
5.14     Geographic Market Reporting Requirement .................................................  113
5.15     Further Assurances ......................................................................  113


                                      (ii)

CREDIT AND GUARANTY AGREEMENT       CONFORMED

                                                                                                   Page
                                                                                                   ----
SECTION 6. NEGATIVE COVENANTS ....................................................................  114
6.1      Borrower Indebtedness ...................................................................  114
6.1A     Parent Indebtedness .....................................................................  115
6.1B     Holding Company Indebtedness ............................................................  116
6.2      Liens ...................................................................................  116
6.3      Equitable Lien; No Further Negative Pledges .............................................  118
6.4      Restricted Junior Payments; Restrictions on Subsidiary Distributions ....................  118
6.5      Investments .............................................................................  120
6.6      Stage 1 Borrower Financial Covenants ....................................................  122
6.7      Stage 2 Financial Covenants .............................................................  124
6.8      Parent Financial Covenants ..............................................................  124
6.9      Fundamental Changes; Disposition of Assets; Acquisitions ................................  125
6.10     Disposal of Subsidiary Interests ........................................................  126
6.11     Sales and Lease-Backs ...................................................................  126
6.12     Sale or Discount of Receivables .........................................................  126
6.13     Transactions with Shareholders and Affiliates and Unrestricted Subsidiaries .............  126
6.14     Conduct of Business .....................................................................  127
6.15     Amendments or Waivers of Related Agreements .............................................  127
6.16     Disposition of Licenses, etc. ...........................................................  127
6.17     Fiscal Year .............................................................................  128
6.18     Holding Company Subsidiaries ............................................................  128
6.19     Parent Subsidiaries .....................................................................  130
6.20     Limitation on Parent Business ...........................................................  130
6.21     Limitation on Holding Company Business ..................................................  130

SECTION 7. GUARANTY ..............................................................................  131
7.1      Guaranty of the Obligations .............................................................  131
7.2      Contribution by Guarantors ..............................................................  131
7.3      Payment by Guarantors ...................................................................  133
7.4      Liability of Guarantors Absolute ........................................................  133
7.5      Waivers by Guarantors ...................................................................  135
7.6      Guarantors' Rights of Subrogation, Contribution, etc. ...................................  136
7.7      Subordination of Other Obligations ......................................................  137
7.8      Continuing Guaranty .....................................................................  137
7.9      Authority of Guarantors or Borrower .....................................................  137
7.10     Financial Condition of Borrower .........................................................  137
7.11     Bankruptcy, etc. ........................................................................  138
7.12     Notice of Events ........................................................................  139
7.13     Discharge of Guaranty Upon Sale of Guarantor ............................................  139

                                     (iii)

CREDIT AND GUARANTY AGREEMENT       CONFORMED

                                                                                                    Page
                                                                                                    ----
7.14     Subsidiaries of TriVergent ..............................................................  139

SECTION 8. EVENTS OF DEFAULT .....................................................................  139
8.1      Events of Default .......................................................................  139

SECTION 9. AGENTS ................................................................................  143
9.1      Appointment of Agents ...................................................................  143
9.2      Powers and Duties .......................................................................  144
9.3      General Immunity ........................................................................  145
9.4      Agents Entitled to Act as Lender ........................................................  146
9.5      Lenders' Representations, Warranties and Acknowledgment .................................  146
9.6      Right to Indemnity ......................................................................  146
9.7      Successor Administrative Agent ..........................................................  147
9.8      Collateral Documents and Guaranty .......................................................  147

SECTION 10. MISCELLANEOUS ........................................................................  148
10.1     Notices .................................................................................  148
10.2     Expenses ................................................................................  149
10.3     Indemnity ...............................................................................  149
10.4     Set-Off .................................................................................  151
10.5     Amendments and Waivers ..................................................................  151
10.6     Successors and Assigns; Participations ..................................................  154
10.7     Independence of Covenants ...............................................................  158
10.8     Survival of Representations, Warranties and Agreements ..................................  158
10.9     No Waiver; Remedies Cumulative ..........................................................  158
10.10    Marshalling; Payments Set Aside .........................................................  159
10.11    Severability ............................................................................  159
10.12    Entire Agreement ........................................................................  159
10.13    Obligations Several; Independent Nature of Lenders' Rights ..............................  159
10.14    Headings ................................................................................  160
10.15    APPLICABLE LAW ..........................................................................  160
10.16    CONSENT TO JURISDICTION .................................................................  160
10.17    WAIVER OF JURY TRIAL ....................................................................  161
10.18    Confidentiality .........................................................................  162
10.19    Usury Savings Clause ....................................................................  162
10.20    Counterparts; Effectiveness .............................................................  163

                                      (iv)


CREDIT AND GUARANTY AGREEMENT       CONFORMED

APPENDICES:       A-1         Tranche A Term Loan Commitments
                  A-2         Delayed Draw Term Loan Commitments
                  A-3         Revolving Loan Commitments
                  A-4         Nortel Networks Loan Commitments
                  B           Notice Addresses


SCHEDULES:        1.1         Geographic Markets
                  1.1A        Pre-approved Borrower Markets
                  1.1B        Paid-In Borrower Capital
                  1.1C        Venture Investors
                  1.1D        TriVergent Capital Leases
                  3.1         Landlord Personal Property Collateral Access Agreements
                  4.1         Jurisdictions of Organization and Qualification
                  4.2         Capital Stock and Ownership
                  4.5         Governmental Consents
                  4.10        Prior Restricted Junior Payments
                  4.13        Real Estate Assets
                  4.16(a)     Material Contracts
                  4.16(b)     Intellectual Property
                  4.21        Closing Date Unrestricted Subsidiaries
                  4.27        Certain Matters relating to Parent and Holding Company
                  5.5         Insurance
                  5.13(a)     Acknowledgment Letters
                  5.13(b)     Certain Material Contracts
                  6.1         Certain Borrower Indebtedness
                  6.1A        Certain Parent Indebtedness
                  6.5         Permitted Investments
                  6.6(a)      Minimum Revenues
                  6.6(b)      Minimum Access Lines
                  6.6(c)      Minimum Borrower EBITDA
                  6.6(e)      Maximum Capital Expenditures
                  6.7(a)      Maximum Total Borrower Leverage Ratio
                  6.7(c)      Minimum Fixed Charge Coverage Ratio
                  6.7(d)      Minimum Debt Service Coverage Ratio
                  6.8(b)      Maximum Total Parent Leverage Ratio
                  6.8(d)      Maximum Total Parent Senior Secured Leverage Ratio
                  6.11        Existing Sale and Leaseback
                  6.13        Certain Affiliate Transactions
                  6.18        Certain Assets
                  6.21        Closing Date Unrestricted Subsidiaries


                                      (v)

CREDIT AND GUARANTY AGREEMENT       CONFORMED

EXHIBITS:         A-1         Funding Notice
                  A-2         Conversion/Continuation Notice
                  A-3         Issuance Notice
                  A-4         Incremental Facility Notice
                  B-1         Tranche A Term Loan Note
                  B-2         Delayed Draw Term Loan Note
                  B-3         Revolving Loan Note
                  B-4         Nortel Networks Loan Note
                  B-5         New Term Loan Note
                  C           Compliance Certificate
                  D           Opinions of Counsel
                  E           Assignment Agreement
                  F           Certificate Re Non-bank Status
                  G-1         Closing Date Certificate
                  G-2         Solvency Certificate
                  H           Counterpart Agreement
                  I           Pledge and Security Agreement
                  J           Landlord Personal Property Collateral Access Agreement
                  K           Joinder Agreement
                  L           Market Information
                  M           Tax Sharing Agreement
                  N           Acknowledgment Letter

                                      (vi)

CREDIT AND GUARANTY AGREEMENT       CONFORMED

                          CREDIT AND GUARANTY AGREEMENT

         This CREDIT AND GUARANTY AGREEMENT, dated as of October 31, 2000 is entered into by and among GABRIEL COMMUNICATIONS FINANCE COMPANY, a Delaware corporation ("BORROWER"), GABRIEL COMMUNICATIONS PROPERTIES, INC., a Delaware corporation ("HOLDING COMPANY"), GABRIEL COMMUNICATIONS, INC., a Delaware corporation ("PARENT"), CERTAIN SUBSIDIARIES OF BORROWER, as Guarantors, the Lenders party hereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P. ("GSCP"), as Sole Lead Arranger (in such capacity, "SOLE LEAD ARRANGER"), as Sole Book Runner (in such capacity, "SOLE BOOK RUNNER") and as Syndication Agent (in such capacity, "SYNDICATION AGENT"), FIRST UNION NATIONAL BANK ("FIRST UNION"), as Administrative Agent (together with its permitted successors in such CAPACITY, "ADMINISTRATIVE AGENT"), First Union, as Collateral Agent (together with its permitted successors and assigns, the "COLLATERAL AGENT"), BARCLAYS BANK PLC ("BARCLAYS"), as Documentation Agent (in such CAPACITY, "DOCUMENTATION AGENT") and CIT LENDING SERVICES CORPORATION, as Co-Documentation Agent (in such capacity, "CO-DOCUMENTATION AGENT").


                                    RECITALS:

         WHEREAS, capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof;

         WHEREAS, concurrently with the initial extension of credit hereunder,
(i) Parent intends to consummate a transaction (the "TRIVERGENT ACQUISITION") whereby, pursuant to the TriVergent Acquisition Agreement, (a) State Communications, Inc., a Delaware corporation, will be merged with and into Triangle, and (b) Triangle will be the surviving corporation and a Wholly-Owned Subsidiary of Parent; (ii) Parent will make a capital contribution of Triangle to Holding Company and Holding Company will make a capital contribution of Triangle to Borrower such that Triangle is a direct Wholly-Owned Subsidiary of Borrower; and (iii) the Existing Indebtedness will be repaid with the proceeds thereof;

         WHEREAS, Lenders have agreed to extend certain credit facilities to Borrower, in an aggregate amount not to exceed $225,000,000, consisting of $40,000,000 aggregate principal amount of Tranche A Term Loans, up to $80,000,000 aggregate principal amount of Delayed Draw Term Loans, up to $45,000,000 aggregate principal amount of Nortel Networks Loans, and up to $60,000,000 aggregate principal amount of Revolving Loans, the proceeds of which will be used, together with certain Cash on hand, (i) to repay Existing Indebtedness, (ii) to pay Transaction Costs, (iii) to provide financing for the cost of design, development, acquisition, construction, installation, operation, improvement, transportation or integration of equipment,



CREDIT AND GUARANTY AGREEMENT       CONFORMED
inventory or network assets and (iv) for working capital and general corporate and other purposes of Borrower and its Subsidiaries, including Permitted Acquisitions;

         WHEREAS, Borrower has agreed to secure all of its Obligations hereunder by granting to Collateral Agent, for the benefit of Secured Parties, a First Priority Lien on substantially all of its assets, including a pledge of all of the Capital Stock of each of its Domestic Subsidiaries and 65% of all the Capital Stock of each of its Foreign Subsidiaries; and

         WHEREAS, Guarantors have agreed to guarantee the obligations of Borrower hereunder and to secure Borrower's and all of the Guarantors' respective Obligations hereunder by granting to Collateral Agent, for the benefit of Secured Parties, (i) in the case of Holding Company, a First Priority Lien on substantially all of its assets including all of the Capital Stock of Borrower but excluding the Capital Stock of any Unrestricted Subsidiaries, (ii) in the case of Parent, a pledge of all of the Capital Stock of Holding Company and (iii) in the case of each other Guarantor, a First Priority Lien on substantially all of its assets, including a pledge of all of the Capital Stock of each of its Domestic Subsidiaries and 65% of all the Capital Stock of each of its Foreign Subsidiaries (other than Unrestricted Subsidiaries of Holding Company).

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrower, Guarantors, Lenders, Issuing Bank and Agents agree as follows:


SECTION 1.        DEFINITIONS AND INTERPRETATION

1.1 DEFINITIONS. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

                  "ACCESS LINES" shall mean the total number of installed DS-O equivalent lines that are being used to provide voice or data telecommunications service to non-residential customers of Borrower and its Subsidiaries, including on-switch lines and UNE-P lines, but excluding any other form of resale lines.

                  "ACKNOWLEDGMENT LETTER" means an Acknowledgment Letter substantially in the form of Exhibit N.

                  "ADJUSTED EURODOLLAR RATE" means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by dividing (and rounding upward to the next whole multiple of 1/16 of 1%) (i) (a) the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by Administrative Agent to be the offered rate which appears on the page of the Telerate Screen which displays an average British Bankers Association Interest Settlement Rate (such page currently being page

CREDIT AND GUARANTY AGREEMENT       CONFORMED
number 3740 or 3750, as applicable) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (b) in the event the rate referenced in the preceding clause (a) does not appear on such page or service or if such page or service shall cease to be available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by Administrative Agent to be the offered rate on such other page or other service which displays an average British Bankers Association Interest Settlement Rate for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (c) in the event the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the offered quotation rate to first class banks in the London interbank market by First Union for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Loan of the Administrative Agent in its capacity as Lender for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, by
(ii) an amount equal to (a) one minus (b) the Applicable Reserve Requirement.

                  "ADMINISTRATIVE AGENT" as defined in the preamble.

                  "ADVERSE PROCEEDING" means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Parent or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of Parent or any of its Subsidiaries, threatened against or affecting Parent or any of its Subsidiaries or any property of Parent or any of its Subsidiaries.

                  "AFFECTED LENDER" as defined in Section 2.17(b).

                  "AFFECTED LOANS" as defined in Section 2.17(b).

                  "AFFILIATE" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to (i) vote 10% or more of the Securities having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise. Neither any Agent nor any Lender shall be deemed Affiliates of any Credit Party, by virtue of the security interests granted under the Pledge and Security Agreement.

CREDIT AND GUARANTY AGREEMENT       CONFORMED

                  "AGENT" means each of Sole Lead Arranger, Sole Book Runner, Syndication Agent, Collateral Agent, Administrative Agent, Documentation Agent and the Co-Documentation Agent.

                  "AGGREGATE AMOUNTS DUE" as defined in Section 2.16.

                  "AGGREGATE PAYMENTS" as defined in Section 7.2.

                  "AGREEMENT" means this Credit and Guaranty Agreement, dated as of October 31, 2000, as it may be amended, restated, supplemented or otherwise modified from time to time.

                  "ANNUALIZED BORROWER EBITDA" means Borrower EBITDA for the most recently ended Fiscal Quarter multiplied by four.

                  "ANNUALIZED PARENT EBITDA" means Consolidated EBITDA for the most recently ended Fiscal Quarter multiplied by four.

                  "APPLICABLE COMMITMENT FEE PERCENTAGE" means a percentage, per annum, determined by reference to the Facilities Usage from time to time as set forth below:

                                           APPLICABLE
       FACILITIES USAGE              COMMITMENT FEE PERCENTAGE

       < or = 1/3                            1.50%

       < 2/3                                 1.00%
       > 1/3

       < or = 2/3                            0.75%

                  "APPLICABLE MARGIN" means 4.25% per annum with respect to Eurodollar Rate Loans and 3.25% per annum with respect to Base Rate Loans provided that at any time (i) when the Borrower has delivered a Compliance Certificate and applicable financial statements confirming that the Borrower EBITDA for the most recent Fiscal Quarter is greater than zero or (ii) after the later of (a) the date on which commercial operation has been commenced in at least twenty-one (21) markets and the Borrower has delivered a Compliance Certificate and applicable financial statements confirming that the annualized quarterly gross revenues of the Borrower and its Subsidiaries exceeds $175,000,000 and (b) twelve months after the Closing Date, the Applicable Margin shall be adjusted in accordance with the following pricing grid, based on the Total Borrower Leverage Ratio:

CREDIT AND GUARANTY AGREEMENT       CONFORMED

  TOTAL BORROWER LEVERAGE                     APPLICABLE MARGIN           APPLICABLE MARGIN
           RATIO                          FOR EURODOLLAR RATE LOANS      FOR BASE RATE LOANS

     greater than or equal to 10.0:1.00                  4.00%                        3.00%

     < 10.0:1.00                                         3.75%                        2.75%
     greater than or equal to 8.0:1.00

     < 8.0:1.00                                          3.50%                        2.50%
     greater than or equal to 6.00:1.00

     < 6.00:1.00                                         3.25%                        2.25%
     greater than or equal to 4.00:1.00

     < 4.00:1.00                                         3.00%                        2.00%

         No change in the Applicable Margin shall be effective until three Business Days after the date on which Administrative Agent shall have received the applicable financial statements and a Compliance Certificate pursuant to
Section 5.1(d) calculating the Total Leverage Ratio. At any time when the Borrower has not submitted to Administrative Agent the applicable information as and when required under Section 5.1(d), the Applicable Margin shall be determined as if the Total Borrower Leverage Ratio were in excess of 10.0:1.00. Within one Business Day of receipt of the applicable information as and when required under Section 5.1(d), Administrative Agent shall give each Lender telefacsimile or telephonic notice (confirmed in writing) of the Applicable Margin in effect from such date.

                  "APPLICABLE RESERVE REQUIREMENT" means, at any time, for any Eurodollar Rate Loan, the maximum rate, expressed as a decimal, at which reserves (including, without limitation, any basic, marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against "Eurocurrency liabilities" (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors of the Federal Reserve System or other applicable banking regulator. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the applicable Adjusted Eurodollar Rate or any other interest rate of a Loan is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Rate Loans. A Eurodollar Rate Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on Eurodollar Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

CREDIT AND GUARANTY AGREEMENT       CONFORMED

                  "ASSET SALE" means a sale, lease or sub-lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer or other disposition to, or any exchange of property with, any Person (other than, Borrower or any Guarantor Subsidiary), in one transaction or a series of transactions, of all or any part of (i) Borrower's or any of its Subsidiaries' businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including, without limitation, the Capital Stock of any of Borrower's Subsidiaries but excluding the transfer by sale or otherwise of the assets specified in Schedule 6.18 to an Unrestricted Subsidiary permitted hereunder, and (ii) Holding Company's Telecommunications Assets (other than any Securities or assets of any Unrestricted Subsidiary), in each case other than (x) inventory (or other assets, including surplus capacity on a telecommunications network or dark fiber in the ordinary course of business) sold or leased in the ordinary course of business, (y) disposals of obsolete, worn out or surplus property which Parent deems no longer needed or useful in the conduct of the Telecommunications Business of Holding Company and its Subsidiaries, and (z) sales of assets for aggregate consideration of less than $3,000,000 with respect to any transaction or series of related transactions and less than $5,000,000 in the aggregate during any Fiscal Year.

                  "ASSIGNMENT AGREEMENT" means an Assignment Agreement substantially in the form of Exhibit E, with such amendments or modifications as may be approved by the Administrative Agent.

                  "AUTHORIZED OFFICER" means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president or one of its executive or senior vice presidents (or the equivalent thereof), and such Person's chief financial officer or treasurer.

                  "AVAILABLE PROCEEDS AMOUNT" means, as of any date of determination, without double counting and in respect of each Investment, after having given effect to all other Investments to be effected on such date, an amount equal to (A) the sum of: (i) the amount by which the paid in equity capital of Holding Company (excluding (x) additional equity issued as pay-in-kind dividends on issued and outstanding equity securities and (y) paid in equity created under the purchase method of accounting which is attributable to goodwill created in any acquisition of any Person or all or substantially all of the assets of any Person) as of December 31, 2000 exceeds the Required Contribution; plus (ii) the aggregate net cash proceeds of equity issuances by Parent after the Closing Date contributed as common equity to Holding Company; plus (iii) the aggregate net cash proceeds of Permitted Parent Debt issued following the Closing Date and contributed as common equity to Holding Company; plus (iv) the net cash proceeds received by Holding Company in respect of the sale of any Unrestricted Subsidiary; plus (v) the proceeds of cash dividends declared and paid to Holding Company by any Unrestricted Subsidiary; minus (B) the sum of (i) the amount shown in the most recent Financial Plan delivered to and approved by Syndication Agent and/or the Requisite Lenders as being the

CREDIT AND GUARANTY AGREEMENT       CONFORMED
amount required to fully fund the remaining build out of all Geographic Markets at such time which are not Initial Borrower Markets; plus (ii) the Available Proceeds Usage Amount.

                  "AVAILABLE PROCEEDS USAGE AMOUNT" means, as of any date of determination, without double counting, a cumulative amount equal to the sum of:
(i) the cumulative amount of capital expenditures made by Holding Company pursuant to the final proviso of Section 6.6(e); plus (ii) the cumulative amount of Investments by Holding Company referred to in Section 6.5(h); plus (iii) the cumulative amount of Investments by Holding Company pursuant to Section 6.5(l); plus (iv) the cumulative amount of Investments by Holding Company in Unrestricted Subsidiaries pursuant to Sections 6.5(m), 6.18 and 6.21; plus (v) the cumulative amount of the values (as listed therein) of all assets specified in Schedule 6.18 which are transferred to Unrestricted Subsidiaries following the Closing Date.

                  "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy," as now and hereafter in effect, or any successor statute.

                  "BARCLAYS" as defined in the preamble hereto.

                  "BASE RATE" means, for any day, a rate per annum (rounded to the nearest 1/100 of 1%) equal to the greater of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "BASE RATE LOAN" means a Loan bearing interest at a rate determined by reference to the Base Rate.

                  "BENEFICIARY" means each Agent, Issuing Bank, Lender and Lender Counterparty.

                  "BORROWER" as defined in the preamble hereto.

                  "BORROWER CURRENT ASSETS" means, as at any date of determination, the total assets of Borrower and its Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding Cash and Cash Equivalents.

                  "BORROWER CURRENT LIABILITIES" means, as at any date of determination, the total liabilities of Borrower and its Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding the current portion of long term debt.

                  "BORROWER DEBT SERVICE" means for any period, the sum, without duplication, of the amounts determined for Borrower and its Subsidiaries on a consolidated basis equal to (i)

CREDIT AND GUARANTY AGREEMENT       CONFORMED
scheduled repayments of principal to be made during such period and (ii) Borrower Interest Expense for such period.

                  "BORROWER EBITDA" means for any period, an amount determined for Borrower its Subsidiaries on a consolidated basis equal to (i) the sum, without duplication, of the amounts for such period of (a) Borrower Net Income,
(b) Borrower Interest Expense, (c) provisions for taxes based on income, (d) total depreciation expense, (e) total amortization expense, and (f) other non-Cash items reducing Borrower Net Income (excluding any such non-Cash item to the extent that it represents an accrual or reserve for potential Cash items in any future period or amortization of a prepaid Cash item that was paid in a prior period), minus (ii) other non-Cash items increasing Borrower Net Income for such period (excluding any such non-Cash item to the extent it represents the reversal of an accrual or reserve for potential Cash item in any prior period), all of the foregoing as determined in conformity with GAAP. For the purposes of calculating Borrower EBITDA for any period, (i) if at any time during such period the Borrower or any of its Subsidiaries shall have made any Material Disposition, the Borrower EBITDA for such period shall be reduced by an amount equal to the Borrower EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such period or increased by an amount equal to the Borrower EBITDA (if negative) attributable thereto for such period and (ii) if during such period the Borrower or any of its Subsidiaries shall have made a Material Acquisition, Borrower EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such period. As used in this definition, "MATERIAL ACQUISITION" and "MATERIAL DISPOSITION" mean, respectively, any acquisition or disposition of property or series of related acquisitions or dispositions of property that comprises all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person.

                  "BORROWER FIXED CHARGES" means, for any period, the sum, without duplication, of the amounts determined for Borrower and its Subsidiaries on a consolidated basis equal to (i) scheduled repayments of principal made during such period, (ii) Borrower Interest Expense for such period, and (iii) Capital Expenditures for such period (other than capital expenditures by Holding Company pursuant to the final proviso of Section 6.6(e)).

                  "BORROWER INTEREST EXPENSE" means, for any period, total cash interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Borrower and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Borrower and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements, but excluding, however, any amounts referred to in Section 2.9(d) payable on or before the Closing Date.

                  "BORROWER NET INCOME" means, for any period, (i) the net income (or loss) of Borrower and its Subsidiaries on a consolidated basis for such period taken as a single

CREDIT AND GUARANTY AGREEMENT       CONFORMED
accounting period determined in conformity with GAAP, minus, to the extent included in (i), (ii) (a) the income of any Person (other than a Subsidiary of Borrower) in which any other Person (other than Borrower or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Borrower or any of its Subsidiaries by such Person during such period, (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Borrower or is merged into or consolidated with Borrower or any of its Subsidiaries or that Person's assets are acquired by Borrower or any of its Subsidiaries, (c) the income of any Subsidiary of Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (d) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, and
(e) (to the extent not included in clauses (a) through (d) above) any net extraordinary gains or net non-cash extraordinary losses.

                  "BORROWER WORKING CAPITAL" means, as at any date of determination, the excess of Borrower Current Assets over Borrower Current Liabilities.

                  "BORROWER WORKING CAPITAL ADJUSTMENT" means, for any period on a consolidated basis, the amount (which may be a negative number) by which Borrower Working Capital as of the beginning of such period exceeds (or is less than) Borrower Working Capital as of the end of such period.

                  "BUSINESS DAY" means (i) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate or any Eurodollar Rate Loans, the term "BUSINESS DAY" shall mean any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.

                  "CAPITAL EXPENDITURES" means, for any period, the aggregate of all expenditures by the Parent and its Subsidiaries (other than Unrestricted Subsidiaries) for the acquisition or leasing (pursuant to a Capital Lease) of fixed or capital assets (including capital costs related to the acquisition of FCC and PUC licenses and permits) or additions to property, plant or equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of the Parent and its Subsidiaries (other than Unrestricted Subsidiaries); provided, however, that no consideration paid for or related to the acquisition of any Regulatory Authorization (other than an FCC or PUC license) necessary for the establishment of a CLEC and no capitalized interest or financing expense shall be treated as a Capital Expenditure nor shall any expenditure of any Net Asset Sale

CREDIT AND GUARANTY AGREEMENT       CONFORMED

Proceeds or Net Insurance/Condemnation Proceeds be treated as a Capital Expenditure if used to acquire Telecommunications Assets.

                  "CAPITAL LEASE" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person, excluding, however, for the purposes of Section 6.1(f) only, any Capital Lease of TriVergent in existence on the Closing Date specified in Schedule 1.1D.

                  "CAPITAL STOCK" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

                  "CASH" means money, currency or a credit balance in any demand account or Deposit Account.

                  "CASH EQUIVALENTS" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit, time deposits, Eurodollar time deposits, overnight bank deposits or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000;
(v) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses
(i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's; and (vi) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (i) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government.

CREDIT AND GUARANTY AGREEMENT       CONFORMED

                  "CERTIFICATE RE NON-BANK STATUS" means a certificate substantially in the form of Exhibit F.

                  "CHANGE OF CONTROL" means, at any time, (i) at any time prior to the initial Public Sale of equity securities of Parent, the Venture Investors cease to have the power to vote or direct the voting of securities having a majority of the ordinary voting power of the outstanding Capital Stock of Parent; (ii) any "person" or "group" ( as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding the Venture Investors, shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 35% of the combined voting power of the outstanding Capital Stock of the Parent; (iii) any Venture Investor, together with its Affiliates, shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the outstanding Capital Stock of the Parent; (iv) the board of directors of Parent shall cease to consist of a majority of Continuing Directors; (v) the Parent at any time shall cease to own and control, of record and beneficially, directly, 100% of each class of outstanding Capital Stock of Holding Company or Borrower, free and clear of all Liens (except Liens created by the Credit Documents or Permitted Liens) or (vi) the occurrence of a "change of control" or any similar event however defined under the terms of any Permitted Parent Debt requiring the prepayment of, redemption of or offer to repurchase any Permitted Parent Debt.

                  "CLASS" means (i) with respect to Lenders, each of the following classes of Lenders: (a) Lenders having Tranche A Term Loan Exposure,
(b) Lenders having Delayed Draw Term Loan Exposure, (c) Lenders having Nortel Networks Loan Exposure, (d) Lenders having Revolving Loan Exposure and (e) Lenders having New Term Loan Exposure of each Series, if any, and (ii) with respect to Loans, each of the following classes of Loans: (a) Tranche A Term Loans, (b) Nortel Networks Loans, (c) Delayed Draw Term Loans, (d) Revolving Loans and (e) each Series of New Term Loans.

                  "CLEC" means a competitive local exchange carrier.

                  "CLOSING DATE" means the date on or before November 3, 2000 on which the conditions set forth in Section 3.1 have been satisfied.

                  "CLOSING DATE CERTIFICATE" means a Closing Date Certificate substantially in the form of Exhibit G-1.

                  "CO-DOCUMENTATION AGENT" as defined in the preamble hereto.

CREDIT AND GUARANTY AGREEMENT       CONFORMED

                  "COLLATERAL" means, collectively, all of the real, personal and mixed property (including Capital Stock) in which Liens are purported to be granted pursuant to the Collateral Documents as security for any of the Obligations.

                  "COLLATERAL AGENT" as defined in the preamble hereto.

                  "COLLATERAL DOCUMENTS" means the Pledge and Security Agreement, the Mortgages (if any), the Landlord Personal Property Collateral Access Agreements, if any, and all other instruments, documents and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant to Collateral Agent, for the benefit of Secured Parties, a Lien on any real, personal or mixed property of that Credit Party as security for the Obligations, in each case, as amended, restated, supplemented or otherwise modified from time to time.

                  "COMMITMENTS" means the commitments of Lenders to make Loans as set forth in Section 2.1(a) of this Agreement. The amount of each Lender's Commitment is set forth on Appendix A or in the applicable Assignment Agreement or Joinder Agreement and is subject to any adjustment or reduction pursuant to the terms and conditions hereof.

                  "COMMUNICATIONS ACT" means the Communications Act of 1934, as amended (including, without limitation, pursuant to the Telecommunications Act of 1996), or any successor statute or statutes thereto, and all regulations thereunder, in each case as from time to time in effect.

                  "COMMUNICATIONS LICENSE" means any license, authorization, certification, waiver or permit required from the FCC, any PUC or any other relevant Governmental Authority acting under applicable law or regulations pertaining to or regulating Parents', Holding Company's, Borrower's or their Subsidiaries' Telecommunications Business.

                  "COMPLETED MARKET" means any Market in which Borrower or any of its Subsidiaries (a) has deployed switches and network equipment for the provision of CLEC telephony service, data transport, internet access and other related services, (b) has sales, customer service and billing systems operational and (c) has at least one paying on-switch customer.

                  "COMPLIANCE CERTIFICATE" means a Compliance Certificate substantially in the form of Exhibit C.

                  "CONSOLIDATED BORROWER EXCESS CASH FLOW" means, for any period, an amount (if positive) equal to: (i) the sum, without duplication, of the amounts for such period of (a) Borrower EBITDA (after adding back thereto, without duplication, any amounts deducted in calculating Borrower EBITDA that were paid, incurred or accrued in violation of any of the

CREDIT AND GUARANTY AGREEMENT       CONFORMED
provisions of this Agreement), and (b) the Borrower Working Capital Adjustment (determined, without duplication, without regard to any amounts paid, incurred or accrued in violation of any of the provision of this Agreement), minus (ii) the sum, without duplication, of the amounts for such period of (a) voluntary and scheduled repayments of Total Borrower Debt (excluding repayments of Revolving Loans except to the extent the Commitments are permanently reduced in connection with such repayment), to the extent permitted by the provisions of this Agreement, (b) Capital Expenditures (net of any proceeds of any related financings with respect to such expenditures and other than capital expenditures by Holding Company pursuant to the final proviso of Section 6.6(e)), to the extent permitted by the provisions of this Agreement, (c) Borrower Interest Expense, to the extent permitted by the provisions of this Agreement, and (d) the provision for current taxes based on income of Borrower and its Subsidiaries and payable in cash with respect to such period.

                  "CONSOLIDATED EBITDA" means, for any period, an amount determined for Parent and its Subsidiaries on a consolidated basis equal to (i) the sum, without duplication, of the amounts for such period of (a) Consolidated Net Income, (b) Consolidated Interest Expense, (c) provisions for taxes based on income, (d) total depreciation expense, (e) total amortization expense, and (f) other non-Cash items reducing Consolidated Net Income (excluding any such non-Cash item to the extent that it represents an accrual or reserve for potential Cash items in any future period or amortization of a prepaid Cash item that was paid in a prior period), minus (ii) other non-Cash items increasing Consolidated Net Income for such period (excluding any such non-Cash item to the extent it represents the reversal of an accrual or reserve for potential Cash item in any prior period), all of the foregoing as determined in conformity with GAAP. For the purposes of calculating Consolidated EBITDA for any period in connection with any determination of the Total Parent Leverage Ratio and the Total Parent Senior Secured Leverage Ratio, (i) if at any time during such period the Parent or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period and (ii) if during such period the Parent or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such period. As used in this definition, "MATERIAL ACQUISITION" and "MATERIAL DISPOSITION" mean, respectively, any acquisition or disposition of property or series of related acquisitions or dispositions of property that comprises all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person.

                  "CONSOLIDATED INTEREST EXPENSE" means, for any period, total cash interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Parent and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Parent and its Subsidiaries, including all commissions, discounts and

CREDIT AND GUARANTY AGREEMENT       CONFORMED
other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements, but excluding, however, any amounts referred to in Section 2.9(d) payable on or before the Closing Date.

                  "CONSOLIDATED NET INCOME" means, for any period, (i) the net income (or loss) of Parent and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, minus to the extent included in (i), (ii) (a) the income of any Person (other than a Subsidiary of Parent) in which any other Person (other than Parent or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Parent or any of its Subsidiaries by such Person during such period, (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Parent or is merged into or consolidated with Parent or any of its Subsidiaries or that Person's assets are acquired by Parent or any of its Subsidiaries, (c) the income of any Subsidiary of Parent to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (d) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, and (e) (to the extent not included in clauses (a) through (d) above) any net extraordinary gains or net non-cash extraordinary losses.

                  "CONTRACTUAL OBLIGATION" means, as applied to any Credit Party, any provision of any Security issued by that Credit Party or of any agreement in respect of indebtedness for borrowed money or Material Contract to which that Credit Party is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

                  "CONTRIBUTED PARENT DEBT" means that portion of the Permitted Parent Debt, the proceeds of which are contributed to Holding Company and further contributed to Borrower and expended in the Telecommunications Business of the Borrower and its Subsidiaries or held by the Borrower and reserved for such purpose.

                  "CONTRIBUTING GUARANTORS" as defined in Section 7.2.

                  "CONVERSION/CONTINUATION DATE" means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.

                  "CONVERSION/CONTINUATION NOTICE" means a
Conversion/Continuation Notice substantially in the form of Exhibit A-2.

                  "CORPORATE HEADQUARTERS" means the leased corporate headquarters facilities of (i) Parent, Holding Company and Borrower and (ii) TriVergent, which are presently located at 16090 Swingley Ridge Road, Chesterfield, MO and 301 North Main Street, Greenville, SC,

CREDIT AND GUARANTY AGREEMENT       CONFORMED
respectively, and any expansion or replacement of such corporate headquarters facilities of Parent, Holding Company, Borrower or TriVergent by means of a new or amended lease.

                  "COUNTERPART AGREEMENT" means a Counterpart Agreement substantially in the form of Exhibit H.

                  "CONTINUING DIRECTORS" means the directors of Parent on the Closing Date and each other director, if, in each case, such other director's nomination for election to the board of directors of Parent is recommended by at least 66-2/3% of the then Continuing Directors.

                  "CREDIT DATE" means the date of a Credit Extension.

                  "CREDIT DOCUMENT" means any of this Agreement, the Notes, if any, the Joinder Agreements, if any, the Collateral Documents, any documents or certificates executed by Borrower in favor of Issuing Bank relating to Letters of Credit and all other documents, instruments or agreements executed and delivered by a Credit Party for the benefit of Agents, Issuing Bank or any Lender in connection herewith, including Hedge Agreements with any Lender Counterparty, in each case, as may be amended, restated, supplemented or otherwise modified from time to time.

                  "CREDIT EXTENSION" means the making of a Loan or the issuing of a Letter of Credit or the amendment or other modification of a Letter of Credit to increase its stated amount, extend its period of effectiveness, or amend the conditions under which it may be drawn.

                  "CREDIT PARTY" means each Person (other than any Agent, Issuing Bank, any Lender or any Lender Counterparty or any other representative thereof) from time to time party to a Credit Document.

                  "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk associated with Parent's and its Subsidiaries' operations.

                  "DEBT SERVICE COVERAGE RATIO" means the ratio as of the last day of any Fiscal Quarter of (i) Annualized Borrower EBITDA, to (ii) Borrower Debt Service for the four Fiscal Quarter period commencing on such date.

                  "DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

                  "DEFAULT EXCESS" means, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender's Pro Rata Share of the aggregate outstanding principal amount of

CREDIT AND GUARANTY AGREEMENT       CONFORMED

Loans of all Lenders (calculated as if all Defaulting Lenders (other than such Defaulting Lender) had funded all of their respective Defaulted Loans) over the aggregate outstanding principal amount of all Loans of such Defaulting Lender.

                  "DEFAULT PERIOD" as defined in Section 2.21.

                  "DEFAULTED LOAN" as defined in Section 2.21.

                  "DEFAULTING LENDER" as defined in Section 2.21.

                  "DELAYED DRAW TERM LOAN COMMITMENT" means the Commitment of a Lender to make or otherwise fund a Delayed Draw Term Loan to Borrower pursuant to subsection 2.1(a)(ii) or a New Delayed Draw Term Loan pursuant to subsection 2.1(a)(v) and "Delayed Draw Term Loan Commitments" means such Commitments of all Lenders in the aggregate. The amount of each Lender's Delayed Draw Term Loan Commitment, if any, is set forth in Appendix A-2 or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Delayed Draw Term Loan Commitments as of the Closing Date is $80,000,000.

                  "DELAYED DRAW TERM LOAN COMMITMENT PERIOD" means the time period commencing on the Closing Date through to and including the Delayed Draw Term Loan Commitment Termination Date.

                  "DELAYED DRAW TERM LOAN COMMITMENT TERMINATION DATE" means the earlier to occur of (i) the date the Delayed Draw Term Loan Commitments are permanently reduced to zero pursuant to Sections 2.1(a)(ii), 2.11(b) or 2.12, and (ii) the date of the termination of the Commitments pursuant to Section 8.1.

                  "DELAYED DRAW TERM LOAN EXPOSURE" means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Delayed Draw Term Loans of such Lender; provided, at any time prior to the making of the initial Delayed Draw Term Loans, the Delayed Draw Term Loan Exposure of any Lender shall be equal to such Lender's Delayed Draw Term Loan Commitment.

                  "DELAYED DRAW TERM LOAN INSTALLMENT" as defined in Section 2.10(b).

                  "DELAYED DRAW TERM LOAN LENDERS" means Lenders having Delayed Draw Term Loan Exposure.

                  "DELAYED DRAW TERM LOAN MATURITY DATE" means the earlier of
(i) September 30, 2008 and (ii) the date that all Delayed Draw Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

CREDIT AND GUARANTY AGREEMENT       CONFORMED

                  "DELAYED DRAW TERM LOAN NOTE" means a promissory note in the form of Exhibit B-2, as it may be amended, restated, supplemented or otherwise modified from time to time.

                  "DELAYED DRAW TERM LOANS" means any Delayed Draw Term Loans made by any Lender to Borrower pursuant to Section 2.1(a)(ii) of this Agreement and any New Delayed Draw Term Loans made by Lender to Borrower pursuant to
Section 2.1(a)(v) of this Agreement.

                  "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

                  "DOCUMENTATION AGENT" as defined in the preamble hereto.

                  "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

                  "DOMESTIC SUBSIDIARY" means, with respect to any Person, any Subsidiary of such Person organized under the laws of the United States of America, any State thereof or the District of Columbia.

                  "DS-O" means, the standard telecommunications industry digital signal format having a bit rate of up to 64 kilobits per second.

                  "ELIGIBLE ASSIGNEE" means (i) any Lender, any Affiliate of any Lender and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), and (ii) any commercial bank, insurance company, investment or mutual fund or other entity or trust that is an "accredited investor" (as defined in Regulation D under the Securities Act) and which extends credit or buys loans as one of its businesses; provided, no Affiliate of Parent shall be an Eligible Assignee.

                  "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by, Parent, State Communications, Inc., any of their Subsidiaries or any of their respective ERISA Affiliates.

                  "ENVIRONMENTAL CLAIM" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order, by any Governmental Authority, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Release of Hazardous Material; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

CREDIT AND GUARANTY AGREEMENT       CONFORMED

                  "ENVIRONMENTAL LAWS" means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, guidance documents, judgments, Governmental Authorizations, or any other requirements of Governmental Authorities relating to environmental matters, including those relating to; (i) the generation, use, storage, transportation or disposal of Hazardous Materials; or (ii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Parent or any of its Subsidiaries or any Facility.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

                  "ERISA AFFILIATE" means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of Parent, State Communications, Inc. or any of their Subsidiaries shall continue to be considered an ERISA Affiliate of Parent, State Communications, Inc. or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Parent, State Communications, Inc. or such Subsidiary and with respect to liabilities arising after such period for which Parent, State Communications, Inc. or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

                  "ERISA EVENT" means (i) a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Parent, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to
Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of,

CREDIT AND GUARANTY AGREEMENT       CONFORMED
or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Parent, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Parent, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Parent, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA;
(viii) the occurrence of an act or omission which could reasonably be expected to give rise to the imposition on Parent, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Parent, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

                  "EURODOLLAR RATE LOAN" means a Loan bearing interest at a rate determined by reference to the Adjusted Eurodollar Rate.

                  "EVENT OF DEFAULT" means each of the conditions or events set forth in Section 8.1.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

                  "EXISTING INDEBTEDNESS" means (i) Indebtedness and other obligations outstanding under that certain Credit Agreement dated as of October 28, 1999 among Parent, Borrower, the several lenders from time to time parties thereto and Canadian Imperial Bank of Commerce, as Administrative Agent, as amended prior to the Closing Date, (ii) Indebtedness and other obligations outstanding under the Loan Agreement dated as of February 1, 2000, by and among TriVergent Communications, Inc., the Lenders party thereto, TD Securities (USA), Inc. and Capital Syndication Corporation, an affiliate of The CIT Group, Inc., as Co-Lead Arrangers and Co-Book Runners, Newcourt Commercial Finance Corporation, an affiliate of The CIT Group, Inc., as Documentation Agent, First Union National Bank, as Syndication Agent and Toronto Dominion (Texas), Inc., as Administrative Agent, and

CREDIT AND GUARANTY AGREEMENT       CONFORMED

(iii) the Credit Agreement dated as of May 27, 1999 by and between TriVergent Communications South, Inc., the Lenders named therein and Nortel Networks, as agent.

                  "FACILITIES USAGE" means a fraction, calculated as of the last day of each Fiscal Quarter: (i) prior to the Delayed Draw Term Loan Commitment Termination Date, the numerator of which is equal to the sum of the average daily Total Utilization of Delayed Draw Term Loan Commitments and Total Utilization of Revolving Loan Commitments during such Fiscal Quarter (or portion thereof) and the denominator of which is equal to the sum of the average daily aggregate Delayed Draw Term Loan Commitments and Revolving Loan Commitments for all Lenders during such Fiscal Quarter (or portion thereof); and (ii) following the Delayed Draw Term Loan Commitment Termination Date, the numerator of which is equal to the average daily Total Utilization of Revolving Loan Commitments and the denominator of which is equal to the average daily aggregate Revolving Loan Commitments for all Lenders during such Fiscal Quarter (or portion thereof).

                  "FACILITY" means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Borrower or any of its Subsidiaries or any of their respective predecessors or Affiliates.

                  "FAIR SHARE" as defined in Section 7.2.

                  "FAIR SHARE CONTRIBUTION AMOUNT" as defined in Section 7.2.

                  "FAIR SHARE SHORTFALL" as defined in Section 7.2.

                  "FCC" means the Federal Communications Commission or any successor United States Governmental Authority exercising similar regulatory and jurisdictional authority.

                  "FEDERAL FUNDS EFFECTIVE RATE" means for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, (i) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate charged to Administrative Agent, in its capacity as a Lender, on such day on such transactions from three federal funds brokers of recognized standing selected by the Administrative Agent.

CREDIT AND GUARANTY AGREEMENT       CONFORMED

                  "FINANCIAL OFFICER CERTIFICATION" means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer of Parent that such financial statements fairly present, in all material respects, the financial condition of Parent and its Subsidiaries in accordance with GAAP as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject (in the case of unaudited financial statements) to changes resulting from audit and normal year-end adjustments and the absence of footnotes.

                  "FINANCIAL PLAN" as defined in Section 5.1(j).

                  "FIRST PRIORITY" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien to which such Collateral is subject, other than Permitted Liens.

                  "FIRST UNION" as defined in the preamble hereto.

                  "FISCAL QUARTER" means a fiscal quarter of any Fiscal Year.

                  "FISCAL YEAR" means the fiscal year of Parent and its Subsidiaries ending on December 31 of each calendar year.

                  "FIXED CHARGE COVERAGE RATIO" means the ratio as of the last day of any Fiscal Quarter of (i) Annualized Borrower EBITDA, to (ii) Borrower Fixed Charges for the four Fiscal Quarter period ending on such date.

                  "FLOOD HAZARD PROPERTY" means any Real Estate Asset subject to a mortgage in favor of Administrative Agent, for the benefit of Lenders, and located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

                  "FOREIGN SUBSIDIARY" means, with respect to any Person, any Subsidiary of such Person that is not a Domestic Subsidiary.

                  "FUNDING DEFAULT" as defined in Section 2.21.

                  "FUNDING GUARANTORS" as defined in Section 7.2.

                  "FUNDING NOTICE" means a notice substantially in the form of Exhibit A-1.

                  "GAAP" means, subject to the limitations on the application thereof set forth in Section 1.2, United States generally accepted accounting principles in effect as of the date of determination thereof.

CREDIT AND GUARANTY AGREEMENT       CONFORMED

                  "GEOGRAPHIC MARKET" means any one or more of the following:
(i) the Initial Borrower Markets; (ii) any Pre-approved Borrower Market (x) in which a Permitted Acquisition pursuant to paragraph (vii) (II) of the definition of Permitted Acquisition has been consummated or (y) which has been designated in writing by the Borrower to the Administrative Agent as being a Pre-approved Borrower Market in which the Borrower wishes to establish a Subsidiary to engage in Telecommunications Business, and in respect of which the Borrower has provided the Syndication Agent and the Administrative Agent, with a revised Financial Plan in form and substance reasonably satisfactory to the Syndication Agent which revised Financial Plan demonstrates that (1) the Borrower's business (including the business of the proposed Subsidiary) in all proposed and existing Geographic Markets, as described in such revised Financial Plan, is fully financed and (2) each of the Borrower and the Parent is in pro forma compliance with Sections 6.6, 6.7 or 6.8, as applicable; (iii) an Other Market becoming a Geographic Market as a result of an RS Conversion in accordance with
Section 6.18(b)(i); or (iv) the New Borrower Markets;

                  "GOVERNMENTAL ACTS" means any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.

                  "GOVERNMENTAL AUTHORITY" means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

                  "GOVERNMENTAL AUTHORIZATION" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

                  "GRANTOR" as defined in the Pledge and Security Agreement.

                  "GROSS PP&E" means, as at any date of determination, the total assets of Parent and its Subsidiaries (other than Unrestricted Subsidiaries) on a consolidated basis that may properly be classified, in conformity with GAAP, as property, plant, equipment or similar items reflected in the consolidated statement of cash flows of Parent and its Subsidiaries (other than Unrestricted Subsidiaries).

                  "GUARANTEED OBLIGATIONS" as defined in Section 7.1.

                  "GUARANTOR" means each of Parent, Holding Company and each current and future Domestic Subsidiary of Borrower.

CREDIT AND GUARANTY AGREEMENT       CONFORMED

                  "GUARANTOR SUBSIDIARY" means any Subsidiary of the Borrower that is a Guarantor.

                  "GUARANTY" means the guaranty of each Guarantor set forth in
Section 7.

                  "HAZARDOUS MATERIALS" means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which could pose an actual hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the environment.

                  "HEDGE AGREEMENT" means an Interest Rate Agreement or a Currency Agreement entered into with a Lender Counterparty in order to satisfy the requirements of this Agreement or otherwise in the ordinary course of Borrower's or any of its Subsidiaries' businesses and not for speculative purposes.

                  "HIGHEST LAWFUL RATE" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

                  "HISTORICAL FINANCIAL STATEMENTS" means as of the Closing Date, (i) the audited consolidated financial statements of Parent and its Subsidiaries and TriVergent and its Subsidiaries, in each case for the Fiscal Year ended December 31, 1999, consisting of their respective consolidated balance sheets and the related consolidated statements of income, stockholders' equity and cash flows for such Fiscal Year, (ii) the unaudited consolidated financial statements of Parent and its Subsidiaries and TriVergent and its Subsidiaries for the six months ended June 30, 2000, consisting of their respective consolidated balance sheets and the related consolidated statements of income, stockholders' equity and cash flows for the six-month period ending on such date, (iii) pro forma consolidated balance sheets of Parent and its Subsidiaries as at June 30, 2000, reflecting the consummation of the transactions contemplated hereby, the subscriptions for the Parent's Series B Convertible Preferred Stock, the TriVergent Acquisition and the related financings and the other transactions contemplated by the Credit Documents to occur on or prior to the Closing Date, which pro forma consolidated financial statements shall be in form and substance satisfactory to Administrative Agent and Syndication Agent, (iv) the unaudited consolidated financial statements of Borrower and its Subsidiaries for the six months ended June 30, 2000, consisting of a consolidated balance sheet and the related consolidated statements of income, stockholders' equity and cash flows for the six-month period ending on such date, and in the case of clauses (i), (ii) and (iv), certified by the chief financial officer of Parent, TriVergent, or Borrower, as applicable, (a) that they fairly present, in all material respects, the financial condition of Parent and its Subsidiaries, TriVergent and its Subsidiaries or Borrower and its Subsidiaries, as applicable, as at the dates indicated and the consolidated results

CREDIT AND GUARANTY AGREEMENT       CONFORMED
of their operations and their consolidated cash flows for the periods indicated, and (b) in the case of clause (iii) that they are based upon good faith estimates and assumptions believed to be reasonable at the time; subject, in the case of clauses (ii), (iii) and (iv), to changes resulting from audit and normal year-end adjustments.

                  "INCREASED-COST LENDER" as defined in Section 2.22.

                  "INCREASED AMOUNT DATE" as defined in Section 2.1(a)(v).

                  "INCREMENTAL FACILITY NOTICE" means an Incremental Facility Notice substantially in the form of Exhibit A-4.

                  "INDEBTEDNESS", as applied to any Person, means, without duplication, (i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any ordinary course trade payables and accrued expenses), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument; (v) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to any property or asset acquired by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; (vi) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (vii) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another;
(viii) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; (ix) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or
(b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (ix), the primary purpose or intent thereof is as described in clause (viii) above; and (x) obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including, without limitation, any Interest Rate Agreement or Currency Agreement, whether entered into for hedging or speculative purposes; provided, in no event shall obligations under any Interest Rate Agreement or any Currency

CREDIT AND GUARANTY AGREEMENT       CONFORMED

Agreement be deemed "Indebtedness" for any purpose under Sections 6.6, 6.7 or 6.8, as applicable.

                  "INDEMNIFIED LIABILITIES" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including the reasonable costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Release of Hazardous Materials, to the extent required by applicable law), reasonable expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any reasonable fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including Lenders' agreement to make Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)); (ii) the statements contained in the commitment letter delivered by any Lender to Borrower with respect to the transactions contemplated by this Agreement;(iii) the syndication activities of the Syndication Agent; or (iv) any Environmental Claim relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Parent or any of its Subsidiaries.

                  "INDEMNITEE" as defined in Section 10.3.

                  "INITIAL BORROWER MARKETS" means the Markets identified on
Schedule 1.1 of this Agreement.

                  "INITIAL FUNDING AMOUNT" as defined in Section 3.1 (d).

                  "INSTALLMENT" means a Tranche A Term Loan Installment or a Delayed Draw Term Loan Installment or a Nortel Networks Loan Installment.

                  "INTELLECTUAL PROPERTY" as defined in the Pledge and Security Agreement.

                  "INTELLECTUAL PROPERTY COLLATERAL" means all of the Intellectual Property subject to the Lien of the Pledge and Security Agreement.

CREDIT AND GUARANTY AGREEMENT       CONFORMED

                  "INTERCONNECTION AGREEMENT" means any agreement entered into with an incumbent provider of local exchange telephone service in accordance with Sections 251 and 252 of the Communications Act as such may be amended, restated, supplemented or otherwise modified from time to time.

                  "INTEREST COVERAGE RATIO" means the ratio as of the last day of any Fiscal Quarter of (i) Annualized Borrower EBITDA, to (ii) Borrower Interest Expense for the four-Fiscal Quarter period then ended, in each case as set forth in the most recent Compliance Certificate delivered by Borrower to Administrative Agent pursuant to Section 5.1(d).

                  "INTEREST PAYMENT DATE" means with respect to (i) any Base Rate Loan, each March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Closing Date and ending on the final maturity date of such Loan; and (ii) any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided, in the case of each Interest Period of longer than three months, "Interest Payment Date" shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period.

                  "INTEREST PERIOD" means, in connection with a Eurodollar Rate Loan, an interest period of one-, two-, three- or six-months, as selected by Borrower in the applicable Funding Notice or Conversion/Continuation Notice, (i) initially, commencing on the Credit Date or Conversion/Continuation Date thereof, as the case may be; and (ii) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, (a) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clauses (c) through (f), of this definition, end on the last Business Day of a calendar month; (c) no Interest Period with respect to any portion of any Class of Term Loans shall extend beyond such Class's Term Loan Maturity Date; and (d) no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Loan Commitment Termination Date.

                  "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is for the purpose of hedging the interest rate exposure associated with Parent's and its Subsidiaries' operations.

                  "INTEREST RATE DETERMINATION DATE" means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.

CREDIT AND GUARANTY AGREEMENT       CONFORMED

                  "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

                  "INVESTMENT" means (i) any direct or indirect purchase or other acquisition by Parent, Holding Company, Borrower or any of Borrower's Subsidiaries of, or of a beneficial interest in, any of the Securities of any other Person (other than Holding Company, Borrower, or any Guarantor Subsidiary); (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Borrower from any Person (other than Parent, Holding Company, Borrower or any Guarantor Subsidiary), of any Capital Stock of such Person; and (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Parent, Holding Company, Borrower or any of Borrower's Subsidiaries to any other Person (other than Holding Company, Borrower or any Guarantor Subsidiary), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write- ups, write-downs or write-offs with respect to such Investment (including increases or decreases as a result of equity accounting adjustments).

                  "INVESTMENT RELATED PROPERTY" as defined in the Pledge and Security Agreement.

                  "ISSUANCE NOTICE" means an Issuance Notice substantially in the form of Exhibit A-3.

                  "ISSUING BANK" means First Union or other Lender as Issuing Bank hereunder, together with its permitted successors and assigns in such capacity.

                  "JOINDER AGREEMENT" means a joinder agreement substantially in the form of Exhibit K, as it may be amended, restated, supplemented or otherwise modified from time to time.

                  "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership, limited liability company, or other legal form; provided, in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

                  "LANDLORD CONSENT AND ESTOPPEL" means, with respect to any Leasehold Property, a letter, certificate or other instrument in writing from the lessor under the related lease, pursuant to which, among other things, the landlord consents to the granting of a Mortgage on such Leasehold Property by the Credit Party tenant, such Landlord Consent and Estoppel to be in

CREDIT AND GUARANTY AGREEMENT       CONFORMED
form and substance acceptable to the Collateral Agent on behalf of the Agents in its reasonable discretion, but in any event sufficient for the Administrative Agent to obtain a Title Policy with respect to such Mortgage.

                  "LANDLORD PERSONAL PROPERTY COLLATERAL ACCESS AGREEMENT" means a Landlord Collateral Access Agreement substantially in the form of Exhibit J with such amendments or modifications as may be approved by Administrative Agent.

                  "LEASEHOLD PROPERTY" means at any time, any leasehold interest owned by Holding Company or any of its Subsidiaries (other than Unrestricted Subsidiaries) as lessee under any lease of real property, other than any such leasehold interest designated from time to time by Administrative Agent in its sole discretion as not being required to be included in the Collateral.

                  "LENDER" means each financial institution or other Person that becomes a Lender under this Agreement as of the Closing Date or pursuant to
Section 2.1(a), together with each such institution's successors and permitted assigns.

                  "LENDER COUNTERPARTY" means each Lender or any Affiliate thereof counterparty to a Hedge Agreement, including, without limitation, each such Affiliate that enters into a Joinder Agreement with the Collateral Agent.

                  "LETTER OF CREDIT" means a commercial or standby letter of credit issued or to be issued by Issuing Bank pursuant to this Agreement.

                  "LETTER OF CREDIT SUBLIMIT" means the lesser of (i) $10,000,000 and (ii) the aggregate unused amount of the Revolving Credit Commitments then in effect.

                  "LETTER OF CREDIT USAGE" means, as at any date of determination, the sum of (i) the maximum aggregate amount which is, or at any time thereafter may become, available for drawing under all Letters of Credit then outstanding, and (ii) the aggregate amount of all drawings under Letters of Credit honored by Issuing Bank and not theretofore reimbursed by or on behalf of Borrower.

                  "LIEN" means (i) any lien, claim, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and (ii) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.

CREDIT AND GUARANTY AGREEMENT       CONFORMED

                  "LOAN" means any Loan made by a Lender to Borrower pursuant to
Section 2.1(a)(i), 2.1(a)(ii), 2.1(a)(iii), 2.1(a)(iv) or 2.1(a)(v) of this
Agreement.

                  "MANAGEMENT SERVICES AGREEMENT" means the agreement to be entered into between each Unrestricted Subsidiary and Holding Company pursuant to Section 5.13(b), in form and substance satisfactory to the Syndication Agent, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with Section 6.15.

                  "MARGIN STOCK" as defined in Regulation T, U or X of the Board of Governors of the Federal Reserve System as in effect from time to time.

                  "MARKET" means any MSA and its environs located in the United States of America.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on
(i) the business, operations, properties, assets, condition (financial or otherwise) or prospects of Parent and its Subsidiaries taken as a whole; (ii) the ability of Parent, Holding Company, Borrower or any material Guarantor Subsidiary to fully and timely perform the Obligations; (iii) the legality, validity, binding effect or enforceability against a Credit Party of a Credit Document to which it is a party; (iv) the material rights, remedies and benefits available to, or conferred upon, any Agent and any Lender under any Credit Document; or (v) the Collateral Agent's Liens, on behalf of Secured Parties, on the Collateral or the priority of such Liens.

                  "MATERIAL CONTRACT" means any contract or other arrangement to which Borrower or any of its Subsidiaries is, at any time, a party (other than the Credit Documents) for which breach, nonperformance, cancellation or failure to renew would reasonably be expected to have a Material Adverse Effect, including without limitation (other than in the case of Section 4.16 itself) the contracts listed on Schedule 4.16(a).

                  "MATERIAL REAL ESTATE ASSET" means (i) (a) any fee-owned Real Estate Asset acquired by Holding Company or any of its Subsidiaries (other than the Unrestricted Subsidiaries) after the Closing Date having a fair market value in excess of $2,000,000 as of the date of the acquisition thereof and (b) all Leasehold Property other than the Corporate Headquarters, the aggregate payments under the then current term of which exceed $2,000,000 per annum or (ii) any other Real Estate Asset that the loss of use thereof would reasonably be expected to have a Material Adverse Effect.

                  "MOODY'S" means Moody's Investor Services, Inc.

                  "MORTGAGE" means a mortgage, deed of trust or similar instrument, in form satisfactory to the Collateral Agent, as it may be amended, restated, supplemented or otherwise modified from time to time.

CREDIT AND GUARANTY AGREEMENT       CONFORMED

                  "MORTGAGED PROPERTY" as defined in Section 5.10.

                  "MSA" means a Metropolitan Statistical Area as such term is defined and modified by the U.S. Census Bureau.

                  "MULTIEMPLOYER PLAN" means any Employee Benefit Plan which is a "multiemployer plan" as defined in Section 3(37) of ERISA.

                  "NAIC" means The National Association of Insurance Commissioners, and any successor thereto.

                  "NARRATIVE REPORT" means, with respect to the financial statements for which such narrative report is required, either (i) a narrative report describing the operations of Parent and its Subsidiaries in the form prepared for presentation to senior management thereof for the applicable month, Fiscal Quarter or Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of such period to which such financial statements relate, or (ii) the Form 10K or Form 10Q, if any, filed in connection with such financial statements.

                  "NET ASSET SALE PROCEEDS" means, with respect to any Asset Sale of Borrower or any of its Subsidiaries or Holding Company (but not, for the avoidance of doubt, any Unrestricted Subsidiary or any assets of any Unrestricted Subsidiary), an amount equal to: (i) Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or as a result of the release of any amounts subject to any reserve described in clause (c) below or otherwise, but only as and when so received) received by Borrower or any of its Subsidiaries or Holding Company, as the case may be, from such Asset Sale, minus (ii) any bona fide direct costs incurred in connection with such Asset Sale, including (a) income or gains taxes payable by the seller as a result of any gain recognized in connection with such Asset Sale, (b) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale, (c) a reasonable reserve for post-closing adjustments or any indemnification payments (fixed or contingent) attributable to seller's indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by Borrower or any of its Subsidiaries or Holding Company, as the case may be, in connection with such Asset Sale, and (d) reasonable attorneys fees, investment banking fees, accountants fees, commissions and other reasonable and customary fees and expenses actually incurred in connection therewith.

                  "NEW BORROWER MARKET" means an Other Market which is designated to constitute a Geographic Market by Borrower with the approval of Requisite Lenders (x) pursuant to paragraph (vii) (III) of the definition of Permitted Acquisition or (y) following a written request by Borrower in respect of an Other Market in which the Borrower wishes to establish a Subsidiary to engage in Telecommunications Business and in respect of which the Borrower has

CREDIT AND GUARANTY AGREEMENT       CONFORMED
provided the Syndication Agent, and the Administrative Agent with a revised Financial Plan in form and substance reasonably satisfactory to the Syndication Agent which revised Financial Plan demonstrates that (1) the Borrower's business (including the business of the proposed Subsidiary) in all proposed and existing Geographic Markets, as described in such revised Financial Plan, is fully financed and (2) each of the Borrower and the Parent is in pro forma compliance with Sections 6.6, 6.7 or 6.8, as applicable.

                  "NET INSURANCE/CONDEMNATION PROCEEDS" means an amount equal to: (i) any Cash payments or proceeds received by Borrower or any of its Subsidiaries or Holding Company, as the case may be, (a) under any casualty insurance policy in respect of a covered loss thereunder or (b) as a result of the taking of any assets of Borrower or any of its Subsidiaries or any Telecommunications Assets of Holding Company (but not, for the avoidance of doubt, in the case of either (a) or (b), any Unrestricted Subsidiary or any assets of any Unrestricted Subsidiaries) by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii)
(a) any actual and reasonable costs incurred by Borrower or any of its Subsidiaries or Holding Company, as the case may be, in connection with the adjustment or settlement of any claims of Borrower or such Subsidiary or Holding Company, as the case may be, in respect thereof, and (b) any bona fide direct costs incurred in connection with any sale of such assets as referred to in clause (i)(b) of this definition, including income taxes payable as a result of any gain recognized in connection therewith and reasonable attorneys fees, investment banking fees, accountants fees, commissions and other reasonable and customary fees and expenses actually incurred in connection therewith.

                  "NEW DELAYED DRAW TERM LOANS" as defined in Section 2.1(a)(v).

                  "NEW DELAYED DRAW TERM LOAN COMMITMENTS" as defined in Section 2.1(a)(v).

                  "NEW DELAYED DRAW TERM LOAN LENDER" as defined in Section 2.1(a)(v).

                  "NEW REVOLVING LOAN" as defined in Section 2.1(a)(v).

                  "NEW REVOLVING LOAN COMMITMENTS" as defined in Section 2.1(a)(v).

                  "NEW REVOLVING LOAN LENDER" as defined in Section 2.1(a)(v).

                  "NEW TERM LOAN" as defined in Section 2.1(a)(v).

                  "NEW TERM LOAN COMMITMENTS" as defined in Section 2.1(a)(v).

CREDIT AND GUARANTY AGREEMENT       CONFORMED

                  "NEW TERM LOAN EXPOSURE" means, with respect to any Lender as of any date of determination (i) prior to the funding of the New Term Loans of any Series that Lender's New Term Loan Commitment in respect of such Series, if any, and (ii) after the funding of the New Term Loans of any Series, the outstanding principal amount of the New Term Loan of such Series of that Lender.

                  "NEW TERM LOAN LENDER" as defined in Section 2.1(a)(v).

                  "NEW TERM LOAN MATURITY DATE" means the date that New Term Loans of a Series shall become due and payable in full hereunder, as specified in the applicable Joinder Agreement.

                  "NEW TERM LOAN NOTE" means a promissory note in the form of Exhibit B-5, as it may be amended, restated, supplemented or otherwise modified from time to time.

                  "NON-CONSENTING LENDER" as defined in Section 2.22.

                  "NON-US LENDER" as defined in Section 2.19(c).

                  "NORTEL NETWORKS" means Nortel Networks Inc.

                  "NORTEL NETWORKS LOAN COMMITMENT" means the Commitment of a Lender to make or otherwise fund a Nortel Networks Loan to Borrower and "NORTEL NETWORKS LOAN COMMITMENTS" means such Commitments of all Lenders in the aggregate. The amount of each Lender's Nortel Networks Loan Commitment, if any is set forth in Appendix A-4 or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Nortel Networks Loan Commitments as of the Closing Date in $45,000,000.

                  "NORTEL NETWORKS LOAN COMMITMENT PERIOD" means the time period commencing on the Closing Date through to and including the Nortel Networks Loan Commitment Termination Date.

                  "NORTEL NETWORKS LOAN COMMITMENT TERMINATION DATE" means the earlier to occur of (i) the date the Nortel Networks Commitments are permanently reduced to zero pursuant to Sections 2.1(a)(iii), 2.11(b) or 2.12, and (ii) the date of the termination of the Commitments pursuant to Section 8.1.

                  "NORTEL NETWORKS LOAN EXPOSURE" means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Nortel Networks Loans of such Lender; provided, at any time prior to the making of the initial Nortel Networks Loans, the Nortel

CREDIT AND GUARANTY AGREEMENT       CONFORMED

Networks Loan Exposure of any Lender shall be equal to such Lender's Nortel Networks Loan Commitment.

                  "NORTEL NETWORKS LOAN MATURITY DATE" means the earlier of (i) September 30, 2008 and (ii) the date that all Nortel Networks Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

                  "NORTEL NETWORKS LOAN NOTE" a promissory note in the form of Exhibit B-4, as it may be amended, restated, supplemented or modified from time to time.

                  "NORTEL NETWORKS LOANS" means any Nortel Networks Loans made by any Lender to Borrower pursuant to Section 2.1(a)(iii) of this Agreement.

                  "NON-US LENDER" as defined in Section 2.19(c).

                  "NOTE" means a Tranche A Term Note, the Nortel Networks Note, Delayed Draw Term Loan Note, Revolving Loan Note, or a New Term Loan Note, in each case, as amended, restated, supplemented or otherwise modified from time to time.

                  "NOTICE" means a Funding Notice, an Issuance Notice, a Conversion/Continuation Notice or an Incremental Facility Notice.

                  "OBLIGATIONS" means all obligations of every nature of each Credit Party from time to time owed to the Agents, the Lenders or any of them or their respective Affiliates (including, without limitation, all former Agents, Lenders or Lender Counterparties) under any Credit Document or Hedge Agreement (including, without limitation, with respect to a Hedge Agreement, obligations owed thereunder to any person who was a Lender or an Affiliate of a Lender at the time such Hedge Agreement was entered into), whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Credit Party, would have accrued on any Obligation, whether or not a claim is allowed against such Credit Party for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under Letters of Credit, payments for early termination of Hedge Agreements, fees, expenses, indemnification or otherwise.

                  "OBLIGEE GUARANTOR" as defined in Section 7.7.

                  "ORGANIZATIONAL DOCUMENTS" means (i) with respect to any corporation, its certificate or articles of incorporation, as amended, and its by-laws, as amended, (ii) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, and (iv) with respect to any limited liability company, its certificate of formation or articles of organization, as amended, and its operating agreement, as amended. In the event any

CREDIT AND GUARANTY AGREEMENT       CONFORMED
term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such "Organizational Document" shall only be to a document of a type customarily certified by such governmental official.

                  "OTHER MARKETS" means any Market other than the Initial Borrower Markets and the Pre-approved Borrower Markets.

                  "PAID-IN BORROWER CAPITAL" means, without double counting,
(i) Cash and the Telecommunications Assets described on Schedule 1.1B, contributed to Holding Company prior to the Closing Date for the direct or indirect benefit of Borrower or any of its Subsidiaries; (ii) Cash and Telecommunications Assets, contributed (at book value and otherwise on a basis consistent with the methodology applied in the preparation of Schedule 1.1B) to Holding Company following the Closing Date for the direct or indirect benefit of Borrower or any of its Subsidiaries; (iii) Cash and Telecommunications Assets described in Schedule 1.1B invested in TriVergent or any of its Subsidiaries prior to the Closing Date; and (iv) expenses incurred by Parent or TriVergent for the direct or indirect benefit of Borrower or any of its Subsidiaries to the extent reflected as losses on the consolidated financial statements of Parent or TriVergent for the Fiscal Years prior to and including December 31, 2000.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

                  "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

                  "PERMITTED ACQUISITION" means any acquisition by the Borrower or any Wholly Owned Subsidiary, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the Capital Stock of, or a business line or unit or a division of, any Person; provided,

                  (i) immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

                  (ii) all transactions in connection therewith shall be consummated in accordance with all applicable laws and in conformity with all applicable Governmental Authorizations;

                  (iii) in the case of the acquisition of Capital Stock, (A) all of the Capital Stock (except for any such Securities in the nature of directors' qualifying shares required pursuant to applicable law), acquired or otherwise issued by such Person or any newly formed Subsidiary of Borrower in connection with such acquisition shall be owned 100%

CREDIT AND GUARANTY AGREEMENT       CONFORMED
         by Borrower or a Guarantor Subsidiary thereof, and (B) Parent, Holding Company and Borrower shall have taken, or caused to be taken, as of the date such Person becomes a Subsidiary of Borrower, each of the actions set forth in Section 5.9, as applicable;

                  (iv) Parent and its Subsidiaries shall be in compliance with, immediately before and after giving pro forma effect to such acquisition, Sections 6.6, 6.7 or 6.8, as applicable;

                  (v) Borrower shall have delivered to Administrative Agent (which Administrative Agent shall promptly furnish to the Lenders) (A) at least 10 Business Days prior to such proposed acquisition, a Compliance Certificate evidencing pro forma compliance with Sections 6.6, 6.7 or 6.8, as applicable, as required under clause (iv) above, together with all relevant financial information with respect to such acquired assets, including, without limitation, the aggregate consideration for such acquisition and any other information required to demonstrate pro forma compliance with Sections 6.6, 6.7 or 6.8, as applicable;

                  (vi) any Person or assets or division as acquired in accordance herewith shall be in same business or lines of business in which Borrower and/or its Subsidiaries are engaged as of the Closing Date or such other lines of business as may be consented to by Requisite Lenders;

                  (vii) the principal operations of all Persons, assets or divisions acquired shall be located either (I) in the Initial Borrower Markets or (II) in one of the Pre- approved Borrower Markets designated in writing by the Borrower to the Administrative Agent or (III) in an Other Market designated by Borrower in writing to Administrative Agent and approved by Requisite Lenders in their absolute discretion; provided further in each case (A) such principal operations, assets or divisions acquired are related to Borrower's Telecommunications Business, and (B) the Borrower shall provide the Syndication Agent and the Administrative Agent with a revised Financial Plan in form and substance reasonably satisfactory to the Syndication Agent which revised Financial Plan demonstrates that (1) the Borrower's business in all proposed and existing Geographic Markets, as described in such revised Financial Plan, is fully financed and (2) each of the Borrower and the Parent is in pro forma compliance with its financial covenants as required pursuant to clause (iv) and (v) above; and

                  (viii) the aggregate cash portion of the purchase price paid in connection with all such acquisitions since the Closing Date does not exceed the sum of (A) $50,000,000, (B) the net proceeds of any offerings of Capital Stock of Parent consummated after the Closing Date and which proceeds are contributed as common equity to Holding Company, and (C) 50% of the net proceeds of any Permitted Parent Debt.

CREDIT AND GUARANTY AGREEMENT       CONFORMED

                  "PERMITTED LIENS" means each of the Liens permitted pursuant to Section 6.2.

                  "PERMITTED PARENT DEBT" means Indebtedness incurred by Parent pursuant to and in accordance with Section 6.1A(c).

                  "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

                  "PLEDGE AND SECURITY AGREEMENT" means the Pledge and Security Agreement substantially in the form of Exhibit I, as it may be amended, restated, supplemented or otherwise modified from time to time, to be executed by the Borrower and each Guarantor.

                  "PRE-APPROVED BORROWER MARKETS" means those geographic Markets specified in Schedule 1.1A.

                  "PRIME RATE" means, as of any date of determination, the variable the rate of interest per annum most recently publicly announced by First Union, or any successor thereto, as its prime lending rate in effect at its principal office in New York City, irrespective of whether such announced rate is the best rate available from such financial institution, and such institution may make loans at rates of interest above or below any such announced prime lending rate.

                  "PRINCIPAL OFFICE" means, for each of Administrative Agent and Issuing Bank, such Person's "Principal Office" as set forth on Appendix B, or such other office as such Person may from time to time designate in writing as its "Principal Office" to Borrower, Administrative Agent and each Lender.

                  "PROJECTIONS" as defined in Section 4.8.

                  "PRO RATA SHARE" means (i) with respect to all payments, computations and other matters relating to the Tranche A Term Loan of any Lender, the percentage obtained by dividing (x) the Tranche A Term Loan Exposure of that Lender by (y) the aggregate Tranche A Term Loan Exposure of all Lenders;
(ii) with respect to all payments, computations and other matters relating to the Delayed Draw Term Loan Commitment or the Delayed Draw Term Loans of any Lender, the percentage obtained by dividing (x) the Delayed Draw Term Loan Exposure of that Lender by (y) the aggregate Delayed Draw Term Loan Exposure of all Lenders; (iii) with respect to all payments, computations and other matters relating to the Nortel Networks Loan Commitment or the Nortel Networks Loans Exposure of any Lender, the percentage obtained by dividing (x) the Nortel Networks Loan Exposure of that Lender by (y) the aggregate Nortel Networks Loan Exposure of all Lenders; (iv) with respect to all payments, computations and

CREDIT AND GUARANTY AGREEMENT       CONFORMED
other matters relating to the Revolving Loan Commitment or the Revolving Loans of any Lender, the percentage obtained by dividing (x) the Revolving Loan Exposure of that Lender by (y) the aggregate Revolving Loan Exposure of all Lenders; (v) with respect to all payments, computations and other matters relating to the New Term Loan of a particular Series, if any, of any Lender, the percentage obtained by dividing (x) the New Term Loan Exposure of that Lender for such Series by (y) the sum of the aggregate New Term Loan Exposure of all Lenders for such Series; and (vi) for all other purposes with respect to each Lender, the percentage obtained by dividing (x) the sum of the New Term Loan Exposure of that Lender for each Series plus the Revolving Loan Exposure of that Lender plus the Delayed Draw Loan Exposure of that Lender plus the Tranche A Term Loan Exposure of that Lender plus the Nortel Networks Loan Exposure of that Lender by (y) the sum of the aggregate New Term Loan Exposure of all Lenders for each Series plus the aggregate Revolving Loan Exposure of all Lenders plus the sum of the aggregate Delayed Draw Term Loan Exposure of all Lenders plus the aggregate Tranche A Term Loan Exposure of all Lenders plus the aggregate Nortel Networks Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to Section 10.6. The Pro Rata Share of each Lender as of the Closing Date for purposes of each of clauses (i), (ii), (iii), (iv) and (vi) of the preceding sentence is set forth opposite the name of that Lender in Appendix A.

                  "PUBLIC SALE" as defined in the Securities Purchase
Agreements.

                  "PUC" means, with respect the any state, the public utilities commission, public service commission or other state Governmental Authority with responsibility for telecommunications regulation in such state and/or having telecommunications regulatory jurisdiction over Parent, Holding Company, Borrower or any of its Subsidiaries, or any of their respective business, operations or assets.

                  "REAL ESTATE ASSET" means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by Holding Company or any of its Subsidiaries (other than any Unrestricted Subsidiaries) in any real property.

                  "RECORD DOCUMENT" means, with respect to any Leasehold Property, (i) the lease evidencing such Leasehold Property or a memorandum thereof, executed and acknowledged by the owner of the affected real property, as lessor, or (ii) if such Leasehold Property was acquired or subleased from the holder of a Recorded Leasehold Interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to Administrative Agent.

                  "RECORDED LEASEHOLD INTEREST" means a Leasehold Property with respect to which a Record Document has been recorded in all places necessary or desirable, in

CREDIT AND GUARANTY AGREEMENT       CONFORMED

Administrative Agent's reasonable judgment, to give constructive notice of such Leasehold Property to third-party purchasers and encumbrancers of the affected real property.

                  "REDUCTION" as defined in Section 2.10(a).

                  "REGISTER" as defined in Section 2.5(b).

                  "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "REGULATORY AUTHORIZATIONS" as defined in Section 8.1(m).

                  "REIMBURSEMENT DATE" as defined in Section 2.2(d).

                  "RELATED AGREEMENTS" means, collectively, the Stock Agreements, the Tax Sharing Agreement and the Management Services Agreement.

                  "RELATED FUND" means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material).

                  "REPLACEMENT LENDER" as defined in Section 2.22.

                  "REQUIRED CONTRIBUTION" shall mean cumulative equity contributions from Parent to Holding Company in an amount of not less than $409,000,000, the proceeds of which shall have been contributed to Borrower or reserved for such purpose; provided that Paid-In Borrower Capital shall be credited for purposes of satisfying such required $409,000,000 contribution.

                  "REQUISITE CLASS LENDERS" means, at any time of determination
(i) for the Class of Lenders having Tranche A Term Loan Exposure, Lenders having or holding at least a majority of the sum of the aggregate Tranche A Term Loan Exposure of all Lenders, (ii) for the Class of Lenders having Delayed Draw Term Loan Exposure, Lenders having or holding at least a majority of the sum of the aggregate Delayed Draw Term Loan Exposure of all Lenders, (iii) for the Class of Lenders having Nortel Networks Loan Exposure, Lenders having or holding at least a majority of the sum of the aggregate Nortel Networks Loan Exposure of all Lenders, (iv) for the

CREDIT AND GUARANTY AGREEMENT       CONFORMED

Class of Lenders having Revolving Loan Exposure, Lenders having or holding at least a majority of the sum of the aggregate Revolving Loan Exposure of all Lenders, and (v) for each Class of Lenders having New Term Loan Exposure with respect to any Series of New Term Loans, if any, Lenders having or holding at least a majority of the sum of the aggregate New Term Loan Exposure in respect of such Series of such Lenders.

                  "REQUISITE LENDERS" means one or more Lenders having or holding Tranche A Term Loan Exposure, Delayed Draw Term Loan Exposure, Nortel Networks Loan Exposure, Revolving Loan Exposure and/or New Term Loan Exposure representing more than 50% of the sum of (i) the aggregate Tranche A Term Loan Exposure of all Lenders, (ii) the aggregate Delayed Draw Term Loan Exposure of all Lenders, (iii) the aggregate Nortel Networks Loan Exposure of all Lenders,
(iv) the aggregate Revolving Loan Exposure of all Lenders and (v) the aggregate New Term Loan Exposure of all Lenders for each Series.

                  "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Holding Company or Borrower now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class;
(ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Holding Company or Borrower now or hereafter outstanding; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Holding Company or Borrower now or hereafter outstanding; and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Permitted Parent Debt.

                  "REVENUES" means, for any Fiscal Quarter, the gross revenues of Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP.

                  "REVOLVING LENDERS" means Lenders having Revolving Loan Exposure.

                  "REVOLVING LOAN COMMITMENT" means the commitment of a Lender to make Revolving Loans to Borrower pursuant to subsection 2.1(a)(iv) or New Revolving Loans pursuant to subsection 2.1(a)(v), and "REVOLVING LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate. The amount of each Lender's Revolving Loan Commitment, if any, is set forth in Appendix A-3 or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Revolving Loan Commitments as of the Closing Date is $60,000,000.

                  "REVOLVING LOAN COMMITMENT PERIOD" means the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date.

CREDIT AND GUARANTY AGREEMENT       CONFORMED

                  "REVOLVING LOAN COMMITMENT TERMINATION DATE" means the earliest to occur of (i) September 30, 2008, (ii) the date the Revolving Loan Commitments are permanently reduced to zero pursuant to Sections 2.10, 2.11(b) or 2.12, and (iii) the date of the termination of the Revolving Loan Commitments pursuant to Section 8.1.

                  "REVOLVING LOAN EXPOSURE" means, with respect to any Lender as of any date of determination, (i) prior to the termination of the Revolving Loan Commitments, that Lender's Revolving Loan Commitment; and (ii) after the termination of the Revolving Loan Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender, (b) in the case of Issuing Bank, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (net of any participations by Lenders in such Letters of Credit) and (c) the aggregate amount of all participations by that Lender in any outstanding Letters of Credit or any unreimbursed drawing under any Letter of Credit.

                  "REVOLVING LOAN MATURITY DATE" means the earlier of (i) September 30, 2008 and (ii) the date that all Revolving Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

                  "REVOLVING LOAN NOTE" means a promissory note in the form of Exhibit B-3, as it may be amended, restated, supplemented or otherwise modified from time to time.

                  "REVOLVING LOANS" means any Revolving Loans made by Lenders to Borrower pursuant to Section 2.1(a)(iv) of this Agreement and any New Revolving Loans made by Lenders to Borrower pursuant to Section 2.1(a)(v) of this Agreement.

                  "RS CONVERSION" as defined in Section 6.18(b).

                  "S&P" means Standard & Poor's Ratings Group, a division of The McGraw Hill Companies, Inc.

                  "SECURED PARTIES" as defined in the Pledge and Security Agreement.

                  "SECURITIES" means any Capital Stock, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

CREDIT AND GUARANTY AGREEMENT       CONFORMED

                  "SECURITIES PURCHASE AGREEMENTS" means, collectively, the Series A Securities Purchase Agreement, the Series A-1 Securities Purchase Agreement and the Series B Securities Purchase Agreement.

                  "SERIES" as defined in Section 2.1(a)(v).

                  "SERIES A SECURITIES PURCHASE AGREEMENT" means the Securities Purchase Agreement dated as of November 18, 1998, as amended as of December 14, 1998, March 31, 2000 and October 25, 2000 (as same may be amended, restated, supplemented or otherwise modified from time to time in accordance with Section 6.15).

                  "SERIES A-1 SECURITIES PURCHASE AGREEMENT" means the Securities Purchase Agreement dated as of December 13,1999, as amended as of March 31, 2000 and October 25, 2000 (as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with Section 6.15).

                  "SERIES B SECURITIES PURCHASE AGREEMENT" means the Securities Purchase Agreement dated as of March 31, 2000, as amended as of October 25, 2000, between the Parent and the purchasers named therein (as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with Section 6.15).

                  "SHAREHOLDERS AGREEMENT" means the Shareholders Agreement, dated as of August 14, 1998, as amended as of November 18, 1998 and December 13, 1999 (as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with Section 6.15).

                  "SOLE BOOK RUNNER" as defined in the preamble hereto.

                  "SOLE LEAD ARRANGER" as defined in the preamble hereto.

                  "SOLVENCY CERTIFICATE" means a Solvency Certificate of the chief financial officer of Borrower substantially in the form of Exhibit G-2.

                  "SOLVENT" means, with respect to any Person, that as of the date of determination both (i) (a) the sum of such Person's debt (including contingent liabilities) does not exceed all of its property, at a fair valuation; (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured; (c) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (d) such Person does not intend to incur, or believe that it will incur, debts beyond its ability to pay such debts as they become due; and (ii) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and

CREDIT AND GUARANTY AGREEMENT       CONFORMED
conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No.5).

                  "STAGE 1" means the period from the Closing Date through June 30, 2003.

                  "STAGE 2" means the period from July 1, 2003 through September 30, 2008.

                  "STOCK AGREEMENTS" means, collectively, the Securities Purchase Agreements, the Shareholders Agreement and the Venture Stockholders Agreement.

                  "SUBJECT ACQUISITION" means a Permitted Acquisition of a Person or series of related Permitted Acquisitions by Borrower or any of its Subsidiaries of Persons (i) for which total consideration exceeds $75,000,000 and (ii) where the trailing four quarter revenues of the entities or assets acquired exceeds 10% of Borrower's revenues for such period (without giving effect to such acquisitions).

                  "SUBJECT ASSET SALE" means an Asset Sale or series of related Asset Sales by Borrower or any of its Subsidiaries of Persons (i) for which total consideration exceeds $75,000,000 and (ii) where the trailing four quarter revenues of the entities or assets sold exceeds 10% of Borrower's revenues for such period (without giving effect to such sales).

                  "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which 50% or more of the total voting power of shares of stock or other ownership interests entitled (other than stock or other ownership interests having such power only by reason of the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, (i) in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a "qualifying share" of the controlled Person shall be deemed to be outstanding and (ii) unless otherwise qualified, for the purposes of the Credit Documents, all references to "Subsidiaries" shall refer to Subsidiaries of the Borrower.

                  "SYNDICATION AGENT" as defined in the preamble hereto.

                  "TAX" means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on

CREDIT AND GUARANTY AGREEMENT       CONFORMED
whomsoever and wherever imposed, levied, collected, withheld or assessed; provided, "Tax on the overall net income" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person's applicable principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its applicable lending office).

                  "TAX SHARING AGREEMENT" means the Tax Sharing Agreement substantially in the form of Exhibit M, as it may be amended, restated, supplemented or otherwise modified from time to time.

                  "TELECOMMUNICATIONS APPROVALS" as defined in Section 4.25.

                  "TELECOMMUNICATIONS ASSETS" means all assets, rights (contractual or otherwise) and properties, real or personal, whether tangible or intangible, used or intended for use in connection with a Telecommunications Business.

                  "TELECOMMUNICATIONS BUSINESS" means the business of (i) transmitting, or providing services relating to the transmission of, voice, fax, video or data through owned or leased wireline or wireless transmission equipment, facilities and services, (ii) creating, developing, providing, constructing, installing, repairing, maintaining or marketing communications-related systems, network equipment and facilities, software and other products and services including, without limitation, Internet access, Internet portal, web hosting and design, e-commerce solutions, application hosting, peering, communication equipment collocation and content products and services or (iii) evaluating, owning, operating, participating in or pursuing any other business (including, without limitation, the publication and distribution of "yellow pages" directories) that is primarily related to those identified in the foregoing clauses (i) or (ii) above (in the case of this clause (iii), however, in a manner consistent with Parent's and its Subsidiaries' manner of business on the Closing Date), and shall, in any event, for all purposes other than the last sentence of Section 6.18(a) include all businesses in which Parent or any of its Subsidiaries (other than Unrestricted Subsidiaries) are engaged on the Closing Date and for the purposes of Section 6.18(a) only, shall include all businesses in which Parent or any of its Subsidiaries (including, without limitation, Unrestricted Subsidiaries) are engaged on the Closing Date; provided that the determination of what constitutes a Telecommunications Business shall be made in good faith by the board of directors of Parent.

                  "TERM LOAN" means a Tranche A Term Loan, Delayed Draw Term Loans, Nortel Networks Loan and/or New Term Loans.

CREDIT AND GUARANTY AGREEMENT       CONFORMED

                  "TERM LOAN MATURITY DATES" means the Tranche A Term Loan Maturity Date, the Delayed Draw Term Loan Maturity Date, the Nortel Networks Loan Maturity Date and the New Term Loan Maturity Date.

                  "TERMINATED LENDER" as defined in Section 2.22.

                  "TOTAL BORROWER CAPITALIZATION" means the sum of (a) Total Borrower Debt and (b) Paid-In Borrower Capital.

                  "TOTAL BORROWER DEBT" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

                  "TOTAL BORROWER LEVERAGE RATIO" means the ratio as of the last day of any Fiscal Quarter of (a) Total Borrower Debt on such day to (b) Annualized Borrower EBITDA; in each case as set forth in the most recent Compliance Certificate delivered by Borrower to Administrative Agent pursuant to
Section 5.1(d).

                  "TOTAL PARENT CAPITALIZATION" means the sum of (a) Total Parent Debt and (b) paid-in-equity capital of Parent on a consolidated basis (including preferred stock and all amounts of Paid-In Borrower Capital but excluding (i) additional equity issued as pay-in-kind dividends on issued and outstanding equity securities, (ii) paid-in equity created under the purchase method of accounting which is attributable to goodwill created in any acquisition of any Person or all or substantially all of the assets of any Person and (iii) any accumulated deficits resulting from operations).

                  "TOTAL PARENT DEBT" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Parent and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

                  "TOTAL PARENT LEVERAGE RATIO" means the ratio as of the last day of any Fiscal Quarter of (a) Total Parent Debt to (b) Annualized Parent EBITDA; in each case as set forth in the most recent Compliance Certificate delivered by Parent to Administrative Agent pursuant to Section 5.1(d).

                  "TOTAL PARENT SENIOR SECURED DEBT" means, as at the of determination, Total Parent Debt excluding any unsecured indebtedness of Parent and its Subsidiaries.

                  "TOTAL PARENT SENIOR SECURED LEVERAGE RATIO" means the ratio, as of the last day of any Fiscal Quarter, of (i) Total Parent Senior Secured Debt as of such date to (ii) Annualized Parent EBITDA; in each case as set forth in the most recent Compliance Certificate delivered by Parent to Administrative Agent pursuant to Section 5.1(d).

CREDIT AND GUARANTY AGREEMENT       CONFORMED

                  "TOTAL UTILIZATION OF DELAYED DRAW TERM LOAN COMMITMENTS" means, as of any date of determination, the sum of the aggregate outstanding principal amount of all Delayed Draw Term Loans.

                  "TOTAL UTILIZATION OF NORTEL NETWORKS LOAN COMMITMENTS" means, as of any date of determination, the sum of the aggregate outstanding principal amount of all Nortel Networks Loans.

                  "TOTAL UTILIZATION OF REVOLVING LOAN COMMITMENTS" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans (other than Revolving Loans made for the purpose of reimbursing Issuing Bank for any amount drawn under any Letter of Credit, but not yet so applied), and (ii) the Letter of Credit Usage.

                  "TRANCHE A TERM LOAN" means a Tranche A Term Loan made by a Lender to Borrower pursuant to Section 2.1(a)(i) of this Agreement.

                  "TRANCHE A TERM LOAN COMMITMENT" means the commitment of a Lender to make or otherwise fund a Tranche A Term Loan to Borrower and "TRANCHE A TERM LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate. The amount of each Lender's Tranche A Term Loan Commitment, if any, is set forth on Appendix A-1 or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Tranche A Term Loan Commitments as of the Closing Date is $40,000,000.

                  "TRANCHE A TERM LOAN EXPOSURE" means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Tranche A Term Loans of such Lender; provided, at any time prior to the making of the Tranche A Term Loans, the Tranche A Term Loan Exposure of any Lender shall be equal to such Lender's Tranche A Term Loan Commitment.

                  "TRANCHE A TERM LOAN INSTALLMENT" as defined in Section
2.10(b).

                  "TRANCHE A TERM LOAN MATURITY DATE" means the earlier of (i) September 30, 2008, and (ii) the date that all Tranche A Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

                  "TRANCHE A TERM LOAN NOTE" means a promissory note in the form of Exhibit B-1, as it may be amended, restated, supplemented or otherwise modified from time to time.

CREDIT AND GUARANTY AGREEMENT       CONFORMED

                  "TRANSACTION COSTS" means the fees, costs and expenses payable by Borrower on or before the Closing Date in connection with the transactions contemplated by the Credit Documents.

                  "TRIVERGENT" means State Communications, Inc., a Delaware corporation, formerly State Communications, Inc. a South Carolina corporation, which concurrently with the initial extension of credit hereunder is to be acquired by Parent pursuant to the TriVergent Acquisition Agreement.

                  "TRIANGLE" means Triangle Acquisition, Inc., a Delaware corporation and a Wholly-Owned Subsidiary of Parent, to be renamed TriVergent Corporation upon consummation of the TriVergent Acquisition.

                  "TRIVERGENT ACQUISITION" as defined in the second Whereas clause.

                  "TRIVERGENT ACQUISITION AGREEMENT" means the Agreement and Plan of Merger, dated as of June 9, 2000, by and among Parent, Triangle Acquisition, Inc., a Delaware corporation, and State Communications, Inc., a South Carolina corporation.

                  "TYPE OF LOAN" means with respect to either Term Loans or Revolving Loans, a Base Rate Loan or a Eurodollar Rate Loan.

                  "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

                  "UCC QUESTIONNAIRE" means any certificate in a form satisfactory to the Collateral Agent that provides information with respect to any personal or mixed property of each Credit Party.

                  "UNE-P" means unbundled network element platform.

                  "UNRESTRICTED SUBSIDIARY" means a Subsidiary of Holding Company, but not a Subsidiary of Borrower, which is specified on Schedule 6.21 or established pursuant to Section 6.18 or acquired pursuant to Section 6.21.

                  "VENTURE INVESTORS" means the Persons holding shares of the Capital Stock of Parent following consummation of the TriVergent Acquisition and listed on Schedule 1.1C.

                  "VENTURE STOCKHOLDERS AGREEMENT" means the Amended and Restated Stockholders' Agreement, dated as of March 31, 2000 (as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with Section 6.15).

CREDIT AND GUARANTY AGREEMENT       CONFORMED

                  "WHOLLY OWNED SUBSIDIARY" means, as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

1.2 ACCOUNTING TERMS. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Parent to Lenders pursuant to Section 5.1(a), 5.1(b) and 5.1(c) shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in Section 5.1(e), if applicable), except, in the case of unaudited quarterly and monthly statements, for accompanying notes thereto. Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions hereof shall utilize accounting principles and policies in conformity with those used to prepare the Historical Financial Statements; provided that, if Parent notifies Lenders that it wishes to amend provisions of this Agreement relating to financial covenants to eliminate the effect of a change in GAAP occurring after the Closing Date, Parent and Syndication Agent shall negotiate in good faith to propose for Requisite Lenders an appropriate amendment to the extent necessary to give effect to the intention of the parties as of the Closing Date; provided further that, prior to the approval of any such amendment by Requisite Lenders, compliance with such financial covenants shall be determined on the basis of GAAP as applied by Parent, in accordance with this Agreement, immediately prior to such request.

1.3 INTERPRETATION, ETC. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix , a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. 1.

SECTION 2. LOANS AND LETTERS OF CREDIT

2.1 LOANS.

           (a) Loans.

                      (i) Tranche A Term Loans. Subject to the terms and conditions hereof, each Lender holding a Tranche A Term Loan Commitment severally agrees to make, subject

CREDIT AND GUARANTY AGREEMENT       CONFORMED
           to the requirements of Section 2.4, on the Closing Date, a Tranche A Term Loan to Borrower in an amount equal to such Lender's Tranche A Term Loan Commitment. Borrower may make only one borrowing under the Tranche A Term Loan Commitment which shall be on the Closing Date. Any amount borrowed under this Section 2.1(a)(i) and subsequently repaid or prepaid may not be reborrowed. Subject to Sections 2.10(b), 2.11(a) and 2.12, all amounts owed hereunder with respect to the Tranche A Term Loans shall be paid in full no later than the Tranche A Term Loan Maturity Date. Each Lender's Tranche A Term Loan Commitment shall terminate immediately and without further action on the Closing Date after giving effect to the funding of such Lender's Tranche A Term Loan Commitment.

                      (ii) Delayed Draw Term Loans. During the Delayed Draw Term Loan Commitment Period, subject to the terms and conditions hereof, each Lender holding a Delayed Draw Term Loan Commitment severally agrees to make, subject to the requirements of Section 2.4, Delayed Draw Term Loans to Borrower in the aggregate amount up to but not exceeding such Lender's Delayed Draw Term Loan Commitment; provided that, after giving effect to the making of each Delayed Draw Term Loan, Parent and Borrower shall be in compliance, on a pro forma basis as of the last day of the most recently concluded Fiscal Quarter (or in the case of borrowings prior to December 31, 2000, as of the last day of the then current Fiscal Quarter) with the financial covenants set forth in Section 6.6, 6.7 or 6.8, as applicable. Borrower may make one or more drawings on the Delayed Draw Term Loan Commitments during the Delayed Draw Term Loan Commitment Period. Any amounts borrowed under this Section 2.1(a)(ii) and subsequently repaid or prepaid may not be reborrowed. Subject to Sections 2.10(b), 2.11(a) and 2.12, all amounts owed hereunder with respect to the Delayed Draw Term Loans shall be paid in full no later than the Delayed Draw Term Loan Maturity Date. Each Lender's Delayed Draw Term Loan Commitment shall terminate immediately and without further action upon the funding in full of such Lender's Delayed Draw Term Loan Commitment. Any unborrowed amount of one half of each Lender's Delayed Draw Term Loan Commitment shall expire immediately and without further action on the date occurring twelve (12) months after the Closing Date, if Delayed Draw Term Loans in at least such amount are not made on or before such date and any unborrowed amount of the remainder of the Delayed Draw Term Loan Commitment shall expire immediately and without further action on a date occurring twenty-four (24) months after the Closing Date, if Delayed Draw Term Loans in an amount equal to the aggregate Delayed Draw Term Loan Commitments are not made on or before such date.

                      (iii) Nortel Networks Loans. During the Nortel Networks Loan Commitment Period, subject to the terms and conditions hereof, each Lender holding a Nortel Networks Loan Commitment severally agrees to make, subject to the requirements of Section 2.4, Nortel Networks Loans to Borrower in the aggregate amount up to but not exceeding such Lender's Nortel Networks Loan Commitment; provided that, after giving effect to the making of each Nortel Networks Loan, Parent and Borrower shall be in compliance, on a pro forma basis as of the last day of the most recently concluded Fiscal Quarter (or, in the case of borrowings prior to December 31, 2000 as of the last day of the then current Fiscal Quarter) with the financial

CREDIT AND GUARANTY AGREEMENT       CONFORMED
           covenants set forth in Section 6.6, 6.7, or 6.8, as applicable. Borrower may make one or more drawings on the Nortel Networks Loan Commitments during the Nortel Networks Loan Commitment Period. Any amounts borrowed under this Section 2.1(a)(iii) and subsequently repaid or prepaid may not be reborrowed. Subject to Sections 2.10(b), 2.11(a) and 2.12, all amounts owed hereunder with respect to the Nortel Networks Loans shall be paid in full no later than the Nortel Networks Loan Maturity Date. Each Lender's Nortel Networks Loan Commitment shall terminate immediately and without further action upon the funding in full of such Lender's Nortel Networks Loan Commitment. Each Lender's Nortel Networks Loan Commitment shall expire immediately and without further action on a date occurring twenty-four (24) months after the Closing Date, if Nortel Networks Loans in at least such amount are not made on or before such date. The Borrower shall not be permitted to borrow the Nortel Networks Loan (other than borrowings on the Closing Date to refinance item
           (iii) of the definition of Existing Indebtedness) if, after giving effect to such borrowing, the ratio of the Total Utilization of Nortel Networks Loan Commitments (excluding borrowings on the Closing Date to refinance item (iii) of the definition of Existing Indebtedness) to the Nortel Networks Loan Commitments (excluding borrowings on the Closing Date to refinance item (iii) of the definition of Existing Indebtedness) shall exceed the ratio of the Total Utilization of Delayed Draw Term Loan Commitments to the Delayed Draw Term Loan Commitments.

                      (iv) Revolving Loans. During the Revolving Loan Commitment Period, subject to the terms and conditions hereof, each Lender holding a Revolving Loan Commitment severally agrees to make, subject to the requirements of Section 2.4, Revolving Loans to Borrower in the aggregate amount up to but not exceeding such Lender's Revolving Loan Commitment as of the Closing Date; provided that after giving effect to the making of any Revolving Loans in no event shall the Total Utilization of Revolving Loan Commitments exceed the Revolving Loan Commitments then in effect. Amounts borrowed pursuant to this Section 2.1(a)(iv) may be repaid and reborrowed during the Revolving Loan Commitment Period. Subject to
           Section 2.10(a), 2.11(b) and 2.12, each Lender's Revolving Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Loan Commitments shall be paid in full no later than such date.

                      (v) Incremental Facilities. Borrower may (but in no event earlier than the date falling six calendar months following the Closing Date) by written notice to Syndication Agent elect to request
           (A) prior to the last day of the Delayed Draw Term Loan Commitment Period, an increase to the existing Delayed Draw Term Loan Commitments (any such increase, the "NEW DELAYED DRAW TERM LOAN COMMITMENTS"), (B) prior to the last day of the Revolving Loan Commitment Period, an increase to the existing Revolving Loan Commitments (any such increase, the "NEW REVOLVING LOAN COMMITMENTS") and/or (C) the establishment of one or more new term loan commitments (the "NEW TERM LOAN COMMITMENTS"), by an aggregate amount not in excess of $100,000,000 in the aggregate and not less than $20,000,000 individually (or such lesser amount which shall be approved by Administrative Agent and

CREDIT AND GUARANTY AGREEMENT       CONFORMED

           Syndication Agent or such lesser amount that shall constitute the difference between $100,000,000 and all such New Delayed Draw Term Loan Commitments, New Revolving Loan Commitments and New Term Loan Commitments obtained prior to such date), and integral multiples of $5,000,000 in excess of that amount. Each such notice shall specify
           (A) the date (each, an "INCREASED AMOUNT DATE") on which Borrower proposes that the New Delayed Draw Term Loan Commitments, New Revolving Loan Commitments or New Term Loan Commitments, as applicable, shall be effective and that Loans be made pursuant to the New Term Loan Commitments ("NEW TERM LOANS"), which shall be a date not less than 10 Business Days after the date on which such notice is delivered to Administrative Agent and (B) the identity of each Lender or other Person (each, a "NEW DELAYED DRAW TERM LOAN LENDER", "NEW REVOLVING LOAN LENDER" or "NEW TERM LOAN LENDER", as applicable) to whom Borrower proposes any portion of such New Delayed Draw Term Loan Commitments, New Revolving Loan Commitments or New Term Loan Commitments, as applicable, be allocated and the amounts of such allocations; provided that any Lender approached to provide all or a portion of the New Delayed Draw Term Loan Commitments, New Revolving Loan Commitments or New Term Loan Commitments may elect or decline, in its sole discretion, to provide a New Delayed Draw Term Loan Commitment, a New Revolving Loan Commitment or a New Term Loan Commitment. Such New Delayed Draw Term Loan Commitments, New Revolving Loan Commitments or New Term Loan Commitments shall become effective and any such Series of New Term Loans shall be made, as applicable, as of such Increased Amount Date; provided that (1) each of the representations and warranties of the Credit Parties in the Credit Documents shall be true and correct in all material respects on and as of that Increased Amount Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; (2) no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such New Delayed Draw Term Loan Commitments, New Revolving Loan Commitments or New Term Loan Commitments, as applicable; (3) both before and after giving effect to the making of any Series of New Term Loans or any New Delayed Draw Term Loans or New Revolving Loans, each of the conditions set forth in Section 3.2 shall be satisfied; (4) Borrower and its Subsidiaries shall be in pro forma compliance with each of the covenants set forth in Sections 6.6 or 6.7, as applicable, and Parent shall be in pro forma compliance with the covenants set forth in Section 6.8, as of the last day of the most recently ended Fiscal Quarter after giving effect to such New Delayed Draw Term Loan Commitments, New Revolving Loan Commitments or New Term Loan Commitments and any Loans made on the Increased Amount Date, as applicable; (5) each increase in the New Delayed Draw Term Loan Commitments, New Revolving Loan Commitments or New Term Loan Commitments, as applicable, shall be effected pursuant to one or more Joinder Agreements executed and delivered to Syndication Agent and Administrative Agent, and each shall be recorded in the Register, each of which shall be subject to the requirements set forth in
           Section 2.19(c); (6) Borrower shall make any payments required pursuant to Section 2.17(c) in connection with the New Delayed Draw Term Loan Commitments, New Revolving Loan Commitments or New Term Loan Commitments, as applicable; (7)

CREDIT AND GUARANTY AGREEMENT       CONFORMED

           Borrower shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by Administrative Agent in connection with any such transaction; and (8) to the extent deemed necessary by Syndication Agent, in its sole discretion, provisions shall have been made to ensure that no less than 50% of the Delayed Draw Term Loan Commitments, Revolving Loan Commitments or Nortel Networks Loan Commitments, as applicable, remain funded through the Delayed Draw Term Loan Maturity Date, Revolving Loan Maturity Date or Nortel Networks Loan Maturity Date, as applicable. Any New Term Loans made shall be a separate series ("SERIES") of New Term Loans for all purposes of this Agreement.

                      On any Increased Amount Date on which New Delayed Draw Term Loan Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (a) each of the Delayed Draw Term Loan Lenders shall assign to each of the New Delayed Draw Term Loan Lenders, and each of the New Delayed Draw Term Loan Lenders shall purchase from each of the Delayed Draw Term Loan Lenders, at the principal amount thereof (together with accrued interest), such interests in the Delayed Draw Term Loan outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Delayed Draw Term Loan will be held by existing Delayed Draw Term Loan Lenders and New Delayed Draw Term Loan Lenders ratably in accordance with their Delayed Draw Term Loan Commitments after giving effect to the addition of such New Delayed Draw Term Loan Commitments to the Delayed Draw Term Loan Commitments, (b) each New Delayed Draw Term Loan Commitment shall be deemed for all purposes a Delayed Draw Term Loan Commitment and each Loan made thereunder (a "NEW DELAYED DRAW TERM LOAN") shall be deemed, for all purposes, a Delayed Draw Term Loan and (c) each New Delayed Draw Term Loan Lender shall become a Lender with respect to the New Delayed Draw Term Loan Commitment and all matters relating thereto.

                      On any Increased Amount Date on which New Revolving Loan Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (a) each of the Revolving Lenders shall assign to each of the New Revolving Loan Lenders, and each of the New Revolving Loan Lenders shall purchase from each of the Revolving Loan Lenders, at the principal amount thereof (together with accrued interest), such interests in the Revolving Loans outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans will be held by existing Revolving Loan Lenders and New Revolving Loan Lenders ratably in accordance with their Revolving Loan Commitments after giving effect to the addition of such New Revolving Loan Commitments to the Revolving Loan Commitments, (b) each New Revolving Loan Commitment shall be deemed for all purposes a Revolving Loan Commitment and each Loan made thereunder (a "NEW REVOLVING Loan") shall be deemed, for all purposes, a Revolving Loan and (c) each New Revolving Loan Lender shall become a Lender with respect to the New Revolving Loan Commitment and all matters relating thereto.

CREDIT AND GUARANTY AGREEMENT       CONFORMED

                      On any Increased Amount Date on which any New Term Loan Commitments of any Series are effective, subject to the satisfaction of the foregoing terms and conditions, (i) each New Term Loan Lender of any Series shall make a New Term Loan to Borrower to the extent required to be made under the New Term Loan Commitment of such Series on such date, and (ii) each New Term Loan Lender of any Series shall become a Lender hereunder with respect to the New Term Loan Commitment of such Series and the New Term Loans of such Series made pursuant thereto.

                      The Administrative Agent shall notify the Lenders in writing promptly upon receipt of Borrower's notice of each Increased Amount Date and in respect thereof the New Delayed Draw Term Loan Commitments and the New Delayed Draw Term Loan Lenders, the New Revolving Loan Commitments and the New Revolving Loan Lenders or the Series of New Term Loan Commitments and the New Term Loan Lenders of such Series, as applicable, and (x) in the case of each notice to any Delayed Draw Term Loan Lender, the respective interests in such Delayed Draw Term Loan Lender's Delayed Draw Term Loans, and (y) in the case of each notice to any Revolving Loan Lender, the respective interests in such Revolving Loan Lender's Revolving Loans, in each case subject to the assignments contemplated by this section.

                      The terms and provisions of the New Term Loans of any Series and New Term Loan Commitments of any Series shall be, except as otherwise set forth herein or in the Joinder Agreement, identical to the Tranche A Term Loans. The terms and provisions of the New Revolving Loans shall be identical to the Revolving Loans. The terms and provisions of the New Delayed Draw Term Loans shall be identical to the Delayed Draw Term Loans. In any event (i) the amortization of the New Term Loans of any Series shall occur no sooner than the amortization of the Revolving Loans, the Tranche A Term Loans and the Delayed Draw Term Loans, (ii) the applicable New Term Loan Maturity Date shall be no shorter than the final maturity of the Revolving Loans, the Tranche A Term Loans and the Delayed Draw Term Loans,
           (iii) the New Term Loan Maturity Date of any Series shall be no later than six months prior to the maturity of any Permitted Parent Debt, and (iv) the rate of interest applicable to New Revolving Loans and New Delayed Draw Term Loans shall be the same as the interest rate applicable to Revolving Loans incurred pursuant to Section 2.1(a)(iv) of this Agreement or Delayed Draw Term Loans incurred pursuant to
           Section 2.1(a)(ii), as applicable, and the rate of interest applicable to New Term Loans of any Series shall be determined by Borrower and the applicable new Lenders and shall be set forth in each applicable Joinder Agreement; provided however that the Applicable Margin for the New Term Loans shall not be greater than the Applicable Margin for Tranche A Term Loans plus .50% per annum. Each Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the opinion of the Syndication Agent and the Administrative Agent, to effect the provision of this Section 2.1(a)(v).

CREDIT AND GUARANTY AGREEMENT       CONFORMED

                      (b) Borrowing Mechanics for Loans.

                                 (i)   Loans (other than Tranche A Term
                      Loans and New Term Loans) shall be made in a minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof.

                                 (ii)  With respect to Tranche A Term Loans,
                      Borrower shall deliver to Administrative Agent a fully executed and delivered Closing Date Certificate (which shall be deemed to be a Funding Notice with respect to the Tranche A Term Loans for all purposes hereof) no later than one day prior to the Closing Date. Promptly upon receipt by Administrative Agent of such certificate, Administrative Agent shall notify each Lender in writing of the proposed borrowing.

                                 (iii) Whenever Borrower desires that Lenders
                      make Loans (other than the Tranche A Term Loans), Borrower shall deliver to Administrative Agent telephonic notice no later than 12:00 noon (New York City time), followed by a fully executed and delivered Funding Notice, at least three Business Days in advance of the proposed Credit Date in the case of a Eurodollar Rate Loan, and at least one Business Day in advance of the proposed Credit Date in the case of a Base Rate Loan. Except as otherwise provided herein, any such telephonic notice and/or a Funding Notice for a Loan that is a Eurodollar Rate Loan shall be irrevocable on and after the related Interest Rate Determination Date, and Borrower shall be bound to make a borrowing in accordance therewith.

                                 (iv)  Notice of receipt of each Funding
                      Notice in respect of Loans, together with the amount of each Lender's Pro Rata Share thereof, if any, together with the applicable interest rate and Interest Period, shall be provided by Administrative Agent to each applicable Lender by telefacsimile with reasonable promptness, but not later than 1:00 p.m. (New York City time) on the same day as Administrative Agent's receipt of such Funding Notice from Borrower.

                                 (v)   Each Lender shall make the amount of
                      its Loan available to Administrative Agent not later than 1:00 p.m. (New York City time) on the applicable Credit Date by wire transfer of same day funds in Dollars, at the Administrative Agent's Principal Office. Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of such Loans available to Borrower on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders to be credited to the account of Borrower at the Administrative Agent's Principal Office or such other account as may be designated in writing to Administrative Agent by Borrower.

CREDIT AND GUARANTY AGREEMENT       CONFORMED

2.2 ISSUANCE OF LETTERS OF CREDIT AND PURCHASE OF PARTICIPATIONS THEREIN.

           (a) Letters of Credit. During the Revolving Loan Commitment Period, subject to the terms and conditions hereof, Issuing Bank agrees to issue Letters of Credit for the account of Borrower in the aggregate amount up to but not exceeding the Letter of Credit Sublimit; provided, (i) each Letter of Credit shall be denominated in Dollars; (ii) the stated amount of each Letter of Credit shall not be less than $100,000 or such lesser amount as is acceptable to Issuing Bank; (iii) after giving effect to such issuance, in no event shall the Total Utilization of Revolving Loan Commitments exceed the Revolving Loan Commitments then in effect; (iv) after giving effect to such issuance, in no event shall the Letter of Credit Usage exceed the Letter of Credit Sublimit then in effect; and (v) in no event shall any standby Letter of Credit have an expiration date later than the earlier of (1) the Revolving Loan Commitment Termination Date and (2) the date which is one year from the date of issuance of such standby Letter of Credit and (vi) in no event shall any commercial Letter of Credit (x) have an expiration date later than the earlier of (1) the Revolving Loan Commitment Termination Date and (2) the date which is 180 days from the date of issuance of such commercial Letter of Credit or (y) be issued if such commercial Letter of Credit is otherwise unacceptable to the Issuing Bank in its reasonable discretion. Subject to the foregoing, Issuing Bank may agree that a standby Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each, unless Issuing Bank elects not to extend for any such additional period; provided, Issuing Bank shall not extend any such Letter of Credit if it has received written notice that an Event of Default has occurred and is continuing at the time Issuing Bank must elect to allow such extension; provided, further, in the event a Funding Default exists, Issuing Bank shall not be required to issue any Letter of Credit unless Issuing Bank has entered into arrangements satisfactory to it and Borrower to eliminate Issuing Bank's risk with respect to the participation in Letters of Credit of the Defaulting Lender, including by cash collateralizing such Defaulting Lender's Pro Rata Share of the Letter of Credit Usage.

           (b) Notice of Issuance. Whenever Borrower desires the issuance of a Letter of Credit, it shall deliver to Administrative Agent an Issuance Notice no later than 12:00 p.m. (New York City time) at least three Business Days or such shorter period as may be agreed to by Issuing Bank in any particular instance, in advance of the proposed date of issuance. Upon satisfaction or waiver of the conditions set forth in Section 3.2, Issuing Bank shall issue the requested Letter of Credit only in accordance with Issuing Bank's standard operating procedures. Upon the issuance of any Letter of Credit or amendment or modification to a Letter of Credit, Issuing Bank shall promptly notify each Lender in writing of such issuance, which notice shall be accompanied by a copy of such Letter of Credit or amendment or modification to a Letter of Credit and the amount of such Lender's respective participation in such Letter of Credit pursuant to Section 2.2(e). Within fifteen (15) days after the end of each month ending after the Closing Date, so long as any Letter of Credit shall have been outstanding during such month, Issuing Bank shall deliver to each Lender a report setting forth for such month the daily aggregate

CREDIT AND GUARANTY AGREEMENT       CONFORMED
amount available to be drawn under the Letters of Credit that were outstanding during such month.

           (c) Responsibility of Issuing Bank With Respect to Requests for Drawings and Payments. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, Issuing Bank shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit. As between Borrower and Issuing Bank, Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by Issuing Bank, by the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, Issuing Bank shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such transferable Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of Issuing Bank, including any Governmental Acts; none of the above shall affect or impair, or prevent the vesting of, any of Issuing Bank's rights or powers hereunder. Without limiting the foregoing and in furtherance thereof and subject to the final sentence of this clause (c), any action taken or omitted by Issuing Bank under or in connection with the Letters of Credit or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put Issuing Bank under any resulting liability to Borrower. Notwithstanding anything to the contrary contained in this Section 2.2(c), Borrower shall retain any and all rights it may have against Issuing Bank for any liability arising solely out of the gross negligence or willful misconduct of Issuing Bank.

           (d) Reimbursement by Borrower of Amounts Drawn or Paid Under
Letters of Credit. In the event Issuing Bank has determined to honor a drawing under a Letter of Credit, it shall immediately notify Borrower and Administrative Agent, and Borrower shall reimburse Issuing Bank on or before the Business Day immediately following the date on which such drawing is honored (the "REIMBURSEMENT DATE") in an amount in Dollars and in same day funds equal to the amount of such honored drawing; provided, anything contained herein to the contrary notwithstanding, (i) unless Borrower shall have notified Administrative Agent and

CREDIT AND GUARANTY AGREEMENT       CONFORMED

Issuing Bank prior to 10:00 a.m. (New York City time) on the date such drawing is honored that Borrower intends to reimburse Issuing Bank for the amount of such honored drawing with funds other than the proceeds of Revolving Loans, Borrower shall be deemed to have given a timely Funding Notice to Administrative Agent requesting Revolving Lenders to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars equal to the amount of such honored drawing (and the Administrative Agent shall give prompt written notice thereof and the amount of its respective Pro Rata Share of the amount of such honored drawing to each of the Lenders), and (ii) subject to satisfaction or waiver of the conditions specified in Section 3.2, Revolving Lenders shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans in the amount of such honored drawing, the proceeds of which shall be applied directly by Administrative Agent to reimburse Issuing Bank for the amount of such honored drawing; and provided further, if for any reason proceeds of Revolving Loans are not received by Issuing Bank on the Reimbursement Date in an amount equal to the amount of such honored drawing, Borrower shall reimburse Issuing Bank, on demand, in an amount in same day funds equal to the excess of the amount of such honored drawing over the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this Section 2.2(d) shall be deemed to relieve any Revolving Lender from its obligation to make Revolving Loans on the terms and conditions set forth herein, and Borrower shall retain any and all rights it may have against any Revolving Lender resulting from the failure of such Revolving Lender to make such Revolving Loans under this Section 2.2(d).

           (e) Lenders' Purchase of Participations in Letters of Credit. Immediately upon the issuance of each Letter of Credit, each Lender having a Revolving Loan Commitment shall be deemed to have purchased, and hereby agrees to irrevocably purchase, from Issuing Bank a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Lender's Pro Rata Share (with respect to the Revolving Loan Commitments) of the maximum amount which is or at any time may become available to be drawn thereunder. In the event that Borrower shall fail for any reason to reimburse Issuing Bank as provided in Section 2.2(d), Issuing Bank shall promptly notify each Lender in writing of the unreimbursed amount of such honored drawing and of such Lender's respective participation therein based on such Lender's Pro Rata Share of the Revolving Loan Commitments. Each Lender shall make available to Issuing Bank an amount equal to its respective participation, in Dollars and in same day funds, at the office of Issuing Bank specified in such notice, not later than 1:00 p.m. (New York City time) on the first business day (under the laws of the jurisdiction in which such office of Issuing Bank is located) after the date notified by Issuing Bank. In the event that any Lender fails to make available to Issuing Bank on such business day the amount of such Lender's participation in such Letter of Credit as provided in this Section 2.2(e), Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest thereon for three Business Days at the rate customarily used by Issuing Bank for the correction of errors among banks and thereafter at the Base Rate. Nothing in this Section 2.2(e) shall be deemed to prejudice the right of any Lender to recover from Issuing Bank any amounts made available by such Lender to Issuing Bank pursuant to this Section in the event that it is determined that the payment with

CREDIT AND GUARANTY AGREEMENT       CONFORMED
respect to a Letter of Credit in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of Issuing Bank. In the event Issuing Bank shall have been reimbursed by other Lenders pursuant to this Section 2.2(e) for all or any portion of any drawing honored by Issuing Bank under a Letter of Credit, such Issuing Bank shall distribute to each Lender which has paid all amounts payable by it under this Section 2.2(e) with respect to such honored drawing such Lender's Pro Rata Share of all payments subsequently received by Issuing Bank from Borrower in reimbursement of such honored drawing promptly when such payments are received. Any such distribution shall be made to a Lender at its primary address set forth below its name on Appendix B or at such other address as such Lender may request.

           (f) Obligations Absolute. The obligation of Borrower to reimburse Issuing Bank for drawings honored under the Letters of Credit issued by it and to repay any Revolving Loans made by Lenders pursuant to Section 2.2(d) and the obligations of Lenders under Section 2.2(e) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms hereof under all circumstances including any of the following circumstances: (i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, set-off, defense or other right which Borrower or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), Issuing Bank, Lender or any other Person or, in the case of a Lender, against Borrower, whether in connection herewith, with the transactions contemplated herein or with any unrelated transaction (including any underlying transaction between Borrower or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured); (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by Issuing Bank under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit; (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Parent or any of its Subsidiaries; (vi) any breach hereof or of any other Credit Document by any party thereto; (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or (viii) the fact that an Event of Default or a Default shall have occurred and be continuing; provided, in each case, that payment by Issuing Bank under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of Issuing Bank under the circumstances in question.

           (g) Indemnification. Without duplication of any obligation of Borrower under Section 10.2 or 10.3, in addition to amounts payable as provided herein, Borrower hereby agrees to protect, indemnify, pay and save harmless Issuing Bank and the Lenders from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which Issuing Bank and the Lenders may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by Issuing Bank, or the wrongful dishonor by

CREDIT AND GUARANTY AGREEMENT       CONFORMED

Issuing Bank of a proper demand for payment made under any Letter of Credit issued by it, or (ii) the failure of Issuing Bank to honor a drawing under any such Letter of Credit as a result of any Governmental Act, in each case, other than as a result of the gross negligence or willful misconduct of Issuing Bank.

2.3 PRO RATA SHARES; AVAILABILITY OF FUNDS.

           (a) Pro Rata Shares. All Loans shall be made, and all participations purchased, by Lenders proportionately to their respective Pro Rata Shares and otherwise in accordance with subsection 2.1(b)(v), it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender's obligation to make a Loan requested hereunder or purchase a participation required hereby nor shall any Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender's obligation to make a Loan requested hereunder or purchase a participation required hereby.

           (b) Availability of Funds. Unless Administrative Agent shall have been notified by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to Administrative Agent the amount of such Lender's Loan requested on such Credit Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Credit Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Borrower a corresponding amount on such Credit Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the Federal Funds Effective Rate for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Borrower and Borrower shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the rate payable hereunder for Base Rate Loans for such Class of Loans. Nothing in this Section 2.3(b) shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by such Lender hereunder.

2.4 USE OF PROCEEDS. The proceeds of the Tranche A Term Loans, up to $45,000,000 of the Revolving Loans, and up to $14,000,000 of Nortel Networks Loans shall be drawn down on the Closing Date and used (i) to repay Existing Indebtedness, (ii) to pay Transaction Costs, (iii) to provide financing for the cost of design, development, acquisition, construction, installation, operation, improvement, transportation or integration of equipment, inventory or network assets and (iv) to provide financing for general corporate purposes, including Permitted Acquisitions and working capital purposes. The proceeds of the Delayed Draw Term Loans and

CREDIT AND GUARANTY AGREEMENT       CONFORMED
the Revolving Loans shall be used (i) to provide financing for the cost of design, development, acquisition, construction, installation, operation, improvement, transportation or integration of equipment, inventory or network assets, and (ii) to provide financing for general corporate purposes, including Permitted Acquisitions and working capital purposes. No portion of the proceeds of any Credit Extension shall be used by Parent or any of its Subsidiaries in any manner that might cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof or to violate the Exchange Act. The proceeds of Nortel Networks Loans drawn on the Closing Date shall be used solely to repay amounts owing under item (iii) of the definition of Existing Indebtedness, and the proceeds of Nortel Networks Loans thereafter shall be used solely to provide financing for the purchase of, or re-financing of the cost to the Borrower of the prior purchase of, equipment licensed, manufactured or supplied by Nortel Networks and related services (including, without limitation, the installation and construction services in respect of such equipment) from Nortel Networks and related fees, charges and expenses in respect thereof to the extent incurred subsequent to the Closing Date or pursuant to TriVergent's equipment purchase commitment contained in that certain TriVergent Amendment No. 2 to the Master Purchase Agreement dated March 7, 2000, between TriVergent and Nortel Networks.

2.5 EVIDENCE OF DEBT; REGISTER; LENDERS' BOOKS AND RECORDS; NOTES.

           (a) Lenders' Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Indebtedness of Borrower to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on Borrower, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Commitments or Borrower's Obligations in respect of any applicable Loans; and provided further, in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

           (b) Register. Administrative Agent shall maintain at its Principal Office a register for the recordation of the names and addresses of Lenders and the Commitments and Loans of each Lender from time to time (the "REGISTER"). The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Administrative Agent shall record in the Register the Commitments and the Loans, and each repayment or prepayment in respect of the principal amount of the Loans, and any such recordation shall be conclusive and binding on Borrower and each Lender, absent manifest error (it being acknowledged that any Lender may request any supporting documentation and the Administrative Agent shall promptly provide the same); provided, failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Commitments or Borrower's Obligations in respect of any Loan. Borrower hereby designates First Union to serve as Borrower's agent solely for purposes of maintaining the Register as

CREDIT AND GUARANTY AGREEMENT       CONFORMED
provided in this Section 2.5, and Borrower hereby agrees that, to the extent First Union serves in such capacity, First Union and its officers, directors, employees, agents and affiliates shall constitute "Indemnitees."

           (c) Notes. If so requested by any Lender by written notice to Borrower (with a copy to Administrative Agent) at least two Business Days prior to the Closing Date, or at any time thereafter, Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after Borrower's receipt of such notice) a Note or Notes to evidence such Lender's Loans.

2.6 INTEREST ON LOANS.

           (a) Except as otherwise set forth herein, each Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:

                      (i) if a Base Rate Loan, at the Base Rate plus the Applicable Margin; or

                      (ii) if a Eurodollar Rate Loan, at the Adjusted Eurodollar Rate plus the Applicable Margin.

           (b) The basis for determining the rate of interest with respect to any Loan, and the Interest Period with respect to any Eurodollar Rate Loan, shall be selected by Borrower and notified to Administrative Agent and Lenders pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be; provided, that Loans shall be made as Base Rate Loans or Eurodollar Rate Loans having an Interest Period of no longer than one (1) month until the earlier of the date nine (9) months after the Closing Date and the date that Syndication Agent notifies Borrower that the primary syndication of the Loans and Commitments has been completed, as determined by Syndication Agent. If on any day a Loan is outstanding with respect to which a Funding Notice or Conversion/Continuation Notice has not been delivered to Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Loan shall be a Base Rate Loan.

           (c) In connection with Eurodollar Rate Loans there shall be no more than ten (10) Interest Periods outstanding at any time. In the event Borrower fails to specify between a Base Rate Loan or a Eurodollar Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, such Loan (if outstanding as a Eurodollar Rate Loan) will be automatically converted into a Base Rate Loan on the last day of the then-current Interest Period for such Loan (or if outstanding as a Base Rate Loan will remain as, or (if not then outstanding) will be made as, a Base Rate Loan). In the event Borrower fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice,


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CREDIT AND GUARANTY AGREEMENT       CONFORMED

Borrower shall be deemed to have selected an Interest Period of one month. As soon as practicable after 10:00 a.m. (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof and of the applicable Interest Period (in writing or by telephone confirmed in writing) to Borrower and each Lender.

           (d) Interest payable pursuant to Section 2.6(a) shall be computed in the case of Base Rate Loans on the basis of a 365-day or 366-day year, as the case may be, and in the case of Eurodollar Rate Loans, on the basis of a 360-day year, in each case, for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided, if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

           (e) Except as otherwise set forth herein, interest on each Loan shall be payable in arrears (i) on each Interest Payment Date applicable to that Loan; (ii) in the case of any prepayment of that Loan, whether voluntary or mandatory, on the date of prepayment (to the extent accrued on the amount being prepaid); and (iii) at maturity, including final maturity; provided, however, with respect to any voluntary prepayment of a Base Rate Loan, accrued interest shall instead be payable on the applicable Interest Payment Date.

           (f) Borrower agrees to pay to Issuing Bank, with respect to drawings honored under any Letter of Credit, interest on the amount paid by Issuing Bank in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by or on behalf of Borrower at a rate equal to, for the period from the date such drawing is honored to but excluding the applicable Reimbursement Date, the rate of interest otherwise payable hereunder with respect to Revolving Loans that are Base Rate Loans, and thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable hereunder with respect to Revolving Loans that are Base Rate Loans, but not in excess of the rate applicable to Base Rate Loans after an Event of Default.

           (g) Interest payable pursuant to Section 2.6(f) shall be computed on the basis of a 365- or 366-day year for the actual number of days elapsed in the period during which it accrues, and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full. Promptly upon receipt by Issuing Bank of

CREDIT AND GUARANTY AGREEMENT       CONFORMED
any payment of interest pursuant to Section 2.6(f), Issuing Bank shall distribute to each Lender, out of the interest received by Issuing Bank in respect of the period from the date such drawing is honored to but excluding the date on which Issuing Bank is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of any Revolving Loans), the amount that such Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period if no drawing had been honored under such Letter of Credit. In the event Issuing Bank shall have been reimbursed by Lenders for all or any portion of such honored drawing, Issuing Bank shall distribute to each Lender which has paid all amounts payable by it under Section 2.2(e) with respect to such honored drawing such Lender's Pro Rata Share of any interest received by Issuing Bank in respect of that portion of such honored drawing so reimbursed by Lenders for the period from the date on which Issuing Bank was so reimbursed by Lenders to but excluding the date on which such portion of such honored drawing is reimbursed by Borrower.

2.7 CONVERSION/CONTINUATION.

           (a) Subject to Section 2.17 and so long as no Default or Event of Default shall have occurred and then be continuing, Borrower shall have the option:

                      (i) to convert at any time all or any part of any Loan equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount from one Type of Loan to another Type of Loan; provided, a Eurodollar Rate Loan may only be converted into a Base Rate Loan on the expiration of the Interest Period applicable to such Eurodollar Rate Loan unless Borrower shall pay all amounts due under Section
           2.17 in connection with any such conversion; or

                      (ii) upon the expiration of any Interest Period applicable to any Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount as a Eurodollar Rate Loan.

           (b) Borrower shall deliver to Administrative Agent telephonic notice no later than 12:00 noon (New York City time), followed by a Conversion/Continuation Notice, at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate
Loan). Except as otherwise provided herein, any such telephonic notice and/or a Conversion/Continuation Notice for conversion to, or continuation of, any Eurodollar Rate Loans (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Borrower shall be bound to effect a conversion or continuation in accordance therewith. Notice of receipt of each Conversion/Continuation Notice in respect of Loans, together with the amount of each Lender's Pro Rata Share thereof, if any, together with the applicable interest rate and Interest Period, shall be provided by Administrative Agent to each

CREDIT AND GUARANTY AGREEMENT       CONFORMED
applicable Lender by telefacsimile with reasonable promptness, but not later than 2:00 PM (New York City time) on the same day as Administrative Agent's receipt of such Conversion/Continuation Notice from Borrower.

2.8 DEFAULT INTEREST. Upon the occurrence and during the continuance of an Event of Default described in Section 8.1(a), the principal amount of all Loans and, to the extent permitted by applicable law, any interest payments on the Loans or any fees or other amounts owed hereunder or under any of the other Credit Documents not paid when due, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate that is 2% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans (or, in the case of any such fees, over-due interest (to the extent permitted by applicable law) and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans); provided, in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective, such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.8 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

2.9 FEES.

           (a) Borrower agrees to pay to Lenders having Delayed Draw Term Loan Commitments, Nortel Networks Loan Commitments and/or Revolving Loan Commitments through Administrative Agent:

                      (i) a commitment fee equal to (1) the average daily unused Commitments of such Lender during the preceding quarter multiplied by (2) the Applicable Commitment Fee Percentage; and

                      (ii) Letter of Credit fees for the account of the Revolving Lenders only, equal to (1) the Applicable Margin for Revolving Loans that are Eurodollar Rate Loans, times (2) the average daily maximum amount available to be drawn under all such Letters of Credit (regardless of whether any conditions for drawing could then be met and determined as of the close of business on any date of determination).

All fees referred to in this Section 2.9(a) shall be paid to Administrative Agent at its Principal Office and upon receipt, Administrative Agent shall promptly distribute to each Lender in the case of (i), and to each Revolving Lender in the case of (ii), its Pro Rata Share thereof.

CREDIT AND GUARANTY AGREEMENT       CONFORMED

           (b) Borrower agrees to pay directly to Issuing Bank, for its own account, the following fees:

                      (i) a fronting fee equal to 0.125% per annum, times the aggregate daily amount available to be drawn under all Letters of Credit (determined as of the close of business on any date of determination); and

                      (ii) such documentary and processing charges for any issuance, amendment, transfer or payment of a Letter of Credit in an amount and at the time as are payable in accordance with Issuing Bank's standard schedule for such charges and as in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

           (c) All fees referred to in Section 2.9(a) and 2.9(b)(i) shall be calculated on the basis of a 360-day year and the actual number of days elapsed and shall be payable (i) quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Closing Date, (ii) on the Delayed Draw Term Loan Commitment Termination Date as applicable and (iii) on the Revolving Loan Commitment Termination Date.

           (d) In addition to any of the foregoing fees, Borrower agrees to pay to Agents and Lenders such other fees in the amounts and at the times separately agreed upon by Borrower and such Agents and/or such Lenders.

           (e) In addition, Borrower agrees to pay such commitment and other fees as may be payable in connection with New Term Loans as set forth in the applicable Joinder Agreement or otherwise agreed to in writing by Borrower.

2.10 COMMITMENT REDUCTIONS/SCHEDULED PAYMENTS.

           (a) Scheduled Revolving Commitment Reductions. The Revolving Loan Commitments hereunder shall be permanently reduced in the percentages of the aggregate

Revolving Loan Commitments as of December 31, 2003 set forth below in consecutive quarterly installments (each, a "REDUCTION") on the dates set forth below:

CREDIT AND GUARANTY AGREEMENT       CONFORMED

                                                      REVOLVING LOAN
                      DATE                        COMMITMENT REDUCTIONS
                      ----                        ---------------------

                December 31, 2003                         2.50%
                 March 31, 2004                           2.50%
                  June 30, 2004                           2.50%
               September 30, 2004                         2.50%
                December 31, 2004                         3.75%
                 March 31, 2005                           3.75%
                  June 30, 2005                           3.75%
               September 30, 2005                         3.75%
                December 31, 2005                         5.00%
                 March 31, 2006                           5.00%
                  June 30, 2006                           5.00%
               September 30, 2006                         5.00%
                December 31, 2006                         6.25%
                 March 31, 2007                           6.25%
                  June 30, 2007                           6.25%
               September 30, 2007                         6.25%
                December 31, 2007                         7.50%
                 March 31, 2008                           7.50%
                  June 30, 2008                           7.50%
               September 30, 2008                         7.50%

Notwithstanding the foregoing, (i) such Reductions shall be reduced in connection with any voluntary or mandatory reductions of the Revolving Loan Commitments in accordance with Sections 2.11, 2.12 or 2.13 and (ii) the Revolving Loans, together with all amounts owing hereunder with respect thereto, shall be permanently repaid in full no later than the Revolving Loan Maturity Date.

           (b) Scheduled Tranche A Term Loan Installments, Delayed Draw Term Loan Installments and Nortel Networks Loan Installments. The principal amounts of the Tranche A

CREDIT AND GUARANTY AGREEMENT       CONFORMED

Term Loan, Delayed Draw Term Loans and Nortel Networks Loans shall be repaid in the percentages of such Loans outstanding as of December 31, 2003 set forth below in consecutive quarterly installments (each, a "TRANCHE A TERM LOAN INSTALLMENT", "DELAYED DRAW TERM LOAN INSTALLMENT", or " NORTEL NETWORKS LOAN INSTALLMENT" as applicable) on the dates set forth below:

                                                      TRANCHE A TERM LOAN,
                                         DELAYED DRAW TERM LOAN AND NORTEL NETWORKS LOAN
                     DATE                                 INSTALLMENTS
                     ----                                 ------------

               December 31, 2003                              2.50%
                March 31, 2004                                2.50%
                 June 30, 2004                                2.50%
              September 30, 2004                              2.50%
               December 31, 2004                              3.75%
                March 31, 2005                                3.75%
                 June 30, 2005                                3.75%
              September 30, 2005                              3.75%
               December 31, 2005                              5.00%
                March 31, 2006                                5.00%
                 June 30, 2006                                5.00%
              September 30, 2006                              5.00%
               December 31, 2006                              6.25%
                March 31, 2007                                6.25%
                 June 30, 2007                                6.25%
              September 30, 2007                              6.25%
               December 31, 2007                              7.50%
                March 31, 2008                                7.50%
                 June 30, 2008                                7.50%
              September 30, 2008                              7.50%

           Notwithstanding the foregoing, (i) such Tranche A Term Loan Installments, Delayed Draw Term Loan Installments and Nortel Networks Loan Installments shall be reduced


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CREDIT AND GUARANTY AGREEMENT       CONFORMED
in connection with any voluntary or mandatory reduction or prepayments of the Tranche A Term Loans, Delayed Draw Term Loans or Nortel Networks Loans, as applicable, in accordance with Sections 2.11, 2.12 or 2.13 and (ii) the Tranche A Term Loans, Delayed Draw Term Loans and Nortel Networks Loans, together with all other amounts owed hereunder with respect thereto, shall be permanently repaid in full no later than the Tranche A Term Loan Maturity Date, or Delayed Draw Term Loan Maturity Date or Nortel Networks Loan Maturity Date, as the case may be.

           (c) Scheduled New Term Loan Installments. Provisions with respect to scheduled repayments of New Term Loans shall be as set forth in each applicable Joinder Agreement.

2.11 VOLUNTARY PREPAYMENTS/COMMITMENT REDUCTIONS.

           (a) Voluntary Prepayments.

                      (i)   Any time and from time to time:

                                 (1) with respect to Base Rate Loans,
                      Borrower may prepay, without premium or penalty, any such Loans on any Business Day in whole or in part, in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount (or a lesser amount if such lesser amount constitutes the entire outstanding principal amount of such Loan); and

                                 (2) with respect to Eurodollar Rate
                      Loans, Borrower may prepay, without premium or penalty (but subject to Section 2.17), any such Loans on any Business Day in whole or in part in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount (or a lesser amount if such lesser amount constitutes the entire outstanding principal amount of such Loan).

                      (ii)  All such prepayments shall be made:

                            (1) upon not less than one Business Day's prior written or telephonic notice in the case of Base Rate Loans; and

                            (2) upon not less than three Business Day's prior written or telephonic notice in the case or Eurodollar Rate Loans;

           in each case, given to Administrative Agent, as the case may be, by 12:00 p.m. (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (and Administrative Agent will promptly transmit such telephonic or



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CREDIT AND GUARANTY AGREEMENT       CONFORMED
           original notice by telefacsimile or telephonic notice confirmed in writing to each Lender, but in no event later than 3:00 p.m. (New York City time) on the date such notice is received by Administrative Agent). Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein.

           (b) Voluntary Commitment Reductions.

                      (i) Borrower may, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone confirmed in writing to each applicable Lender, but in no event later than the date such notice is received by Administrative Agent), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Loan Commitments in an amount up to the amount by which the Revolving Loan Commitments exceed the Total Utilization of Revolving Loan Commitments at the time of such proposed termination or reduction; provided, any such partial reduction of the Revolving Loan Commitments shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount.

                      (ii) Borrower may, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephonic notice confirmed in writing to each applicable Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Delayed Draw Term Loan Commitments or the Nortel Networks Loan Commitments in an amount up to the amount by which the Delayed Draw Term Loan Commitments exceed the Total Utilization of Delayed Draw Term Loan Commitments or, as applicable, the Nortel Networks Loan Commitments exceed the Total Utilization of Nortel Networks Loan Commitments, in each case at the time of such proposed termination or reduction; provided, any such partial reduction of the Delayed Draw Term Loan Commitments and/or the Nortel Networks Loan Commitments shall each be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount.

                      (iii) Borrower's notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Delayed Draw Term Loan Commitments and/or Nortel Networks Loan Commitments and/or Revolving Loan Commitments, as applicable, shall be effective on the date specified in Borrower's notice and shall reduce the Delayed Draw Term Loan Commitment and/or Nortel Networks Loan Commitment and/or Revolving Loan Commitment as applicable, of each Lender proportionately to its Pro Rata Share thereof.

CREDIT AND GUARANTY AGREEMENT       CONFORMED

2.12 MANDATORY PREPAYMENTS/COMMITMENT REDUCTIONS.

           (a) Asset Sales. If, within the period of two hundred seventy
(270) days after the receipt by Borrower or any of its Subsidiaries, Holding Company or Parent, as the case may be, of Net Asset Sale Proceeds, Borrower or Holding Company, as the case may be, has not invested such Net Asset Sale Proceeds in Telecommunications Assets of the general type used in the business of Parent and its Subsidiaries, as certified to Administrative Agent by Parent, then, to the extent Borrower has not previously done so, Borrower shall prepay Loans and permanently reduce Commitments, all as set forth in Section 2.13(b), in an aggregate amount equal to the excess of such Net Asset Sale Proceeds over amounts invested as aforesaid. Pending a determination whether any Net Asset Sale Proceeds shall be applied to prepay outstanding Loans and/or reduce Commitments pursuant to the preceding sentence, such Net Asset Sale Proceeds shall be applied to prepay outstanding Revolving Loans (without a reduction in the Revolving Loan Commitments pending such determination).

           (b) Insurance/Condemnation Proceeds. If, within the period of two hundred seventy (270) days after the receipt by Borrower or any of its Subsidiaries or Holding Company, as the case may be, of Net Insurance/Condemnation Proceeds, Borrower or Holding Company, as the case may be, has not invested such Net Insurance/Condemnation Proceeds in Telecommunications Assets of general type used in the business of Parent and its Subsidiaries, as certified to Administrative Agent by Parent, then, to the extent Borrower has not previously done so, Borrower shall prepay Loans and permanently reduce Commitments, all as set forth in Section 2.13(b), in an aggregate amount equal to the excess of such Net Insurance/Condemnation Proceeds over amounts invested as aforesaid. Pending a determination on whether any Net Insurance/Condemnation Proceeds shall be applied to prepay outstanding Loans and/or reduce Commitments pursuant to the preceding sentence, such Net Insurance/Condemnation Proceeds shall be applied to prepay outstanding Revolving Loans (without a reduction in the Revolving Loan Commitments pending such determination).

           (c) Consolidated Borrower Excess Cash Flow. In the event that there shall be Consolidated Borrower Excess Cash Flow for any Fiscal Year (commencing with the Fiscal Year ending December 31, 2005), Borrower shall, no later than ninety (90) days after the end of such Fiscal Year, prepay the Loans and/or permanently reduce Commitments as set forth in Section 2.13(b) in an aggregate amount equal to 50% of such Consolidated Borrower Excess Cash Flow.

           (d) Commitment Limits. Borrower shall from time to time prepay the Revolving Loans to the extent necessary so that the Total Utilization of Revolving Loan Commitments shall not at any time exceed the Revolving Loan Commitments then in effect. Borrower shall also from time to time prepay the Delayed Draw Term Loans to the extent necessary so that the Total Utilization of Delayed Draw Term Loan Commitments shall not at any time exceed the Delayed Draw Term Loan Commitments then in effect. Borrower shall also from time to time prepay the



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Nortel Networks Loans to the extent necessary so that the Total Utilization of
Nortel Networks Loan Commitments shall not at any time exceed the Nortel Networks Loan Commitments then in effect.

           (e) Prepayment Certificate. Concurrently with any prepayment of the Loans and/or reduction of the Commitments pursuant to Sections 2.12(a) through 2.12(c), Borrower shall deliver to Administrative Agent (a copy of which Administrative Agent shall promptly provide to each Lender) a certificate of an Authorized Officer demonstrating the calculation of the amount of the applicable net proceeds or Consolidated Borrower Excess Cash Flow, as the case may be. In the event that Borrower shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, Borrower shall promptly make an additional prepayment of the Loans and/or an additional amount of the Commitments shall be permanently reduced in an aggregate amount equal to such excess, and Borrower shall concurrently therewith deliver to Administrative Agent (a copy of which Administrative Agent shall promptly provide to each Lender) a certificate of an Authorized Officer demonstrating the derivation of such excess.

2.13 APPLICATION OF PREPAYMENTS/REDUCTIONS.

           (a) Application of Voluntary Prepayments by Type of Loans. Any prepayment of any Loan pursuant to Section 2.11(a) shall be applied as specified by Borrower in the applicable notice of prepayment; provided that New Term Loans may only be prepaid on a pro rata basis with Revolving Loans, Tranche A Term Loans, Delayed Draw Term Loans and Nortel Networks Loans; provided further, in the event Borrower fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied as follows:

                  first, to repay outstanding Revolving Loans on a pro rata basis;

                  second, to prepay the Tranche A Term Loans, the Delayed Draw Term Loans and the Nortel Networks Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) and shall be further applied on a pro rata basis to each scheduled Installment of principal of the Tranche A Term Loans, Delayed Draw Term Loans and the Nortel Networks Loans;

                  third, to prepay the New Term Loans if any, on a pro rata basis to each scheduled installment of principal of the New Term Loans (pro rata in the case of New Term Loans among each outstanding Series).

                  Any voluntary prepayments of Tranche A Term Loans, Nortel Networks Loans or Delayed Draw Term Loans or voluntary reductions of the Revolving Commitment shall be further applied to reduce, on a pro rata basis, each remaining scheduled Delayed Draw Term


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         Loan Installment, Tranche A Term Loan Installment, Nortel Networks Loan
         Installment and/or each remaining scheduled Reduction, as the case may be.

           (b) Application of Mandatory Prepayments by Type of Loans. Any amount required to be paid pursuant to Sections 2.12(a) through 2.12(c) shall be applied on a pro rata basis to repay Revolving Loans, Tranche A Term Loans, Delayed Draw Term Loans, Nortel Networks Loans and New Term Loans, if any, (pro rata in the case of New Term Loans among each outstanding Series), in accordance with the respective principal amount thereof, and shall be further applied to reduce the Revolving Loan Commitments by the amount allocable to Revolving Loans and to reduce the Delayed Draw Term Loan Commitments by an amount, if any, equal to the excess of the amount allocable to the Delayed Draw Term Loans over the amount of the Delayed Draw Term Loans outstanding immediately prior to the making of any such mandatory prepayment, and to reduce Nortel Networks Loan Commitments by an amount, if any, equal to the excess of the amount allocable to the Nortel Networks Loans over the amount of the Nortel Networks Loans outstanding immediately prior to the making of such mandatory prepayment; provided that any such reduction of Revolving Loan Commitments shall be further applied to reduce the remaining scheduled Reductions set forth in Section 2.10(a) on a pro rata basis; provided further that with respect to Tranche A Term Loans, Delayed Draw Term Loans and Nortel Networks Loans, any such prepayment shall be further applied to reduce the remaining scheduled Tranche A Term Loan Installments, Delayed Draw Term Loan Installments and Nortel Networks Loan Installments set forth in Section 2.10(b) on a pro rata basis; provided further that with respect to New Term Loans, a lesser amount may be required to be prepaid or the obligation to effect such payment may be waived if set forth in the applicable Joinder Agreement; provided further that, any such amounts waived or not used to prepay New Term Loans shall be used to further prepay, on a pro rata basis, Revolving Loans, Delayed Draw Term Loans and Nortel Networks Loans and reduce commitments with respect thereto as set forth above.

           (c) Application of Prepayments of Loans to Base Rate Loans and Eurodollar Rate Loans. Considering each Class of Loans being prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Borrower pursuant to Section 2.17(c).

2.14 ALLOCATION OF CERTAIN PAYMENTS AND PROCEEDS. If an Event of Default shall have occurred and not otherwise be waived, and the maturity of the Obligations shall have been accelerated pursuant to Section 8.1, all payments or proceeds received by Agents hereunder in respect of any of the Obligations, shall be applied by Agents in accordance with the application arrangements described in
Section 6.5 of the Pledge and Security Agreement.


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2.15 GENERAL PROVISIONS REGARDING PAYMENTS.

           (a) All payments by Borrower of principal, interest, fees and other Obligations shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 1:00 p.m. (New York City time) on the date due at the Administrative Agent's Principal Office for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Borrower on the next succeeding Business Day.

           (b) All payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest before application to principal.

           (c) Administrative Agent shall promptly distribute on the date of receipt thereof if received not later than 1:00 p.m. (New York City time) on the date of receipt and on the Business Day immediately following such date if received thereafter by wire transfer to each Lender at such address as such Lender shall indicate in writing, such Lender's applicable Pro Rata Share, giving effect to adjustments in Pro Rata Shares on and after the Closing Date, of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto hereunder or under any of the other Credit Documents, including, without limitation, all fees payable with respect thereto, to the extent received by Administrative Agent.

           (d) Notwithstanding the foregoing provisions hereof, if any Conversion/Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

           (e) Subject to the provisos set forth in the definition of "Interest Period", whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the Commitment fees hereunder.

           (f) Borrower hereby authorizes Administrative Agent to charge Borrower's accounts with Administrative Agent in order to cause timely payment to be made to Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

           (g) Administrative Agent shall deem any payment by or on behalf of Borrower hereunder that is not made in same day funds prior to 1:00 p.m. (New York City time) on or


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

before the due date to be a non-conforming payment. Any such payment shall not be deemed to have been received by Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the next Business Day. Administrative Agent shall give prompt telephonic notice to Borrower and each applicable Lender (confirmed in writing) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.1(a). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the rate determined pursuant to Section 2.8 from the date such amount was due and payable until the date such amount is paid in full.

           (h) If an Event of Default shall have occurred and not otherwise been waived, and the maturity of the Obligations shall have been accelerated pursuant to Section 8.1, all payments or proceeds received by Agents hereunder in respect of any of the Obligations, shall be applied in accordance with the application arrangements described in Section 6.5 of the Pledge and Security Agreement.

2.16 RATABLE SHARING. Lenders hereby agree among themselves that, except as otherwise provided in the Collateral Documents with respect to amounts realized from the exercise of rights with respect to Liens on the Collateral, if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall notify Administrative Agent and each other Lender of the receipt of such payment and apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be promptly returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to


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any and all monies owing by Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

2.17 MAKING OR MAINTAINING EURODOLLAR RATE LOANS.

           (a) Inability to Determine Applicable Interest Rate. In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Borrower and each Lender of such determination, whereupon no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Administrative Agent notifies Borrower and Lenders (by telefacsimile or by telephonic notice confirmed in writing) that the circumstances giving rise to such notice no longer exist, and any Funding Notice or Conversion/Continuation Notice given by Borrower with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Borrower.

           (b) Illegality or Impracticability of Eurodollar Rate Loans. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Borrower and Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "AFFECTED LENDER" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Borrower and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender by telefacsimile or by telephonic notice confirmed in writing). Thereafter the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender by telefacsimile or by telephonic notice confirmed in writing and, to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, the Affected Lender shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan, and the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans (the "AFFECTED LOANS") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and the Affected Loans shall



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automatically convert into Base Rate Loans on the date of such termination.
Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, Borrower shall have the option, subject to the provisions of Section 2.17(c), to rescind such Funding Notice or Conversion/Continuation Notice as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender by telefacsimile or by telephonic notice confirmed in writing). Except as provided in the immediately preceding sentence, nothing in this Section 2.17(b) shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms hereof.

           (c) Compensation for Breakage or Non-Commencement of Interest Periods. Borrower shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by such Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Funding Notice or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Conversion/Continuation Notice or a telephonic request for conversion or continuation; (ii) if any prepayment or other principal payment or any conversion of any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan; (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Borrower; or (iv) as a consequence of any other default by Borrower in the repayment of its Eurodollar Rate Loans when required by the terms hereof.

           (d) Booking of Eurodollar Rate Loans. Subject to Section 2.20, any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.

           (e) Assumptions Concerning Funding of Eurodollar Rate Loans. Calculation of all amounts payable to a Lender under this Section 2.17 and under
Section 2.18 shall be made as though such Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of such Lender to a domestic office of such

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Lender in the United States of America; provided, however, subject to Section
2.20, each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.17 and under Section 2.18.

2.18     INCREASED COSTS; CAPITAL ADEQUACY.

           (a) Compensation For Increased Costs and Taxes. Subject to the provisions of Section 2.19 (which shall be controlling with respect to the matters covered thereby), in the event that any Lender (which term shall include Issuing Bank for purposes of this Section 2.18(a)) shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or Governmental Authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law): (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any other Credit Document or any of its obligations hereunder or thereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder or thereunder; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, Federal Deposit Insurance Corporation insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or under any other Credit Document or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Borrower shall promptly pay to the Administrative Agent for prompt delivery to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder or under any other Credit Document. Such Lender shall deliver to Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such

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Lender under this Section 2.18(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

           (b) Capital Adequacy Adjustment. In the event that any Lender
(which term shall include Issuing Bank for purposes of this Section 2.18(b)) shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitments or Letters of Credit, or participations therein or other obligations hereunder or under any of the other Credit Documents with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Borrower from such Lender of the statement referred to in the next sentence, Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.18(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

2.19 TAXES; WITHHOLDING, ETC.

           (a) Payments to Be Free and Clear. All sums payable by any Credit Party hereunder and under the other Credit Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of any Credit Party or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

           (b) Withholding of Taxes. If any Credit Party or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by any Credit Party to Administrative Agent or any Lender (which term shall include Issuing Bank for purposes of this Section 2.19(b)) under any of the Credit Documents: (i)

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Borrower shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Borrower becomes aware of it; (ii) Borrower shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Credit Party) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender; (iii) the sum payable by such Credit Party in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and (iv) within thirty (30) days after paying any sum from which it is required by law to make any deduction or withholding, and within thirty (30) days after the due date of payment of any Tax which it is required by clause (ii) above to pay, Borrower shall deliver to Administrative Agent and the other affected parties evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority; provided, no such additional amount shall be required to be paid to any Lender under clause (iii) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof on the Closing Date) or after the effective date of the Assignment Agreement or Joinder Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date hereof or at the date of such Assignment Agreement or Joinder Agreement, as the case may be, in respect of payments to such Lender.

           (c) Evidence of Exemption From U.S. Withholding Tax. Each Lender that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. federal income tax purposes (a "NON-US LENDER") shall deliver to Administrative Agent for transmission to Borrower, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof on the Closing Date) or on or prior to the date of the Assignment Agreement or Joinder Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Borrower or Administrative Agent (each in the reasonable exercise of its discretion), two original copies of Internal Revenue Service Form W-8BEN or W-8ECI (or any successor forms), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Borrower to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Credit Documents, or if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form W-8BEN or W-8ECI pursuant to clause (i) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8 (or any successor form),


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properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Administrative Agent or Borrower to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Credit Documents. Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to this Section 2.19(c) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly deliver to Administrative Agent for transmission to Borrower two new original copies of Internal Revenue Service Form W-8BEN or W-8ECI, or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8, as the case may be, properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Borrower to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Credit Documents, or notify Administrative Agent and Borrower of its inability to deliver any such forms, certificates or other evidence. Borrower shall not be required to pay any additional amount to any Non-US Lender under Section 2.19(b)(iii) if such Lender shall have failed (1) to deliver the forms, certificates or other evidence referred to in the second sentence of this
Section 2.19(c), or (2) to notify Administrative Agent and Borrower of its inability to deliver any such forms, certificates or other evidence, as the case may be; provided, if such Lender shall have satisfied the requirements of the first sentence of this Section 2.19(c) on the Closing Date or on the date of the Assignment Agreement or Joinder Agreement pursuant to which it became a Lender, as applicable, nothing in this last sentence of Section 2.19(c) shall relieve Borrower of its obligation to pay any additional amounts pursuant to Section 2.19(a) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described herein.

2.20 OBLIGATION TO MITIGATE. Each Lender (which term shall include Issuing Bank for purposes of this Section 2.20) agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Loans or Letters of Credit, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 2.17,
2.18 or 2.19, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund or maintain its applicable Commitments or Loans, including any Affected Loans, through another office of such Lender, or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be


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required to be paid to such Lender pursuant to Section 2.17, 2.18 or 2.19 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitments, Loans or Letters of Credit through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Commitments, Loans or Letters of Credit or the interests of such Lender; provided, such Lender will not be obligated to utilize such other office pursuant to this Section 2.20 unless Borrower agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described in clause (i) above. A certificate as to the amount of any such expenses payable by Borrower pursuant to this Section 2.20 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Borrower (with a copy to Administrative Agent) shall be conclusive absent manifest error.

2.21 DEFAULTING LENDERS. Anything contained herein to the contrary notwithstanding, in the event that any Lender defaults (a "DEFAULTING LENDER") in its obligation to fund (a "FUNDING Default") any Loan or its portion of any unreimbursed payment under Section 2.2(e) (in each case, a "DEFAULTED LOAN"), then (a) during any such period when such default is continuing with respect to such Defaulting Lender (the "DEFAULT PERIOD"), such Defaulting Lender shall be deemed not to be a "Lender" for purposes of voting on any matters (including the granting of any consents or waivers) with respect to any of the Credit Documents;

(b) to the extent permitted by applicable law, until such time as the Default Excess with respect to such Defaulting Lender shall have been reduced to zero,
(i) any voluntary prepayment of the Loans shall, if Borrower so directs at the time of making such voluntary prepayment, be applied to the Loans of other Lenders as if such Defaulting Lender had no Loans outstanding and the Tranche A Term Loan Exposure, the Delayed Draw Term Loan Exposure, Nortel Networks Loan Exposure and the Revolving Loan Exposure of such Defaulting Lender were zero, and (ii) any mandatory prepayment of the Loans shall, if Borrower so directs at the time of making such mandatory prepayment, be applied to the Loans of other Lenders (but not to the Loans of such Defaulting Lender) as if such Defaulting Lender had funded all Defaulting Loans of such Defaulting Lender, it being understood and agreed that Borrower shall be entitled to retain any portion of any mandatory prepayment of the Loans otherwise payable by it that is not paid to such Defaulting Lender solely as a result of the operation of the provisions of this clause (b); (c) such Defaulting Lender's Delayed Draw Term Loan Commitment, Nortel Networks Loan Commitment and Revolving Loan Commitment and outstanding Loans and such Defaulting Lender's Pro Rata Share of the Letter of Credit Usage shall be excluded for purposes of calculating the commitment fee payable to Lenders in respect of any day during any Default Period with respect to such Defaulting Lender, and such Defaulting Lender shall not be entitled to receive any commitment fee pursuant to Section 2.9 with respect to such Defaulting Lender's Delayed Draw Term Loan Commitment, Nortel Networks Loan Commitment and Revolving Loan Commitment and in respect of any Default Period with respect to such Defaulting Lender; and (d) the Total Utilization of Delayed Draw Term Loan Commitments, Total Utilization of Nortel Networks Loan Commitments and Total Utilization of Revolving Loan Commitments at any date of determination shall each be calculated as if such Defaulting Lender had funded all Defaulted

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Loans of such Defaulting Lender. No Revolving Loan Commitment, Delayed Draw Term
Loan Commitment, Tranche A Term Loan Commitment or Nortel Networks Loan Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this Section 2.21, performance by Borrower of its obligations hereunder and the other Credit Documents shall not be excused or otherwise modified as a result of any Funding Default or the operation of this
Section 2.21. The rights and remedies against a Defaulting Lender under this
Section 2.21 are in addition to other rights and remedies which Borrower may have against such Defaulting Lender with respect to any Funding Default and which Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Funding Default.

2.22 REMOVAL OR REPLACEMENT OF A LENDER. Anything contained herein to the contrary notwithstanding, in the event that: (i) any Lender (an "INCREASED-COST LENDER") shall give notice to Borrower that such Lender is an Affected Lender or that such Lender is entitled to receive payments under Section 2.17, 2.18 or 2.19, the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and such Lender shall fail to withdraw such notice within five Business Days after Borrower's request for such withdrawal; or (ii) any Lender shall become a Defaulting Lender, the Default Period for such Defaulting Lender shall remain in effect, and such Defaulting Lender shall fail to cure the default as a result of which it has become a Defaulting Lender within five Business Days after Borrower's request that it cure such default; or (iii) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.5(b), the consent of Requisite Lenders shall have been obtained but the consent of one or more of such other Lenders (each a "NON-CONSENTING LENDER") whose consent is required shall not have been obtained; then, with respect to each such Increased-Cost Lender, Defaulting Lender or Non-Consenting Lender (the "TERMINATED LENDER"), Borrower may, by giving written notice to Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans and its Revolving Loan Commitment, if any, and/or Delayed Draw Term Loan Commitment, if any, and/or its Nortel Networks Loan Commitment, if any, in full to one or more Eligible Assignees (each a "REPLACEMENT LENDER") in accordance with the provisions of Section 10.6 and Terminated Lender shall pay any fees payable thereunder in connection with such assignment; provided, (1) on the date of such assignment, the Replacement Lender shall pay to Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender, (B) an amount equal to all unreimbursed drawings that have been funded by such Terminated Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid fees owing to such Terminated Lender pursuant to Section 2.9; (2) on the date of such assignment, Borrower shall pay any amounts payable to such Terminated Lender pursuant to Section 2.17(c), 2.18 or 2.19 or otherwise as if it were a prepayment; and (3) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-


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Consenting Lender; provided, Borrower may not make such election with respect to any Terminated Lender that is also an Issuing Bank unless, prior to the effectiveness of such election, Borrower shall have caused each outstanding Letter of Credit issued thereby to be cancelled. Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender's Revolving Loan Commitment, if any, and/or Delayed Draw Term Loan Commitment, if any, and/or Nortel Networks Loan Commitment, such Terminated Lender shall no longer constitute a "Lender" for purposes hereof; provided, any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender.

SECTION 3. CONDITIONS PRECEDENT

3.1 CLOSING DATE. The obligation of the Lenders to make a Credit Extension on the Closing Date is subject to the satisfaction, or waiver in accordance with
Section 10.5, of the following conditions on or before the Closing Date:

           3.1.1 Credit Documents. Administrative Agent and Syndication Agent shall have received sufficient copies of each Credit Document originally executed and delivered by each applicable Credit Party for each Lender.

           3.1.2 Organizational Documents; Incumbency. Administrative Agent and Syndication Agent shall have received (i) sufficient copies of each Organizational Document originally executed and delivered by each Credit Party, as applicable, and, to the extent applicable, certified as of a recent date by the appropriate governmental official, for each Lender and its counsel, each dated the Closing Date or a recent date prior thereto; (ii) signature and incumbency certificates of the Authorized Officers of such Person executing the Credit Documents to which it is a party, dated as of the Closing Date; (iii) duly adopted resolutions of the Board of Directors or similar governing body of each Credit Party approving and authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, which resolutions, in the case of the Parent, shall have been approved by a Supermajority Board Vote (as defined in each of the Securities Purchase Agreements), certified as of the Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment;
(iv) a good standing certificate from the applicable Governmental Authority of each Credit Party's jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Closing Date; and
(v) such other documents as Administrative Agent or Syndication Agent may reasonably request.

           3.1.3 Organizational and Capital Structure. The organizational structure and the capital structure of Parent and its Subsidiaries shall be as set forth on Schedule 4.2.


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


           3.1.4 Capitalization of Parent and Borrower. On or before the Closing Date, Parent shall have (x) issued and sold its Series B Convertible Preferred Stock or received commitments to purchase Series B Convertible Preferred Stock pursuant to the Series B Securities Purchase Agreement, in an aggregate amount of not less than $200,000,000 and received gross Cash proceeds therefor in an aggregate amount (the "INITIAL FUNDING AMOUNT") of not less than $133,333,332 and (y) irrevocably contributed to the capital of Holding Company, as common equity, in a manner and on terms and conditions reasonably satisfactory to Administrative Agent and Syndication Agent (1) the Initial Funding Amount (less any fees and expenses incurred in connection therewith) and (2) all net Cash equity proceeds previously raised by and on hand at Parent.

           (e) Existing Indebtedness. On the Closing Date, Parent and its Subsidiaries shall have (i) repaid in full all Existing Indebtedness, (ii) terminated any commitments to lend or make other extensions of credit thereunder, (iii) delivered to Syndication Agent and Administrative Agent all documents or instruments necessary to release all Liens securing Existing Indebtedness or other obligations of Parent and its Subsidiaries thereunder being repaid on the Closing Date, and (iv) made arrangements satisfactory to Syndication Agent and Administrative Agent with respect to the cancellation of any letters of credit outstanding thereunder or the issuance of Letters of Credit to support the obligations of Parent and its Subsidiaries with respect thereto.

           (f) Governmental Authorizations and Consents. Each Credit Party shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are required in connection with the transactions contemplated by the Credit Documents and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to Syndication Agent and Administrative Agent. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Credit Documents and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

           (g) Personal and Mixed Property Collateral. In order to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid and perfected First Priority security interest in the personal property Collateral, Collateral Agent shall have received:

                      (i) (1) certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Collateral Agent) representing all certificated shares or other interests (however designated) with respect to Capital Stock pledged pursuant to the Pledge and Security Agreement and (2) all instruments and promissory notes (which instruments shall be accompanied by instruments of transfer or assignment duly endorsed

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           in blank and otherwise in form and substance satisfactory to
           Collateral Agent) evidencing all Indebtedness pledged pursuant to the Pledge and Security Agreement;

                      (ii) (1) the results of a recent search, by a Person satisfactory to Syndication Agent and Collateral Agent, of UCC financing statements and fixture filings and all judgment and tax lien filings made with respect to any personal or mixed property of any Credit Party, together with copies of all such filings disclosed by such search, and (2) UCC termination statements duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements or fixture filings disclosed in such search (other than any such financing statements or fixture filings in respect of Permitted Liens) or, with respect to the Existing Indebtedness, commitments to execute and file related UCC termination statements in form and substance satisfactory to the Syndication Agent and Collateral Agent;

                      (iii) UCC financing statements and fixture filings, duly executed by each applicable Credit Party with respect to all personal and mixed property Collateral of such Credit Party, for filing in all jurisdictions as may be necessary or, in the opinion of Collateral Agent, desirable to perfect the security interests created in such Collateral pursuant to the Collateral Documents under the UCC;

                      (iv) all releases, cover sheets or other documents or instruments required to be filed in order to create or perfect Liens in respect of any intellectual property Collateral;

                      (v) delivery to the Collateral Agent of a Landlord Personal Property Collateral Access Agreement with respect to at least two thirds of the properties listed on Schedule 3.1, such listed properties being all those Leasehold Properties at which Collateral having an aggregate book value in excess of $1,000,000 (excluding any of the assets specified on Schedule 6.18) is located; and

                      (vi) evidence that each Credit Party shall have taken or caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement, document and instrument (including, without limitation, any agreements governing deposit and/or security accounts), and made or caused to be made any other filing and recording (other than as set forth herein) required pursuant to the Pledge and Security Agreement or otherwise reasonably required by any of the Agents.

           (h) Environmental Reports. Syndication Agent and Administrative Agent shall have received reports and other information, in form, scope and substance satisfactory to Syndication Agent and Administrative Agent, regarding any environmental matters relating to any Facility.



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           (i) Financial Statements; Projections. Lenders shall have received from Parent (i) the Historical Financial Statements; (ii) copies of all management reports and management letters prepared for Parent and its Subsidiaries by independent certified public accountants; and (iii) a financial model for the Initial Borrower Markets dated September 22, 2000, for Parent and its Subsidiaries, for the period from Fiscal Year 2000 through and including Fiscal Year 2008 (with Fiscal Years 2000 through 2004 detailed by Fiscal Quarter) with respect to each of the Initial Borrower Markets on a Geographic Market - by Geographic Market basis; and all of the foregoing financial statements and other information will not be inconsistent, in any material respect, with any information previously provided to Lenders.

           (j) TriVergent Acquisition. The TriVergent Acquisition shall have been consummated on substantially the terms set forth in the TriVergent Acquisition Agreement as in effect on June 9, 2000, as amended, with such modifications as are acceptable to the Syndication Agent and the Administrative Agent in their sole discretion.

           (k) Stock Contribution. Parent shall have contributed to Holding Company 100% of the outstanding Capital Stock of Triangle. Holding Company shall have contributed to Borrower 100% of the outstanding Capital Stock of Triangle.

           (l) Evidence of Insurance. Syndication Agent and Administrative
Agent shall have received a certificate from Borrower's insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to Section 5.5 is in full force and effect and that Collateral Agent, for the benefit of Secured Parties, and Secured Parties have been named as additional insured and Collateral Agent, for the benefit of the Secured Parties, has been named as loss payee thereunder to the extent required under Section 5.5.

           (m) Opinions of Counsel to Credit Parties. Lenders and their respective counsel shall have received originally executed copies of the favorable written opinions of (i) Bryan Cave LLP, counsel for Credit Parties, in the form of Exhibit D-1, (ii) Morrison & Foerster, as FCC regulatory counsel for Credit Parties, other than TriVergent and its Subsidiaries, in the form of Exhibit D-2, (iii) Kelley Drye & Warren LLP, as regulatory counsel for TriVergent and its Subsidiaries in the form of Exhibit D-3, (iv) Edward Cadieux, Esq., as state regulatory counsel for Credit Parties other than TriVergent and its Subsidiaries in the form of Exhibit D-4, and (v) Hamilton E. Russell III, Esq. as South Carolina counsel for TriVergent in the form of Exhibit D-5, and as to such other matters as Administrative Agent or Syndication Agent or any of the Agents may reasonably request, and addressed to the Agents and the Lenders and otherwise in form and substance reasonably satisfactory to Administrative Agent and Syndication Agent and its counsel and the other Agents, dated as of the Closing Date.

           (n) Opinions of Counsel to Syndication Agent. Lenders shall have received originally executed copies of one or more favorable written opinions of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Syndication Agent, addressed to the Agents and the Lenders


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

and dated as of the Closing Date, in form and substance reasonably satisfactory to Syndication Agent and Administrative Agent.

           (o) Fees. Borrower shall have paid to Agents and Lenders, the fees payable on the Closing Date referred to in Section 2.9(d).

           (p) Solvency Certificate. On the Closing Date, Syndication Agent, Administrative Agent and Lenders shall have received a Solvency Certificate from Borrower and Parent.

           (q) Closing Date Certificate. Parent and Borrower shall have delivered to Syndication Agent and Administrative Agent an originally executed Closing Date Certificate, together with all attachments thereto.

           (r) Material Contracts. Parent and its Subsidiaries shall have delivered to Syndication Agent and Administrative Agent copies of all Material Contracts in effect on the Closing Date.

           (s) Completed Markets. Administrative Agent and Syndication Agent shall have received evidence, in form and substance satisfactory to it, that Borrower shall have achieved at least sixteen (16) Completed Markets.

           (t) No Litigation. There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority that, in the reasonable opinion of Administrative Agent and Syndication Agent, singly or in the aggregate, materially impairs any of the other transactions contemplated by the Credit Documents, or that could have a Material Adverse Effect.

           (u) Completion of Proceedings. All partnership, corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent or Syndication Agent and its counsel shall be satisfactory in form and substance to Administrative Agent and Syndication Agent and such counsel, and Administrative Agent, Syndication Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent or Syndication Agent may reasonably request.

           (v) No Material Adverse Effect. There shall be no circumstance or event which shall have occurred that has had a Material Adverse Effect since December 31, 1999.

           Each Lender, by delivering its signature page to this Agreement (other than in escrow for later release upon the instruction of such Lender) on the Closing Date or by giving


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instructions for the release on such date of its signature pages previously delivered by it in escrow (as the case may be), shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable, on or prior to the Closing Date.

3.2 CONDITIONS TO EACH CREDIT EXTENSION.

           (a) Conditions Precedent. The obligation of each Lender to make any Loan, or Issuing Bank to issue any Letter of Credit, on any Credit Date, including the Closing Date, are subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions precedent (in addition to those conditions precedent set forth in Section 3.1. hereof):

                      (i) Administrative Agent shall have received a fully executed and delivered Funding Notice or Issuance Notice, as the case may be;

                      (ii) after making any Revolving Loans and/or issuing Letters of Credit requested on such Credit Date, the Total Utilization of Revolving Loan Commitments shall not exceed the Revolving Loan Commitments then in effect;

                      (iii) after making any Delayed Draw Term Loans or Nortel Networks Loans requested on such Credit Date, the Total Utilization of Delayed Draw Term Loan Commitments or Total Utilization of Nortel Networks Loan Commitments, as applicable, shall not exceed the Delayed Draw Term Loan Commitments or Nortel Networks Loan Commitments, then in effect;

                      (iv) no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby or by any other Credit Document or the making of any Loan;

                      (v) as of such Credit Date, the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date;

                      (vi) as of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute an Event of Default or a Default;


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                      (vii)  on or before the date of issuance of any Letter of
           Credit, Administrative Agent shall have received all other information required by the applicable Issuance Notice, and such other documents or information as Issuing Bank may reasonably require in connection with the issuance of such Letter of Credit; and

                      (viii) with respect to (i) a proposed borrowing of Revolving Loans in an amount such that, after giving effect thereto, the aggregate principal amount of Loans would exceed $50,000,000, or
           (ii) any borrowing of Delayed Draw Term Loans or Nortel Networks Loans, the Borrower and the Parent shall have demonstrated in a Compliance Certificate accompanying the Funding Notice for such proposed borrowing (setting forth in reasonable detail the relevant information), that, after giving effect to such proposed borrowing, each of Borrower and Parent and its Subsidiaries shall be in compliance on a pro forma basis as of the last day of the Fiscal Quarter most recently ended (or in the case of borrowings prior to December 31, 2000, as of the last day of the then current Fiscal Quarter) with each of the financial covenants set forth in Sections
           6.6 or 6.7, as applicable, and Section 6.8, respectively.

           (b) Notices. Any Notice shall be executed by an Authorized Officer in a writing delivered to Administrative Agent. In lieu of delivering a Notice, Borrower may give Administrative Agent telephonic notice by the required time of any proposed borrowing, conversion/continuation or issuance of a Letter of Credit, as the case may be; provided each such notice shall be promptly confirmed in writing by delivery of the applicable Notice to Administrative Agent on or before the applicable date of borrowing, continuation/conversion or issuance. Neither Administrative Agent nor any Lender shall incur any liability to Borrower in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by an Authorized Officer or other person authorized on behalf of Borrower.

3.3 ADDITIONAL CONDITIONS TO CREDIT EXTENSIONS IN RESPECT OF NORTEL NETWORKS LOANS. The obligation of each Lender to make any Nortel Networks Loan on any Credit Date, including the Closing Date, with respect to equipment and related services purchased from Nortel Networks is subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions precedent (in addition to those in Sections 3.1 and 3.2): receipt of invoices and such other supporting documentation as any Nortel Lender may reasonably request in respect of (a) the equipment licensed, manufactured or supplied by Nortel Networks, the cost of which is to be financed or reimbursed with the proceeds of such Nortel Networks Loan or (b) related fees, charges and expenses in respect thereof.



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SECTION 4. REPRESENTATIONS AND WARRANTIES

In order to induce Lenders and Issuing Bank to enter into this Agreement and to make each Credit Extension to be made thereby, each Credit Party represents and warrants to each Lender and Issuing Bank, on the Closing Date, that the following statements are true and correct:

4.1 ORGANIZATION; REQUISITE POWER AND AUTHORITY; QUALIFICATION. Each of the Credit Parties (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as identified in Schedule 4.1, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect.

4.2 CAPITAL STOCK AND OWNERSHIP. The Capital Stock of each of the Credit Parties has been duly authorized and validly issued and is fully paid and non-assessable. Except as set forth on Schedule 4.2, as of the date hereof, there is no existing option, warrant, call, right, commitment or other agreement to which any of the Credit Parties is a party requiring, and there is no membership interest or other Capital Stock of any of the Credit Parties outstanding which upon conversion or exchange would require, the issuance by any of the Credit Parties of any additional membership interests or other Capital Stock of any such Credit Party or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Capital Stock of any of the Credit Parties.
Schedule 4.2 correctly sets forth the ownership interest of each of the Credit Parties in their respective Subsidiaries as of the Closing Date.

4.3 DUE AUTHORIZATION. The execution, delivery and performance of the Credit Documents have been duly authorized by all necessary action on the part of each Credit Party that is a party thereto.

4.4 NO CONFLICT. The execution, delivery and performance by each of the Credit Parties of the Credit Documents to which it is a party and the consummation of the transactions contemplated by the Credit Documents do not and will not (a) violate any provision of any law or any governmental rule or regulation applicable to any of the Credit Parties, any Governmental Authorization, any of the Organizational Documents of Parent or any of its Subsidiaries, or any order, judgment or decree of any court or other agency of government binding on any of the Credit Parties; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of any of the Credit Parties; (c) result in or require the creation or imposition of any Lien upon any of the material properties or assets of any of the Credit Parties (other than any Liens created under any of the Credit Documents in


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favor of Collateral Agent, on behalf of Secured Parties); or (d)
require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of any of the Credit Parties, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders.

4.5 GOVERNMENTAL CONSENTS. The execution, delivery and performance by each of the Credit Parties of the Credit Documents to which it is a party and the consummation of the transactions contemplated by the Credit Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except as otherwise set forth on Schedule 4.5, and except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Collateral Agent as of the Closing Date.

4.6 BINDING OBLIGATION; CREATION, PERFECTION AND PRIORITY OF LIENS. Each Credit Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability. The execution and delivery of the Collateral Documents by each Credit Party which is a party to such Collateral Documents on any date on which this representation is made, together with the delivery to the Collateral Agent of any Collateral not delivered to Collateral Agent at the time of execution and delivery of the applicable Collateral Document by such Credit Party are or will be, as the case may be, effective to create in favor of the Collateral Agent for the benefit of Secured Parties, as security for the respective Secured Obligations (as defined in the applicable Collateral Document in respect of any Collateral), a valid and perfected First Priority Lien on all of the Collateral covered by such Collateral Documents, and all other actions necessary or desirable to perfect and maintain the perfection and First Priority status of such Liens have been duly made or taken and remain in full force and effect or will be duly made or taken and remain in full force and effect at the time of execution and delivery of such Collateral Documents by such Credit Party.

4.7 HISTORICAL FINANCIAL STATEMENTS. The Historical Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments, and except, in the case of such unaudited financial statements for accompanying notes thereto. As of the Closing Date, neither Parent nor any of its Subsidiaries has any contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the Historical Financial Statements or the notes thereto and which in any such case is


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material in relation to the business, operations, properties, assets, condition
(financial or otherwise) or prospects of Parent and any of its Subsidiaries taken as a whole.

4.8 PROJECTIONS. On and as of the Closing Date, the Initial Borrower Markets financial model of Parent and its Subsidiaries delivered pursuant to Section 3.1(i) (the "PROJECTIONS") is based on good faith estimates and assumptions made by the management of Parent; provided, the Projections are not to be viewed as facts and that actual results during the period or periods covered by the Projections may differ from such Projections and that the differences may be material; provided further, as of the Closing Date, management of Parent believed that the Projections were reasonable and attainable.

4.9 NO MATERIAL ADVERSE CHANGE. Since December 31, 1999, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

4.10 NO RESTRICTED JUNIOR PAYMENTS. Except as set forth on Schedule 4.10, since June 30, 2000, none of the Credit Parties has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted pursuant to Section 6.4.

4.11 ADVERSE PROCEEDINGS, ETC. There are no Adverse Proceedings, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect. None of the Credit Parties (a) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

4.12 PAYMENT OF TAXES. Except as otherwise permitted under Section 5.3, all material tax returns and reports of Parent and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Parent and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable, other than any proposed tax assessment against Parent or any of its Subsidiaries which is being actively contested by Parent or such Subsidiary in good faith and by appropriate proceedings; provided, that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.


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4.13 PROPERTIES.

           (a) Title. Borrower and each of its Subsidiaries has (i) good, sufficient and marketable legal title to (in the case of fee interests in real property), and (ii) valid leasehold interests in (in the case of leasehold interests in real property), all of their respective properties and assets reflected in their respective Historical Financial Statements referred to in
Section 4.7 or, if later, in the most recent financial statements delivered pursuant to Section 5.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under Section 6.9. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens other than Permitted Liens.

           (b) Real Estate. As of the Closing Date, Schedule 4.13 contains a true, accurate and complete list of (i) all Real Estate Assets, and (ii) all material leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Estate Asset, the Borrower and any of its Subsidiaries, regardless of whether the Borrower and any of its Subsidiaries is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Except as specified in Schedule 4.13, each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and Borrower does not have knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of the Borrower or any of its Subsidiaries, enforceable against the Borrower or any of its Subsidiaries in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles related to enforceability. As of the Closing Date, Schedule 3.1 contains a true, accurate and complete list of all Leasehold Properties at which Collateral having an aggregate book value in excess of $1,000,000 (excluding any assets specified on Schedule 6.18) is located.

4.14 ENVIRONMENTAL MATTERS. Neither the Borrower nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law or any Environmental Claim that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. None of the Borrower or any of its Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9604) or any comparable state law. There are and, to the knowledge of the Borrower and each of its Subsidiaries, have been, no conditions or occurrences, which could reasonably be expected to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries nor, to the knowledge of the Borrower and each of its Subsidiaries, any predecessor of any of the Borrower or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, and none of the operations of the Borrower or any of its Subsidiaries involves the


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generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent. Compliance with all current or known future requirements pursuant to or under Environmental Laws could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. No event or condition has occurred or is occurring with respect to the Borrower or any of its Subsidiaries or any of their respective Facilities, relating to any Environmental Law, any Release of Hazardous Materials, or any Environmental Claim which individually or in the aggregate had, or could reasonably be expected to have, a Material Adverse Effect.

4.15 NO DEFAULTS. None of the Credit Parties is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

4.16 MATERIAL CONTRACTS; INTELLECTUAL PROPERTY.

           (a) Schedule 4.16(a) contains a true, correct and complete list of all the Material Contracts in effect on the Closing Date, and except as described thereon, all such Material Contracts are in full force and effect and no defaults currently exist thereunder.

           (b) The Borrower and each of its Subsidiaries owns or possesses all the patents, trademarks, service marks, trade names, copyrights and licenses, and all rights with respect to the foregoing, necessary for the conduct of its business as presently conducted without any known conflict with the rights of others. Schedule 4.16(b) accurately and completely lists all material items of Intellectual Property owned or possessed by or licensed to the Borrower and each of its Subsidiaries.

4.17 GOVERNMENTAL REGULATION. None of the Credit Parties is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. None of the Credit Parties is a "registered investment company" or company "controlled" by a "registered investment company" or a "principal underwriter" of a "registered investment company" as such terms are defined in the Investment Company Act of 1940.

4.18 MARGIN STOCK. None of the Credit Parties is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans made to such Credit Party will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates, or is inconsistent

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with, the provisions of Regulation T, U or X of the Board of Governors of the
Federal Reserve System.

4.19 EMPLOYEE MATTERS. Neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against the Borrower or any of its Subsidiaries, or to the best knowledge of the Borrower and its Subsidiaries, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower and its Subsidiaries, threatened against any of them, (b) no strike or work stoppage in existence or threatened involving the Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect, and (c) to the best knowledge of the Borrower and its Subsidiaries, no union representation question existing with respect to the employees of the Borrower or any of its Subsidiaries and, to the best knowledge of the Borrower or any of its Subsidiaries, no union organization activity that is taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.

4.20 EMPLOYEE BENEFIT PLANS. The Borrower, Parent, State Communications Inc., and their Subsidiaries and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan except where, individually or in the aggregate, the failure to comply or conform would not reasonably be expected to result in liability causing a Material Adverse Effect. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service indicating that such Employee Benefit Plan is so qualified and nothing has occurred subsequent to the issuance of such favorable determination letter that would cause the Plan to lose its qualified status. No liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Employee Benefit Plan or any Trust established under Title IV of ERISA has been or is expected to be incurred by the Borrower, Parent, State Communications Inc., their Subsidiaries, or any of their ERISA Affiliates except for contributions thereto, in the normal course of business. No ERISA Event has occurred or is reasonably expected to occur. Except to the extent required under
Section 4980B of the Internal Revenue Code or similar state laws, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Borrower, Parent, State Communications Inc., their Subsidiaries or any of their respective ERISA Affiliates. As of the most recent valuation date for any Pension Plan sponsored, maintained or contributed to by Borrower, Parent, State Communications Inc., their Subsidiaries or any of their ERISA Affiliates, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all such Pension


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Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed $1,000,000. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of the Borrower, Parent, State Communications Inc., and each of their Subsidiaries, and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA is zero. The
Borrower, Parent, State Communications Inc., and each of their Subsidiaries and each of their ERISA Affiliates have complied with the requirements of Section
515 of ERISA with respect to each Multiemployer Plan and are not in material "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan.

4.21 CERTAIN FEES. Except as provided in Section 2.9(d) no broker's or finder's fee or commission will be payable with respect hereto or any of the transactions contemplated hereby.

4.22 SOLVENCY. Each Credit Party is and, upon the incurrence of any Obligation by such Credit Party on any date on which this representation and warranty is made, will be, Solvent.

4.23 COMPLIANCE WITH STATUTES, ETC. Each of the Credit Parties is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property (including compliance with all applicable Environmental Laws with respect to any Real Estate Asset or governing its business and the requirements of any permits issued under such Environmental Laws with respect to any such Real Estate Asset or the operations of Parent or any of its Subsidiaries), except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

4.24 DISCLOSURE. No representation or warranty of any Credit Party contained in any Credit Document or in any other documents, certificates or written statements furnished to Lenders by or on behalf of any Credit Party for use in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact (known to each Credit Party, in the case of any document not furnished by any of them) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions made by management of Parent; provided such projections and pro forma financial information are not viewed as facts and actual results during any period or periods covered thereby may differ therefrom and such differences may be material. There are no facts known (or which should upon the reasonable exercise of diligence be known) to any Credit Party (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect and that have not been disclosed herein or in such other

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documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

4.25 TELECOMMUNICATIONS APPROVALS. Parent and each of its Subsidiaries have all FCC licenses and authorizations and all state governmental authorizations and certificates and have filed all required federal and state notifications (all of the above being collectively referred to as "TELECOMMUNICATIONS APPROVALS") necessary for the operation of their currently conducted Telecommunications Businesses in the United States, except for those Telecommunications Approvals the absence of which, individually or in the aggregate, would not have a Material Adverse Effect. All Telecommunications Approvals granted to Parent and its Subsidiaries remain in full force and effect, except to the extent the failure thereof to be in full force and effect, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and have not been revoked, suspended, canceled or modified in any adverse way, that could reasonably be expected to have a Material Adverse Effect, and are not subject to any conditions or requirements that are not generally imposed by the FCC or the issuing state communications regulatory agency upon the holders of such Telecommunications Approvals that could reasonably be expected to have a Material Adverse Effect.

4.26 NO VIOLATION OF TELECOMMUNICATIONS REGULATIONS. Neither Borrower nor any of its Subsidiaries is in violation of, or in default of, in a manner that could reasonably be expected to have a Material Adverse Effect, (a) any applicable telecommunications statute of the United States or any state in which it operates, or (b) any applicable rule, regulation or requirement of the FCC or any state communications regulatory agency. There are no pending or, to the knowledge of Borrower and its Subsidiaries, threatened formal complaints, proceedings, investigations, protests, petitions or other written objections against Borrower or any of its Subsidiaries at the FCC or the PUC of any state in which Borrower or any of its Subsidiaries operates, except for matters which, individually or in the aggregate, would not have a Material Adverse Effect.

4.27 CERTAIN MATTERS RELATING TO PARENT AND HOLDING COMPANY. As of the Closing Date, Parent and Holding Company have no business, operations or assets other than as described on Schedule 4.27.

SECTION 5. AFFIRMATIVE COVENANTS

Parent and Borrower, and to the extent set forth below, each other Credit Party, jointly and severally covenant and agree that so long as any Commitment is in effect and until payment in full in same day funds of all Obligations and cancellation or expiration of all Letters of Credit, it shall perform, and shall cause each of its Subsidiaries to perform, all applicable covenants in this
Section 5.



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5.1 FINANCIAL STATEMENTS AND OTHER REPORTS. Parent will deliver to
Administrative Agent and Lenders:

           (a) Monthly Reports. During Stage 1, as soon as available, and in any event within forty-five (45) days after the end of each month ending after the Closing Date, the consolidated balance sheet of (y) Parent and its Subsidiaries and (z) Parent and its Subsidiaries (other than Unrestricted Subsidiaries) as at the end of such month and the related consolidated statements of income, stockholders' equity and cash flows of (y) Parent and its Subsidiaries and (z) Parent and its Subsidiaries (other than Unrestricted Subsidiaries) for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, to the extent prepared on a monthly basis, all in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto;

           (b) Quarterly Financial Statements. As soon as available, and in any event within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the consolidated and consolidating balance sheets of (y) Parent and its Subsidiaries and (z) Parent and its Subsidiaries (other than Unrestricted Subsidiaries) as at the end of such Fiscal Quarter and the related consolidated (and with respect to statements of income, consolidating) statements of income, stockholders' equity and cash flows of (y) Parent and its Subsidiaries and (z) Parent and its Subsidiaries (other than Unrestricted Subsidiaries) for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail, together with (1) a Financial Officer Certification, (2) a Narrative Report and
(3) revised Schedules 4.1 and 4.2 (if necessary) reflecting all changes in the organizational structure and capital structure of Parent and its Subsidiaries since the delivery of the last quarterly financial information, which revised Schedules 4.1 and 4.2 will be deemed to amend the then-existing Schedules 4.1 and 4.2 for all purposes under this Agreement;

           (c) Annual Financial Statements. As soon as available, and in any event within ninety (90) days after the end of each Fiscal Year, (1) the consolidated and consolidating balance sheets of (y) Parent and its Subsidiaries and (z) Parent and its Subsidiaries (other than Unrestricted Subsidiaries) as at the end of such Fiscal Year and the related consolidated (and, with respect to statements of income, consolidating) statements of income, stockholders' equity and cash flows of (y) Parent and its Subsidiaries and (z) Parent and its Subsidiaries (other than Unrestricted Subsidiaries) for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto;



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setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, in reasonable detail; (2) with respect to each such consolidated financial statements a report thereon of KPMG LLP or other independent certified public accountants of recognized national standing selected by Parent, and reasonably satisfactory to Administrative Agent (which report shall be unqualified as to going concern and scope of audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Parent and its Subsidiaries, or Parent and its Subsidiaries (other than Unrestricted Subsidiaries), as the case may be, as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards) together with a written statement by such independent certified public accountants stating whether any condition or event that constitutes a Default or an Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; and
(3) revised Schedules 4.1 and 4.2 (if necessary) reflecting all changes in the organizational structure and capital structure of Parent and its Subsidiaries since the delivery of the last quarterly financial information, which revised Schedules 4.1 and 4.2 will be deemed to amend the then-existing Schedules 4.1 and 4.2 for all purposes under this Agreement;

           (d) Compliance Certificate. Together with each delivery of financial statements of Parent and its Subsidiaries pursuant to Sections 5.1(b) and 5.1(c), a duly executed and completed Compliance Certificate;

           (e) Statements of Reconciliation after Change in Accounting Principles. If, as a result of any change in accounting principles and policies from those used in the preparation of the Historical Financial Statements, the consolidated financial statements of Parent and its Subsidiaries delivered pursuant to Section 5.1(b) or 5.1(c) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for the immediately preceding quarterly and annual financial statements in form and substance reasonably satisfactory to Administrative Agent;

           (f) SEC Reports. Promptly upon their becoming available, copies of
(1) all financial statements, reports, notices and proxy statements sent or made available generally by Parent to its security holders acting in such capacity or by any Subsidiary of Parent to its security holders other than Parent or another Subsidiary of Parent, (2) all regular and periodic reports (but not including, unless requested by Administrative Agent, routine reports regularly filed with the FCC and state commissions with jurisdiction over telecommunications matters) and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed



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by Parent or any of its Subsidiaries with any securities exchange or with the
Securities and Exchange Commission or any governmental or private regulatory authority, and (3) all press releases and other statements made available generally by Parent or any of its Subsidiaries to the public concerning material developments in the business of Parent or any of its Subsidiaries;

           (g) Notice of Default. Promptly upon any Authorized Officer of
Parent or Borrower obtaining actual knowledge (1) of any condition or event that constitutes a Default or an Event of Default; (2) that any Person authorized to deliver such notice has given any notice to Parent or any of its Subsidiaries or taken any other action with respect to any event or condition set forth in
Section 8.1(b); or (3) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, a certificate of its Authorized Officers specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action Borrower has taken, is taking and proposes to take with respect thereto;

           (h) Notice of Litigation. Promptly upon any Authorized Officer of Parent or Borrower obtaining actual knowledge of the institution of, or non-frivolous threat of, (i) any Adverse Proceeding not previously disclosed in writing by Borrower to Lenders, or (ii) any material development in any Adverse Proceeding that, in the case of either (i) or (ii) if adversely determined, could be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby or by any other Credit Document, written notice thereof together with such other information as may be reasonably available to Parent or Borrower to enable Lenders and their counsel to evaluate such matters;

           (i) ERISA. Promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Parent, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and with reasonable promptness, copies of (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Parent, any of its Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (ii) all notices received by Parent, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (iii) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

           (j) Financial Plan. As soon as practicable and in any event no later than thirty (30) days after the beginning of each Fiscal Year, a consolidated plan and financial forecast (a "FINANCIAL PLAN") for such Fiscal Year and each succeeding Fiscal Year through the later of the

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Tranche A Term Loan Maturity Date and the New Term Loan Maturity Date, including a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of Parent and its Subsidiaries for each such Fiscal Year, together with pro forma Compliance Certificates for each such Fiscal Year and an explanation of the assumptions on which such forecasts are based and forecasted consolidated statements of income and cash flows of Parent and its Subsidiaries for each month of each such Fiscal Year, together with an explanation of the assumptions on which such forecasts are based;

           (k) Insurance Report. As soon as practicable following receipt and in any event by the last day of each Fiscal Year, a report in form and substance satisfactory to the Collateral Agent outlining all material insurance coverage maintained as of the date of such report by Parent and its Subsidiaries and all material insurance coverage planned to be maintained by Parent and its Subsidiaries in the immediately succeeding Fiscal Year;

           (l) Notice of Change in Board of Directors. With reasonable promptness, written notice of any change in the board of directors (or similar governing body) of Parent or Borrower;

           (m) Unrestricted Subsidiary Information. Promptly upon reasonable request by Syndication Agent or Administrative Agent, details of: (i) the amount and evidence of the underlying calculation of the Available Proceeds Amount, Available Proceeds Usage Amount, Investments pursuant to Sections 6.5(l), 6.5(m), 6.18 and 6.21, and capital expenditures by Holding Company pursuant to the final proviso of Section 6.6(e); (ii) a brief general description of the services provided by and payments made and amounts owing to Holding Company under the Management Services Agreement; and (iii) payments made and amounts owing to Parent under the Tax Sharing Agreement.

           (n) Notice Regarding Material Contracts. Promptly upon request by Syndication Agent or Administrative Agent, notice of (i) the termination of any Material Contract of Parent or any of its Subsidiaries prior to its scheduled term or the amendment of a Material Contract in a manner that is materially adverse to Parent or such Subsidiary, as the case may be, or (ii) the fact that any new Material Contract has been entered into, together with copies of such material amendments or new contracts, delivered to Administrative Agent (to the extent such delivery is permitted by the terms of any such Material Contract, provided, no such prohibition on delivery shall be effective if it were bargained for by Parent or its applicable Subsidiary with intent of avoiding compliance with this Section 5.1(n)), and an explanation of any actions being taken with respect thereto;

           (o) Environmental Reports and Audits. As soon as practicable following receipt thereof, copies of all final environmental audits and reports with respect to environmental matters at any Facility or which relate to any environmental liabilities of Parent or its Subsidiaries which, in any such case, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;


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           (p) Market Information. As soon as practicable and in any event no later than forty-five (45) days after the end of each Fiscal Quarter, summary Market information, substantially in the form of Exhibit L, as of the end of such Fiscal Quarter;

           (q) Regulatory Notices. Promptly upon receipt of notice of (i) any forfeiture, non-renewal, cancellation, termination, revocation, suspension, impairment or material modification of any material Communications License held by Parent, Holding Company, Borrower or any of its Subsidiaries, or any notice of default or forfeiture with respect to any such material Communications License, or (ii) any refusal by the FCC or any PUC to renew or extend any such material Communications License, a certificate of an Authorized Officer specifying the nature of such event, the period of existence thereof, and what action Parent, Holding Company, Borrower or its Subsidiaries, as the case may be, are taking and propose to take with respect thereto;

           (r) Information Distributed to Shareholders or other Security Holders. Promptly upon transmission thereof, copies of any filings or registrations with, or reports to, the Securities and Exchange Commission by Parent or any of its Subsidiaries and copies of all financial statements, proxy statements, notices and reports as Parent or any of its Subsidiaries shall send to the holders of their Capital Stock or the holders of Permitted Parent Debt in their capacity as such holders (in each case not theretofore delivered to the Lenders pursuant to this Agreement);

           (s) Projections and Financial Plans. Promptly upon any Authorized Officer of Parent or Borrower obtaining knowledge thereof, written notice of any material change in (i) the operations, activities or business of Parent and its Subsidiaries or (ii) any other material assumption, in each case, from those upon which the forecasts contained in the Projections delivered pursuant to
Section 3.1(i) or any Financial Plan delivered pursuant to Section 5.1(j) were based; and

           (t) Quarterly Access Lines Installed Report. As soon as practicable and in any event no later than forty-five (45) days after the end of each Fiscal Quarter after the Closing Date, a quarterly operational progress report in form satisfactory to the Administrative Agent setting out (1) on a quarterly and cumulative and Market by Market basis, the number of DS-O equivalent installed and sold (i) on-net voice lines, (ii) on-net data lines,
(iii) digital subscriber lines, (iv) total on-net lines, (v) resale lines and
(vi) total lines, and a breakdown of all other types (if any) of product lines sold, together with such other related information as may be reasonably requested by the Administrative Agent; and (2) an updated list of collocation facilities.

           (u) Other Information. With reasonable promptness, such other information and data with respect to Parent or any of its Subsidiaries as from time to time may be reasonably requested by Administrative Agent, Syndication Agent, or any Lender including, without limitation, an annual update to the UCC Questionnaire.


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5.2 EXISTENCE. Except as otherwise permitted under Section 6.9, each Credit
Party will, and will cause each of its Subsidiaries to, at all times take all reasonable action to preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its Telecommunications Business; provided, no Credit Party nor any of its Subsidiaries shall be required to preserve any such existence, right or franchise, licenses and permits if such Person's board of directors (or similar governing body) shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the Telecommunications Business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to Lenders.

5.3 PAYMENT OF TAXES AND CLAIMS. Each Credit Party will, and will cause each of its Subsidiaries to, pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any material penalty or fine accrues thereon, and all claims or obligations of whatever nature (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such Tax, claim or obligation need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as adequate reserves or other appropriate provision, as shall be required in conformity with GAAP, shall have been made therefor, and in the case of a charge or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim. Except as specified in the Tax Sharing Agreement, no Credit Party will, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income Tax return with any Person (other than Parent or any of its Subsidiaries).

5.4 MAINTENANCE OF PROPERTIES. Credit Parties will, and will cause each of their Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in its Telecommunications Business and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof, and Credit Parties shall defend any Collateral against all Persons at any time claiming an interest therein.

5.5 INSURANCE. Holding Company and Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, such comprehensive general liability insurance, third party property damage insurance, business interruption insurance, workers' compensation and employer's liability insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Holding Company, Borrower and Borrower's Subsidiaries as may be satisfactory to the Collateral Agent, but in any event not less than as shown on Schedule 5.5 hereto and made a part hereof, and in each case in such amounts (giving effect to self-insurance in amounts acceptable to the Collateral Agent),

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with such deductibles and limits, covering such risks and otherwise on such terms and conditions as shall be acceptable to the Collateral Agent. Without limiting the generality of the foregoing, Borrower will maintain or cause to be maintained: (a) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (b) replacement value casualty insurance on an all-risks basis on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks and otherwise on such terms and conditions as are acceptable to the Collateral Agent; (c) with respect to each policy of insurance, a waiver of subrogation in favor of the Collateral Agent and the Lenders; and (d) policies of insurance that (i) insure the interests of the Collateral Agent and the Lenders and their respective Affiliates regardless of any breach of or violation by any Credit Party of any warranties, declarations or conditions contained therein, (ii) contain cross liability clauses, (iii) provide that the insurance shall be primary and without right of contribution from any other insurance which may be available to any of the Collateral Agent or Lenders, (iv) provide that the Collateral Agent and the Lenders have no responsibility, obligation or liability for premiums, commissions, assessments or calls in connection with such insurance. Each such policy of liability insurance shall name each of the Collateral Agent and the Lenders and their respective Affiliates, as additional insureds thereunder and in the case of each business interruption and casualty insurance policy, contain a standard lender's loss payable clause or endorsement, satisfactory in form and substance to Collateral Agent, that names Collateral Agent, on behalf of Lenders, as the loss payee thereunder for any covered loss in excess of $1,000,000. Each such policy of insurance shall provide for at least thirty (30) days' prior written notice to Collateral Agent of any reduction of coverage or cancellation of such policy. On the Closing Date and within thirty (30) days prior to each anniversary of the Closing Date, the Borrower shall deliver or cause to be delivered to the Collateral Agent (which shall promptly furnish a copy thereof to each of the Lenders) an insurance broker's opinion letter from the Borrowers' independent insurance agent confirming that the insurance premiums with respect to the policies of insurance required to be maintained pursuant to this Section 5.5 have been paid, that such policies are in full force and effect, and that such policies meet the insurance requirements set forth in this Section 5.5. The Borrower shall also furnish or cause to be furnished to the Collateral Agent (which shall promptly furnish a copy or copies thereof to each of the Lenders) a certificate or certificates of insurance (i) evidencing that all the coverages required to be maintained pursuant to this Section 5.5 have been renewed and continue to be in full force and effect for such period as shall be then stipulated, (ii) specifying the insurers with whom the insurances are carried and (iii) containing such other certifications and undertakings as are customarily provided to Lenders, as reasonably requested by the Collateral Agent or any Lender.

5.6 BOOKS AND RECORDS; INSPECTIONS; LENDERS MEETINGS. Each Credit Party will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP are made of all dealings and transactions in relation to its business and activities. Borrower will, and will cause each of its Subsidiaries to,


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permit any authorized representatives designated by any Lender to visit and inspect any of its facilities, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon not less than five (5) Business Days prior written notice (unless a Default or Event of Default shall have occurred and be continuing, in which circumstances only one (1) day's notice shall be required) and at such reasonable times during normal business hours and as often as may reasonably be requested, in each case, subject to any applicable confidentiality undertakings by Parent and its Subsidiaries to third parties. Parent and Borrower will, upon the request of Administrative Agent or Requisite Lenders, participate in a meeting of Administrative Agent and Lenders once during each Fiscal Year to be held at Borrower's corporate offices (or at such other location as may be agreed to by Borrower and Administrative Agent) at such time as may be agreed to by Borrower and Administrative Agent.

5.7 COMPLIANCE WITH CONTRACTUAL OBLIGATIONS AND LAWS. Each Credit Party will comply, and shall cause each of its Subsidiaries to comply, with the requirements of all material Contractual Obligations and all applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws), noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Parent and Holding Company shall cause each Unrestricted Subsidiary to comply in all material respects with its obligations under each of the Tax Sharing Agreement and the Management Services Agreement.

5.8 ENVIRONMENTAL.

           (a) Environmental Disclosure. Borrower will deliver to
Administrative Agent and Lenders:

                      (i) as soon as reasonably practicable following receipt thereof, copies of notices of Environmental Claims, all final reports of environmental audits, investigations and analyses of any kind or character, whether prepared by personnel of Parent, Holding Company, Borrower or any of Borrower's Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at any Facility which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                      (ii) written notice describing in reasonable detail (A) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws and any remedial action taken by Borrower or any other Person in response thereto which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (B) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a Material Adverse Effect, and
           (C) Borrower's discovery of any occurrence or condition

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           on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

                      (iii) as soon as reasonably practicable following the sending or receipt thereof by Parent, Holding Company, Borrower or any of Borrower's Subsidiaries, a copy of any and all written communications with respect to (A) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect, (B) any Release required to be reported to any federal, state or local governmental or regulatory agency which could reasonably be expected to have a Material Adverse Effect, and (C) any request for information from any governmental agency that suggests such agency is investigating whether Parent, Holding Company, Borrower or any of Borrower's Subsidiaries may be potentially responsible for any Release of Hazardous Materials;

                      (iv) prompt written notice describing in reasonable detail (A) any proposed acquisition of stock, assets, or property by Parent, Holding Company, Borrower or any of Borrower's Subsidiaries that could reasonably be expected to (i) expose Parent, Holding Company, Borrower or any of Borrower's Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) affect the ability of Parent, Holding Company, Borrower or any of Borrower's Subsidiaries to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (B) any proposed action to be taken by Parent, Holding Company, Borrower or any of Borrower's Subsidiaries to modify current operations in a manner that could reasonably be expected to subject Parent, Holding Company, Borrower or any of Borrower's Subsidiaries to any additional material obligations or requirements under any Environmental Laws; and

                      (v) with reasonable promptness, such other documents and information as from time to time may be reasonably requested by Administrative Agent in relation to any matters disclosed pursuant to this Section 5.8(a).

           (b) Hazardous Materials Etc. Parent, Holding Company and Borrower shall promptly take, and Borrower shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) contest or cure any alleged violation of applicable Environmental Laws by Parent, Holding Company, Borrower or Borrower's Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) make an appropriate response to any Environmental Claim against Parent, Holding Company, Borrower or any of Borrower's Subsidiaries and contest or discharge any obligations it may have to any

Person thereunder where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.9 SUBSIDIARIES. In the event that, after the Closing Date, any Person becomes a Subsidiary of Borrower, Borrower shall promptly (i) deliver to Collateral Agent certificates (accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Collateral Agent) representing the Capital Stock of such Subsidiary, which shall be pledged pursuant to the Pledge and Security Agreement and shall deliver to Collateral Agent such other additional agreements or instruments, each in form and substance reasonably satisfactory to the Collateral Agent, as may be necessary or desirable to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid and perfected First Priority security interest in all of the Capital Stock of such Subsidiary (65% in the case of a Foreign Subsidiary), (ii) cause such Subsidiary to become a Guarantor hereunder and a Grantor under the Pledge and Security Agreement by executing and delivering to Administrative Agent a Counterpart Agreement, and (iii) take all such other actions and execute and deliver, or cause to be executed and delivered, all such other documents, instruments, agreements, and certificates similar to those described in Sections 3.1(b) and 3.1(g). With respect to each such Subsidiary, Borrower shall promptly send to Administrative Agent written notice setting forth with respect to such Subsidiary (i) the date on which such Subsidiary became a Subsidiary of Borrower, and (ii) all of the data required to be set forth in Schedules 4.1 and
4.2 with respect to all Subsidiaries of Borrower, and such written notice shall be deemed to supplement Schedules 4.1 and 4.2 for all purposes hereof.

5.10 MATERIAL REAL ESTATE ASSETS. In the event that Borrower or any of its Subsidiaries acquires a Material Real Estate Asset or a Real Estate Asset owned on the Closing Date becomes a Material Real Estate Asset and such interest has not otherwise been made subject to the Lien of the Collateral Documents in favor of Collateral Agent, for the benefit of Secured Parties, then the Borrower or such Subsidiary, contemporaneously with acquiring such Material Real Estate Asset, shall take all such actions and execute and deliver, or cause to be executed and delivered, all such mortgages, documents, instruments, agreements, opinions and certificates as may be reasonably requested by Collateral Agent or Syndication Agent with respect to each such Material Real Estate Asset to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority security interest in or lien on such Material Real Estate Asset. Without prejudice to the generality of the foregoing, in order to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority security interest in Material Real Estate Assets, Collateral Agent shall receive from the Borrower or, as the case may be, the applicable
Subsidiary:

           (i) a fully executed and notarized Mortgage, in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering such Material Real Estate Asset (each, a "MORTGAGED PROPERTY");


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           (ii)  in the case of each Mortgaged Property that is a Leasehold
Property, a Landlord Consent and Estoppel and, if applicable, evidence that such Leasehold Property is a Recorded Leasehold Interest;

           (iii) an opinion of counsel (which counsel shall be reasonably satisfactory to Syndication Agent and Collateral Agent) in the state in which a Mortgaged Property is located with respect to the enforceability of the form(s) of Mortgages to be recorded in such state and such other matters as Syndication Agent and Collateral Agent may reasonably request, in each case in form and substance reasonably satisfactory to Syndication Agent and Collateral Agent;

           (iv) ALTA mortgagee title insurance policies or unconditional commitments therefor issued by a title company with respect to such Mortgaged Property in an amount not less than the fair market value of such Mortgaged Property, together with a title report issued by a title company with respect thereto, and copies of all recorded documents listed as exceptions to title or otherwise referred to therein, each in form and substance reasonably satisfactory to Syndication Agent and Collateral Agent, and evidence that all premiums, recording charges and other sums required in connection with the issuance of all such title policies have been paid in full by the Borrower, or as the case may be, the applicable Subsidiary;

           (v) evidence of flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, in form and substance reasonably satisfactory to Syndication Agent and Collateral Agent; and

           (vi) ALTA surveys of the Mortgaged Property, to the extent available.

In addition to the foregoing, Borrower shall, at the request of Requisite Lenders, deliver, from time to time (but no more frequently than once during any calendar year), to Collateral Agent such appraisals as are required by law or regulation of Real Estate Assets with respect to which Administrative Agent has been granted a Lien. Borrower's or its Subsidiary's obligation to deliver or cause to be delivered a Landlord Consent and Estoppel to the Collateral Agent under clause (ii) above shall (in the case of Real Estate Assets owned on the Closing Date which become Material Real Estate Assets, but not in the case of Material Real Estate Assets acquired after the Closing Date) be limited to Borrower's or such Subsidiary's reasonable commercial efforts. Collateral Agent, on behalf of the Lenders, hereby acknowledges and agrees that the use of reasonable commercial efforts shall not require Borrower or its Subsidiary to pay money (other than reasonable fees) or waive any contractual or other rights in order to obtain such Landlord Consent and Estoppel.



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5.11 INTEREST RATE PROTECTION. No later than one year following the Closing Date and at all times thereafter, Borrower shall, if necessary to satisfy the requirements set forth in this Section 5.11, enter into and thereafter maintain, or caused to be maintained, in effect one or more Interest Rate Agreements for a term and otherwise in form and substance reasonably satisfactory to Syndication Agent, which Interest Rate Agreements (when taken together with other fixed rate debt) shall at all times effectively limit the interest costs to Borrower with respect to an aggregate notional principal amount of not less than 50% of the aggregate principal amount of the Total Borrower Debt.

5.12 REQUIRED CONTRIBUTION. On or prior to December 31, 2000, Holding Company shall have received the Required Contribution from Parent and shall have further contributed or reserved for that purpose all such Required Contribution to Borrower in each case, in the form of common equity and otherwise in a manner and on terms and conditions reasonably satisfactory to Syndication Agent.

5.13 CERTAIN POST CLOSING MATTERS.

           (a) Within 45 days after the Closing Date, Borrower shall

                      (i) use reasonable commercial efforts to obtain from each Person identified on Schedule 5.13(a) an acknowledgment letter in favor of Collateral Agent, for the benefit of Lenders, in the form of Exhibit N with respect to each corresponding agreement listed on such Schedule 5.13(a).

                      (ii) use reasonable commercial efforts to ensure the delivery to the Collateral Agent, in the case of each Leasehold Property listed on Schedule 3.1 in respect of which one was not delivered prior to the Closing Date pursuant to Section 3.1(g)(v), a Landlord Personal Property Collateral Access Agreement with respect thereto; and

                      (iii) use reasonable commercial efforts to obtain a consent to the collateral assignment to Collateral Agent, Syndication Agent and Lenders of rights existing under all Material Contracts listed on Schedule 5.13(b), such consent in form and substance reasonably satisfactory to Collateral Agent. Collateral Agent, on behalf of the Lenders, hereby acknowledges and agrees that the use of reasonable commercial efforts shall not require Borrower or its Subsidiaries to pay money (other than reasonable fees) or waive any contractual or other rights in order to obtain such consent.

           (b) Within 45 days after the Closing Date, Holding Company shall deliver to Agents and Lenders a Management Services Agreement entered into by Holding Company and each Unrestricted Subsidiary designed to fairly and equitably allocate overhead and management costs and expenses incurred by Holding Company for the benefit of Unrestricted Subsidiaries



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CREDIT AND GUARANTY AGREEMENT       CONFORMED
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among the Unrestricted Subsidiaries and require Unrestricted Subsidiaries to reimburse Holding Company for such allocated amounts on fair and equitable terms.

           (c) Within forty-five (45) days after the Closing Date, the Borrower shall furnish to the Collateral Agent (which Collateral Agent shall promptly furnish to the Lenders if requested) post-closing searches made with respect to the personal or mixed property (including fixtures) of the Credit Parties, reflecting the filing of the UCC Financing Statements referred to in
Section 3.1(g)(iii) hereof.

           (d) Within forty-five days of the acquisition of a new Leasehold Property (at which Collateral having an aggregate book value in excess of $1,000,000 is to be located) by any Credit Party, such Credit Party shall deliver to the Collateral Agent, a Landlord Personal Property Collateral Access Agreement. Each Credit Party shall not permit Collateral having an aggregate book value in excess of $1,000,000 at any time to be located at a Leasehold Property in respect of which such Credit Party has not delivered or used reasonable commercial efforts (including, without limitation, the payment of reasonable fees or other such reasonable amounts as may be necessary) to ensure the delivery to the Collateral Agent, of a Landlord Personal Property Collateral Access Agreement.

           (e) As soon as possible after the Closing Date, and in any event prior to December 31, 2000, Parent shall contribute to Holding Company all of Parent's Telecommunications Assets, Real Estate Assets and transportation assets.

5.14 GEOGRAPHIC MARKET REPORTING REQUIREMENT. From and after the date of incurrence by Parent of any Permitted Parent Debt, Parent and Borrower will, within forty-five days following the last day of each Fiscal Quarter, jointly deliver to Administrative Agent (which shall promptly deliver copies thereof to the Lenders) a certificate of an Authorized Officer of Parent setting forth (a) a good-faith estimate (based upon assumptions included in the most recent Financial Plan) of the remaining cost, as of the last day of such Fiscal Quarter, to complete the build-out of the Geographic Markets contemplated by such Financial Plan and (b) the aggregate amount of Cash and Cash Equivalents held by Parent and its Subsidiaries as of the last day of such Fiscal Quarter.

5.15 FURTHER ASSURANCES. At any time or from time to time upon the request of Administrative Agent, each Credit Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as Administrative Agent may reasonably request in order to effect fully the purposes of the Credit Documents to which it is a party. In furtherance and not in limitation of the foregoing, each Credit Party shall take such actions as Administrative Agent or the Collateral Agent may reasonably request from time to time (including, without limitation, the execution and delivery of guaranties, security agreements, pledge agreements, mortgages, deeds of trust, landlord's consents and estoppels, control


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agreements, stock powers, financing statements and other documents, the filing or recording of any of the foregoing, title insurance with respect to any of the foregoing that relates to any Real Estate Asset, and the delivery of stock certificates and other collateral with respect to which perfection is obtained by possession) to ensure that the Obligations are guarantied by the Guarantors and are secured by (i) substantially all of the assets of each of the Borrower and its Subsidiaries (including a pledge of all of the Capital Stock of each of their respective Domestic Subsidiaries and 65% of all of the Capital Stock of each of their Foreign Subsidiaries), (ii) substantially all of the assets of Holding Company (including a pledge of all of the Capital Stock of Borrower but not any Unrestricted Subsidiaries), and (iii) all of the Capital Stock of Holding Company, in each case, as provided in this Agreement.

SECTION 6. NEGATIVE COVENANTS

Parent, Borrower and Holding Company, and to the extent set forth below, each other Credit Party, covenants and agrees that, so long as any Commitment is in effect and until payment in full in same day funds of all Obligations and cancellation or expiration of all Letters of Credit, it shall perform, and shall cause each of its Subsidiaries to perform, all applicable covenants in this
Section 6.

6.1 BORROWER INDEBTEDNESS. Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

           (a) the Obligations including any Indebtedness under any Hedge Agreement with any Lender Counterparty;

           (b) Indebtedness of any Guarantor Subsidiary to Borrower or to any other Guarantor Subsidiary, or of Borrower to any Guarantor Subsidiary; provided, (i) all such Indebtedness shall be evidenced by promissory notes and all such notes shall be subject to a First Priority Lien pursuant to the Pledge and Security Agreement, (ii) all such Indebtedness shall be unsecured and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement that, in any such case, is reasonably satisfactory to Administrative Agent (Administrative Agent and the Lenders hereby acknowledging and agreeing that such subordination provisions shall permit the free flow of funds among Borrower and the Guarantor Subsidiaries in connection with such Indebtedness prior to the occurrence of a Default and thereafter upon the cure or waiver of such Default), and (iii) any payment by any such Guarantor Subsidiary under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any Indebtedness owed by such Subsidiary to Borrower or to any of its Subsidiaries for whose benefit such payment is made;



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           (c) Indebtedness which may be deemed to exist pursuant to any guaranties, performance bonds, surety bonds, statutory, appeal or similar obligations (other than for borrowed money) incurred in the ordinary course of business;

           (d) guaranties by Borrower of Indebtedness of a Guarantor
Subsidiary or guaranties by a Subsidiary of Borrower of Indebtedness of Borrower or a Guarantor Subsidiary with respect, in each case, to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.1;

           (e) Indebtedness described in Schedule 6.1, but not any extensions, renewals or replacements of such Indebtedness except (i) renewals and extensions expressly provided for in the agreements evidencing any such Indebtedness as the same are in effect on the date of this Agreement and (ii) refinancings and extensions of any such Indebtedness if the terms and conditions thereof are not less favorable to the obligor thereon or to the Lenders than the Indebtedness being refinanced or extended, and the average life to maturity thereof is greater than or equal to that of the Indebtedness being refinanced or extended; provided, such Indebtedness permitted under the immediately preceding clause (i) or (ii) above shall not (A) include Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or refinanced,
(B) exceed in a principal amount the Indebtedness being renewed, extended or refinanced or (C) be incurred, created or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom;

           (f) Indebtedness with respect to Capital Leases in an aggregate amount not to exceed at any time $15,000,000; and

           (g) Indebtedness with respect to the financing of fixed or capital assets secured by Liens permitted in Section 6.2(g) in an aggregate amount not to exceed at any time $10,000,000.

6.1A PARENT INDEBTEDNESS. Parent shall not, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

           (a) the Obligations including any Indebtedness under any Hedge Agreement with any Lender Counterparty;

           (b) unsecured Indebtedness described in Schedule 6.1A, but not any extensions, renewals or replacements of such Indebtedness except renewals and extensions expressly provided for in the agreements evidencing any such Indebtedness as the same are in effect on the date of this Agreement; and




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           (c) additional Indebtedness of Parent, provided that (i)(A) the terms of such additional Indebtedness shall not contain any cross-default provisions (but may include a cross-acceleration provision), (B) the terms of such additional Indebtedness shall not contain any financial maintenance covenants, (C) such additional Indebtedness shall not be secured by any asset of Parent or any of its Subsidiaries (other than restricted Cash or Cash Equivalents allocated from the funds representing such Indebtedness securing prefunded interest payments), (D) no portion of the principal of such additional Indebtedness shall be scheduled to be nor shall be redeemed, repurchased or otherwise repaid or prepaid (voluntarily or mandatorily) prior to the date that is six months after the Revolving Loan Maturity Date or, if later, any New Term Loan Maturity Date, and (E) such Indebtedness shall otherwise be on terms then customary for high-yield debt Securities of comparable issuers; (ii) the net proceeds of such Indebtedness (other than any portion of the proceeds of such Indebtedness required to prefund interest payments on such Indebtedness) incurred by Parent shall be contributed as common equity to Holding Company;
(iii) if Borrower shall not have achieved at least twenty-one (21) Completed Markets, Holding Company shall contribute to Borrower as common equity the net proceeds of such Indebtedness referred to in the preceding clause (ii); (iv) the terms and conditions of the contribution referred to in the immediately preceding clause (iii) shall be reasonably satisfactory to Requisite Lenders and
(v) Lenders shall have received evidence reasonably satisfactory to Requisite Lenders, that, after giving effect to the incurrence of such Indebtedness, (1) Borrower and Parent shall be in pro forma compliance with the financial covenants set forth in Sections 6.6 or 6.7, as applicable and Section 6.8, respectively and (2) no Default or Event of Default shall exist.

6.1B HOLDING COMPANY INDEBTEDNESS. Holding Company shall not, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except the Obligations (including any Indebtedness under any Hedge Agreement with any Lender Counterparty.) Notwithstanding the foregoing, but subject always to
Section 6.8, Unrestricted Subsidiaries of Holding Company shall be able to create, incur, assume or guaranty, or otherwise become or remain liable with respect to secured or unsecured Indebtedness.

6.2 LIENS. Parent, Holding Company and Borrower shall not, nor shall Borrower permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any of its property or assets of any kind (including any document or instrument in respect of goods or accounts receivable but excluding, in the case of Holding Company, the Capital Stock and assets of its Unrestricted Subsidiaries), whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC of any State or under any similar recording or notice statute, except:

           (a) Liens in favor of Collateral Agent for the benefit of Secured Parties granted pursuant to any Credit Document;



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           (b) Liens for Taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of Borrower or its Subsidiaries as may be required in conformity with GAAP;

           (c) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

           (d) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

           (e) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety, customs and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

           (f) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that are not substantial in amount and that, individually or in the aggregate, do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of Borrower or any of its Subsidiaries;

           (g) Liens securing Indebtedness of Borrower or any of its Subsidiaries incurred pursuant to Section 6.1(g), provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, and (iii) the amount of the Indebtedness secured thereby is not increased beyond the cost of such acquisition;

           (h) any interest or title of a lessor (or sublessor) under any lease (or sublease) entered into by the Borrower or any other Subsidiary in the ordinary course of its business and covering only the assets so leased (or subleased);

           (i) judgment Liens with respect to judgments not in excess of $5,000,000, in the aggregate and with respect to which Lien execution has been stayed within thirty (30) days by appropriate judicial proceedings or the posting of an appeal bond or other security; and

           (j) statutory and common law landlord's Liens under leases to which any Credit Party is a party.



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6.3 EQUITABLE LIEN; NO FURTHER NEGATIVE PLEDGES. If Borrower or any of its
Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Permitted Liens, it shall make or cause to be made effective provisions whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not otherwise permitted hereby. Except with respect to (a) specific property encumbered to secure payment of particular Indebtedness permitted hereunder, or to be sold pursuant to an executed agreement with respect to a permitted Asset Sale and (b) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or similar agreements, as the case may be), neither Borrower nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired. Parent shall not enter into any agreement that prohibits or limits the ability of Parent to create, incur, assume or suffer to exist any Lien upon the Capital Stock of Borrower other than this Agreement and the other Credit Documents.

6.4 RESTRICTED JUNIOR PAYMENTS; RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS.

           (a) Borrower and Holding Company shall not directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment except the following shall be permitted:

                      (i) after December 31, 2003, so long as (A) no Default or Event of Default shall have occurred and be continuing or shall be caused thereby and (B) Borrower and Parent shall have delivered to Administrative Agent certificates demonstrating compliance on a pro forma basis, after giving effect to such payment and the application of the proceeds thereof, with the financial covenants set forth in Sections 6.6 or 6.7, as applicable and Section 6.8, respectively, Borrower may declare and pay Restricted Junior Payments to Holding Company, in amounts no greater than the amounts of scheduled cash interest payments in respect of the Contributed Parent Debt, provided that such interest payments shall not exceed an amount then owed in respect of the portion of the Indebtedness the proceeds of which were used to fund such Contributed Parent Debt, provided further, that such dividends may only be paid as and when such interest become due and payable and Holding Company may distribute such dividends to Parent;

                      (ii) so long as no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, Borrower may make Restricted Junior Payments to Holding Company to reimburse Holding Company for general management costs and expenses associated with the operations of Borrower and its Subsidiaries;


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                      (iii) so long as no Default or Event of Default shall
           have occurred and be continuing or shall be caused thereby, Borrower may make Restricted Junior Payments to Holding Company and Parent to the extent necessary to permit Parent to discharge the consolidated tax liabilities of Parent and its Subsidiaries (other than any such liability or portion thereof which is attributable to the activities of any Unrestricted Subsidiary and which Holding Company and Parent hereby undertake to cause to be paid by the relevant Unrestricted Subsidiary to Holding Company pursuant to the Tax Sharing Agreement), in each case so long as Parent applies the amount of any such Restricted Junior Payment for such purpose;

                      (iv) so long as no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, Borrower may make Restricted Junior Payments to Holding Company in an aggregate amount not to exceed $18,000,000, to the extent necessary to finance the purchase of Telecommunications Assets by Holding Company; and

                      (v) so long as no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, Holding Company may declare and pay dividends to Parent in amounts no greater than the amount of scheduled cash interest payments in respect of the Permitted Parent Debt the proceeds of which were used to make Investments in Unrestricted Subsidiaries; provided that such dividends do not exceed a corresponding amount of dividends paid by Unrestricted Subsidiaries to Holding Company; provided further that, such interest payments shall not exceed an amount then owed in respect of the portion of the Permitted Parent Debt the proceeds of which were used to fund Investments in such Unrestricted Subsidiaries, provided further that, such dividends may only be paid as and when such interest on such Permitted Parent Debt becomes due and payable.

           (b) Except as provided herein, Borrower shall not, nor shall it permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of Borrower to (i) pay dividends or make any other distributions on any of such Subsidiary's Capital Stock owned by Parent or any other Subsidiary of Parent, (ii) repay or prepay any Indebtedness owed by such Subsidiary to Borrower or any other Subsidiary of Parent, (iii) make loans or advances to Parent or any other Subsidiary of Parent, or (iv) transfer any of its property or assets to Parent or any other Subsidiary of Parent other than
(1) customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the ordinary course of business, and (2) restrictions that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Capital Stock not otherwise prohibited under this Agreement to the extent imposed on such property, assets or Capital Stock.

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6.5 INVESTMENTS. Parent, Holding Company and Borrower shall not, nor shall any of them permit any of their respective Subsidiaries (other than Unrestricted Subsidiaries) to, directly or indirectly, make or own any Investment in any Person, including without limitation any Joint Venture, except:

           (a) Cash Equivalents;

           (b) equity Investments owned as of the Closing Date in any Subsidiary and Investments made after the Closing Date in Holding Company (with respect to Parent), Borrower or Wholly Owned Subsidiaries of Borrower;

           (c) in the case of Borrower, Investments (i) in accounts receivable arising and trade credit granted in the ordinary course of business and in any Securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors or in satisfaction of a judgment and (ii) deposits, prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of Borrower and its Subsidiaries;

           (d) in the case of Borrower, intercompany loans to the extent permitted under Section 6.1(b);

           (e) in the case of Borrower, Capital Expenditures permitted by
Section 6.6;

           (f) in the case of Borrower and Holding Company, loans and advances to employees of Borrower, Holding Company and their respective Subsidiaries made in the ordinary course of business up to an aggregate principal amount not to exceed $1,000,000 in the aggregate;

           (g) in the case of Borrower, Investments made in connection with acquisitions permitted pursuant to Section 6.9;

           (h) Investments described in Schedule 6.5;

           (i) Investments in assets useful in the Telecommunications Business of Holding Company, Borrower and their respective Subsidiaries (other than Unrestricted Subsidiaries) with Net Asset Sale Proceeds and Net
Insurance/Condemnation Proceeds, in each case, in accordance with the provisions of this Agreement;

           (j) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility, workers' compensation, performance and other similar deposits in the ordinary course of business;



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           (k) in the case of Borrower, promissory notes and other
Indebtedness received in connection with Asset Sales permitted by Section 6.9 to an aggregate amount not to exceed $5,000,000 at any one time outstanding; provided that any such promissory note (or series of related promissory notes) payable in a principal amount equal to or greater than $250,000 shall have been delivered to the Administrative Agent to be held as Collateral pursuant to the Pledge and Security Agreement; and, in the case of Holding Company, promissory notes and other Indebtedness received in connection with the sale of any Unrestricted Subsidiary; and.

           (l) other cash Investments by Holding Company (other than
Investments referred to in Section 6.5(m)) in an amount not to exceed, the Available Proceeds Amount on the date of such Investment; provided that (i) immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom, and
(ii) Parent and its Subsidiaries shall be in compliance with, immediately before and after giving pro forma effect to such Investment, Sections 6.6, 6.7 or 6.8, as applicable; and

           (m) with respect to Holding Company, Investments in Unrestricted Subsidiaries established or acquired pursuant to Sections 6.18 or 6.21, respectively, so long as (1) Holding Company does not use funds or assets of Borrower or its Subsidiaries to consummate any such Investment, (2) the amount of each such Investment does not exceed the Available Proceeds Amount on the date of such Investment, (3) after giving effect to such Investment, Holding Company has Cash and Cash Equivalents on deposit which are sufficient, when added to the Cash and Cash Equivalents which Borrower has on deposit and any unused availability under the Commitments, to fund fully the remaining build-out of Geographic Markets at that time, (4) immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom, (5) all transactions in connection therewith shall be consummated in accordance with all applicable laws and in conformity with all applicable Governmental Authorizations, (6) Parent and its Subsidiaries shall be in compliance with, immediately before and after giving pro forma effect to such Investment, Sections 6.6, 6.7 or 6.8, as applicable, and (7) Parent shall, in respect of Investments in excess of $10,000,000 in aggregate since the delivery of the last such Compliance Certificate, have delivered to Administrative Agent prior to such proposed Investment, a Compliance Certificate evidencing compliance with (x) clause (3) above and (y) Sections 6.6, 6.7 or 6.8, as applicable, as required under clause (6) above, together with all relevant financial information with respect to such Investment, including, without limitation, the aggregate amount of such Investment and any other information required to demonstrate compliance with Sections 6.6, 6.7 or 6.8, as applicable.

6.6 STAGE 1 BORROWER FINANCIAL COVENANTS. During Stage 1:

           (a) Minimum Revenues. Borrower shall not permit Revenues as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending December 31, 2000, to be less





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than the correlative amount indicated as set forth on Schedule 6.6(a) (in each case as such amount may be adjusted pursuant to Section 6.6(g)).

           (b) Minimum Access Lines. As of the last day of each Fiscal
Quarter, beginning with December 31, 2000, Borrower shall have in place at least the Access Lines projected for such date, which amounts are set forth on
Schedule 6.6(b) (in each case as such amounts may be adjusted pursuant to Section 6.6 (g)).

           (c) Minimum EBITDA/ Maximum EBITDA Loss. Borrower shall not permit Borrower EBITDA as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending December 31, 2000, to be less than the correlative amount indicated as set forth on Schedule 6.6(c) as such amounts may be adjusted pursuant to Section 6.6 (g).

           (d) Total Borrower Debt to Total Borrower Capitalization. At any time during Stage 1, Borrower shall not permit the ratio of Total Borrower Debt to Total Borrower Capitalization to exceed (i) 0.50:1.00 so long as Total Borrower Debt constitutes the only Total Parent Debt outstanding and (ii) at all other times during Stage 1, 0.40:1.00.

           (e) Maximum Capital Expenditures. Parent, Holding Company and Borrower shall not and shall not permit their Subsidiaries (other than Unrestricted Subsidiaries) to make or incur Capital Expenditures, in any Fiscal Year indicated on Schedule 6.6(e), in an aggregate amount in excess of the corresponding amount set forth on Schedule 6.6(e), provided that (i) any amount (not to exceed 75% of the amount set forth in Schedule 6.6(e) for a Fiscal Year not expended during such Fiscal Year) not so expended in the Fiscal Year for which it is permitted may be carried over for expenditure in the immediately succeeding Fiscal Year; (ii) any amount carried over pursuant to subclause (i) and not expended during such immediately succeeding Fiscal Year (not exceeding
(x) 50% of the amount set forth in Schedule 6.6(e) for a Fiscal Year not expended during such Fiscal Year minus (y) the amount carried over pursuant to subclause (i) which was expended during the succeeding Fiscal Year) may be carried over again to the next succeeding Fiscal Year; and (iii) Capital Expenditures made pursuant hereto during any Fiscal Year shall be deemed made, first, in respect of amounts permitted for such Fiscal Year and, second, in respect of amounts carried over from the preceding Fiscal Year pursuant to subclause (i) above and, third, in respect of amounts carried over from the Fiscal Year prior to the preceding Fiscal Year pursuant to subclause (ii) above; provided further that Holding Company may make or incur capital expenditures (in excess of the amounts otherwise permitted under this Section 6.6(e) but calculated on the same basis) in an amount not in excess of the Available Proceeds Amount.

           (f) Total Borrower Debt to Gross PP&E. Borrower shall not permit the ratio of Total Borrower Debt to Gross PP&E to exceed 0.75:1.00 at any time during Stage 1.



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           (g) Certain Calculations. (i) For purposes of determining compliance with the financial covenants set forth in Section 6.6(a), (b) and (c), the minimum Revenues, Access Lines and Minimum EBITDA/Maximum EBITDA Loss specified in such Sections shall be increased for any period in which a Subject Acquisition has occurred and each succeeding period thereafter by 100% of the Revenues and Access Lines (if any) and Consolidated EBITDA of the entity or assets being acquired for the then most recently completed Fiscal Quarter prior to the date of such acquisition using the historical financial statements of such entity, and the consolidated financial statements of Borrower and its Subsidiaries shall be restated on a pro forma basis as if such transaction had been consummated at the beginning of such period; and all such pro forma adjustments shall be accompanied by a Financial Officer Certification.

           (ii) For purposes of determining compliance with the financial covenants set forth in Section 6.6(a), (b) and (c), the minimum Revenues, Access Lines and Consolidated EBITDA specified in such Sections shall be decreased for any period in which a Subject Asset Sale has occurred and each succeeding period thereafter by 100% of the Revenues, Access Lines (if any) and Consolidated EBITDA of the entity or assets being sold for the then most recently completed Fiscal Quarter prior to the date of such sale and the consolidated financial statements of Borrower and its Subsidiaries shall be restated on a pro forma basis as if such transaction had been consummated at the beginning of such period; and all such pro forma adjustments shall be accompanied by a Financial Officer Certification. Further, the covenant levels set forth in Sections 6.6(a), (b) and (c) assume consummation of the TriVergent Acquisition on October 1, 2000. For the purposes of determining compliance with such covenants, the consolidated financial statements of Borrower and its Subsidiaries shall be restated on a pro forma basis as if the TriVergent Acquisition had so then been consummated.

6.7 STAGE 2 FINANCIAL COVENANTS. During Stage 2:

           (a) Total Borrower Leverage Ratio. Borrower shall not permit the Total Borrower Leverage Ratio as of the last day of any Fiscal Quarter during Stage 2 to exceed the correlative ratio indicated as set forth on Schedule 6.7(a).

           (b) Interest Coverage Ratio. Borrower shall not permit the Interest Coverage Ratio as of the last day of any Fiscal Quarter during Stage 2 to be less than 2.5:1 (other than the third Fiscal Quarter of 2003 when it shall not be less than 2.25:1).

           (c) Fixed Charge Coverage Ratio. Borrower shall not permit the
Fixed Charge Coverage Ratio as of the last day of any Fiscal Quarter during Stage 2 to be less than the correlative ratio indicated as set forth on Schedule 6.7(c).

           (d) Debt Service Coverage Ratio. Borrower shall not permit the Debt Service Coverage Ratio as of the last day of any Fiscal Quarter during Stage 2 to be less than the correlative ratio indicated as set forth on Schedule 6.7(d).



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6.8 PARENT FINANCIAL COVENANTS.

           (a) Total Parent Debt to Total Parent Capitalization. Parent shall not permit the ratio of Total Parent Debt to Total Parent Capitalization to exceed 0.70:1.00 at any time.

           (b) Total Parent Leverage Ratio. Parent shall not permit the Total Parent Leverage Ratio as of the last day of any Fiscal Quarter commencing with the Fiscal Quarter ending December 31, 2003, to exceed the correlative ratio indicated as set forth on Schedule 6.8(b).

           (c) Total Parent Senior Secured Debt to Total Parent
Capitalization. Parent shall not permit the ratio of Total Parent Senior Secured Debt to Total Parent Capitalization to exceed 0.4:1.00 at any time when Total Borrower Debt does not constitute the only Total Parent Debt outstanding.

           (d) Total Parent Senior Secured Leverage Ratio. Parent shall not permit the Total Parent Senior Secured Leverage Ratio as of the last day of any Fiscal Quarter commencing with the Fiscal Quarter ending December 31, 2003, to exceed the correlative ratio indicated as set forth on Schedule 6.8(d).

6.9 FUNDAMENTAL CHANGES; DISPOSITION OF ASSETS; ACQUISITIONS. Holding Company shall not, nor shall it permit any of its Subsidiaries (other than Unrestricted Subsidiaries) to, enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, or acquire by purchase or otherwise (other than purchases or other acquisitions of Telecommunications Assets) the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except:

           (a) any Subsidiary of Borrower may be merged with or into Borrower or any Guarantor Subsidiary, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Borrower or any Guarantor Subsidiary; provided, in the case of such a merger with the Borrower, the Borrower shall be the continuing or surviving Person and in the case of such a merger with any Guarantor Subsidiary, a Wholly Owned Subsidiary of the Borrower shall be the continuing or surviving Person;

           (b) sales or other dispositions of assets that do not constitute Asset Sales;



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           (c) subject to the requirements of Section 2.12(a), Asset Sales (I)
yielding gross proceeds (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) not in excess of (x) $500,000 in the aggregate for any Fiscal Year, and (y) $1,000,000 in the aggregate during the term of this Agreement, or (II) consisting of sales of voice circuit equipment;

           (d) licenses to or from other Persons of Intellectual Property by Parent or any Subsidiary;

           (e) Permitted Acquisitions;

           (f) Investments made in accordance with Section 6.5; and

           (g) in the case of Holding Company, sales of the Capital Stock of Unrestricted Subsidiaries.

6.10 DISPOSAL OF SUBSIDIARY INTERESTS. Except for any sale of all of its interest in the Capital Stock of any of its Subsidiaries in compliance with the provisions of Section 6.9, Parent shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries (other than Unrestricted Subsidiaries), except to Borrower or any Guarantor Subsidiaries (subject to the restrictions on such disposition otherwise imposed hereunder), or to qualify directors if required by applicable law.

6.11 SALES AND LEASE-BACKS. Except as described on Schedule 6.11 and subject to the proviso therein (but not any amendment, replacement or refinancing thereof), Holding Company shall not, nor shall it permit any of its Subsidiaries (other than Unrestricted Subsidiaries) to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which Holding Company or any of its Subsidiaries (a) has sold or transferred or is to sell or to transfer to any other Person (other than Borrower or any Guarantor Subsidiaries), or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by Holding Company or any of its Subsidiaries to any Person (other than Borrower or any Guarantor Subsidiaries) in connection with such lease.

6.12 SALE OR DISCOUNT OF RECEIVABLES. Holding Company shall not, nor shall it permit any of its Subsidiaries (other than Unrestricted Subsidiaries) to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable (it being understood that the restrictions contained in this Section 6.12 shall not apply to any write-off of bad debt in the ordinary course of business consistent with prior practice).



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6.13 TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES AND UNRESTRICTED
SUBSIDIARIES. Parent shall not, nor shall it permit any of its Subsidiaries (other than Unrestricted Subsidiaries) to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with (i) any holder of 10% or more of any class of Capital Stock of Parent or any of its Subsidiaries or (ii) any Affiliate of Parent or of any such holder (other than in either case, a Subsidiary of Parent) or (iii) any Unrestricted Subsidiary or any Affiliate of any Unrestricted Subsidiary, on terms that are less favorable to Parent or that Subsidiary or Affiliate, as the case may be, than those that might be obtained at the time from a Person who is not such a holder or Affiliate or Unrestricted Subsidiary; provided that, without prejudice to the generality of the foregoing, Holding Company shall not directly or indirectly provide any services to any Unrestricted Subsidiary other than pursuant to the Management Services Agreement; provided, the foregoing restriction shall not apply to (a) any transaction between Borrower and any Guarantor Subsidiary or between any of the Guarantor Subsidiaries; (b) reasonable and customary director fees and expenses paid to, and reasonable and customary indemnity provided on behalf of officers and directors of Parent and its Subsidiaries; (c) compensation arrangements entered into in the ordinary course for officers and other employees of Parent and its Subsidiaries entered into in the ordinary course of business; (d) transactions described in Schedule 6.13; and (e) Investments made by Holding Company in Unrestricted Subsidiaries pursuant to Section 6.5(l), 6.5(m), 6.18 and 6.21.

6.14 CONDUCT OF BUSINESS. From and after the Closing Date, neither Borrower nor any of its Subsidiaries shall engage in any business other than (a) the Telecommunications Business, in the Geographic Markets and (b) such other lines of business as may be consented to by Requisite Lenders.

6.15 AMENDMENTS OR WAIVERS OF RELATED AGREEMENTS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, amend or otherwise modify any material terms of (i) the Management Services Agreement or the Tax Sharing Agreement in a manner which is, in the reasonable opinion of the Administrative Agent, materially adverse to the Lenders or (ii) the Stock Agreements so as to
(a) conflict with any obligations of any Credit Party under the Credit Documents or (b) affect any outstanding equity commitments (in excess of $250,000 in the aggregate) thereunder, without in each case obtaining the prior written consent of Requisite Lenders to such amendment, or other modification. Borrower shall ensure that a copy of any amendment or other modification of a Related Agreement (whether or not requiring such consent pursuant to this Section 6.15) is promptly delivered to the Administrative Agent.

6.16 DISPOSITION OF LICENSES, ETC. From and after the Closing Date, Borrower shall not sell, assign, transfer or otherwise dispose or attempt to dispose of in any way any Governmental Authorization or any other licenses, permits or approvals, the assignments, transfer or disposal of which would result in a Material Adverse Effect, without the prior written consent of the Requisite Lenders.



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6.17 FISCAL YEAR. No Credit Party shall, nor shall it permit any of its
Subsidiaries to change its Fiscal Year-end from December 31st.

6.18 HOLDING COMPANY SUBSIDIARIES.

           (a) Holding Company may not establish any Unrestricted
Subsidiaries unless (i) Holding Company does not invest funds or assets of Borrower or its Subsidiaries in any Unrestricted Subsidiary (other than assets described in Schedule 6.18 having an aggregate book value not in excess of the Available Proceeds Amount on the date of such investment), (ii) the amount of each Investment made in any Unrestricted Subsidiary (including, without limitation, the costs of such establishment) does not exceed the Available Proceeds Amount on the date of such Investment, (iii) Holding Company shall have delivered a certificate of an Authorized Officer of Holding Company stating that (and setting forth in reasonable detail the relevant information) Holding Company has Cash and Cash Equivalents on deposit which are sufficient, when added to the Cash and Cash Equivalents which Borrower has on deposit, any committed equity subscriptions and any unused availability under the Commitments, to fund fully the remaining build-out of the Geographic Markets at that time, (iv) immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom, (v) all transactions in connection therewith shall be consummated in accordance with all applicable laws and in conformity with all applicable Governmental Authorizations, (vi) Parent and its Subsidiaries shall be in compliance with, immediately before and after giving pro forma effect to such establishment, Sections 6.6, 6.7 or 6.8, as applicable, (vii) such Unrestricted Subsidiary accedes to each of the Tax Sharing Agreement and the Management Services Agreement and (viii) Parent shall have delivered to Administrative Agent at least 5 Business Days prior to such proposed establishment, a Compliance Certificate evidencing compliance with Sections 6.6,
6.7 or 6.8, as applicable, as required under clause (vi) above, together with all relevant financial information with respect to the assets of such Unrestricted Subsidiary, including, without limitation, the aggregate amount invested in such Unrestricted Subsidiary and any other information required to demonstrate compliance with Sections 6.6, 6.7 or 6.8, as applicable. No Unrestricted Subsidiary shall, either directly or indirectly, enter into any business other than the Telecommunications Business in a Market.

           (b) Holding Company may make a capital contribution of the Capital Stock of any Unrestricted Subsidiary to Borrower such that it ceases be an Unrestricted Subsidiary and becomes a Subsidiary of Borrower (an "RS CONVERSION") only if:

                      (i)   such Subsidiary is engaged in the
           Telecommunications Business in a Geographic Market or in an Other Market which, following written request by the Borrower, the Requisite Lenders agree to designate as a Geographic Market;



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                      (ii)  no Event of Default shall have occurred and be
           continuing at the time of or after giving effect to such RS
           Conversion;

                      (iii) after giving effect to such RS Conversion, Parent and each of it Subsidiaries would be in compliance with each of the covenants set forth in Section 6.6, 6.7 or 6.8, as applicable, calculated on a pro forma basis as if such RS Conversion had occurred immediately prior to the first day of the relevant period specified in such Section, as applicable;

                      (iv) Holding Company has delivered to the Syndication Agent and the Administrative Agent (x) written notice of such RS Conversion, (y) a certificate, dated the effective date of such RS Conversion, of an Authorized Officer of Holding Company and Parent stating that no Event of Default has occurred and is continuing and setting forth reasonably detailed calculations demonstrating pro forma compliance with Section 6.6, 6.7 or 6.8, as applicable, in accordance with clause (iii) above, and (z) a revised Financial Plan in form and substance reasonably satisfactory to the Syndication Agent which revised Financial Plan demonstrates that (i) the Borrower's business (after giving effect to such RS Conversion) in all existing and proposed Geographic Markets, as described in such revised Financial Plan, is fully financed and (2) each of the Borrower and Parent is in pro forma compliance with its financial covenants as required pursuant to clause (iii) above; and

                      (v) all Indebtedness of such Subsidiary outstanding and all Liens on assets of such Subsidiary existing immediately following the RS Conversion would, if initially incurred at such time, have been permitted to be incurred pursuant to Sections 6.1 and 6.2.

           (c) None of Parent, Holding Company or any Subsidiary of Borrower shall at any time (x) provide a Guaranty of any Indebtedness of any Unrestricted Subsidiary, (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any other Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon (or cause such Indebtedness or the payment thereof to be accelerated, payable or subject to repurchase prior to its final scheduled maturity) upon the occurrence of a default with respect to any other Indebtedness that is Indebtedness of an Unrestricted Subsidiary.

6.19 PARENT SUBSIDIARIES. Parent may not establish any direct Subsidiaries other than Holding Company.


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6.20 LIMITATION ON PARENT BUSINESS. From and after December 31, 2000, Parent shall not engage in any business other than owning Holding Company and issuing Indebtedness permitted pursuant to Section 6.1A. Until December 31, 2000, Parent shall not engage in any business or activity other than (i) those referred to in the immediately preceding sentence and (ii) Telecommunications Business in which it already actively engages on the Closing Date. From and after December 31, 2000, Parent shall not retain beneficial ownership of any assets other than its interests in Holding Company.

6.21 LIMITATION ON HOLDING COMPANY BUSINESS. Holding Company shall not engage in any business other than (i) owning the Capital Stock of Borrower and Unrestricted Subsidiaries permitted pursuant to Section 6.18 or acquired in compliance in with this Section 6.21, (ii) owning and operating Telecommunications Assets and (iii) making Investments in accordance with
Section 6.5. Other than the assets described in Schedule 6.18 having an aggregate book value not in excess of the Available Proceeds Amount on the date of transfer, Holding Company shall not, nor shall it permit any of its Unrestricted Subsidiaries to, acquire by purchase or otherwise, the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except any such acquisition in connection with the development or build-out of a Market, so long as (1) Holding Company does not use funds or assets of Borrower or its Subsidiaries to consummate any such acquisition, (2) the amount of each Investment (including, without limitation, the costs of such acquisition) made in any Unrestricted Subsidiary does not exceed the Available Proceeds Amount on the date of such Investment, (3) Holding Company shall have delivered to the Administrative Agent a certificate of an Authorized Officer of Holding Company stating that (and setting forth in reasonable detail the relevant information) Holding Company has Cash and Cash Equivalents on deposit which are sufficient, when added to the Cash and Cash Equivalents which Borrower has on deposit and any unused availability under the Commitments, to fund fully the remaining build-out of the Geographic Markets identified on Schedule 1.1 and any additional Geographic Markets so designated, (4) immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom, (5) all transactions in connection therewith shall be consummated in accordance with all applicable laws and in conformity with all applicable Governmental Authorizations, (6) Parent and its Subsidiaries shall be in compliance with, immediately before and after giving pro forma effect to such acquisition, Sections 6.6, 6.7 or 6.8, as applicable,
(7) such Unrestricted Subsidiary accedes to each of the Tax Sharing Agreement and the Management Services Agreement and (8) Parent shall have delivered to Administrative Agent at least five (5) Business Days prior to such proposed acquisition, a Compliance Certificate evidencing compliance with Sections 6.6,
6.7 or 6.8, as applicable, as required under clause (6) above, together with all relevant financial information with respect to such acquired assets, including, without limitation, the aggregate consideration for such acquisition and any other information required to demonstrate compliance with Sections 6.6, 6.7 or 6.8, as applicable. Holding Company shall not own any assets other than (a) Telecommunications Assets and (b) its interest in Borrower and any Unrestricted Subsidiaries existing as of the Closing Date and specified in



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Schedule 6.21 or permitted pursuant to Section 6.18 or acquired in compliance with the provisions of this Section 6.21.

SECTION 7. GUARANTY

7.1 GUARANTY OF THE OBLIGATIONS. Subject to the provisions of Section 7.2, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to Administrative Agent for the ratable benefit of the Beneficiaries the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)) (collectively, the "GUARANTEED OBLIGATIONS").

7.2 CONTRIBUTION BY GUARANTORS.

           (a) Each Guarantor desires to allocate among themselves (collectively, the "CONTRIBUTING GUARANTORS"), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a "FUNDING GUARANTOR") under this Guaranty that exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the amount of such other Contributing Guarantor's Fair Share Shortfall as of such date, with the result that all such contributions will cause each Contributing Guarantor's Aggregate Payments to equal its Fair Share as of such date. "FAIR SHARE" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations Guarantied. "FAIR SHARE SHORTFALL" means, with respect to a Contributing Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Contributing Guarantor over the Aggregate Payments of such Contributing Guarantor. "FAIR SHARE CONTRIBUTION AMOUNT" means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the "FAIR SHARE CONTRIBUTION AMOUNT" with respect to any Contributing Guarantor for purposes of this Section 7.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. "AGGREGATE PAYMENTS" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including, without limitation, in respect of this Section 7.2), minus (b) the aggregate



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amount of all payments received on or before such date by such Contributing
Guarantor from the other Contributing Guarantors as contributions under this
Section 7.2. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 7.2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.2.

           (b) Anything contained in this guaranty to the contrary notwithstanding, if any Fraudulent Transfer Law (as hereinafter defined) is determined by a court of competent jurisdiction to be applicable to the obligations of any Guarantor under this guaranty, such obligations of such Guarantor hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law or foreign law (collectively, the "FRAUDULENT TRANSFER LAWS"), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor (x) in respect of intercompany indebtedness to Borrower or other Affiliates of Borrower to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder and (y) under any guaranty of unsecured subordinated notes which guaranty contains a limitation as to maximum amount similar to that set forth in this subsection 7.2(b)), and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Guarantor pursuant to applicable law or pursuant to the terms of any agreement as contemplated by subsection 7.2(a).

7.3 PAYMENT BY GUARANTORS. Subject to Section 7.2, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)), Guarantors will upon demand pay, or cause to be paid, in Cash, to Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for Borrower's becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Borrower for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.



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7.4 LIABILITY OF GUARANTORS ABSOLUTE. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed
Obligations in Cash. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

           (a) this Guaranty is a guaranty of payment when due and not of collectibility. This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

           (b) Administrative Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between Borrower and any Beneficiary with respect to the existence of such Event of Default;

           (c) the obligations of each Guarantor hereunder are independent of the obligations of Borrower and the obligations of any other guarantor (including any other Guarantor) of the obligations of Borrower, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Borrower or any of such other guarantors and whether or not Borrower is joined in any such action or actions;

           (d) payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor's liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor's covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor in Cash, limit, affect, modify or abridge any other Guarantor's liability hereunder in respect of the Guaranteed Obligations;

           (e) any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor's liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof of the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed



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Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith or the applicable Hedge Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Borrower or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Credit Documents or the Hedge Agreements; and

           (f) this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations in Cash), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents or the Hedge Agreements, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Credit Documents, any of the Hedge Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Credit Document, such Hedge Agreement or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect;
(iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents or any of the Hedge Agreements or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary's consent to the change, reorganization or termination of the corporate structure or existence of Parent or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims which Borrower may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act



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or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

7.5 WAIVERS BY GUARANTORS. Each Guarantor hereby waives, for the benefit of
Beneficiaries: (1) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against Borrower, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of Borrower or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (2) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Borrower or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations in Cash; (3) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (4) any defense based upon any Beneficiary's errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (5) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor's obligations hereunder; (6) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof; (7) any rights to set-offs, recoupments and counterclaims, and promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (8) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, the Hedge Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Borrower and notices of any of the matters referred to in Section 7.4 and any right to consent to any thereof; and (9) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

7.6 GUARANTORS' RIGHTS OF SUBROGATION, CONTRIBUTION, ETC. Until the Guaranteed Obligations shall have been indefeasibly paid in full in Cash and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Borrower or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common



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law or otherwise and including without limitation any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Borrower with respect to the Guaranteed Obligations, any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Borrower, and any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guaranteed Obligations shall have been indefeasibly paid in full in Cash and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including, without limitation, any such right of contribution as contemplated by Section 7.2. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Borrower, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally and indefeasibly paid in full in Cash, such amount shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.


7.7 SUBORDINATION OF OTHER OBLIGATIONS. Any Indebtedness of Borrower or any Guarantor now or hereafter held by any Guarantor (the "OBLIGEE GUARANTOR") is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

7.8 CONTINUING GUARANTY. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been finally and indefeasibly paid in full in Cash and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.



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7.9 AUTHORITY OF GUARANTORS OR BORROWER. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

7.10 FINANCIAL CONDITION OF BORROWER. Any Credit Extension may be made to Borrower or continued from time to time, and any Hedge Agreements may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of Borrower at the time of any such grant or continuation or at the time such Hedge Agreement is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor's assessment, of the financial condition of Borrower. Each Guarantor has adequate means to obtain information from Borrower on a continuing basis concerning the financial condition of Borrower and its ability to perform its obligations under the Credit Documents and the Hedge Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Borrower and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Borrower now known or hereafter known by any Beneficiary.

7.11 BANKRUPTCY, ETC.

           (a) So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Administrative Agent acting pursuant to the instructions of Requisite Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against Borrower or any other Guarantor. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Borrower or any other Guarantor or by any defense which Borrower or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

           (b) Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve Borrower of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Administrative Agent, or allow the claim of Administrative



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Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

           (c) In the event that all or any portion of the Guaranteed Obligations are paid by Borrower, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise (whether by demand, settlement, litigation or otherwise), and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

7.12 NOTICE OF EVENTS. As soon as any Guarantor obtains knowledge thereof, such Guarantor shall give Administrative Agent written notice of any condition or event which has resulted in a material adverse change in the financial condition of any Guarantor or Borrower or a breach of or noncompliance with any term, condition or covenant contained herein, any other Credit Document, any Hedge Agreement or any other document delivered pursuant hereto or thereto.

7.13 DISCHARGE OF GUARANTY UPON SALE OF GUARANTOR. If all of the Capital Stock of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such Asset Sale; provided, as a condition precedent to such discharge and release, Administrative Agent shall have received evidence satisfactory to it that arrangements satisfactory to it have been made for delivery to Administrative Agent of the applicable Net Asset Sale Proceeds of such disposition pursuant to Section 2.12(a).

7.14 SUBSIDIARIES OF TRIVERGENT. The obligations as Guarantors hereunder of Subsidiaries of TriVergent executing this Agreement as of the date hereof shall not become effective until consummation of the TriVergent Acquisition by filing of the Certificate of Merger with the Secretary of State of the State of Delaware on November 1, 2000.

SECTION 8. EVENTS OF DEFAULT

8.1 EVENTS OF DEFAULT. If any one or more of the following conditions or events (each, an "Event of Default") shall occur:

           (a) Failure to Make Payments When Due. Failure by Borrower to (i) pay when due any installment of principal of any Loan, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; (ii) pay when due any



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amount payable to Issuing Bank in reimbursement of any drawing under a Letter of
Credit; (iii) pay any interest on any Loan or any fee due hereunder within five
(5) days after the date due or (iv) reimburse or indemnify the Administrative Agent, any of the other Agents or the Lenders for any expense reimbursable or indemnity hereunder or under any other Credit Document or any of the other Obligations within ten (10) Business Days following demand for such reimbursement or payment of expenses; or

           (b) Default in Other Agreements. (i) Failure of any Credit Party to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 8.1(a)) in an aggregate principal amount of, in the case of the Parent or any of its Subsidiaries (other than Borrower and its Subsidiaries), $5,000,000 or more or, in the case of Borrower and its Subsidiaries, $3,000,000 or more, in each case beyond the grace period, if any, provided therefor; or
(ii) breach or default by any Credit Party with respect to any other material term of one or more items of Indebtedness in the individual or aggregate principal amounts referred to in clause (i) above or any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or

           (c) Breach of Certain Covenants. Failure of any Credit Party to perform or comply with any term or condition contained in Section 2.4, Section 5.1(g), Section 5.2 (other than by an immaterial Subsidiary) or Section 6; or

           (d) Breach of Representations, etc. Any representation, warranty, certification or other statement made or deemed made by any Credit Party in any Credit Document or in any statement or certificate at any time given by any Credit Party or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made; or

           (e) Other Defaults Under Credit Documents. Any Credit Party shall default in the performance of or compliance with any term contained herein or any of the other Credit Documents, other than any such term referred to in any other Section of this Section 8.1, and such default shall not have been remedied or waived within thirty (30) days after the earlier of (i) an Authorized Officer of such Credit Party having actual knowledge of such default or (ii) receipt by Borrower of notice from Administrative Agent or any Lender of such default; or

           (f) 8.1.6 Involuntary Bankruptcy; Appointment of Receiver, etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of Parent or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable



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bankruptcy, insolvency or similar law now or hereafter in effect, adjudicating
Parent or any of its Subsidiaries as a bankrupt or insolvent debtor or ordering a reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other similar relief with respect to Parent or any of its Subsidiaries, which decree or order is not stayed; or (ii) an involuntary case shall be commenced against Parent or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises in an involuntary case for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Parent or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Parent or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Parent or any of its Subsidiaries, and any such event described in this clause (ii) shall continue for sixty (60) days without having been dismissed, bonded or discharged; or

           (g) Voluntary Bankruptcy; Appointment of Receiver, etc. (i) Parent or any of its Subsidiaries shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property, or Parent or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (ii) Parent or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or (iii) the board of directors (or similar governing body) of Parent or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.1(f); or

           (h) Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process involving (i) in the case of Parent or any of its Subsidiaries (other than the Borrower or any of its Subsidiaries) an amount in excess of $5,000,000 or (ii) in the case of Borrower or any of its Subsidiaries, an amount in excess of $3,000,000 (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Parent or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days (or in any event later than five days prior to the date of any proposed sale thereunder); or

           (i) Dissolution. Any order, judgment or decree shall be entered against any Credit Party in an involuntary case under any other applicable federal or state law, decreeing the



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dissolution or split up of such Credit Party, and such order shall remain undischarged or unstayed or unbonded for a period in excess of sixty (60) days;
or

           (j) Employee Benefit Plans. There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of Parent, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $5,000,000 during the term hereof; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension
Plans with respect to which assets exceed benefit liabilities), which exceeds $5,000,000; or

           (k) Change of Control. A Change of Control shall occur; or

           (l) Guaranties, Collateral Documents and other Credit Documents. At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Obligations guaranteed thereby in Cash, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement, the Tax Sharing Agreement, the Management Services Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in Cash in accordance with the terms hereof) or shall be declared null and void, or Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral (other than by reason of a release of Collateral in accordance with the terms hereof or thereof) purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document, in each case for any reason other than the negligent or willful failure of Collateral Agent to take any action within its control and required of it by the Credit Documents, or (iii) any Credit Party shall contest the validity or enforceability of any Credit Document, the Tax Sharing Agreement or the Management Services Agreement in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Credit Document to which it is a party;

           (m) any of the following events shall occur and the occurrence thereof, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect: (i) any filing with, license, permit, certification or franchise granted by, or authorization or other consent or approval of, the FCC, any PUC or any other Governmental Authority (collectively, "REGULATORY AUTHORIZATIONS") (x) shall not be made or obtained, as the case may be, as and when required to permit (A) the continuing conduct by Borrower and its Subsidiaries of their respective businesses and operations in substantially the manner then being conducted and (B) the performance by each Credit Party of its obligations under the Credit Documents or (y) shall be cancelled, terminated, rescinded, revoked, suspended, materially impaired or otherwise finally denied renewal, or shall cease to be in full force and effect, or (ii) any proceeding shall have been



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instituted by or shall have been commenced before any court, the FCC, any PUC or any other Governmental Authority that could reasonably be expected to result in (x) cancellation, termination, rescission, revocation, suspension, material impairment or denial of renewal of any Regulatory Authorization or
(y) a modification of any Regulatory Authorization in a material adverse respect or a renewal thereof on terms that materially and adversely affect the economic or commercial value or usefulness thereof, or (iii) any material Interconnection Agreement shall be terminated and not renewed or replaced or shall be suspended or otherwise materially impaired, or shall be renegotiated and renewed or replaced on terms that materially and adversely affect the economic or commercial value or usefulness thereof, whether by action of the parties thereto or by action of or under, modification to, or rescinding of the Communications Act or any other applicable laws or regulations, in whole or in part.

THEN, (1) upon the occurrence of any Event of Default described in Section 8.1(f) or 8.1(g), automatically, and (2) upon the occurrence of any other Event of Default, at the request of (or with the consent of) Requisite Lenders, upon notice to Borrower by Administrative Agent, (A) the Revolving Credit Commitments, Delayed Draw Term Loan Commitments and Nortel Networks Loan Commitments, if any, of each Lender having such Commitments and the obligation of Issuing Bank to issue any Letter of Credit shall immediately terminate; (B) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party: (i) the unpaid principal amount of and accrued interest on the Loans, (ii) an amount equal to the maximum amount that may at any time have been drawn under all Letters of Credit then outstanding (regardless of whether any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letters of Credit), and (iii) all other Obligations; provided, the foregoing shall not affect in any way the obligations of Lenders under Section 2.2(e); (C) the Administrative Agent may cause the Collateral Agent to enforce any and all Liens and security interests created pursuant to Collateral Documents; and (D) Administrative Agent shall direct Borrower to pay (and Borrower hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Section 8.1(f) and (g), to pay) to Administrative Agent such additional amounts of cash, to be held as security for Borrower's reimbursement Obligations in respect of Letters of Credit then outstanding, equal to the Letter of Credit Usage at such time.

SECTION 9. AGENTS

9.1 APPOINTMENT OF AGENTS. GSCP is hereby appointed Sole Lead Arranger, Sole Book Runner and Syndication Agent hereunder, and each Lender hereby authorizes Sole Lead Arranger, Sole Book Runner and Syndication Agent to act as its agents in accordance with the terms hereof and the other Credit Documents. First Union is hereby appointed Administrative Agent hereunder and under the other Credit Documents and each Lender hereby authorizes



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Administrative Agent to act as its agent in accordance with the terms hereof and the other Credit Documents (for purposes of this Section 9, the terms "Administrative Agent" and "Agent" shall include First Union in its capacity as Collateral Agent pursuant to the Collateral Documents). Barclays is hereby appointed Documentation Agent hereunder, and each Lender hereby authorizes Documentation Agent to act as its agent in accordance with the terms hereof and the other Credit Documents. Each Agent hereby agrees to act upon the express conditions contained herein and the other Credit Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Agents and Lenders and no Credit Party shall have any rights as a third party beneficiary of any of the provisions thereof other than the right to receive notices pursuant to the first two sentences of Section 9.7. In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Parent or any of its Subsidiaries. Each of Syndication Agent and Documentation Agent, without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates. As of the Closing Date, all the respective obligations of GSCP, in its capacity as Sole Lead Arranger, and Barclays, in its capacity as Documentation Agent, shall terminate. First Union is hereby appointed as the Collateral Agent under the Pledge and Security Agreement and the other Collateral Documents and each Lender hereby authorizes First Union to act as Collateral Agent for its benefit and for the benefit of the other Secured Parties (as defined in the Pledge and Security Agreement). Each Lender further authorizes the Administrative Agent to be the agent in connection with the Guaranty.

9.2 POWERS AND DUTIES. Each Lender irrevocably authorizes each Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Credit Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Credit Documents, a fiduciary relationship in respect of any Lender; and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein. Without prejudice to the generality of the foregoing, in exercising the discretion delegated to it pursuant to the definition of "Landlord Personal Property Collateral Access Agreement" in Section 1.1 and pursuant to Sections 5.1(k), 5.5, 5.15 and 6.1(b)(ii), the Administrative Agent and/or Collateral Agent, as applicable, shall, if so requested by any Agent, consult with such Agent and act in accordance with such Agent's reasonable instructions, other than where the Administrative Agent or the Collateral Agent, as applicable, reasonably determines that such instructions are materially adverse to the interests of the other Agents and Lenders hereunder.



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9.3 GENERAL IMMUNITY.

           (a) No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency hereof or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to Lenders or by or on behalf of any Credit Party to any Agent or any Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents by any Credit Party, or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default. Anything contained herein to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

           (b) Exculpatory Provisions. No Agent nor any of its officers, partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted by any Agent under or in connection with any of the Credit Documents except to the extent caused by such Agent's gross negligence or willful misconduct. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Parent and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Credit Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5), except with respect to such Agent's gross negligence or willful misconduct.



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9.4 AGENTS ENTITLED TO ACT AS LENDER. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, each Agent in its individual capacity, shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term "Lender" shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent in its individual capacity, and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Parent or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrower for services in connection herewith and otherwise without having to account for the same to Lenders.

9.5 LENDERS' REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENT. Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Parent and its Subsidiaries in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Parent and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

9.6 RIGHT TO INDEMNITY. Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent is required hereunder to be, and shall not have been reimbursed by any Credit Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as such Agent in any way relating to or arising out hereof or the other Credit Documents; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender's Pro Rata Share thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss,


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damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

9.7 SUCCESSOR ADMINISTRATIVE AGENT. Administrative Agent may resign at any time by giving thirty (30) days' prior written notice thereof to Lenders and Borrower, and Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Borrower and Administrative Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days' notice to Borrower, to appoint a successor Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall promptly (i) transfer to such successor Administrative Agent all sums, Securities and other items of Collateral held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under the Credit Documents, and (ii) execute and deliver to such successor Administrative Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent of the security interests created under the Collateral Documents, whereupon such retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring or removed Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent hereunder. For purposes of this Section 9.7, any reference to "Administrative Agent" also shall be deemed to be and include a reference to "Collateral Agent."

9.8 COLLATERAL DOCUMENTS AND GUARANTY.

           (a) Agent under Collateral Documents and Guaranty. Each Lender hereby further authorizes Administrative Agent or Collateral Agent, as applicable, on behalf of and for the benefit of Lenders, to be the agent for and representative of Lenders with respect to the Guaranty, the Collateral and the Collateral Documents. Subject to Section 10.5, without further written consent or authorization from Lenders, each of Administrative Agent and Collateral Agent, as applicable may execute any documents or instruments necessary to (i) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted hereby or to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented or (ii) release any Guarantor from the Guaranty pursuant to Section 7.13 or with respect to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented.



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           (b) Right to Realize on Collateral and Enforce Guaranty. Anything
contained in any of the Credit Documents to the contrary notwithstanding, each Credit Party, Collateral Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by Collateral Agent, for the benefit of Secured Parties in accordance with the terms hereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by Collateral Agent, and (ii) in the event of a foreclosure by Collateral Agent on any of the Collateral pursuant to a public or private sale, Administrative Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Administrative Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Administrative Agent at such sale.

SECTION 10. MISCELLANEOUS

10.1 NOTICES. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to a Credit Party, Sole Lead Arranger, Syndication Agent, Administrative Agent, Issuing Bank or Documentation Agent, shall be sent to such Person's address as set forth on Appendix B or in the other relevant Credit Document, and in the case of any Lender, the address as indicated on Appendix B or otherwise indicated to Administrative Agent in writing. Each notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, no notice to any Agent shall be effective until received by such Agent.

10.2 EXPENSES. Whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to pay promptly (a) all the actual and reasonable out of pocket costs and expenses of Sole Lead Arranger and Syndication Agent associated with the syndication of the credit facilities hereunder and expenses of preparation of the Credit Documents and any consents, amendments, waivers or other modifications thereto; (b) all the costs of furnishing all opinions by counsel for any Credit Party (including any opinions requested by Lenders as to any legal matters arising hereunder) and of confirming each Credit Party's performance of and compliance with all agreements and conditions on its part to be performed or complied with hereunder and the other Credit Documents, including with respect to confirming compliance with environmental, insurance and solvency requirements; (c) the reasonable fees, expenses and disbursements of counsel to the Syndication Agent (including allocated costs of internal counsel)



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in connection with the negotiation, preparation, execution of the Credit
Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by any Credit Party; (d) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Collateral Agent, for the benefit of Secured Parties pursuant hereto, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel providing any opinions that any Agent or Requisite Lenders may request in respect of the Collateral or the Liens created pursuant to the Collateral Documents; (e) all the actual costs and reasonable fees, expenses and disbursements of any auditors, accountants, consultants or appraisers; (f) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Administrative Agent and its counsel) in connection with the custody or preservation of any of the Collateral; (g) all other actual and reasonable costs and expenses incurred by each Agent in connection with the syndication of the Loans and Commitments and the negotiation, preparation and execution of the Credit Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (h) after the occurrence of a Default or an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by any Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents by reason of such Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out" or pursuant to any insolvency or bankruptcy cases or proceedings.

10.3 INDEMNITY. In addition to the payment of expenses pursuant to Section 10.2, whether or not the transactions contemplated hereby shall be consummated, each Credit Party agrees to defend, indemnify, pay and hold harmless, each Agent and Lender and each of their or their Affiliates' respective officers, partners, directors, trustees, employees and agents (each, an "INDEMNITEE"), from and against any and all Indemnified Liabilities; provided, no Credit Party shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of that Indemnitee, as determined by a court of competent jurisdiction in a final, non-appealable judgment, order or decree. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Credit Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them. Promptly after receipt by an Indemnitee of notice of the commencement of any investigative, administrative or judicial proceeding in respect of which a claim for indemnification is to be made against a Credit Party hereunder (any such proceeding being an "Indemnified Proceeding"), such Indemnitee will notify the Credit Parties in writing of the commencement thereof; provided, that (a) the omission



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so to notify the Credit Parties will not relieve the Credit Parties from any liability which they may have to any Indemnitee except to the extent that the Credit Parties have been materially prejudiced by such failure to give notice and (b) the omission so to notify the Credit Parties will not relieve the Credit Parties from any liability that they may have to any Indemnitee otherwise than on account of the indemnity provided for hereunder. In case any such Indemnified Proceedings are brought against any Indemnitee and it notifies the Credit Parties in writing of the commencement thereof, the Credit Parties will be entitled to participate therein and may elect by written notice delivered to such Indemnitee to assume the defense thereof, with counsel reasonably satisfactory to such Indemnitee; provided, however, that if in any such Indemnified Proceedings such Indemnitee shall have concluded that there may be legal defenses available to it which are different from or additional to those available to the Credit Parties, such Indemnitee shall have the right to retain separate counsel to assert such legal defenses and to otherwise participate in the defense of such Indemnified Proceedings on behalf of such Indemnitee. Upon receipt of notice from the Credit Parties to such Indemnitee of their election to assume the defense of such Indemnified Proceedings and approval by such Indemnitee of counsel, the Credit Parties will not be liable to such Indemnitee under this Section 10.3 for any legal services subsequently incurred by such Indemnitee in connection with the defense thereof (other than reasonable costs of investigation) unless (1) such Indemnitee shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the Indemnitee shall not be liable for the reasonable expenses of more than one separate counsel (plus not more than one separate local counsel in any jurisdiction), approved by Administrative Agent, representing the Indemnities who are parties to such Indemnified Proceedings), (2) the Credit Parties shall not have employed counsel reasonably satisfactory to such Indemnitee to represent such Indemnitee within a reasonable time after notice of commencement of the Indemnified Proceedings, (3) the Credit Parties shall have authorized in writing the employment of counsel for such Indemnitees or (4) the use of counsel chosen by the Credit Parties to represent such Indemnitees would present such counsel with a conflict of interest, and except that, if clause (1) or (3) is applicable, such liability shall be only in respect of the counsel referred to in clause (1) or (3).

10.4 SET-OFF. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by each Credit Party at any time or from time to time subject to the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to any Credit Party or to any other Person (other than Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Credit Party against and on account of the obligations and liabilities of any Credit Party to such Lender hereunder, under the Letters of Credit and participations therein and under the other Credit Documents, including all claims of any nature or description arising out of or connected hereto, the Letters of Credit



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and participations therein or with any other Credit Document, irrespective of whether or not (i) such Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder or under any other Credit Document, shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured. Each Credit Party hereby further grants to Administrative Agent and each Lender a security interest in all Deposit Accounts maintained with Administrative Agent or such Lender as security for the Obligations.

10.5 AMENDMENTS AND WAIVERS.

           (a) Requisite Lenders' Consent. Subject to Sections 10.5(b) and 10.5(c), no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of the Requisite Lenders.

           (b) Affected Lenders' Consent. Without the written consent of each Lender (other than a Defaulting Lender) that would be affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would:

                      (i) extend the scheduled final maturity of any Loan or Note;
                      (ii) waive, reduce or postpone any scheduled repayment (but not prepayment), or any reimbursement obligations in connection with any Letter of Credit, or any scheduled reduction of the Revolving Loan Commitments or waive or postpone the Revolving Loan Commitment Termination Date or the Delayed Draw Term Loan Commitment Termination Date or the Nortel Networks Loan Commitment Termination Date;

                      (iii) extend the stated expiration date of any Letter of Credit beyond the Revolving Loan Commitment Termination Date;

                      (iv) reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.8) or any fee or other amount payable hereunder or under any of the other Credit Documents;

                      (v) extend the time for payment of any such interest or fees;

                      (vi) reduce the principal amount of any Loan or any reimbursement obligation in respect of any Letter of Credit;



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                      (vii) amend, modify, terminate or waive any provision of
           this Section 10.5(b) or Section 10.5(c) or Section 10.6(a);

                      (viii) amend the definition of "REQUISITE LENDERS" or "PRO RATA SHARE"; provided, with the consent of Requisite Lenders (except that such consent shall not be required in the case of Indebtedness incurred or commitments made under Section 2.1(a)(v) of this Agreement), additional extensions of credit pursuant hereto may be included in the determination of "REQUISITE LENDERS" or "PRO RATA SHARE" on substantially the same basis as the Tranche A Term Loan Commitments, the Tranche A Term Loans, the Delayed Draw Term Loan Commitments, the Delayed Draw Term Loans, the Nortel Networks Loan Commitments, the Nortel Networks Loans, the Revolving Loan Commitments, the Revolving Loans, the New Term Loan Commitments and the New Term Loans are included on the Closing Date;

                      (ix) release or otherwise subordinate all or substantially all of the Collateral or all or substantially all of the Guarantors from the Guaranty except as expressly provided in the Credit Documents;

                      (x) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Credit Document; or

                      (xi) amend the provisions relating to the use of proceeds of Nortel Networks Loans in Section 2.4.

           (c) Other Consents. No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall:

                      (i) increase any Commitment of any Lender over the amount thereof then in effect without the consent of such Lender; provided, no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default shall constitute an increase in any Commitment of any Lender;

                      (ii) amend the definition of "REQUISITE CLASS LENDERS" without the consent of Requisite Class Lenders of each Class affected by such amendment; provided, with the consent of the Requisite Lenders, additional extensions of credit pursuant hereto may be included in the determination of such "REQUISITE CLASS LENDERS" on substantially the same basis as the Tranche A Term Loan Commitments, the Tranche A Term Loans, the Delayed Draw Term Loans Commitments, the Delayed Draw Term Loans, the Nortel Networks Loan Commitments, the Nortel Networks Loans, the Revolving Credit Commitments, the Revolving Loans, the New Term Loan Commitments and the New Term Loans are included on the Closing Date;



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                      (iii) alter the required application of any repayments or
           prepayments as between Classes pursuant to Section 2.13 without the consent of Requisite Class Lenders of each Class which is being allocated a lesser repayment or prepayment as a result thereof; provided, Requisite Lenders may waive, in whole or in part, any prepayment so long as the application, as between Classes, of any portion of such prepayment which is still required to be made is not altered;

                      (iv) amend, modify, terminate or waive any obligation of Lenders relating to the purchase of participations in Letters of Credit as provided in Section 2.2(e) without the written consent of Administrative Agent and of Issuing Bank;

                      (v) amend, modify, terminate or waive any provision of
           Section 9 or Section 10 as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent; or

                      (vi) increase the aggregate amount of the New Revolving Loan Commitments, New Delayed Draw Term Loan Commitments and New Term Commitments permitted to be requested by Borrower pursuant to
           Section 2.1(a)(v) above $100,000,000 without the consent of all Lenders.

           (d) Execution of Amendments, etc. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party.

10.6 SUCCESSORS AND ASSIGNS; PARTICIPATIONS.

           (a) Generally. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. No Credit Party's rights or obligations hereunder nor any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders.

           (b) Register. Borrower, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case, unless and until an Assignment



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Agreement effecting the assignment or transfer thereof shall have been delivered to and accepted by Administrative Agent and recorded in the Register as provided in Section 10.6(e). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding
Commitments or Loans.

           (c) Right to Assign. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including, without limitation, all or a portion of its Commitment or Loans owing to it, Note or Notes held by it, or other Obligation (provided, however, that each such assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any Revolving Loan and its related Commitments):

                      (i) to any Person meeting the criteria of clause (i) of the definition of the term of "Eligible Assignee" upon the giving of notice to Borrower and Administrative Agent; and

                      (ii) to any Person meeting the criteria of clause (ii) of the definition of the term of "Eligible Assignee" and, in the case of assignments of Loans or Commitments to any such Person (except in the case of assignments made by or to GSCP or to another Lender), consented to by each of Borrower and Administrative Agent (such consent not to be (x) unreasonably withheld or delayed or (y) in the case of Borrower, required at any time an Event of Default shall have occurred and then be continuing); provided that such consent shall not be required if such Person has combined capital and surplus of not less than $300,000,000 or its equivalent in foreign currency, whose long-term certificate of deposit rating or long-term senior unsecured debt rating is rated "BBB" or higher by S&P and "Baa2" or higher by Moody's Investor Service, Inc. or an equivalent or higher rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing rating of investments; provided, further each such assignment pursuant to this Section 10.6(c)(ii) shall be in an aggregate amount of not less than $5,000,000 (or such lesser amount as may be agreed to by Borrower and Administrative Agent or as shall constitute the aggregate amount of Commitments, and other Obligations of the assigning Lender); provided further that after giving effect to such assignment, the assigning Lender shall have Commitments and Loans aggregating at least $2,000,000 (unless such assigning Lender is assigning all of its Commitments and Loans), in each case unless otherwise agreed to the Borrower and the Administrative Agent.

           (d) Mechanics. The assigning Lender and the assignee thereof shall execute and deliver to Administrative Agent an Assignment Agreement, together with (i) (except in the case of any assignment to an Affiliate of the assigning Lender) a processing and recordation fee of



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$500 in the case of assignments pursuant to Section 10.6(c)(i) or made by or to
GSCP, and $2000 in the case of all other assignments (except that only one fee shall be payable in the case of contemporaneous assignments to Related Funds), and (ii) such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to Section 2.19(c).

           (e) Notice of Assignment. Upon its receipt of a duly executed and completed Assignment Agreement, together with (if applicable) the processing and recordation fee referred to in Section 10.6(d) (and any forms, certificates or other evidence required by this Agreement in connection therewith), Administrative Agent shall record the information contained in such Assignment Agreement in the Register, shall give prompt notice thereof to Borrower and shall maintain a copy of such Assignment Agreement.

           (f) Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon executing and delivering an Assignment Agreement, as the case may be, represents and warrants as of the Closing Date or as of the applicable Effective Date (as defined in the applicable Assignment Agreement) that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Commitments or Loans, as the case may be; and (iii) it will make or invest in, as the case may be, its Commitments or Loans for its own account in the ordinary course of its business and without a view to distribution of such Commitments or Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 10.6, the disposition of such Commitments or Loans or any interests therein shall at all times remain within its exclusive control).

           (g) Effect of Assignment. Subject to the terms and conditions of this
Section 10.6, as of the "Effective Date" specified in the applicable Assignment
Agreement: (i) the assignee thereunder shall have the rights and obligations of a "Lender" hereunder to the extent such rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement and shall thereafter be a party hereto and a "Lender" for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned thereby pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination hereof under Section 10.8) and be released from its obligations hereunder (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations hereunder, such Lender shall cease to be a party hereto; provided, anything contained in any of the Credit Documents to the contrary notwithstanding, (x) Issuing Bank shall continue to have all rights and obligations thereof with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder) and (y) such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender

CREDIT AND GUARANTY AGREEMENT       CONFORMED
hereunder; (iii) the Revolving Loan Commitments shall be modified to reflect the Revolving Loan Commitment of such assignee and any remaining Revolving Loan Commitment of such assigning Lender, if any; (iv) the Delayed Draw Term Loan Commitments shall be modified to reflect the Delayed Draw Term Loan Commitment of such assignee and any remaining Delayed Draw Term Loan Commitment of such assigning Lender, if any; (5) the Nortel Networks Loan Commitments shall be modified to reflect the Nortel Networks Loan Commitment of such assigning Lender, if any; and (6) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Administrative Agent for cancellation, and thereupon Borrower shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Commitments and/or outstanding Loans of the assignee and/or the assigning Lender.

           (h) Participations. Each Lender shall have the right at any time to sell one or more participations to any Person (other than Parent, any of its Subsidiaries or any of its Affiliates) in all or any part of its Commitments or Loans or in any other Obligation. The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment modification or waiver that would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Loan Commitment Termination Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement or (iii) release or subordinate the Collateral Agent's lien with respect to all or substantially all of the Collateral under the Collateral Documents or release any of the Guarantors from their obligations hereunder or subordinate any of their obligations hereunder (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. All amounts payable by any Credit Party hereunder, including amounts payable to such Lender pursuant to Section 2.17(c), 2.18 or 2.19, shall be determined as if such Lender had not sold such participation. Each Credit Party and each Lender hereby acknowledge and agree that, solely for purposes of Sections 2.16 and 10.4, (1) any participation will give rise to a direct obligation of each Credit Party to the participant and (2) the participant shall be considered to be a "Lender."

CREDIT AND GUARANTY AGREEMENT       CONFORMED

           (i) Certain Other Assignments. In addition to any other assignment permitted pursuant to this Section 10.6, (i) any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its Notes, if any, to secure obligations of such Lender, including any pledge or assignment to secure obligations to any Federal Reserve Bank, or as collateral security for any loan or other financing transaction as in or in connection with any securitization or other similar transaction, and this Section 10.6 shall not apply to any such pledge or assignment of a security interest or other transaction described herein; provided, (x) no Lender, as between Borrower and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and (y) in no event shall the applicable Federal Reserve Bank or trustee or other financing party be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder and (z) any transfer of the rights and obligations of a "Lender" hereunder to any Person upon the foreclosure of any pledge or security interest referred to in this clause (i) may only be made pursuant to the provisions of Sections 10.6(c) through (e) governing assignments of interests in the Loans.

10.7 INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

10.8 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections 2.17(c), 2.18, 2.19, 10.2,
10.3 and 10.4 and the agreements of Lenders set forth in Sections 2.16 and 9.6 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination hereof.

10.9 NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents or any of the Hedge Agreements. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

CREDIT AND GUARANTY AGREEMENT       CONFORMED

10.10 MARSHALLING; PAYMENTS SET ASIDE. Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent, on behalf of Lenders), or Administrative Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause (whether by demand, settlement, litigation or otherwise), then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

10.11 SEVERABILITY. In case any provision in or obligation hereunder or under any Note or any of the other Credit Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.12 ENTIRE AGREEMENT. This Agreement (together with the Exhibits hereto, the Schedules hereto and the other agreements, documents and instruments delivered in connection herewith) and the Credit Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

10.13 OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Credit Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder or under any of the other Credit Documents to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising hereunder or thereunder and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

10.14 HEADINGS. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

CREDIT AND GUARANTY AGREEMENT       CONFORMED

10.15 APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW
YORK) WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF, EXCEPT AS TO MATTERS OF CORPORATE GOVERNANCE, WHICH SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE JURISDICTION OF INCORPORATION OR ORGANIZATION OF THE SUBJECT PERSON.

10.16 CONSENT TO JURISDICTION. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY CREDIT PARTY OR ANY LENDER ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH CREDIT PARTY AND EACH LENDER, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (a) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS AND ANY APPELLATE COURTS THEREFROM); (b) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;
(c) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE CREDIT PARTY OR LENDER, AS THE CASE MAY BE, AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1; (d) AGREES THAT SERVICE AS PROVIDED IN CLAUSE
(c) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY OR LENDER, AS THE CASE MAY BE, IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (e) AGREES THAT AGENTS AND LENDERS AND THE OTHER PARTIES HERETO RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY OTHER PARTY HERETO IN THE COURTS OF ANY OTHER JURISDICTION.

10.17 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF

CREDIT AND GUARANTY AGREEMENT       CONFORMED

ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.17 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

10.18 CONFIDENTIALITY. Each Lender shall hold all non-public information obtained pursuant to the requirements hereof and which has (in the case of information received after the Closing Date) been identified as confidential by a Credit Party, in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with prudent lending or investing practices, it being understood and agreed by Borrower that in any event a Lender may make disclosures to Affiliates of such Lender (and to other persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.18), or discloses in connection with the enforcement of any of the rights or remedies hereunder or under any of the Credit Documents or disclosures reasonably required by any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation by such Lender of any Loans, Commitments or other Obligations or any participations therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) in Hedge Agreements (provided, such counterparties and advisors are advised of and agree to be bound by the provisions of this Section 10.18) or disclosures required or requested by any governmental agency or representative thereof or by the NAIC or pursuant to legal process; provided, unless specifically prohibited by applicable law or court order, each Lender shall make reasonable efforts to notify Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such governmental agency) for disclosure of any

CREDIT AND GUARANTY AGREEMENT       CONFORMED
such non-public information prior to disclosure of such information; and provided, further that in no event shall any Lender be obligated or required to return any materials furnished by Parent or any of its Subsidiaries. Notwithstanding the foregoing, each Lender and its Affiliates shall have the right to (i) list the Borrower's name and logo, as provided by the Borrower from time to time, and describe the transaction that is the subject of this Agreement in their marketing materials and (ii) post such information, including, without limitation, a customary "tombstone", on their website.

10.19 USURY SAVINGS CLAUSE. Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, Borrower shall pay to Administrative Agent for the account of the Lenders an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to Borrower.

10.20 COUNTERPARTS; EFFECTIVENESS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Borrower and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

                  [Remainder of page intentionally left blank]

CREDIT AND GUARANTY AGREEMENT       CONFORMED

                                   APPENDIX A
                        TO CREDIT AND GUARANTY AGREEMENT

                             TERM LOAN A COMMITMENTS


                                                                                      PRO
               LENDER                             TERM LOAN A COMMITMENT           RATA SHARE
               ======                             ======================           ===========
Goldman Sachs Credit Partners L.P.                   $   7,777,777.77              19.4444444250%
                                                     ----------------           ----------------
First Union National Bank                            $   6,666,666.67              16.6666666750%
                                                     ----------------           ----------------
Barclays Bank PLC                                    $   6,666,666.67              16.6666666750%
                                                     ----------------           ----------------
CIT Lending Services Corporation                     $   6,666,666.67              16.6666666750%
                                                     ----------------           ----------------
General Electric Capital Corporation                 $   6,666,666.67              16.6666666750%
                                                     ----------------           ----------------
CIBC, Inc.                                           $   5,555,555.55              13.8888888750%
                                                     ----------------           ----------------
                      TOTAL                          $  40,000,000.00                        100%
                                                     ----------------           ----------------


                                 APPENDIX A-1-1

CREDIT AND GUARANTY AGREEMENT

                       DELAYED DRAW TERM LOAN COMMITMENTS



                                                          DELAYED DRAW                    PRO
                       LENDER                         TERM LOAN COMMITMENT             RATA SHARE
                       ======                        ====================              ==========
Goldman Sachs Credit Partners L.P.                      $15,555,555.56                19.4444444500%
                                                        --------------                -------------
First Union National Bank                               $13,333,333.33                16.6666666625%
                                                        --------------                -------------
Barclays Bank PLC                                       $13,333,333.33                16.6666666625%
                                                        --------------                -------------
CIT Lending Services Corporation                        $13,333,333.33                16.6666666625%
                                                        --------------                -------------
General Electric Capital Corporation                    $13,333,333.33                16.6666666625%
                                                        --------------                -------------
CIBC, Inc.                                              $11,111,111.12                13.8888889000%
                                                        --------------                -------------
                       TOTAL                            $80,000,000.00                    100%
                                                        --------------                -------------


                                  APPENDIX A-1-2

CREDIT AND GUARANTY AGREEMENT

                         NORTEL NETWORKS LOAN COMMITMENT



                                                 NORTEL NETWORKS                        PRO
              LENDER                             LOAN COMMITMENT                     RATA SHARE
              ======                           ====================                  ==========
Nortel Networks Inc.                                $45,000,000.00                       100%
                                               -------------------                   ----------
                       TOTAL                        $45,000,000.00                       100%
                                               -------------------                   ----------


                                  APPENDIX A-1-3

CREDIT AND GUARANTY AGREEMENT

                              REVOLVING COMMITMENTS

                                                                                           PRO
                       LENDER                     REVOLVING COMMITMENT                  RATA SHARE
                       ======                     ====================                  ==========
Goldman Sachs Credit Partners L.P.                   $11,666,666.67                   19.4444444500%
                                                  --------------------                --------------
First Union National Bank                            $10,000,000.00                   16.6666666667%
                                                  --------------------                --------------
Barclays Bank PLC                                    $10,000,000.00                   16.6666666667%
                                                  --------------------                --------------
CIT Lending Services Corporation                     $10,000,000.00                   16.6666666667%
                                                  --------------------                --------------
General Electric Capital Corporation                 $10,000,000.00                   16.6666666667%
                                                  --------------------                --------------
CIBC, Inc.                                            $8,333,333.33                   13.8888888833%
                                                  --------------------                --------------
                       TOTAL                         $60,000,000.00                       100%
                                                  --------------------                --------------


                                  APPENDIX A-1-4

CREDIT AND GUARANTY AGREEMENT

                                                                      APPENDIX B
                                                TO CREDIT AND GUARANTY AGREEMENT

                                NOTICE ADDRESSES

         All Credit Parties:
                           16090 Swingley Ridge Road
                           Suite 500
                           Chesterfield, Missouri 63017
                           Attention:  Michael Gibson, Chief Financial Officer
                           Telecopier: (636) 537-7484



                                  APPENDIX B-1

CREDIT AND GUARANTY AGREEMENT

         GOLDMAN SACHS CREDIT PARTNERS L.P.,
          as a Joint Lead Arranger, Syndication Agent and a Lender

         Goldman Sachs Credit Partners L.P.
         85 Broad Street
         New York, New York  10004
         Attention:  Stephen King
         Telecopier:  (212) 357-0932


         with a copy to:

         Goldman Sachs Credit Partners L.P.
         85 Broad Street
         New York, New York  10004
         Attention: John Makrinos
         Telecopier:  (212) 357-4597



                                  APPENDIX B-2

CREDIT AND GUARANTY AGREEMENT

         FIRST UNION NATIONAL BANK
         as Administrative Agent, Issuing Bank and a Lender.

         Agency Services
         201 South College
         Charlotte, North Carolina 28288-0680
         Attention:  Doug Burnett
         Telecopier:  (704) 383-0288

         BARCLAYS BANK PLC
         as Documentation Agent and a Lender

         388 Market Street
         Suite 1700
         San Francisco, CA 94111
         Attention:  Daniele Iacovone
         Telecopier:  (415) 765-4760

         CIT LENDING SERVICES CORPORATION as Co-Documentation Agent and a
         Lender.

         c/o The CIT Group, Inc. - Structured Finance Group
         44 Whippany Road, Suite 160
         Morristown, NJ 07962-4558
         Attention:  Vice-President - Credit
         Telecopier:  (973) 401-6715

         Copy to:  Vice-President - Legal, John P. Sirico, II
         Telecopier:  (973) 401-6762

         GENERAL ELECTRIC CAPITAL CORPORATION,
         as a Lender

         GE Capital Services, Inc.
         120 Long Ridge Road
         Stamford, CT 06927
         Attention: Brian Jack
         Telecopier: (203) 961-2194




                                  APPENDIX B-3

CREDIT AND GUARANTY AGREEMENT

         CIBC, INC.,
         as a Lender.

         425 Lexington Avenue
         New York, NY 10017
         Attention: Harold Birk
         Telecopier: 212-856-3558

         NORTEL NETWORKS INC.,
         as a Lender

         Nortel Networks Inc.
         Mail Stop 991 15 A40
         2221 Lakeside Blvd.
         Richardson, Texas 75082-4399
         Attention: Mitchell L. Stone - Director, Customer Finance
         Telecopier: 972-684-3679

         with a copy to:

         Nortel Networks Inc.
         Mail Stop 468/05/B40
         2100 Lakeside Blvd.
         Richardson, Texas 75082-4399
         Attention: Kimberly Poe - Director, Loan Administration
         Telecopier: 972-685-3613


                                  APPENDIX B-4

CREDIT AND GUARANTY AGREEMENT

                            [Schedules to the Credit
                        and Guaranty Agreement Omitted]

                                                                  EXHIBIT A-1 TO
                                                   CREDIT AND GUARANTY AGREEMENT

                                 FUNDING NOTICE

         Reference is made to the Credit and Guaranty Agreement, dated as of October __, 2000 (as it may be amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among GABRIEL COMMUNICATIONS FINANCE COMPANY, a Delaware corporation ("BORROWER"), GABRIEL COMMUNICATIONS PROPERTIES, INC., a Delaware corporation ("HOLDING COMPANY"), GABRIEL COMMUNICATIONS, INC., a Delaware corporation ("PARENT"), certain Subsidiaries of Borrower, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as Sole Lead Arranger, Sole Book Runner and Syndication Agent, FIRST UNION NATIONAL BANK, as Administrative Agent and Collateral Agent, BARCLAYS BANK PLC, as Documentation Agent and CIT LENDING SERVICES CORPORATION, as Co-Documentation Agent.

         Pursuant to Section 2.1(b) of the Credit Agreement, Borrower desires that Lenders make the following Loans to Borrower in accordance with the applicable terms and conditions of the Credit Agreement on [MM/DD/YY] (the "CREDIT DATE"):

         1.       Amount of Revolving Loans

                  / /      Base Rate Loans:                             $[___,___,___]

                  / /      Eurodollar Rate Loans, with an
                           Initial Interest Period of ________
                           Month(s):                                    $[___,___,___]

         2.       Amount of Delayed Draw Term Loans:

                  / /      Base Rate Loans:                             $[___,___,___]

                  / /      Eurodollar Rate Loans, with an
                           Initial Interest Period of ________
                           Month(s):                                    $[___,___,___]


         3.       Amount of Nortel Loans:

                  / /      Base Rate Loans:                             $[___,___,___]

                  / /      Eurodollar Rate Loans, with an
                           Initial Interest Period of ________
                           Month(s):                                    $[___,___,___]

         4.       Amount of New Term Loans:

                  / /      Base Rate Loans:                             $[___,___,___]

                  / /      Eurodollar Rate Loans, with an
                           Initial Interest Period of ________
                           Month(s):                                    $[___,___,___]

         Borrower hereby certifies that:

                  (i) with respect to any Revolving Loan, after making any such Loan requested on such Credit Date, the sum of the aggregate principal amount of all outstanding Revolving Loans shall not exceed the Revolving Loan Commitments then in effect;

                  (ii) with respect to any Delayed Draw Term Loan, after making any such Loan requested on such Credit Date, the sum of the aggregate principal amount of all outstanding Delayed Draw Term Loans shall not exceed the Delayed Draw Term Loan Commitments then in effect;

                  (iii) with respect to any Nortel Loan, after making any such Loan requested on such Credit Date, the sum of the aggregate principal amount of all outstanding Nortel Loans shall not exceed the Nortel Loan Commitments then in effect;

                  (iv) with respect to any New Term Loan, after making any such Loan requested on such Credit Date, the sum of the aggregate principal amount of all outstanding New Term Loans shall not exceed the New Term Loan Commitments then in effect;

                                 EXHIBIT A-1-2

                  (v) as of the Credit Date, the representations and warranties contained in each of the Credit Documents are true, correct and complete in all material respects on and as of such Credit Date to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true, correct and complete in all material respects on and as of such earlier date;

                  (vi) as of the Credit Date no injunction or other restraining order has been issued and no hearing to cause an injunction or other restraining order to be issued is pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the borrowing contemplated hereby; and

                  (vii) as of such Credit Date, no event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute an Event of Default or a Default.

Date: [MM/DD/YY]

                                     GABRIEL COMMUNICATIONS FINANCE COMPANY

                                     By:__________________________________
                                     Name:
                                     Title:




                                 EXHIBIT A-1-3

                                                                  EXHIBIT A-2 TO
                                                   CREDIT AND GUARANTY AGREEMENT


                         CONVERSION/CONTINUATION NOTICE

         Reference is made to the Credit and Guaranty Agreement, dated as of October __, 2000 (as it may be amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among GABRIEL COMMUNICATIONS FINANCE COMPANY, a Delaware corporation ("BORROWER"), GABRIEL COMMUNICATIONS PROPERTIES, INC., a Delaware corporation ("HOLDING COMPANY"), GABRIEL COMMUNICATIONS, INC., a Delaware corporation ("PARENT"), certain Subsidiaries of Borrower, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as Sole Lead Arranger, Sole Book Runner and Syndication Agent, FIRST UNION NATIONAL BANK, as Administrative Agent and Collateral Agent, BARCLAYS BANK PLC, as Documentation Agent and CIT LENDING SERVICES CORPORATION, as Co-Documentation Agent.

         Pursuant to Section 2.7 of the Credit Agreement, Borrower desires to convert or to continue the following Loans, each such conversion and/or continuation to be effective as of [MM/DD/YY]:

         1.  REVOLVING LOANS:

                  $[___,___,___]            Eurodollar Rate Loans to                Initial Interest Period of
                                            be continued                            _______ month(s)

                  $[___,___,___]            Base Rate Loans to be                   Initial Interest Period of
                                            converted to Eurodollar                 _______ month(s)
                                            Rate Loans

                  $[___,___,___]            Eurodollar Rate Loans to
                                            be converted to Base
                                            Rate Loans

         2.  DELAYED DRAW TERM LOANS:

                  $[___,___,___]            Eurodollar Rate Loans to                Initial Interest Period of


                                 EXHIBIT A-2-1

                                            be continued                            _______ month(s)

                  $[___,___,___]            Base Rate Loans to be                   Initial Interest Period of
                                            converted to Eurodollar                 _______ month(s)
                                            Rate Loans

                  $[___,___,___]            Eurodollar Rate Loans to
                                            be converted to Base Rate
                                            Loans

         3.  NORTEL LOANS:

                  $[___,___,___]            Eurodollar Rate Loans to                Initial Interest Period of
                                            be continued                            _______ month(s)

                  $[___,___,___]            Base Rate Loans to be                   Initial Interest Period of
                                            converted to Eurodollar                 _______ month(s)
                                            Rate Loans

                  $[___,___,___]            Eurodollar Rate Loans to
                                            be converted to Base Rate
                                            Loans

         4.  NEW TERM LOANS:

                  $[___,___,___]            Eurodollar Rate Loans to                Eurodollar Rate Loans to
                                            be continued                            be continued

                  $[___,___,___]            Base Rate Loans to be                   Initial Interest Period of
                                            converted to Eurodollar                 _______ month(s)
                                            Rate Loans

                  $[___,___,___]            Eurodollar Rate Loans to
                                            be converted to Base
                                            Rate Loans

         Borrower hereby certifies that:



                                 EXHIBIT A-2-2

                  (i) as of the date hereof, no event has occurred and is continuing or would result from the consummation of the conversion and/or continuation contemplated hereby that would constitute an Event of Default or a Default;

                  (ii) in the case of a conversion or a continuation of a Eurodollar Rate Loan, the conversion or continuation date thereof is the expiration date of such Loan's Interest Period (or breakage fees in the amount of $_______ payable pursuant to Section 2.17(c) will be paid on the date of conversion or continuation).

Date: [MM/DD/YY]                        GABRIEL COMMUNICATIONS FINANCE COMPANY


                                        By:__________________________________
                                        Title:




                                 EXHIBIT A-3-1

                                                                  EXHIBIT A-3 TO
                                                   CREDIT AND GUARANTY AGREEMENT


                                 ISSUANCE NOTICE

         Reference is made to the Credit and Guaranty Agreement, dated as of October __, 2000 (as it may be amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among GABRIEL COMMUNICATIONS FINANCE COMPANY, a Delaware corporation, ("BORROWER"), GABRIEL COMMUNICATIONS PROPERTIES, INC., a Delaware corporation ("HOLDING COMPANY"), GABRIEL COMMUNICATIONS, INC., a Delaware corporation ("PARENT"), certain Subsidiaries of Borrower, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as Sole Lead Arranger, Sole Book Runner and Syndication Agent, FIRST UNION NATIONAL BANK, as Administrative Agent and Collateral Agent, BARCLAYS BANK PLC, as Documentation Agent and CIT LENDING SERVICES CORPORATION, as Co-Documentation Agent.

         Pursuant to Section 2.2 of the Credit Agreement, Borrower desires Letters of Credit to be issued in accordance with the terms and conditions of the Credit Agreement on [MM/DD/YY] (the "CREDIT DATE") in an aggregate face amount of $[___,___,___].

         Attached hereto for each such Letter of Credit are the following:

                           (a)      the stated amount of such Letter of Credit;

                           (b)      the name and address of the beneficiary;

                           (c)      the expiration date; and

                           (d) either (i) the verbatim text of such proposed Letter of Credit, or (ii) a description of the proposed terms and conditions of such Letter of Credit, including a precise description of any documents to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of such Letter of Credit, would require the Issuing Lender to make payment under such Letter of Credit.

                                 EXHIBIT A-3-2

         Borrower hereby certifies that:

                  (i) after making any such Letter of Credit requested on such Credit Date, (a) the Total Utilization of Revolving Loan Commitments shall not exceed the Revolving Loan Commitments then in effect, and (b) the Letter of Credit Usage shall not exceed the Letter of Credit Sublimit then in effect;

                  (ii) as of the Credit Date, the representations and warranties contained in each of the Credit Documents are true, correct and complete in all material respects on and as of such Credit Date to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true, correct and complete in all material respects on and as of such earlier date;

                  (iii) as of the Credit Date no injunction or other restraining order has been issued and no hearing to cause an injunction or other restraining order to be issued is pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the issuance contemplated hereby; and

                  (iv) as of such Credit Date, no event has occurred and is continuing or would result from the consummation of the issuance contemplated hereby that would constitute an Event of Default or a Default.


Date: [MM/DD/YY]                         GABRIEL COMMUNICATIONS FINANCE COMPANY


                                         By:__________________________________
                                         Title:



                                 EXHIBIT A-3-3

                                                                  EXHIBIT A-4 TO
                                                   CREDIT AND GUARANTY AGREEMENT


                           INCREMENTAL FACILITY NOTICE

         Reference is made to the Credit and Guaranty Agreement, dated as of October __, 2000 (as it may be amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among GABRIEL COMMUNICATIONS FINANCE COMPANY, a Delaware corporation ("BORROWER"), GABRIEL COMMUNICATIONS PROPERTIES, INC., a Delaware corporation ("HOLDING COMPANY"), GABRIEL COMMUNICATIONS, INC., a Delaware corporation ("PARENT"), certain Subsidiaries of Borrower, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as Sole Lead Arranger, Sole Book Runner and Syndication Agent, FIRST UNION NATIONAL BANK, as Administrative Agent and Collateral Agent, BARCLAYS BANK PLC, as Documentation Agent and CIT LENDING SERVICES CORPORATION, as Co-Documentation Agent.

         Pursuant to Section 2.1(iv) of the Credit Agreement, Borrower desires that the Lenders listed below make the following New Delayed Draw Term Loan Commitments, New Revolving Loan Commitments and/or New Term Loan Commitments in accordance with the applicable terms and conditions of the Credit Agreement effective on [MM/DD/YY] (THE "INCREASED AMOUNT DATE"):

        1.       Amount of New  Delayed Draw Term
                 Loan Commitments:                                                 $[___,___,___]

        2.       Amount of New Revolving Loan
                 Commitments:                                                      $[___,___,___]

        3.       Amount of New Term Loan
                 Commitments:                                                      $[___,___,___]

        4.       Proposed New Delayed Draw Term Loan
                 Lender(s):                                                        $[___,___,___]

        5.       Proposed New Revolving Loan Lender(s):                            $[___,___,___]

        6.       Proposed New Term Loan Lender(s):                                 $[___,___,___]

                                 EXHIBIT A-4-1

         Pursuant to Section 2.1(iv) of the Credit Agreement, Borrower desires that New Delayed Draw Term Loan Lenders, New Revolving Loan Lenders an/or New Term Loan Lenders make the following Loans to Borrower in accordance with the applicable terms and conditions of the Credit Agreement on [MM/DD/YY] (the "CREDIT Date"):[1]


         1.       Amount of New Revolving Loans

                  / /      Base Rate Loans:                                     $[___,___,___]

                  / /      Eurodollar Rate Loans, with an
                           Initial Interest Period of ________
                           Month(s):                                            $[___,___,___]

         2.       Amount of New Delayed Draw Term Loans:

                  / /      Base Rate Loans:                                     $[___,___,___]

                  / /      Eurodollar Rate Loans, with an
                           Initial Interest Period of ________
                           Month(s):                                            $[___,___,___]

         3.       Amount of New Term Loans:

                  / /      Base Rate Loans:                                     $[___,___,___]

                  / /      Eurodollar Rate Loans, with an
                           Initial Interest Period of ________
                           Month(s):                                            $[___,___,___]


- ------------------

[1] Credit Date must be a date not less than 10 Business Days after the date on which this notice is delivered to Administrative Agent


                                 EXHIBIT A-4-2

         Borrower hereby certifies that:

                  (i) with respect to any New Revolving Loan, after making any such Loan requested on such Credit Date, the Total Utilization of Revolving Loan Commitments shall not exceed the Revolving Loan Commitments then in effect;

                  (ii) with respect to any New Delayed Draw Term Loan, after making any such Loan requested on such Credit Date, the Total Utilization of Delayed Draw Term Loan Commitments shall not exceed the Delayed Draw Term Loan Commitments then in effect;

                  (iii) with respect to any New Term Loan, after making such Loan requested on such Credit Date, the Total Utilization of New Term Loan Commitments then in effect shall not exceed the New Term Loan Commitments then in effect;

                  (iv) as of the Credit Date, the representations and warranties contained in each of the Credit Documents are true, correct and complete in all material respects on and as of such Credit Date to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true, correct and complete in all material respects on and as of such earlier date;

                  (v) as of the Credit Date no injunction or other restraining order has been issued and no hearing to cause an injunction or other restraining order to be issued is pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the borrowing contemplated hereby; and



                                 EXHIBIT A-4-3

                  (vi) as of such Credit Date, no event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute an Event of Default or a Default.

Date: [MM/DD/YY]                     GABRIEL COMMUNICATIONS FINANCE
                                     COMPANY


                                     By:______________________________
                                     Title:



                                 EXHIBIT A-4-4

                                                                  EXHIBIT B-1 TO
                                                   CREDIT AND GUARANTY AGREEMENT

                            TRANCHE A TERM LOAN NOTE

                                                $[1] [___,___,___][2] [MM/DD/YY]

         FOR VALUE RECEIVED, GABRIEL COMMUNICATIONS FINANCE COMPANY, a Delaware corporation ("BORROWER"), promises to pay [NAME OF LENDER] ("PAYEE") or its registered assigns the principal amount of [1] [DOLLARS] ($[___,___,___][1]) in the installments referred to below.

         Borrower also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit and Guaranty Agreement, dated as of October __, 2000 (as it may be amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Borrower, GABRIEL COMMUNICATIONS PROPERTIES, INC., a Delaware corporation, GABRIEL COMMUNICATIONS, INC, a Delaware corporation, certain Subsidiaries of Borrower, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as Sole Lead Arranger, Sole Book Runner and Syndication Agent, FIRST UNION NATIONAL BANK, as Administrative Agent and Collateral Agent, BARCLAYS BANK PLC, as Documentation Agent and CIT LENDING SERVICES CORPORATION, as Co-Documentation Agent.

         Borrower shall make principal payments on this Note as set forth in
Section 2.10 of the Credit Agreement.

         This Note is one of the "Tranche A Term Notes" in the aggregate principal amount of $40,000,000 and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Tranche A Term Loan evidenced hereby was made and is to be repaid.

____________________________
[1]  Lender's Tranche A. Term Loan Commitment
[2]  Closing Date


                                 EXHIBIT B-1-1

         All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Principal Office of Administrative Agent or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of this Note shall have been accepted by Administrative Agent and recorded in the Register, Borrower, each Agent and Lenders shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loan evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Borrower hereunder with respect to payments of principal of or interest on this Note.

         This Note is subject to mandatory prepayment and to prepayment at the option of Borrower, each as provided in the Credit Agreement.

         THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF BORROWER AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

         Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

         The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

         This Note is subject to restrictions on transfer or assignment as provided in the Credit Agreement.

         No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Borrower, which are


                                 EXHIBIT B-1-2
absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

         Borrower promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note. Borrower and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

                                 EXHIBIT B-1-3

         IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

                                     GABRIEL COMMUNICATIONS FINANCE COMPANY


                                     By:______________________________
                                     Title:



                                 EXHIBIT B-1-4

                                  TRANSACTIONS
                                       ON
                            TRANCHE A TERM LOAN NOTE

                                                                                 Outstanding
                     Type of            Amount of            Amount of            Principal
                    Loan Made           Loan Made         Principal Paid           Balance          Notation
     Date           This Date           This Date            This Date            This Date         Made By







                                 EXHIBIT B-1-5

                                                                  EXHIBIT B-2 TO
                                                   CREDIT AND GUARANTY AGREEMENT

                           DELAYED DRAW TERM LOAN NOTE

                                              $[1] [1][___,___,___][2][MM/DD/YY]

         FOR VALUE RECEIVED, GABRIEL COMMUNICATIONS FINANCE COMPANY, a Delaware corporation ("BORROWER"), promises to pay [NAME OF LENDER] ("PAYEE") or its registered assigns, on or before October __, 2008, the lesser of (a) the principal amount of [1][DOLLARS] ($[___,___,___][1]) and (b) the unpaid principal amount of all advances made by Payee to Borrower as Delayed Draw Term Loans under the Credit Agreement referred to below.

         Borrower also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit and Guaranty Agreement, dated as of October __, 2000 (as it may be amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Borrower, GABRIEL COMMUNICATIONS PROPERTIES, INC., a Delaware corporation, GABRIEL COMMUNICATIONS, INC., a Delaware corporation, certain Subsidiaries of Borrower, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as Sole Lead Arranger, Sole Book Runner and Syndication Agent, FIRST UNION NATIONAL BANK, as Administrative Agent and Collateral Agent, BARCLAYS BANK PLC, as Documentation Agent and CIT LENDING SERVICES CORPORATION, as Co-Documentation Agent.

         Borrower shall make principal payments on this Note as set forth in
Section 2.10 of the Credit Agreement.

         This Note is one of the "Delayed Draw Term Loan Notes" in the aggregate principal amount of $80,000,000 and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete



_________________________
[1]  Lender's Delayed Draw Term Loan Commitment
[2]  Closing Date



                                 EXHIBIT B-2-1
statement of the terms and conditions under which the Delayed Draw Term Loan evidenced hereby was made and is to be repaid.

         All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Principal Office of Administrative Agent or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of this Note shall have been accepted by Administrative Agent and recorded in the Register, Borrower, each Agent and Lenders shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loan evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Borrower hereunder with respect to payments of principal of or interest on this Note.

         This Note is subject to mandatory prepayment and to prepayment at the option of Borrower, each as provided in the Credit Agreement.

         THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF BORROWER AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

         Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

         The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

         This Note is subject to restrictions on transfer or assignment as provided in the Credit Agreement.

                                 EXHIBIT B-2-2

         No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Borrower, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

         Borrower promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note. Borrower and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

         All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates and maturity dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof that shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such a notation shall not affect the obligations of Borrower under this Note.


                                 EXHIBIT B-2-3

         IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

                                     GABRIEL COMMUNICATIONS FINANCE COMPANY


                                     By:______________________________
                                     Title:



                                 EXHIBIT B-2-4

                                  TRANSACTIONS
                                       ON
                           DELAYED DRAW TERM LOAN NOTE

                                                                                 Outstanding
                     Type of            Amount of            Amount of            Principal
                    Loan Made           Loan Made         Principal Paid           Balance          Notation
     Date           This Date           This Date            This Date            This Date         Made By







                                 EXHIBIT B-2-5

                                                                  EXHIBIT B-3 TO
                                                   CREDIT AND GUARANTY AGREEMENT

                               REVOLVING LOAN NOTE

                                                  $[1][___,___,___][2][MM/DD/YY]

         FOR VALUE RECEIVED, GABRIEL COMMUNICATIONS FINANCE COMPANY, a Delaware corporation ("BORROWER"), promises to pay [NAME OF LENDER] ("PAYEE") or its registered assigns, on or before [MM/DD/2008], the lesser of (a) [1][DOLLARS] ($[1][___,___,___]) and (b) the unpaid principal amount of all advances made by Payee to Borrower as Revolving Loans under the Credit Agreement referred to below.

         Borrower also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit and Guaranty Agreement, dated as of October __, 2000 (as it may be amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Borrower, GABRIEL COMMUNICATIONS PROPERTIES, INC., a Delaware corporation, GABRIEL COMMUNICATIONS, INC., a Delaware corporation, certain Subsidiaries of Borrower, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as Sole Lead Arranger, Sole Book Runner and Syndication Agent, FIRST UNION NATIONAL BANK, as Administrative Agent and Collateral Agent, BARCLAYS BANK, as Documentation Agent and CIT LENDING SERVICES CORPORATION, as Co-Documentation Agent.

         This Note is one of the "Revolving Loan Notes" in the aggregate principal amount of $60,000,000 and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Loans evidenced hereby were made and are to be repaid.


_______________________________
[1]  Lender's Revolving Loan Commitment
[2]  Closing Date


                                 EXHIBIT B-3-1

         Borrower shall make principal payments on this Note as set forth in
Section 2.10 of the Credit Agreement.

         All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Principal Office of Administrative Agent or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of this Note shall have been accepted by Administrative Agent and recorded in the Register, Borrower, each Agent and Lenders shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loans evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Borrower hereunder with respect to payments of principal of or interest on this Note.

         This Note is subject to mandatory prepayment and to prepayment at the option of Borrower, each as provided in the Credit Agreement.

         THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF BORROWER AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

         Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

         The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

                                 EXHIBIT B-3-2

         This Note is subject to restrictions on transfer or assignment as provided in the Credit Agreement.

         No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Borrower, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

         Borrower promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note. Borrower and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

         All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates and maturity dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof that shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such a notation shall not affect the obligations of Borrower under this Note.


                                 EXHIBIT B-3-3

         IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

                                     GABRIEL COMMUNICATIONS FINANCE COMPANY


                                     By:______________________________
                                     Title:


                                 EXHIBIT B-3-4

                                  TRANSACTIONS
                                       ON
                               REVOLVING LOAN NOTE

                                                                                Outstanding
                     Type of           Amount of            Amount of            Principal
                    Loan Made          Loan Made         Principal Paid           Balance          Notation
     Date           This Date          This Date            This Date            This Date         Made By






                                 EXHIBIT B-3-5

                                                                  EXHIBIT B-4 TO
                                                   CREDIT AND GUARANTY AGREEMENT

                            NORTEL NETWORKS LOAN NOTE

                                                  $[1][___,___,___][2][MM/DD/YY]

         FOR VALUE RECEIVED, GABRIEL COMMUNICATIONS FINANCE COMPANY, a Delaware corporation ("BORROWER"), promises to pay [NAME OF LENDER] ("PAYEE") or its registered assigns, on or before October __, 2008, the lesser of (a) the principal amount of [1][DOLLARS] ($[___,___,___][1]) and (b) the unpaid principal amount of all advances made by Payee to Borrower as Nortel Loans under the Credit Agreement referred to below.

         Borrower also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit and Guaranty Agreement, dated as of October __, 2000 (as it may be amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Borrower, GABRIEL COMMUNICATIONS PROPERTIES, INC., a Delaware corporation, GABRIEL COMMUNICATIONS, INC., a Delaware corporation, certain Subsidiaries of Borrower, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as Sole Lead Arranger, Sole Book Runner and Syndication Agent, FIRST UNION NATIONAL BANK, as Administrative Agent and Collateral Agent, BARCLAYS BANK PLC, as Documentation Agent and CIT LENDING SERVICES CORPORATION, as Co-Documentation Agent.

         Borrower shall make principal payments on this Note as set forth in
Section 2.10 of the Credit Agreement.

         This Note is one of the "Nortel Loan Notes" in the aggregate principal amount of $45,000,000 and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement



_____________________________
[1]  Lender's Nortel Loan Commitment
[2]  Closing Date

                                 EXHIBIT B-4-1
of the terms and conditions under which the Nortel Loan evidenced hereby was made and is to be repaid.

         All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Principal Office of Administrative Agent or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of this Note shall have been accepted by Administrative Agent and recorded in the Register, Borrower, each Agent and Lenders shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loan evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Borrower hereunder with respect to payments of principal of or interest on this Note.

         This Note is subject to mandatory prepayment and to prepayment at the option of Borrower, each as provided in the Credit Agreement.

         THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF BORROWER AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

         Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

         The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

         This Note is subject to restrictions on transfer or assignment as provided in the Credit Agreement.


                                 EXHIBIT B-4-2

         No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Borrower, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

         Borrower promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note. Borrower and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

         All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates and maturity dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof that shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such a notation shall not affect the obligations of Borrower under this Note.


                                 EXHIBIT B-4-3

         IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

Date: [MM/DD/YY]                     GABRIEL COMMUNICATIONS FINANCE COMPANY


                                     By:______________________________
                                     Title:



                                 EXHIBIT B-4-5

                                  TRANSACTIONS
                                       ON
                                NORTEL LOAN NOTE

                                                                                Outstanding
                     Type of           Amount of            Amount of            Principal
                    Loan Made          Loan Made         Principal Paid           Balance          Notation
     Date           This Date          This Date            This Date            This Date         Made By





                                 EXHIBIT B-4-5

                                                                  EXHIBIT B-5 TO
                                                   CREDIT AND GUARANTY AGREEMENT

                               NEW TERM LOAN NOTE

                                                   $[1]___,___,___][2][MM/DD/YY]

         FOR VALUE RECEIVED, GABRIEL COMMUNICATIONS FINANCE COMPANY, a Delaware corporation ("BORROWER"), promises to pay [NAME OF LENDER] ("PAYEE") or its registered assigns, on or before [______ __, ____], the lesser of (a) [1][_________________] DOLLARS ($[1]________) and (b) the unpaid principal amount of all advances made by Payee to Borrower as New Term Loans under the Credit Agreement referred to below.

         Borrower also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit and Guaranty Agreement, dated as of October __, 2000 (as it may be amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Borrower, GABRIEL COMMUNICATIONS PROPERTIES, INC., a Delaware corporation ("HOLDING COMPANY") and GABRIEL COMMUNICATIONS, INC., a Delaware corporation ("PARENT"), certain Subsidiaries of Borrower, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as Sole Lead Arranger, Sole Book Runner and Syndication Agent, FIRST UNION NATIONAL BANK, as Administrative Agent and Collateral Agent, BARCLAYS BANK PLC, as Documentation Agent and CIT LENDING SERVICES CORPORATION, as Co-Documentation Agent.

         Borrower shall make principal payments on this Note as set forth in the Credit Agreement.

         This Note is one of the "New Term Notes" in the aggregate principal amount of $[___,___,___] and is issued pursuant to and entitled to the benefits of the Credit



___________________________
[1]  Lender's New Term Loan Commitment
[2]  Date of Issuance

                                 EXHIBIT B-5-1

Agreement [and Joinder Agreement, dated [MM/DD/YY], by and among
Borrower, Holding Company and Parent and [NAME OF NEW LENDERS]], to which reference is hereby made for a more complete statement of the terms and conditions under which the New Term Loan evidenced hereby was made and is to be repaid.

         All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Principal Office of Administrative Agent or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of this Note shall have been accepted by Administrative Agent and recorded in the Register, Borrower, each Agent and Lenders shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loan evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Borrower hereunder with respect to payments of principal of or interest on this Note.

         This Note is subject to mandatory prepayment and to prepayment at the option of Borrower, each as provided in the Credit Agreement.

         THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF BORROWER AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

         Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

         The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.



                                 EXHIBIT B-5-2

         This Note is subject to restrictions on transfer or assignment as provided in the Credit Agreement.

         No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Borrower, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

         Borrower promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note. Borrower and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

         All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates and maturity dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof that shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such a notation shall not affect the obligations of Borrower under this Note.


                                 EXHIBIT B-5-3

         IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

                                        GABRIEL COMMUNICATIONS FINANCE COMPANY

                                        By: ____________________
                                        Title:


                                 EXHIBIT B-5-4

                                  TRANSACTIONS
                                       ON
                               NEW TERM LOAN NOTE

                                                                                 Outstanding
                     Type of            Amount of            Amount of            Principal
                    Loan Made           Loan Made         Principal Paid           Balance          Notation
     Date           This Date           This Date            This Date            This Date         Made By





                                 EXHIBIT B-5-5

                                                                    EXHIBIT C TO
                                                   CREDIT AND GUARANTY AGREEMENT

                             COMPLIANCE CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFIES AS FOLLOWS:

         1. I am the Chief Financial Officer of GABRIEL COMMUNICATIONS FINANCE COMPANY, a Delaware corporation ("BORROWER"), GABRIEL COMMUNICATIONS PROPERTIES, INC., a Delaware corporation ("HOLDING COMPANY") and GABRIEL COMMUNICATIONS, INC., a Delaware corporation ("PARENT").

         2. I have reviewed the terms of that certain Credit and Guaranty Agreement, dated as of October __, 2000 (as it may be amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; the terms defined therein and not otherwise defined in this Certificate, including the Attachment annexed hereto and made a part hereof (the "ATTACHMENT"), being used in this Certificate as therein defined), by and among Borrower, Holding Company and Parent, certain Subsidiaries of Borrower, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as Sole Lead Arranger, Sole Book Runner and Syndication Agent, FIRST UNION NATIONAL BANK, as Administrative Agent and Collateral Agent, BARCLAYS BANK PLC, as Documentation Agent and CIT LENDING SERVICES CORPORATION, as Co-Documentation Agent, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of Parent, Holding Company and Borrower and its Subsidiaries during the accounting period covered by the attached financial statements.

         3. The examination described in paragraph 2 above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default or Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth in a separate attachment, if any, to this Certificate, describing in detail, the nature of the condition or event, the period during which it has existed and the action which Borrower has taken, is taking, or proposes to take with respect to each such condition or event.


                                  EXHIBIT C-1

         4. As of the date of this Certificate, each of Borrower, Holding Company and Parent has complied with each and every provision and obligation of the Credit Agreement (including, without limitation, those affirmative covenants set forth in Section 5 of the Credit Agreement and those negative covenants set forth in Section 6 of the Credit Agreement), except as set forth in a separate attachment, if any, to this Certificate, describing in detail, those provisions and obligations of the Credit Agreement that Borrower, Holding Company or Parent has failed to comply with, the period during which Borrower, Holding Company or Parent has failed to comply and the action which Borrower, Holding Company or Parent has taken, is taking, or proposes to take in order to comply with all of the provisions and obligations set forth in the Credit Agreement.

         The foregoing certifications, together with the computations set forth in the Attachment and the financial statements delivered with this Certificate in support hereof, are made and delivered [MM/DD/YY] pursuant to Section 5.1(d) of the Credit Agreement.


                                              GABRIEL COMMUNICATIONS FINANCE
                                              COMPANY

                                              GABRIEL COMMUNICATIONS
                                              PROPERTIES, INC.

                                              GABRIEL COMMUNICATIONS, INC.

By:___________________________
Title: Chief Financial Officer






                                  EXHIBIT C-2

                                                                   ATTACHMENT TO
                                                          COMPLIANCE CERTIFICATE

               FOR THE FISCAL [QUARTER] [YEAR] ENDING [MM/DD/YY].

1.         Certain Borrower Indebtedness Amounts

           (a)      Indebtedness of any Subsidiary Guarantor to Borrower or to any
                    other Subsidiary (6.1(b)):
                                                                                     $___________

           (b)      Capital Leases in the Period (6.1(f)):                           $___________

           (c)      Aggregate Capital Leases since the Closing Date:                 Actual:
                                                                                     $___________
                                                                                     Permitted:
                                                                                     $15,000,000

           (d)      Aggregate Indebtedness under Schedule 1.1D
                    TriVergent Capital Leases remaining outstanding:
                                                                                     $___________

           (e)      Purchase Money Indebtedness in the Period(6.1(g)):
                                                                                     $___________

           (f)      Aggregate Purchase Money Indebtedness since the Closing Date:    Actual:
                                                                                     $___________
                                                                                     Permitted:
                                                                                     $10,000,000
           (g)      Aggregate Schedule 6.1 Indebtedness remaining outstanding:
                                                                                     $___________
2.         Certain Parent Indebtedness Amounts

           (a)      Aggregate Schedule 6.1A Indebtedness remaining outstanding:
                                                                                     $___________

           (b)      Subordinated Indebtedness in the Period (6.1A(c)):
                                                                                     $___________
3.         Restricted Payments

           (a)      Amount of Cash dividends paid by Borrower to Holding Company in the Period to pay scheduled cash interest payments in
                    respect of Contributed Parent Debt [applicable only after
                    December 31, 2003]:
                                                                                     $___________

                                  EXHIBIT C-3

           (b)      Reimbursements paid by Borrower in the Period to Holding
                    Company in respect of general management costs and expenses
                    (6.4(a)(ii)):
                                                                                     $___________

           (c)      Payments made by Borrower to Holding Company and paid by
                    Parent to discharge consolidated tax liabilities in the Period:
                                                                                     $___________

           (d)      Aggregate amount of Cash dividends paid by Borrower to
                    Holding Company to finance purchase of Telecommunications
                    Assets (6.4(a)(iv):
                                                                                     Actual:
                                                                                     $___________
                                                                                     Permitted:
                                                                                     $18,000,000
4.         Certain Investments

           (a) Aggregate amount of all acquisitions occurring after the Closing Date minus (i) $50,000,000, (ii) net proceeds of any offerings of Capital Stock of Parent after the Closing Date contributed as common equity to Holding Company, and (iii)
                    50% of net proceeds of any issuances of Permitted Parent
                    Debt:


                                                                                     Actual:
                                                                                     $___________
                                                                                     Permitted:
                                                                                     $   less than 0

           (b)      Loans or advances by Holding Company and Borrower to employees
                    in the Period (6.5(f)):                                          $___________

           (c)      Aggregate outstanding of such loans:                             Actual:
                                                                                     $___________
                                                                                     Permitted:
                                                                                     $1,000,000

           (d)      Aggregate outstanding amount of promissory notes and other
                    Indebtedness received in connection with Asset Sales:
                                                                                     Actual:
                                                                                     $___________
                                                                                     Permitted:
                                                                                     $5,000,000

                                  EXHIBIT C-4

           (e)      Investments by Holding Company in the Period (6.5(1)):
                                                                                     $___________

           (f)      Aggregate amount of all Investments by Holding Company
                    pursuant to Sections 6.5(l) and 6.5(h):
                                                                                     $___________

           (g)      Investments by Holding Company in Unrestricted Subsidiaries
                    pursuant to Sections 6.5(m), 6.18 and 6.21 in the Period:
                                                                                     $___________

           (h)      Aggregate amount of all Investments by Holding Company in
                    Unrestricted Subsidiaries pursuant to Sections 6.5(m), 6.18 and 6.21:
                                                                                     $___________

           (i)      Paid in equity capital of Holding Company as at December 31,
                    2000:                                                            $___________

           (j)      Aggregate net cash proceeds of equity issuances by Parent
                    contributed to Holding Company as common equity in the Period:
                                                                                     $___________

           (k)      Aggregate net cash proceeds of equity issuances by Parent
                    contributed to Holding Company as common equity since the
                    Closing Date:
                                                                                     $___________

           (l)      Aggregate net cash proceeds of Permitted Parent Debt
                    contributed as common equity to Holding Company in the Period:
                                                                                     $___________

           (m)      Aggregate net cash proceeds of Permitted Parent Debt
                    contributed as common equity to Holding Company since the
                    Closing Date:
                                                                                     $___________

           (n)      Aggregate net cash proceeds received by Holding Company in respect of sales of Unrestricted Subsidiaries in the Period:
                                                                                     $___________

                                  EXHIBIT C-5

           (o)      Aggregate net cash proceeds received by Holding Company in respect of sales of Unrestricted Subsidiaries since the
                    Closing Date:
                                                                                    $
                                                                                     -----------

           (p)      Aggregate proceeds of cash dividends declared and paid to
                    Holding Company by any Unrestricted Subsidiary in the Period:
                                                                                    $
                                                                                     -----------
           (q)      Aggregate proceeds of cash dividends declared and paid to
                    Holding Company by any Unrestricted Subsidiary since the        $
                    Closing Date:                                                    -----------

           (r)      Amount required to fully fund the remaining build out of all
                    Geographic Markets as at the end Period which are not
                    Initial Borrower Markets as shown in the latest Financial       $
                    Plan:                                                            -----------


           (s)      Amount of capital expenditures by Holding Company pursuant to   $
                    final proviso of Section 6.6(e) in the Period:                   -----------

           (t)      Amount of capital expenditures by Holding Company pursuant      $
                    to final proviso of Section 6.6(e) since the Closing Date:       -----------

           (u)      Value of assets specified in Schedule 6.18 transferred to       $
                    Unrestricted Subsidiaries since the Closing Date:                -----------

           (v)      Available Proceeds Amount Usage:                                $
                    (f) + (h) + (t) + (u)                                            -----------
           (w)      Available Proceeds Amount:                                      $
                    {((i) - 389,000) + (k) + (m) + (o) + (q)} - {(r) + (v)}          -----------
           (x)      Amounts paid by Unrestricted Subsidiaries to Holding Company


                                  EXHIBIT C-6

                                                                                    $
                    pursuant to the Management Services Agreement in the Period:     -----------

           (y)      Amounts paid by Unrestricted Subsidiaries to Holding Company    $
                    pursuant to the Tax Sharing Agreement in the Period:             -----------

           (z)      Name, address and amount of Investment in each Unrestricted
                    Subsidiary established, acquired or existing since the          $
                    Closing Date:                                                    -----------


5.         Asset Sales
           -----------
           (a)      Aggregate consideration received in respect of sales of assets  $
                    in the Period:                                                   ----------




           STAGE 1 Borrower Financial Covenants
           ------------------------------------


1.         Borrower Minimum Revenues for the Period (6.6(a)):                        Actual:
                                                                                     $
                                                                                      ----------
                                                                                     Required:
                                                                                     $
                                                                                      ----------
2.         Borrower Minimum Access Lines for the Period (6.6(b)):                    Actual:

                                                                                     -----------
                                                                                     Required:

                                                                                     -----------
3.         Borrower EBITDA for the Period (6.6(c)):                                  Actual:
                                                                                     $
                                                                                      ----------
                                                                                     Required:
                                                                                     $
                                                                                      ----------
4.         Ratio of Total Borrower Debt to Total Borrower Capitalization (6.6(d)):

           (a)      Total Borrower Debt:                                             $
                                                                                      ----------
           (b)      Total Borrower Capitalization:                                   $
                                                                                      ----------
           Total Borrower Debt to Total Borrower Capitalization (4(a)
           (divided by) 4(b)):
                                                                                     Actual:
                                                                                        :1.00
                                                                                     ---
                                                                                     Required:
                                                                                        :1.00
5.         Maximum Borrower Capital Expenditures (6.6(e)):                           ---



                                  EXHIBIT C-7

           (a)      Maximum Borrower Capital Expenditures:                           Actual:
                                                                                     $
                                                                                      ----------
                                                                                     Required:
                                                                                     $
                                                                                      ----------
6.         Ratio of Total Borrower Debt to Borrower Gross PP&E (6.6(f)):

           (a)      Total Borrower Debt:                                             $
                                                                                      ----------
           (b)      Gross PP&E:                                                      $
                                                                                      ----------
           Total Borrower Debt to Gross PP&E (6(a)  (divided by) 6(b))                Actual:
                                                                                        :1.00
                                                                                     ---
                                                                                     Required:
                                                                                        :1.00
                                                                                     ---


           STAGE 2 Borrower Financial Covenants
           ------------------------------------

1.         Total Borrower Leverage Ratio (6.7(a)):

           (a)      Total Borrower Debt:                                             $
                                                                                      ----------
           (b)      Annualized Borrower EBITDA:                                      $
                                                                                      ----------
           Total Borrower Leverage Ratio (1(a) (divided by) 1(b))                    Actual:
                                                                                        :1.00
                                                                                     ---
                                                                                     Required:
                                                                                        :1.00
                                                                                     ---

2.         Interest Coverage Ratio (6.7(b)):

           (a)      Annualized Borrower EBITDA for the Period:                       $
                                                                                      ----------
           (b)      Borrower Interest Expense for the Period:                        $
                                                                                      ----------
           Interest Coverage Ratio (3(a) (divided by) 3(b))                          Actual:
                                                                                        :1.00
                                                                                     ---
                                                                                     Required:
                                                                                        :1.00
                                                                                     ---
3.         Fixed Charge Coverage Ratio (6.7(c)):

           (a)      Annualized Borrower EBITDA for the Period:                       $
                                                                                      ----------
           (b)      Borrower Fixed Charges for the Period:                           $
                                                                                      ----------


                                  EXHIBIT C-8

           Fixed Charge Coverage Ratio (4(a) (divided by) 4(b))                      Actual:
                                                                                        :1.00
                                                                                     ---
                                                                                     Required:
                                                                                        :1.00
                                                                                     ---

4.         Debt Service Coverage Ratio (6.7(d)):

           (a)      Annualized Borrower EBITDA for the Period:                       $
                                                                                      ----------

           (b)      Borrower Debt Service for the four Fiscal Quarters commencing    $
                    on last day of the Period                                         ----------
                                                                                     Actual:
           Debt Service Coverage Ratio (4(a) (divided by) 4(b))                         :1.00
                                                                                     ---
                                                                                     Required:
                                                                                        :1.00
                                                                                     ---

           Parent Financial Covenants
           --------------------------

1.         Ratio of Total Parent Debt to Total Parent Capitalization (6.8(a)):

           (a)      Total Parent Debt:                                               $
                                                                                      ----------

           (b)      Total Parent Capitalization:                                     $
                                                                                      ----------
           Total Parent Debt to Total Parent Capitalization (1(a) (divided by) 1(b))
                                                                                     Actual:
                                                                                         :1.00
                                                                                      ---
                                                                                      Required:
                                                                                         :1.00
                                                                                      ---

2.         Total Parent Leverage Ratio (6.8(b)):                                     $
                                                                                      ----------
           (a)      Total Parent Debt:                                               $
                                                                                      ----------
           (b)      Annualized Parent EBITDA:                                        Actual:
                                                                                        :1.00
           Total Borrower Leverage Ratio (2(a) (divided by) 2(b))                   ---
                                                                                     Required:
                                                                                        :1.00
                                                                                     ---


3.         Ratio of Total Parent Senior Secured Debt to Total Parent
           Capitalization (6.8(c)):

           (a)      Total Parent Senior Secured Debt:                                $
                                                                                      ----------
           (b)      Total Parent Capitalization:                                     $
                                                                                      ----------


                                  EXHIBIT C-9

           Total Parent Senior Secured Debt to Total Parent Capitalization (6.3(a)   Actual:
           (divided by) 3(b))                                                           :1.00
                                                                                     ---
                                                                                     Required:
                                                                                        :1.00
                                                                                     ---

4.         Total Parent Senior Secured Leverage Ratio (6.8(d)):

           (a)      Total Parent Senior Secured Debt:                                $
                                                                                      ----------
           (b)      Annualized Parent EBITDA:                                        $
                                                                                      ----------
           Total Parent Senior Secured Leverage Ratio (4(a) (divided by) 4(b))       Actual:
                                                                                        :1.00
                                                                                     ---
                                                                                     Required:
                                                                                        :1.00
                                                                                     ---




                                  EXHIBIT C-10

                                                                  EXHIBIT D-1 TO
                                                   CREDIT AND GUARANTY AGREEMENT

                            OPINION OF BRYAN CAVE LLP

                                November 1, 2000

The Lenders party to the Credit Agreement referred to below, Goldman Sachs Credit Partners L.P., as Syndication Agent, First Union National Bank, as Administrative Agent and the Collateral Agent, Barclays Bank PLC, as Documentation Agent, and CIT Lending Services Corporation, as Co-Documentation Agent

Ladies and Gentlemen:

                  We have acted as special counsel to Gabriel Communications, Inc., a Delaware corporation (the "Parent"), Gabriel Communications Properties, Inc., a Delaware corporation (the "Holding Company"), Gabriel Communications Finance Company, a Delaware corporation (the "Borrower"), and the subsidiaries of the Borrower listed on Annex A hereto, in connection with that certain Credit and Guaranty Agreement dated as of October 31, 2000 (the "Credit Agreement") among the Parent, the Holding Company, the Borrower, the banks and other financial institutions listed therein as Lenders, Goldman Sachs Credit Partners L.P., as Syndication Agent, First Union National Bank, as Administrative Agent and Collateral Agent, Barclays Bank PLC, as Documentation Agent, and CIT Lending Services Corporation, as Co-Documentation Agent. This opinion is being furnished to you pursuant to Section 3.1(m) of the Credit Agreement. Capitalized terms used herein without definition have the same meanings as in the Credit Agreement.

                  In connection herewith, we have made such investigations of law, as we have deemed necessary or appropriate for purposes of enabling us to render this opinion. We have also examined and relied as to matters of fact upon the documents, certificates, statements, corporate records and instruments listed below:

                  (a) The Organizational Documents of each of the Credit Parties, in each case as amended to date;



                                 EXHIBIT D-1-1

                  (b) All records of proceedings and actions of the respective Boards of Directors and shareholders of each of the Credit Parties relating to the Credit Agreement and the transactions contemplated thereby;

                  (c)      The Credit Agreement;

                  (d)      The Notes;

                  (e)      The Pledge and Security Agreement;

                  (f)      The Tax Sharing Agreement;

                  (g) Each of the UCC financing statements (the "Financing Statements") naming a Credit Party as debtor and the Collateral Agent as secured party to be filed in the filing offices listed on Annex B hereto ("Filing Offices"); and

                  (h) Certificates and statements of officers of each of the Credit Parties, representations and warranties of the Credit Parties in the Loan Documents and certificates and statements of public officials with respect to certain factual matters.

                  The documents referenced in items (c) through (f) above are collectively referred to herein as the "Loan Documents."

                  In our examination of the foregoing, we have assumed the genuineness of all signatures (except the signatures of officers of the Credit Parties which we have witnessed), the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed and the due authorization, execution and delivery of all agreements (other than the due authorization, execution and delivery on behalf of the Credit Parties of the Loan Documents) where due authorization, execution and delivery are a prerequisite to the effectiveness thereof.

                  Whenever this opinion refers to matters "known to us", such reference means that, during the course of our representation of the Credit Parties, we have requested information of the Credit Parties concerning the matter referred to and no information has come to our attention which has given us actual knowledge of the existence (or absence) of facts to the contrary; we have not undertaken any independent



                                 EXHIBIT D-1-2
investigation of such factual matters, and no inference should be drawn to the contrary from the fact of our representation of the Credit Parties.

                  Based upon the foregoing, and in reliance thereon, and subject to the qualifications and limitations stated herein:

                  1. Each of the Credit Parties is a corporation or limited liability company existing in good standing under the laws of its state of incorporation or organization, as the case may be, as identified on Annex A hereto, with the requisite corporate or limited liability power and authority to carry on its business as presently conducted and to own or hold under lease its properties;

                  2. Each of the Credit Parties is qualified to do business and is in good standing as a foreign corporation or foreign limited liability company, as the case may be, in the states identified on Annex A hereto;

                  3. The execution, delivery and performance by each of the Credit Parties of each of the Loan Documents and the TriVergent Acquisition Agreement, in each case to which it is a party, are within its respective power and have been duly authorized by all necessary corporate or limited liability company action, as the case may be, of such Credit Party;

                  4. Each of the Loan Documents and the TriVergent Acquisition Agreement to which a Credit Party is a party has been duly authorized, executed and delivered by such Credit Party, and each of such Loan Documents and the TriVergent Acquisition Agreement constitutes a valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership or other similar laws of general application relating to or affecting the rights and remedies of creditors and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance, injunctive relief and other equitable remedies, regardless of whether enforceability is considered in a proceeding in equity or at law;

                  5. The execution, delivery and performance by each of the Credit Parties of each of the Loan Documents to which it is a party, its borrowings in accordance with the terms of the Credit Documents and the consummation of any other transactions contemplated thereby, including the consummation of the TriVergent Acquisition, do not violate any provision of applicable law or regulation or of the



                                 EXHIBIT D-1-3

Organizational Documents of such Credit Party, or result in a breach or default under any existing obligation of any such Credit Party under any indenture, mortgage, deed of trust, loan agreement or other instrument for borrowed money known to us to which any such Credit Party is a party or by which any of the properties of any such Credit Party is subject; nor does such action violate any judgment, order or decree known to us of any governmental body, agency or court that names or is specifically directed to any such Credit Party; nor will such action result in the creation of any Lien upon any of the properties or assets of any such Credit Party under such agreements or orders (other than Liens pursuant to the Loan Documents);

                  6. Except for (i) the filing or recording of the Financing Statements to be filed in the appropriate Filing Offices, or (ii) such other consents, authorizations, approvals and filings as have heretofore been obtained or made by the Credit Parties and which are in full force and effect, no consent, authorization or approval of, filing with or other action by any federal, Missouri, Delaware, or New York governmental authority is required by any Credit Party in connection with the execution, delivery and performance by such Credit Party of any of the Loan Documents to which it is a party;

                  7. To our knowledge, there is no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, now pending, to which any Credit Party is a party or to which the business, assets or property of any Credit Party is subject, and, to our knowledge, no such action, suit or proceeding is threatened to which any Credit Party or the business, assets or property of any Credit Party would be subject that in either case questions the validity of the Loan Documents;

                  8. No Credit Party is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended;

                  9. The making of the Loans and the use of the proceeds thereof in accordance with the terms of the Credit Agreement will not violate Regulations T, U or X of the Board, 12 C.F.R. ss. 220, 221 and 224, respectively;

                  10. The Pledge and Security Agreement is effective to create in favor of the Collateral Agent for the benefit of the Lenders a valid security interest in the "Collateral" identified therein, as security for payment of the Obligations, to the extent a security interest in such Collateral may be created under Article 9 of the UCC, provided that the relevant Loan Party has "rights" in such Collateral;



                                 EXHIBIT D-1-4

                  11. Each of the Financing Statements is in appropriate form for filing and has been duly executed and delivered by the Credit Party identified thereon as a debtor, and the filing thereof in the Filing Offices indicated therein in compliance with the applicable provisions of the UCC is sufficient to perfect a valid security interest in the Collateral identified therein, to the extent that a security interest in such Collateral can be perfected by the filing of financing statements, provided that the relevant Credit Party has "rights" in such Collateral;

                  12. The Parent is the record owner of all of the issued and outstanding shares of common stock of the Holding Company pledged pursuant to the Pledge and Security Agreement (the "Parent Pledged Shares"), the Holding Company is the record owner of all the issued and outstanding shares of common stock of the Borrower pledged pursuant to the Pledge and Security Agreement (the "Holding Company Pledged Shares") and the Borrower, or one of its direct Subsidiaries, is the record owner of the issued and outstanding shares of common stock of the Subsidiaries as set forth on Annex C hereto (the "Borrower Pledged Shares") and all of the Parent Pledged Shares, the Holding Company Pledged Shares and the Borrower Pledged Shares have been validly issued and are fully paid and non-assessable;

                  13. The Pledge and Security Agreement creates in favor of the Agent for the benefit of the Lenders a valid security interest in the Parent Pledged Shares, the Holding Company Pledged Shares, the Borrower Pledged Shares and the limited liability company membership interests in TriVergent Leasing, LLC (collectively, the "Pledged Securities"), and delivery to the Collateral Agent of actual physical possession of the certificates representing the Pledged Securities, accompanied by the pledgor's endorsement of duly executed instruments of transfer and assignment, is sufficient to perfect a security interest in favor of the Collateral Agent for the benefit of the Lenders in such Pledged Securities, provided that the relevant Credit Party has "rights" in such Collateral;

                  14. Upon delivery to the Collateral Agent pursuant to the Pledge and Security Agreement of the certificates evidencing the Pledged Securities, accompanied by the pledgor's endorsement of duly executed instruments of transfer or assignment, and assuming (a) continued possession of the certificates evidencing Pledged Securities by the Collateral Agent for the benefit of the Lenders and (b) that neither the Collateral Agent nor any Lender has any knowledge or received any notice prior to or on the date of the delivery of such certificates of any "adverse claim" within the meaning of Article 8 of the New York UCC, the security interest in favor of the Collateral Agent for the benefit of the Lenders in the Pledged Securities constitutes a first priority security interest in such shares, except as follows: (w) the priority of such security interest may be


                                 EXHIBIT D-1-5
subject to claims or Liens in favor of the United States or any State thereof or any agency or instrumentality of any State thereof given priority by operation of law, including Liens for the payment of federal, state or local taxes which are given priority by operation of law and Liens under Title IV of ERISA; (x) in the case of the issuance of additional shares or other distributions in respect of any Pledged Securities, the security interest of the Collateral Agent for the benefit of the Lenders therein will be perfected only if possession thereof is obtained in accordance with the provisions of Article 9 of the UCC; (y) in the case of proceeds, continuation of perfection of the security interest of the Collateral Agent for the benefit of the Lenders therein is limited to the extent set forth in Section 9-306 of the UCC; and (z) in the case of the priority of such security interest in respect of future advances, the priority of such security interest is limited to the extent set forth in Section 9-301(4) of the UCC; and

                  15. The Pledge and Security Agreement is effective to create in favor of the Collateral Agent for the benefit of the Lenders a valid security interest in the limited liability company membership interests in TriVergent Leasing South, LLC, to the extent a security interest in such limited liability company membership interests may be created under Article 9 of the UCC, provided that the relevant Loan Party has "rights" in such limited liability company membership interests.

                  The opinion expressed in paragraph 4 above with respect to
Section 10.11 of the Credit Agreement and Section 11 of the Pledge and Security Agreement is subject to generally applicable rules of law that may, if any provision thereof is held to be prohibited by or invalid, illegal or unenforceable under applicable law, limit the enforceability of the remainder thereof to circumstances in which the prohibited or invalid, illegal or unenforceable portion thereof is not an essential part of the parties' agreement. Certain of the remedial provisions of the Loan Documents may be further limited or rendered unenforceable by applicable law, but such law does not, in our opinion, make the remedies offered to the Administrative Agent, the Syndication Agent and the Lenders by the Loan Documents legally inadequate for the practical realization of the principal benefits purported to be provided thereby.

                  The opinions expressed in paragraphs 10 and 11 above with respect to creation and perfection of security interests are subject to the following additional qualifications and exceptions: (a) we express no opinion (except as set forth in paragraphs 13 and 14) on the status of any secured party's security interests in any personal property as to which the filing of a Financing Statement is not an effective method of perfection under the UCC; (b) we express no opinion as to the priority of the security interests described in such paragraphs; (c) perfection of a secured party's security interests in proceeds may be limited or otherwise affected to the extent set forth


                                 EXHIBIT D-1-6
in Section 9-306 of the UCC; (d) a secured party's security interests may become unperfected if the relevant Credit Party changes its name, identity or organizational structure and such change makes a corresponding Financing Statement misleading as provided in Section 9-402(7) of the UCC; (e) a secured party's security interests may become unperfected if the Credit Party changes the location of its chief executive office or principal place of business or the States in which any of the Collateral is located; (f) we express no opinion as to any item of Collateral which is subject to any statute, rule, regulation or treaty of the United States (or any department or agency thereof) which provides for national or international registration for the creation or perfection of a security interest or which specifies a place of filing different from that specified in the UCC to create or perfect a security interest; and (g) each of the Financing Statements filed in jurisdictions subject to the UCC will lapse five years from the date of filing unless a proper continuation statement is filed within six months prior to the expiration of the five-year period.

                  We express no opinion as to: (a) the enforceability of any provisions of the Loan Documents regarding broadly or vaguely stated waivers or waivers of rights granted by law where the waivers are against public policy or prohibited by applicable law or the effects of oral modifications; (b) the enforceability of certain provisions of the Loan Documents pertaining to the payment of legal expenses, including but not limited to attorneys' fees, and the provisions specifying the method of serving process on the parties thereto and designating certain courts as having jurisdiction and/or venue, because such provisions are subject to determination by the courts in which litigation may be instituted that such provisions are reasonable and comply with or are permitted by applicable law; or (c) any compliance with any regulation or requirement of the FCC or any PUC or any law dealing with telecommunications carriers.

                  This opinion is not rendered with respect to any laws other than the federal laws of the United States, the laws of the States of Missouri and New York, and the General Corporation Law of the State of Delaware, and the provisions of the Delaware Limited Liability Company Act and the North Carolina Business Corporation Act as reported in Aspen Law & Business Corporation Statutes, as supplemented through August 24, 2000, and, solely with respect to the opinion expressed in paragraph 11 above, the provisions of Sections 9-103, 9-203, 9-302, 9-303, 9-304, 9-305, 9-306, 9-401, 9-402 and 9-403 of the UCC in
effect in the States of Arkansas, Florida, Georgia, Illinois, Indiana, Kansas, Kentucky, Mississippi, North Carolina, Ohio, Oklahoma, South Carolina and Tennessee, as reported in Commerce Clearing House Secured Transactions Guide, as supplemented through October 16, 2000. We understand that as to matters of South Carolina law, you are relying on the opinion of Hamilton E. Russell III, of even date herewith. We have undertaken no independent



                                 EXHIBIT D-1-7
examination or analysis of the matters addressed in such opinion and it is our understanding that you will look solely to such opinion with respect to those matters.

                  Except as may be expressly covered by this opinion, we are not expressing any opinion as to the effect of compliance by any Lender with any state or federal laws or regulations applicable to the transactions contemplated by the Loan Documents because of the nature of any of its businesses.

                  Our opinion is rendered as of the date hereof, is based upon and relies upon the current status of the laws referred to above, and in all respects is subject to and may be limited by future legislation as well as future case law. Without limiting the generality of the foregoing, we expressly disclaim any opinion with respect to Revised Article 9 (as such term is defined in the Pledge and Security Agreement) or any provisions of the Loan Documents derived therefrom. We assume no responsibility to advise you as to any matters after the date hereof.

                  This opinion is furnished to you by us as counsel for each of the Credit Parties pursuant to Section 3.1(m) of the Credit Agreement at the request of each of the Credit Parties and is given solely for your benefit, may not be relied upon by any other Person and shall not be distributed to any other Person without our prior written consent, except that this opinion may be distributed to other financial institutions that may from time to time hereafter become parties to the Credit Agreement.

                                                     Yours very truly,



                                                     BRYAN CAVE LLP



                                 EXHIBIT D-1-8

                                     ANNEX A

                 JURISDICTIONS OF ORGANIZATION AND QUALIFICATION



Name                           Type of Entity                 State of                  State of
- ----                           --------------                 --------                  --------
                                                         Incorporation or            Qualification
                                                         ----------------            -------------
                                                            Organization
                                                            ------------

Gabriel                           corporation                 Delaware                  Missouri
Communications,
Inc.
Gabriel                           corporation                 Delaware                  Missouri
Communications
Properties, Inc.
Gabriel                           corporation                 Delaware                  Missouri
Communications Finance
Company
Gabriel                           corporation                 Delaware             Missouri, Arkansas
Communications of
Arkansas, Inc.
Gabriel                           corporation                 Delaware             Missouri, Illinois
Communications of
Illinois, Inc.
Gabriel                           corporation                 Delaware             Missouri, Indiana
Communications of
Indiana, Inc.
Gabriel                           corporation                 Delaware              Missouri, Kansas
Communications of Kansas,
Inc
Gabriel                           corporation                 Delaware                 Missouri,
Communications of                                                                       Kentucky
Kentucky, Inc.

                                 EXHIBIT D-1-9

Gabriel                           corporation                 Delaware                  Missouri
Communications of
Missouri, Inc.
Gabriel                           corporation                 Delaware               Missouri, Ohio
Communications of Ohio,
Inc.
Gabriel                           corporation                 Delaware             Missouri, Oklahoma
Communications of
Oklahoma, Inc.
Gabriel                           corporation                 Delaware                 Missouri,
Communications of                                                                      Tennessee
Tennessee, Inc.
Gabriel                           corporation                 Delaware              Missouri, Texas
Communications of Texas,
Inc.
TriVergent                        corporation                 Delaware              [South Carolina]
Corporation (f/k/a
Triangle
Acquisition, Inc.)
TriVergent                        corporation              South Carolina          Alabama, Florida,
Communications, Inc.                                                               Georgia, Kentucky,
                                                                                Louisiana, Mississippi,
                                                                                    North Carolina,
                                                                                       Tennessee
Carolina Online, Inc.             corporation              South Carolina                  --
TriVergent Leasing LLC         limited liability           South Carolina       Georgia, Florida, North
                                    company                                             Carolina



                                 EXHIBIT D-1-10

TriVergent                        corporation                 Delaware               South Carolina
Communications South, Inc.
TriVergent                        corporation                 Delaware               South Carolina
Communications West, Inc.
TriVergent Leasing South, LLC  limited liability              Delaware               South Carolina
                                    company
ISAAC                             corporation              South Carolina            North Carolina
Acquisition Corp.
Teleco Acquisition Corp.          corporation              South Carolina            North Carolina
InterNet/MCR Corporation          corporation              North Carolina                   --



                                 EXHIBIT D-1-11

                                     ANNEX B

                                 FILING OFFICES

GABRIEL COMMUNICATIONS, INC.

Delaware Secretary of State
Delaware Secretary of State (transmitting utility filing)
Missouri Secretary of State
Missouri Secretary of State (transmitting utility filing)
St. Louis County, Missouri

GABRIEL COMMUNICATIONS PROPERTIES, INC.

Delaware Secretary of State
Delaware Secretary of State (transmitting utility filing)
Missouri Secretary of State
Missouri Secretary of State (transmitting utility filing)
St. Louis County, Missouri
St. Louis County, Missouri (fixture filing)

GABRIEL COMMUNICATIONS FINANCE COMPANY

Delaware Secretary of State
Delaware Secretary of State (transmitting utility filing)
Missouri Secretary of State
Missouri Secretary of State (transmitting utility filing)
St. Louis County, Missouri

GABRIEL COMMUNICATIONS OF ARKANSAS, INC.

Delaware Secretary of State
Delaware Secretary of State (transmitting utility filing)
Missouri Secretary of State
Missouri Secretary of State (transmitting utility filing)
St. Louis County, Missouri
Arkansas Secretary of State
Arkansas Secretary of State (transmitting utility filing)
Pulaski County, Arkansas
Pulaski County, Arkansas (fixture filing)



                                 EXHIBIT D-1-12

GABRIEL COMMUNICATIONS OF ILLINOIS, INC.

Delaware Secretary of State
Delaware Secretary of State (transmitting utility filing)
Missouri Secretary of State
Missouri Secretary of State (transmitting utility filing)
St. Louis County, Missouri
Illinois Secretary of State
Illinois Secretary of State (transmitting utility filing)

GABRIEL COMMUNICATIONS OF INDIANA, INC.

Delaware Secretary of State
Delaware Secretary of State (transmitting utility filing)
Missouri Secretary of State
Missouri Secretary of State (transmitting utility filing)
St. Louis County, Missouri
Indiana Secretary of State
Indiana Secretary of State (transmitting utility filing)
Marion County, Indiana (fixture filing)

GABRIEL COMMUNICATIONS OF KANSAS, INC.

Delaware Secretary of State
Delaware Secretary of State (transmitting utility filing)
Missouri Secretary of State
Missouri Secretary of State (transmitting utility filing)
St. Louis County, Missouri
Kansas Secretary of State
Kansas Secretary of State (transmitting utility filing)
Sedgwick County, Kansas (fixture filing)
Johnson County, Kansas (fixture filing)

GABRIEL COMMUNICATIONS OF KENTUCKY, INC.

Delaware Secretary of State
Delaware Secretary of State (transmitting utility filing)
Missouri Secretary of State
Missouri Secretary of State (transmitting utility filing)
St. Louis County, Missouri


                                 EXHIBIT D-1-13

Franklin County, Kentucky
Kentucky Secretary of State (transmitting utility filing)
Fayette County, Kentucky (fixture filing)
Jefferson County, Kentucky (fixture filing)

GABRIEL COMMUNICATIONS OF MISSOURI, INC.

Delaware Secretary of State
Delaware Secretary of State (transmitting utility filing)
Missouri Secretary of State
Missouri Secretary of State (transmitting utility filing)
St. Louis County, Missouri
St. Louis County, Missouri (fixture filing)
Greene County, Missouri
Greene County, Missouri (fixture filing)
St. Louis City, Missouri
Jackson County, Missouri
St. Charles County, Missouri

GABRIEL COMMUNICATIONS OF OHIO, INC.

Delaware Secretary of State
Delaware Secretary of State (transmitting utility filing)
Missouri Secretary of State
Missouri Secretary of State (transmitting utility filing)
St. Louis County, Missouri
Ohio Secretary of State
Ohio Secretary of State (transmitting utility filing)
Summit County, Ohio
Summit County, Ohio (fixture filing)
Montgomery County, Ohio
Montgomery County, Ohio (fixture filing)
Franklin County, Ohio
Franklin County, Ohio (fixture filing)
Hamilton County, Ohio
Hamilton County, Ohio (fixture filing)
Portage County, Ohio
Greene County, Ohio
Clark County, Ohio


                                 EXHIBIT D-1-14

GABRIEL COMMUNICATIONS OF OKLAHOMA, INC.

Delaware Secretary of State
Delaware Secretary of State (transmitting utility filing)
Missouri Secretary of State
Missouri Secretary of State (transmitting utility filing)
St. Louis County, Missouri
Oklahoma Secretary of State (transmitting utility filing)
Tulsa County, Oklahoma
Tulsa County, Oklahoma (fixture filing)
Oklahoma County, Oklahoma
Oklahoma County, Oklahoma (fixture filing)
Cleveland County, Oklahoma

GABRIEL COMMUNICATIONS OF TENNESSEE, INC.

Delaware Secretary of State
Delaware Secretary of State (transmitting utility filing)
Missouri Secretary of State
Missouri Secretary of State (transmitting utility filing)
St. Louis County, Missouri

GABRIEL COMMUNICATIONS OF TEXAS, INC.

Delaware Secretary of State
Delaware Secretary of State (transmitting utility filing)
Missouri Secretary of State
Missouri Secretary of State (transmitting utility filing)
St. Louis County, Missouri

TRIVERGENT CORPORATION

Delaware Secretary of State
Delaware Secretary of State (transmitting utility filing)
Missouri Secretary of State
Missouri Secretary of State (transmitting utility filing)
St. Louis County, Missouri
South Carolina Secretary of State
South Carolina Secretary of State (transmitting utility filing)
Greenville County, South Carolina (fixture filing)


                                 EXHIBIT D-1-15

TRIVERGENT COMMUNICATIONS, INC.

Delaware Secretary of State
Delaware Secretary of State (transmitting utility filing) Missouri Secretary of State
Missouri Secretary of State (transmitting utility filing)
St. Louis County, Missouri
South Carolina Secretary of State
South Carolina Secretary of State (transmitting utility filing) Greenville County, South Carolina (fixture filing)
Berkley County, South Carolina (fixture filing)
North Carolina Secretary of State
North Carolina Secretary of State (transmitting utility filing) Guilford County, North Carolina
Guilford County, North Carolina (fixture filing)
Florida Secretary of State
Florida Secretary of State (transmitting utility filing)
Duval County, Florida
Duval County, Florida (fixture filing)
Dade County, Florida
Dade County, Florida (fixture filing)
Dekalb County, Georgia
Dekalb County, Georgia (fixture filing)

TRIVERGENT COMMUNICATIONS SOUTH, INC.


Delaware Secretary of State
Delaware Secretary of State (transmitting utility filing) Missouri Secretary of State
Missouri Secretary of State (transmitting utility filing)
St. Louis County, Missouri
South Carolina Secretary of State
South Carolina Secretary of State (transmitting utility filing) Greenville County, South Carolina
Greenville County, South Carolina (fixture filing)
North Carolina Secretary of State
North Carolina Secretary of State (transmitting utility filing) Mecklenberg County, North Carolina
Mecklenberg County, North Carolina (fixture filing)



                                 EXHIBIT D-1-16

New Hanover County, North Carolina
New Hanover County, North Carolina (fixture filing)
Wake County, North Carolina
Wake County, North Carolina (fixture filing)
Tennessee Secretary of State
Tennessee Secretary of State (transmitting utility filing)
Davidson County, Tennessee (fixture filing)
Shelby County, Tennessee (fixture filing)
Kentucky Secretary of State
Jefferson County, Kentucky
Mississippi Secretary of State
Mississippi Secretary of State (transmitting utility filing)
Hinds County, Mississippi
Hinds County, Mississippi (fixture filing)

TRIVERGENT COMMUNICATIONS WEST, INC.

Delaware Secretary of State
Delaware Secretary of State (transmitting utility filing)
Missouri Secretary of State
Missouri Secretary of State (transmitting utility filing)
St. Louis County, Missouri
South Carolina Secretary of State
South Carolina Secretary of State (transmitting utility filing)

TRIVERGENT LEASING, LLC

Missouri Secretary of State
Missouri Secretary of State (transmitting utility filing)
St. Louis County, Missouri
South Carolina Secretary of State
South Carolina Secretary of State (transmitting utility filing)

TRIVERGENT LEASING SOUTH, LLC

Delaware Secretary of State
Delaware Secretary of State (transmitting utility filing)
Missouri Secretary of State
Missouri Secretary of State (transmitting utility filing)
St. Louis County, Missouri



                                 EXHIBIT D-1-17

South Carolina Secretary of State
South Carolina Secretary of State (transmitting utility filing)

CAROLINA ONLINE, INC.

Missouri Secretary of State
Missouri Secretary of State (transmitting utility filing)
St. Louis County, Missouri
South Carolina Secretary of State
South Carolina Secretary of State (transmitting utility filing)

INTERNET/MCR CORPORATION

Missouri Secretary of State
Missouri Secretary of State (transmitting utility filing)
St. Louis County, Missouri
South Carolina Secretary of State
South Carolina Secretary of State (transmitting utility filing)
North Carolina Secretary of State
North Carolina Secretary of State (transmitting utility filing)

ISAAC ACQUISITION CORP.

Missouri Secretary of State
Missouri Secretary of State (transmitting utility filing)
St. Louis County, Missouri
South Carolina Secretary of State
South Carolina Secretary of State (transmitting utility filing)

TELECO ACQUISITION CORP.

Missouri Secretary of State
Missouri Secretary of State (transmitting utility filing)
St. Louis County, Missouri
South Carolina Secretary of State
South Carolina Secretary of State (transmitting utility filing)


                                 EXHIBIT D-1-18

                                     ANNEX C

                NAME

Gabriel Communications of Arkansas, Inc.[1]

Gabriel Communications of Illinois, Inc. [1]

Gabriel Communications of Indiana, Inc. [1]

Gabriel Communications of Kansas, Inc.[1]

Gabriel Communications of Kentucky, Inc.[1]

Gabriel Communications of Missouri, Inc.[1]

Gabriel Communications of Ohio, Inc.[1]

Gabriel Communications of Oklahoma, Inc.[1]

Gabriel Communications of Tennessee, Inc.[1]

Gabriel Communications of Texas, Inc.[1]

TriVergent Corporation (f/k/a Triangle Acquisition, Inc.)[1]

TriVergent Communications, Inc.[2]

TriVergent Communications South, Inc.[2]

TriVergent Communications West, Inc.[2]

Carolina Online, Inc.[3]

InterNet/MCR Corporation[3]

ISAAC Acquisition Corp.[4

Teleco Acquisition Corp.[4]




- ----------
[1] Record owner:  Gabriel Communications Finance Company
[2] Record owner:  TriVergent Corporation
[3] Record owner:  TrVergent Communications, Inc.
[4] Record owner:  TriVergent Communications South, Inc.



                                 EXHIBIT D-1-19

                                                                  EXHIBIT D-2 TO
                                                   CREDIT AND GUARANTY AGREEMENT

                         OPINION OF MORRISON & FOERSTER

                                November 1, 2000

The Lenders and Agents from time to time party to the Credit and Guaranty Agreement referred to below and First Union National Bank, as the Administrative Agent and Collateral Agent for the Lenders

Ladies and Gentlemen:

         We have acted as special Federal Communications Commission (the "FCC") counsel to Gabriel Communications, Inc., a Delaware corporation (the "Parent"), Gabriel Communications Properties, Inc., a Delaware corporation (the "Holding Company"), Gabriel Communications Finance Company, a Delaware corporation (the "Borrower") and the subsidiaries of the Borrower listed on Annex A hereto (the "Subsidiaries") (collectively, the "Credit Parties"), in connection with that certain Credit and Guaranty Agreement dated as of October __, 2000 (the "Credit Agreement") among the Parent, the Holding Company, the Borrower and the financial institutions listed therein as Lenders: Goldman Sachs Credit Partners L.P. as Sole Lead Arranger, Sole Book Runner and Syndication Agent, First Union National Bank ("First Union"), as Administrative Agent and Collateral Agent, Barclays Bank PLC as Documentation Agent and CIT Lending Services Corporation as Co-Documentation Agent. This opinion is delivered to you at the request of the Parent pursuant to Section 3.1(m)(ii) of the Credit Agreement. Unless otherwise indicated herein, capitalized terms used herein and not defined herein have the meanings given to such terms in the Credit Agreement.

         This opinion is limited to those matters within the jurisdiction of the FCC pertaining to the provision of telecommunications service within, to or from the United States by the Parent, the Holding Company, the Borrower and/or the Subsidiaries. With respect to those matters within the jurisdiction of the FCC, as to questions of law, the following opinions are based only upon the Communications Act of 1934, as amended, and the rules, regulations and published opinions of the FCC relating thereto (collectively, the "Communications Act"), except as otherwise specified herein. We offer no opinion as to any other federal law or the laws, rules or regulations of any state or local government or regulatory authority or the laws, rules or regulations of any foreign jurisdiction.

         In connection with this opinion, we have examined, and relied upon, the records of the FCC. We also have examined the Credit Agreement and the Pledge and Security Agreement dated as of October __, 2000 among the Parent, the Holding Company, the Borrower, the Subsidiaries and the Lenders (collectively, the "Credit Documents"), and the Form S-4 filing made by the Parent and TriVergent Communications, Inc. ("TriVergent") on October 2, 2000 (the "SEC Filing"). We also have obtained, and relied upon as to matters of fact, without independent investigation except as otherwise specified



                                 EXHIBIT D-1-20
herein, a certification from an officer of the Parent (the "Officer's Certificate"), which is attached hereto as Exhibit 1.

         We have assumed: (i) the authenticity of all documents submitted to us as originals and the conformity with the original documents of any copies thereof submitted to us as certified, conformed or photostatic copies for our examination; (ii) that the signatures on all documents examined by us are genuine; (iii) that where any such signature purports to have been made in a corporate, governmental, fiduciary or other capacity, the person who affixed such signature to such documents had authority to do so; and (iv) that all public files, records and certificates of, or furnished by, governmental or regulatory agencies or authorities are true, correct and complete.

         Based upon our examination of the foregoing documents, records and disclosures and subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that:

         1. Exhibit 2 to this letter is a list of the operating licenses issued by the FCC to each Credit Party (the "FCC Licenses"). The FCC Licenses (a) are issued in the name of the Credit Party specified in Exhibit 2 and (b) are in full force and effect and have not been reversed, stayed, set aside, annulled or suspended, and are not subject to any conditions or requirements that are not generally imposed by the FCC upon holders of such FCC licenses. The FCC Licenses are the only licenses, permits, authorizations, consents or approvals required under the Communications Act for the construction and operation of the telecommunications business of the Parent, the Holding Company, the Borrower and the Subsidiaries as described in the SEC Filing, except for those licenses, permits, authorizations, consents or approvals as to which the failure to obtain would not have a Material Adverse Effect on the business or operations of the Parent, the Holding Company, the Borrower and the Subsidiaries taken as a whole.

         2. The execution and delivery by any Credit Party of the Credit Documents to which it is a party, its borrowings in accordance with the terms of the Credit Documents, the performance of its obligations thereunder, the granting of the security interests to be granted by it pursuant to the Credit Documents and the consummation of any other transactions contemplated thereby, including the consummation of the TriVergent Acquisition: (a) do not require any exemption, consent, approval, order, authorization or other action of, or registration, declaration or filing with, the FCC, except as is required by provisions of the Communications Act providing for the prior approval by the FCC of certain significant changes in the ownership of a Person holding licenses issued by the FCC and/or the disposition of such Person's telecommunications-related assets, which may be implicated in connection with the exercise by the Lenders of certain rights accorded them under the Credit Documents, and except to the extent that the failure to obtain such exemption, consent, approval, order or authorization or to make such registration, declaration or filing would not, individually or in the aggregate, have a Material Adverse Effect on the business or operations of the Parent, the Holding Company, the Borrower and the Subsidiaries taken as a whole, and (b) will not result in any violation of the Communications Act.

         3. To the best of our knowledge, and having made due inquiry, there is not now pending or threatened any action, litigation, suit, inquiry, investigation or proceeding before or by the FCC that might result in a termination, revocation, suspension, denial of renewal or other material impairment of


                                 EXHIBIT D-1-21
the FCC Licenses. To the best of our knowledge, and having made due inquiry, no Credit Party is subject to any Notice of Apparent Liability or Notice of Violation (as defined under the Communications Act).

         Whenever our opinion herein with respect to the existence or absence of facts is indicated to be based on the best of our knowledge or words to such effect, it is intended to signify that, in the course of our representation of the Parent, the Holding Company, the Borrower and the Subsidiaries in connection with the Credit Documents, none of the attorneys of this Firm with involvement, except for those with immaterial involvement, in representing the Parent, the Holding Company, the Borrower or the Subsidiaries in connection with the Credit Documents or FCC-related matters acquired actual knowledge of the existence or absence of any such facts. Except to the extent expressly stated herein, we have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence of such facts should be drawn from the fact of our representation of the Parent, the Holding Company, the Borrower or the Subsidiaries.

         The opinion expressed herein is rendered as of the date of this letter and is specific to the transactions and the documents referred to herein. This opinion is furnished solely for your benefit and that of your successors and permitted assignees, upon the understanding that we have no responsibility to advise you of any changes in the facts, or of any circumstances or developments after the date hereof that would or might conflict with any of the assumptions herein stated. This opinion may not be relied upon for any other purpose or by any other person or entity, nor may copies be delivered to any other person or entity, without our prior written consent.

                                                     Very truly yours,



                                                     Morrison & Foerster LLP



                                 EXHIBIT D-1-22

                                     ANNEX A

                          SUBSIDIARIES OF THE BORROWER


                    Gabriel Communications of Arkansas, Inc.

                    Gabriel Communications of Illinois, Inc.

                     Gabriel Communications of Indiana, Inc.

                     Gabriel Communications of Kansas, Inc.

                    Gabriel Communications of Kentucky, Inc.

                    Gabriel Communications of Missouri, Inc.

                      Gabriel Communications of Ohio, Inc.

                    Gabriel Communications of Oklahoma, Inc.

                    Gabriel Communications of Tennessee, Inc.

                      Gabriel Communications of Texas, Inc




                                 EXHIBIT D-1-23

                                    EXHIBIT 1

                              OFFICER'S CERTIFICATE
                          GABRIEL COMMUNICATIONS, INC.

                  The undersigned, Gerard J. Howe, President and Chief Operating Officer of Gabriel Communications, Inc. (the "Parent"), hereby certifies to Morrison & Foerster LLP in connection with its opinion (the "Morrison & Foerster Opinion") provided pursuant to Section 3.1(m)(ii) of the Credit and Guaranty Agreement dated as of October __, 2000 (the "Credit Agreement") among the Parent, Gabriel Communications Properties, Inc. ("Holding Company"), Gabriel Communications Finance Company (the "Borrower"), certain subsidiaries of Borrower and the financial institutions listed therein as Lenders: Goldman Sachs Credit Partners L.P. as Sole Lead Arranger, Sole Book Runner and Syndication Agent, First Union National Bank as Administrative Agent and Collateral Agent, Barclays Bank PLC as Documentation Agent and CIT Lending Services Corporation as Co-Documentation Agent, that:

                  1. The undersigned is a duly appointed, qualified and acting officer of the Parent and, as such, is familiar (personally or through inquiry of persons reasonably believed by the undersigned to have appropriate familiarity with the facts herein certified) and is duly authorized to certify the same.

                  2. None of the Parent, the Holding Company or the Borrower currently provides any telecommunications services. Gabriel Communications of Arkansas, Inc., Gabriel Communications of Indiana, Inc., Gabriel Communications of Kansas, Inc., Gabriel Communications of Kentucky, Inc., Gabriel Communications of Missouri, Inc., Gabriel Communications of Ohio, Inc. and Gabriel Communications of Oklahoma, Inc., currently provide only intrastate telecommunications services and the following interstate telecommunications services: interstate access service, the resale of domestic interstate, interexchange service, and the resale of switched international service. The remaining Subsidiaries listed in Annex A of the Morrison & Foerster Opinion do not currently provide any telecommunications services. None of the Parent, the Holding Company, the Borrower or the Subsidiaries provides any wireless services.

                  3. To my knowledge, there is not now pending or threatened any action, litigation, suit, inquiry, investigation or proceeding before or by the FCC that might result in a termination, revocation, suspension, denial of renewal or other material impairment of the FCC Licenses. To my knowledge, no Credit Party is subject to any Notice of Apparent Liability or Notice of Violation from the FCC.

                  Capitalized terms not defined in this Certificate shall have the meanings given to them in the Credit Agreement.

Dated:  October __, 2000


                                      ----------------------------------
                                      Gerard J. Howe
                                      President and Chief Operating Officer




                                 EXHIBIT D-1-24

                                    EXHIBIT 2

                                  FCC LICENSES


An international telecommunications certificate (Section 214 authorization) was issued to Gabriel Communications, Inc. effective May 7, 1999 for the provision of global facilities-based and global resale service (File No.
ITC-214-19990323-00165) ("International Authorization").

Pursuant to Section 63.21(i) of the Commission's rules, 47 C.F.R. ss. 63.21(i), Gabriel Communications, Inc. has notified the FCC that its indirect, wholly-owned subsidiaries Gabriel Communications of Arkansas, Inc., Gabriel Communications of Indiana, Inc., Gabriel Communications of Kansas, Inc., Gabriel Communications of Kentucky, Inc., Gabriel Communications of Missouri, Inc., Gabriel Communications of Ohio, Inc. and Gabriel Communications of Oklahoma, Inc., are providing international services to customers pursuant to the International Authorization.

Pursuant to Section 63.01(a) of the Commission's rules, 47 C.F.R. ss. 63.01(a), all domestic interstate communications common carriers are authorized pursuant to a "blanket" authorization to provide domestic interstate services, subject to a requirement that they obtain separate FCC authorizations for the use of any radio frequencies.




                                 EXHIBIT D-1-25

                                                                  EXHIBIT D-3 TO
                                                   CREDIT AND GUARANTY AGREEMENT

                       OPINION OF KELLEY DRYE & WARREN LLP

First Union National Bank,
  as the Administrative Agent for the Lenders

and

The Lenders from time to time party to the Credit Agreement as defined below

         RE: CREDIT AND GUARANTY AGREEMENT DATED AS OF OCTOBER 31, 2000 BY AND AMONG GABRIEL COMMUNICATIONS FINANCE COMPANY (THE "BORROWER"), GABRIEL COMMUNICATIONS, INC. ("PARENT"), GABRIEL COMMUNICATIONS PROPERTIES, INC. ("HOLDING COMPANY"), CERTAIN SUBSIDIARIES OF THE BORROWER (INCLUDING TRIVERGENT) FIRST UNION NATIONAL BANK, AS THE ADMINISTRATIVE AGENT, GOLDMAN SACHS CREDIT PARTNERS L.P., AS SOLE LEAD ARRANGER, SOLE BOOK RUNNER AND SYNDICATION AGENT, AND THE LENDERS NAMED THEREIN (THE "CREDIT AGREEMENT")

Ladies and Gentlemen:

         We have been asked by Trivergent Communications, Inc. ("TCI"), Trivergent Communications-South, Inc. ("TCI-South") and State Communications, Inc. ("State") (hereafter, TCI, TCI-South and State are referred to collectively as "Trivergent") to deliver the following opinion to you in connection with the Credit Agreement. This opinion is being delivered to you at the request of Trivergent pursuant to Section 3.1(m)(iii) of the Credit Agreement. Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.

         This Firm has acted as special telecommunications regulatory counsel for Trivergent. Our representation has been strictly limited to certain federal, state and international telecommunications regulatory matters, and this opinion is accordingly limited to such matters. As special telecommunications counsel, we address only matters within the jurisdiction of the Federal Communications Commission ("FCC") and each State Commission that, as of the date of this opinion, has granted a certificate of public convenience and necessity or similar governmental licenses or authorizations to Trivergent. A list of such State Commissions is appended hereto as Schedule A. For purposes of this opinion, the term "State Commission" means "state commissions" as defined in
Section 3 of the Communications Act of 1934 as amended (the "Communications Act"). We express no opinion as to matters of state, county, municipal or local regulation including, without limitation, local franchise rights and requirements, and their applicability to or effect upon the transactions contemplated by the Credit Agreement.



                                 EXHIBIT D-3-1

         The following opinions are based upon and expressly limited to the applicability of certain Telecommunications Laws to the execution and performance of the Credit Agreement. As used herein, the term "Telecommunications Laws" means the Communications Act, including the federal Telecommunications Act of 1996, the rules, regulations, orders, and published policies of the FCC, and the rules, regulations, orders and published policies of the State Commissions. To the extent this opinion concerns state Telecommunications Laws, you are advised that attorneys in this Firm are admitted to practice in the District of Columbia, are not admitted to practice law in other states covered by this opinion, and for purposes of this opinion we should not be considered to be experts in the Telecommunications Laws of any such other states. However, we have substantial experience advising clients regarding state Telecommunications Laws and are generally familiar with the statutes and regulations comprising the state Telecommunications Laws. To the extent our opinion relates to state Telecommunications Laws, it is based solely upon this general experience and familiarity.

         In rendering the opinions expressed herein, we have examined the Credit Agreement and the other Credit Documents to which Trivergent is a party. We have assumed, with your permission and without independent investigation, that: (a) the signatures on all documents examined by us are genuine and that, where any such signature purports to have been made in a corporate, governmental, fiduciary, or other capacity, the person who affixed such signature to such documents had authority to do so; (b) the documents submitted to us as originals are authentic, and that all documents submitted to us as certified, conformed or photostatic copies conform to authentic original documents; and (c) public files, records and certificates of, or furnished by, governmental or regulatory agencies or authorities are correct. We have assumed the due issuance and delivery, pursuant to due authorization, of the Credit Documents by the parties thereto in precisely the form provided to us by Trivergent on October 31, 2000.

         As to matters of fact relevant to the opinions expressed herein, we have relied upon information supplied to us by Trivergent, examination of our own files and records, appropriate examination of public records, files and certificates on file with the FCC and the State Commissions as of the date of this opinion, and as to Trivergent's ownership and operations, review of the Form S-4 filing made by the Borrower and Trivergent with the Securities and Exchange Commission on October 2, 2000 (referred to hereafter as the "SEC Filing") and pertinent disclosures of appropriate representatives of Trivergent.

         When, in this opinion, we use the phrase "of which we have knowledge" or "to the best of our knowledge," we have not made any independent investigation of the applicable facts, but have relied upon the factual representations made in the documents referred to in this opinion and in the factual representations made to us by Trivergent and its officers or representatives, and are not aware of any facts inconsistent therewith. Opinions expressed herein as being "to the best of our knowledge" or incorporating the phrase "of which we have knowledge" refer to present actual knowledge of the attorneys who are presently with this Firm and who our records indicate have worked on matters for Trivergent during the past year.

         Based upon the foregoing and subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that:


                                 EXHIBIT D-3-2

         1. Trivergent has all governmental authorizations and certificates, and has filed all required state notifications (all of the above being collectively referred to as "Governmental Approvals") required by the FCC and the State Commissions that are necessary to operate Trivergent's telecommunications businesses as described in the SEC Filing, except for those Government Approvals the absence of which, individually or in the aggregate, would not be likely to have a Material Adverse Effect on the business or operations of Trivergent taken as a whole (hereafter "Material Adverse Effect").

         2. All Governmental Approvals referred to in paragraph 1 above remain in full force and effect, and have not been revoked, suspended, cancelled or modified in any adverse way, and are not subject to any conditions or requirements that are not generally imposed by the FCC or the State Commissions upon the holders of such Governmental Approvals or upon similarly situated providers of telecommunications services. To the best of our knowledge, Trivergent has timely filed all necessary applications, if any, for the renewal of any such Governmental Approvals.

         3. No petition to deny, petition for revocation, complaint, opposition, or objection against Trivergent is pending before the FCC or any of the State Commissions of which we have knowledge. In addition, to the best of our knowledge, there is no outstanding decree, notice or order that has been issued by the FCC or any of the State Commissions against Trivergent, and no pending or threatened litigation, proceeding, notice of violation, notice of apparent liability, order to show cause, complaint, inquiry or investigation before the FCC or any of the State Commissions against Trivergent, which could reasonably be expected to result in cancellation, termination, revocation, forfeiture or material impairment of any of the Governmental Approvals referred to in paragraph 1, or would be likely to have a Material Adverse Effect on Trivergent, except for proceedings of general applicability to the telecommunications industry.

         4. Except in the states listed on Schedule B or those Governmental Approvals the absence of which would not be likely to have a Material Adverse Effect, Trivergent has obtained all Governmental Approvals necessary to complete the Trivergent Acquisition.

         5. No consent, approval or other action by the FCC or any of the State Commissions is required for the execution, delivery or performance of the Credit Documents by Trivergent, or the consummation of the transactions contemplated by the Credit Documents, except as is required by provisions of the Telecommunications Laws providing for the prior approval of the FCC and State Commissions of certain significant changes in the ownership of a Person holding licenses issued by the FCC or State Commissions and/or the disposition of such Person's telecommunications-related assets, which may be implicated in connection with the exercise by the Lenders of certain rights accorded them under the Credit Documents, and except for matters that would not be likely to have a Material Adverse Effect.

         6. One or more of TCI, TCI-South or State has the statutory right to obtain local interconnection arrangements with incumbent local exchange carriers ("ILECs") pursuant to 47 U.S.C. ss.252. Such qualifying Trivergent company can either negotiate new arrangements, or elect to take the terms of ("adopt") a pre-existing interconnection agreement. Such interconnection agreements have been



                                 EXHIBIT D-3-3
approved by the State Commissions (as defined in Section 3 of the Communications Act of 1934), and are available for adoption, in each of the states identified in the SEC Filing as states where Trivergent offers or has plans to commence providing local telecommunications services. If for any reason an ILEC refuses to negotiate such an interconnection agreement, Trivergent may adopt a pre-existing interconnection agreement or may petition the applicable State Commission to award an arbitrated interconnection agreement at any time between 135 and 160 days from the delivery of a request for interconnection.

         The opinions stated above are limited to the matters set forth herein. No opinion may be inferred or implied beyond the matters expressly stated in this opinion letter, and the opinions stated above must be read in conjunction with the assumptions, limitations, exceptions and qualifications set forth herein. We assume no obligation to advise you of changes of fact or law, whether or not deemed material, which may be brought to our attention after the date hereof.

         At the request of our client, this opinion letter is provided to you by us solely in connection with this transaction and in our capacity as special telecommunications regulatory counsel to Trivergent, and may not be relied upon for any other purpose or by any Person other than the specific addressees hereto and the Lenders from time to time party to the Credit Agreement.

                                                     Sincerely,

                                                     KELLEY DRYE & WARREN LLP



                                            By:
                                                     --------------------------
                                                     Brad E. Mutschelknaus
                                                     Member of the Firm




                                 EXHIBIT D-3-4

                                   SCHEDULE A

                          STATE GOVERNMENTAL APPROVALS

TRIVERGENT ACQUISITION
Alabama Public Service Commission:  Notification
Florida Public Service Commission: Approval in Docket No. 000740 Order No.
         PSC-00-1446-PAA-TP dated 8/31/00. Consummating Order dated 9/5/00. Georgia Public Service Commission: Approval in Docket No. 10532-U Letter Order
         dated 8/15/00.
Indiana Utility Regulatory Commission: Approval by Acknowledgement of Petition
         dated 7/31/00; CTA No. AA0007-8.
Kentucky Public Service Commission: Notification
Louisiana Public Service Commission: Notification
Michigan Public Service Commission: Notification
Minnesota Public Utilities Commission: Approval in Docket No. P5717/PA-00-918
         Order dated 8/25/00.
Mississippi Public Service Commission: Approval in Docket No. 00-UA-539 Order
         dated 8/2/00.
New Jersey Board of Public Utilities: Notification
New York Public Service Commission: Approval in Docket No. C00-C-1171 Order
         effective 8/22/00.
North Carolina Utilities Commission: Approval in Docket No. P-913 Sub 2 Order
         dated 8/8/00.
Pennsylvania Public Utility Commission: Approval (provisional) in Docket
         No. A-310998; A-310766F2000 Letter dated 8/17/00.
South Carolina Public Service Commission: Notification
Tennessee Regulatory Authority: Notification
Texas Public Utility Commission: Notification (Relinquishment of SCI Docket
         No. 22843 on 8/30/00)
Federal Communications Commission: Application accepted for filing in Public
         Notice dated 7/28/00; Automatic Grant absent opposition on 8/11/00.


FINANCING
Georgia Public Service Commission: Approval in Docket No. 10532 Letter Order
         dated 9/6/00.
Kentucky Public Service Commission: Notification
New York Public Service Commission: Approval in Docket No. C00-C-1171 Order
         effective 8/22/00.
North Carolina Utilities Commission: Notification
Tennessee Regulatory Authority: Notification




                                 EXHIBIT D-3-5

                                   SCHEDULE B

                         GOVERNMENTAL APPROVALS FOR THE
                   TRIVERGENT ACQUISITION THAT REMAIN PENDING






California
Illinois








                                 EXHIBIT D-3-6

                                                                  EXHIBIT D-4 TO
                                                   CREDIT AND GUARANTY AGREEMENT

                         OPINION OF EDWARD CADIEUX, ESQ.

November 1, 2000

The Lenders party to the Credit and Guaranty Agreement referred to below, Goldman Sachs Credit Partners L.P., as Syndication Agent, First Union National Bank, as Administrative Agent the Collateral Agent, Barclays Bank PLC, as Documentation Agent, and CIT Lending Services Corporation, as Co-Documentation Agent

         RE: CREDIT AND GUARANTY AGREEMENT DATED AS OF OCTOBER 31, 2000 (THE "CREDIT AGREEMENT") BY AND AMONG GABRIEL COMMUNICATIONS, INC., GABRIEL COMMUNICATIONS PROPERTIES, INC., GABRIEL COMMUNICATIONS FINANCE COMPANY, CERTAIN SUBSIDIARIES OF GABRIEL COMMUNICATIONS PROPERTIES, INC., THE BANKS AND OTHER FINANCIAL INSTITUTIONS LISTED THEREIN AS LENDERS, GOLDMAN SACHS CREDIT PARTNERS L.P., AS SYNDICATION AGENT, FIRST UNION NATIONAL BANK, AS ADMINISTRATIVE AGENT THE COLLATERAL AGENT, BARCLAYS BANK PLC, AS DOCUMENTATION AGENT, AND CIT LENDING SERVICES CORPORATION, AS CO-DOCUMENTATION AGENT

Ladies and Gentlemen:

         I have been asked to deliver the following opinion to you on behalf of Gabriel Communications, Inc., and its subsidiary companies ("Gabriel") in connection with the Credit Agreement. This opinion is being delivered to you pursuant to Section 3.1(m)(iii) of the Credit Agreement. Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.

         This opinion relates to certain state telecommunications regulatory matters and the opinion is accordingly limited to such matters. Subject to that limitation, I am of the opinion that:

1. Gabriel Communications of Arkansas, Inc., Gabriel Communications of Illinois, Inc., Gabriel Communications of Indiana, Inc., Gabriel Communications of Kansas, Inc., Gabriel Communications of Kentucky, Inc., Gabriel Communications of Missouri, Inc., Gabriel Communications of Ohio, Inc., Gabriel Communications of Oklahoma, Inc., Gabriel Communications of Tennessee, Inc., and Gabriel Communications of Texas, Inc., (collectively referred to as "the Gabriel Operating Companies") have all state governmental licenses, authorizations, approvals and certificates, and have filed all required state notifications (all of the above being collectively referred to as "Governmental Approvals") necessary for the operation of their currently conducted telecommunications businesses in Arkansas, Illinois, Indiana, Kansas, Kentucky, Missouri, Ohio, Oklahoma, Tennessee and Texas as described in the "Gabriel's Products and Services" and "Gabriel's Current Markets" sections of the Form S-4 filing made by the Borrower and Trivergent Communications, Inc., with the Securities Exchange Commission on October 2, 2000, except for


                                 EXHIBIT D-4-1
         those Government Approvals the absence of which, individually or in the aggregate, would not have a Material Adverse Effect, as defined in the Credit Agreement. All Government Approvals granted to the Gabriel Operating Companies remain in full force and effect, and have not been revoked, suspended, cancelled or modified in any adverse way, and are not subject to any conditions or requirements that are not generally imposed by the issuing state communications regulatory agency upon the holders of such Government Approvals.

2. The Gabriel Operating Companies are not in violation of, or in default of, (a) any applicable telecommunications statute of Arkansas, Illinois, Indiana, Kansas, Kentucky, Missouri, Ohio, Oklahoma, Tennessee or Texas, or (b) any applicable rule, regulation or requirement of any state communications regulatory agency of Arkansas, Illinois, Indiana, Kansas, Kentucky, Missouri, Ohio, Oklahoma, Tennessee or Texas, except for matters which, individually or in the aggregate, would not have a Material Adverse Effect. There are no pending or threatened formal complaints, proceedings, investigations, protests, petitions or other written objections against the Gabriel Operating Companies at the state communications regulatory agency of Arkansas, Illinois, Indiana, Kansas, Kentucky, Missouri, Ohio, Oklahoma, Tennessee or Texas, except for matters which, individually or in the aggregate, would not have a Material Adverse Effect.

3. No consent, approval or other action by the state communications regulatory agency of Arkansas, Illinois, Indiana, Kansas, Kentucky, Missouri, Ohio, Oklahoma, Tennessee or Texas is required for the execution, delivery or performance of the Credit Documents with respect to the Gabriel Operating Companies, or consummation of the transactions contemplated thereby, including but not limited to the Trivergent merger, except for those which have been obtained, or those the absence of which, individually or in the aggregate, would not have a Material Adverse Effect. The Gabriel Operating Companies execution and delivery of, and their performance of their obligations under, the Credit Documents, and the consummation of the transactions contemplated thereby, do not violate or conflict with any judgement, decree, order, statute, rule or regulation of the state communications regulatory agency of Arkansas, Illinois, Indiana, Kansas, Kentucky, Missouri, Ohio, Oklahoma, Tennessee or Texas relating to the currently conducted telecommunications businesses of the Gabriel Operating Companies and will not cause any cancellation, termination, revocation, forfeiture or material impairment of any of their Government Approvals or prevent the Gabriel Operating Companies from conducting their currently conducted telecommunications businesses as described in the "Gabriel's Products and Services" and "Gabriel's Current Markets" sections of the Form S-4 filing made by the Borrower and Trivergent Communications, Inc., with the Securities Exchange Commission on October 2, 2000.


                                               Sincerely,


                                               Edward J. Cadieux
                                               Executive Director -
                                               Regulatory and Public Affairs
                                               Gabriel Communications, Inc.




                                 EXHIBIT D-4-2

                                                                  EXHIBIT D-5 TO
                                                   CREDIT AND GUARANTY AGREEMENT

                      OPINION OF HAMILTON E. RUSSELL, ESQ.

                                November 1, 2000


The Lenders from time to time party to the Credit Agreement referred to below,
Goldman Sachs Credit Partners L.P., as Sole Lead
Arranger, Sole Book Runner and Syndication Agent,
First Union National Bank, as Administrative Agent and
Collateral Agent, Barclays Bank PLC, as
Documentation Agent, and CIT Lending Services
Corporation, as Co-Documentation Agent

Ladies and Gentlemen:

                  I am assistant general counsel to TriVergent Corporation, a Delaware corporation ("TriVergent") and the Subsidiaries of TriVergent listed on Annex A hereto (collectively, the "TriVergent Entities") in connection with that certain Credit and Guaranty Agreement dated as of October 31, 2000 (the "Credit Agreement") among Gabriel Communications, Inc., a Delaware corporation (the "Parent"), Gabriel Communications Properties, Inc., a Delaware corporation (the "Holding Company"), Gabriel Communications Finance Company, a Delaware corporation (the "Borrower"), certain subsidiaries of Holding Company, the banks and other financial institutions listed therein as Lenders, Goldman Sachs Credit Partners L.P., as Sole Lead Arranger, Sole Book Runner and Syndication Agent, First Union National Bank, as Administrative Agent and Collateral Agent, Barclays Bank PLC, as Documentation Agent, and CIT Lending Services Corporation, as Co-Documentation Agent. This opinion is being furnished to you pursuant to
Section 3.1(m) of the Credit Agreement. Capitalized terms used herein without definition have the same meanings as in the Credit Agreement.

                  In connection herewith, I have made such investigations of law, as I have deemed necessary or appropriate for purposes of enabling me to render this opinion. I have also examined and relied as to matters of fact upon the documents, certificates, statements, corporate records and instruments listed below:

                  (a) The Organizational Documents of each of the TriVergent Entities, in each case as amended to date;

                  (b) All records of proceedings and actions of the respective Boards of Directors and shareholders of each of the TriVergent Entities relating to the Credit Agreement and the transactions contemplated thereby;


                                 EXHIBIT D-4-3

                  (c)      The Credit Agreement;

                  (d)      The Notes;

                  (e)      The Pledge and Security Agreement;

                  (f)      The Tax Sharing Agreement;

                  (g) Each of the UCC financing statements (the "Financing Statements") naming a TriVergent Entity as debtor and the Collateral Agent as secured party to be filed in the filing offices listed on Annex B hereto ("Filing Offices"); and

                  (h) Certificates and statements of officers of each of the TriVergent Entities, representations and warranties of the TriVergent Entities in the Loan Documents and certificates and statements of public officials with respect to certain factual matters.

                  In my examination of the foregoing, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as copies or drafts of documents to be executed and the due authorization, execution and delivery of all agreements where due authorization, execution and delivery are a prerequisite to the effectiveness thereof.

                  Whenever this opinion refers to matters "known to me", such reference means that, during the course of my duties as assistant general counsel to the TriVergent Entities, I have requested information of the TriVergent Entities concerning the matter referred to and no information has come to my attention which has given me actual knowledge of the existence (or absence) of facts to the contrary; I have not undertaken any independent investigation of such factual matters, and no inference should be drawn to the contrary from the fact of my representation of the TriVergent Entities.

                  I have assumed that each of the TriVergent Entities has a place of business only in the South Carolina counties indicated on Annex B hereto and none other.

                  Based upon the foregoing, and in reliance thereon, and subject to the qualifications and limitations stated herein:

                  1. Each of the TriVergent Entities is a corporation or limited liability company existing in good standing under the laws of its state of incorporation or organization, as the case may be, as identified on Annex A hereto, with the requisite corporate or limited liability power and authority to carry on its business as presently conducted and to own or hold under lease its properties;

                  2. Each of the TriVergent Entities is qualified to do business and is in good standing as a foreign corporation or foreign limited liability company, as the case may be, in the states identified on Annex A hereto;


                                 EXHIBIT D-4-4

                  3. The execution, delivery and performance by each of the TriVergent Entities of each of the Loan Documents to which it is a party are within its respective power and have been duly authorized by all necessary corporate or limited liability company action, as the case may be, of such TriVergent Entity;

                  4. Each of the Loan Documents to which a TriVergent Entity is a party has been duly authorized, executed and delivered by such TriVergent Entity, and each of such Loan Documents constitutes a valid and binding obligation of such TriVergent Entity, enforceable against such TriVergent Entity in accordance with its respective terms except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership or other similar laws of general application relating to or affecting the rights and remedies of creditors and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance, injunctive relief and other equitable remedies, regardless of whether enforceability is considered in a proceeding in equity or at law;

                  5. The execution, delivery and performance by each of the TriVergent Entities of each of the Loan Documents to which it is a party do not violate any provision of applicable law or regulation or of the Organizational Documents of such TriVergent Entity, or result in a breach or default under any existing obligation of any such TriVergent Entity under any indenture, mortgage, deed of trust, loan agreement or other instrument for borrowed money known to me to which any such TriVergent Entity is a party or by which any of the properties of any such TriVergent Entity is subject; nor does such action violate any judgment, order or decree known to us of any governmental body, agency or court that names or is specifically directed to any such TriVergent Entity; nor will such action result in the creation of any Lien upon any of the properties or assets of any such TriVergent Entity under such agreements or orders (other than Liens pursuant to the Loan Documents);

                  6. Except for (i) the filing or recording of the Financing Statements to be filed in the appropriate Filing Offices, or (ii) such other consents, authorizations, approvals and filings as have heretofore been obtained or made by the TriVergent Entities and which are in full force and effect, no consent, authorization or approval of, filing with or other action by any South Carolina governmental authority is required by any TriVergent Entity in connection with the execution, delivery and performance by such TriVergent Entity of any of the Loan Documents to which it is a party; and

                  7. Each of the Financing Statements is in appropriate form for filing in the Filing Offices indicated therein, and the filing thereof in the Filing Offices indicated therein in compliance with the applicable provisions of the UCC is sufficient to perfect a valid security interest in the Collateral identified therein, to the extent that a security interest in such Collateral can be perfected by the filing of financing statements, provided that the relevant TriVergent Entity has "rights" in such Collateral.

                  The opinion expressed in paragraph 4 above with respect to
Section 10.11 of the Credit Agreement and Section 11 of the Pledge and Security Agreement is subject to generally applicable rules of law that may, if any provision thereof is held to be prohibited by or invalid, illegal or unenforceable under applicable law, limit the enforceability of the remainder thereof to circumstances in which the



                                 EXHIBIT D-4-5
prohibited or invalid, illegal or unenforceable portion thereof is not an essential part of the parties' agreement. Certain of the remedial provisions of the Loan Documents may be further limited or rendered unenforceable by applicable law, but such law does not, in our opinion, make the remedies offered to the Administrative Agent, the Syndication Agent and the Lenders by the Loan Documents legally inadequate for the practical realization of the principal benefits purported to be provided thereby.

                  The opinion expressed in paragraph 8 above with respect to perfection of security interests is subject to the following additional qualifications and exceptions: (a) I express no opinion on the status of any secured party's security interests in any personal property as to which the filing of a Financing Statement is not an effective method of perfection under the UCC; (b) I express no opinion as to the priority of the security interests described in such paragraphs; (c) perfection of a secured party's security interests in proceeds may be limited or otherwise affected to the extent set forth in Section 9-306 of the UCC; (d) a secured party's security interests may become unperfected if the relevant TriVergent Entity changes its name, identity or organizational structure and such change makes a corresponding Financing Statement misleading as provided in Section 9-402(7) of the UCC; (e) a secured party's security interests may become unperfected if the TriVergent Entity changes the location of its chief executive office or principal place of business or the States or Counties in which any of the Collateral is located;
(f) I express no opinion as to any item of Collateral which is subject to any statute, rule, regulation or treaty of the United States (or any department or agency thereof) which provides for national or international registration for the creation or perfection of a security interest or which specifies a place of filing different from that specified in the UCC to create or perfect a security interest; and (g) each of the Financing Statements filed in jurisdictions subject to the UCC will lapse five years from the date of filing unless a proper continuation statement is filed within six months prior to the expiration of the five-year period.

                  I express no opinion as to: (a) the enforceability of any provisions of the Loan Documents regarding broadly or vaguely stated waivers or waivers of rights granted by law where the waivers are against public policy or prohibited by applicable law or the effects of oral modifications; (b) the enforceability of certain provisions of the Loan Documents pertaining to the payment of legal expenses, including but not limited to attorneys' fees, and the provisions specifying the method of serving process on the parties thereto and designating certain courts as having jurisdiction and/or venue, because such provisions are subject to determination by the courts in which litigation may be instituted that such provisions are reasonable and comply with or are permitted by applicable law; or (c) any compliance with any regulation or requirement of the FCC or any PUC or any law dealing with telecommunications carriers.

                  This opinion is not rendered with respect to any laws other than the laws of the State of South Carolina. The Pledge and Security Agreement and various of the other Loan Documents purport to be governed by the laws of the State of New York and I express no opinion with respect to the laws of the State of New York.



                                 EXHIBIT D-4-6

                  Except as may be expressly covered by this opinion, I am not expressing any opinion as to the effect of compliance by any Lender with any state or federal laws or regulations applicable to the transactions contemplated by the Loan Documents because of the nature of any of its businesses.

                  My opinion is rendered as of the date hereof, is based upon and relies upon the current status of the laws referred to above, and in all respects is subject to and may be limited by future legislation as well as future case law. Without limiting the generality of the foregoing, I expressly disclaim any opinion with respect to Revised Article 9 (as such term is defined in the Pledge and Security Agreement) or any provisions of the Loan Documents derived therefrom. I assume no responsibility to advise you as to any matters after the date hereof.

                  This opinion is furnished to you by me as assistant general counsel for each of the TriVergent Entities pursuant to Section 3.1(m) of the Credit Agreement at the request of each of the TriVergent Entities and is given solely for your benefit, may not be relied upon by any other Person and shall not be distributed to any other Person without our prior written consent, except that this opinion may be distributed to other financial institutions that may from time to time hereafter become parties to the Credit Agreement.

                                                     Yours very truly,



                                                     Hamilton E. Russell, III


                                 EXHIBIT D-4-7

                                     ANNEX A

                 JURISDICTIONS OF ORGANIZATION AND QUALIFICATION

                                                      Jurisdiction of
                                                      Incorporation or
Name                        Type of Entity              Organization            State of Qualification
- ----                        --------------            ----------------          ----------------------

TriVergent                  corporation               Delaware                  South Carolina
Corporation (f/k/a
Triangle
Acquisition, Inc.)
TriVergent                  corporation               South Carolina            --
Communications, Inc.
Carolina Online, Inc.       corporation               South Carolina
TriVergent Leasing LLC      limited liability         South Carolina
                            company
TriVergent                  corporation               Delaware                  South Carolina
Communications South, Inc.
TriVergent                  corporation               Delaware
Communications West, Inc.
TriVergent Leasing South,   limited liability         Delaware                  South Carolina
LLC                         company
ISAAC                       corporation               South Carolina
Acquisition Corp.
Teleco Acquisition Corp.    corporation               South Carolina
InterNet/MCR Corporation    corporation               North Carolina





                                 EXHIBIT D-4-8

                                     ANNEX B

                                 FILING OFFICES

TRIVERGENT CORPORATION

South Carolina Secretary of State
South Carolina Secretary of State (transmitting utility filing)
Greenville County, South Carolina (fixture filing)
Greenville County, South Carolina
Richland County, South Carolina
Charleston County, South Carolina
Spartanburg County, South Carolina
Anderson County, South Carolina
Pickens County, South Carolina
Lexington County, South Carolina
Dorchester County, South Carolina

TRIVERGENT COMMUNICATIONS, INC.

South Carolina Secretary of State
South Carolina Secretary of State (transmitting utility filing)
Greenville County, South Carolina (fixture filing)
Berkley County, South Carolina (fixture filing)
Greenville County, South Carolina
Richland County, South Carolina
Charleston County, South Carolina
Spartanburg County, South Carolina
Anderson County, South Carolina
Pickens County, South Carolina
Lexington County, South Carolina
Dorchester County, South Carolina

TRIVERGENT COMMUNICATIONS SOUTH, INC.

South Carolina Secretary of State
South Carolina Secretary of State (transmitting utility filing)
Greenville County, South Carolina
Greenville County, South Carolina (fixture filing)
Richland County, South Carolina
Charleston County, South Carolina
Spartanburg County, South Carolina
Anderson County, South Carolina



                                 EXHIBIT D-4-9

Pickens County, South Carolina
Lexington County, South Carolina
Dorchester County, South Carolina

TRIVERGENT COMMUNICATIONS WEST, INC.

South Carolina Secretary of State
South Carolina Secretary of State (transmitting utility filing)
Greenville County, South Carolina
Richland County, South Carolina
Charleston County, South Carolina
Spartanburg County, South Carolina
Anderson County, South Carolina
Pickens County, South Carolina
Lexington County, South Carolina
Dorchester County, South Carolina

TRIVERGENT LEASING, LLC

South Carolina Secretary of State
South Carolina Secretary of State (transmitting utility filing)
Greenville County, South Carolina
Richland County, South Carolina
Charleston County, South Carolina
Spartanburg County, South Carolina
Anderson County, South Carolina
Pickens County, South Carolina
Lexington County, South Carolina
Dorchester County, South Carolina

TRIVERGENT LEASING SOUTH, LLC

South Carolina Secretary of State
South Carolina Secretary of State (transmitting utility filing)
Greenville County, South Carolina
Richland County, South Carolina
Charleston County, South Carolina
Spartanburg County, South Carolina
Anderson County, South Carolina
Pickens County, South Carolina
Lexington County, South Carolina
Dorchester County, South Carolina



                                 EXHIBIT D-4-10

CAROLINA ONLINE, INC.

South Carolina Secretary of State
South Carolina Secretary of State (transmitting utility filing)
Greenville County, South Carolina
Richland County, South Carolina
Charleston County, South Carolina
Greenwood County, South Carolina
Anderson County, South Carolina

INTERNET/MCR CORPORATION

South Carolina Secretary of State
South Carolina Secretary of State (transmitting utility filing)
Greenville County, South Carolina
Richland County, South Carolina
Charleston County, South Carolina

ISAAC ACQUISITION CORP.

South Carolina Secretary of State
South Carolina Secretary of State (transmitting utility filing)
Greenville County, South Carolina
Richland County, South Carolina
Charleston County, South Carolina

TELECO ACQUISITION CORP.

South Carolina Secretary of State
South Carolina Secretary of State (transmitting utility filing)
Greenville County, South Carolina
Richland County, South Carolina
Charleston County, South Carolina







                                 EXHIBIT D-4-11

                                                                    EXHIBIT E TO
                                                   CREDIT AND GUARANTY AGREEMENT

                              ASSIGNMENT AGREEMENT

         This ASSIGNMENT AGREEMENT (this "AGREEMENT"), dated as of the Effective Date as set forth on Schedule I annexed hereto (the "EFFECTIVE DATE"), by and between the parties signatory hereto and designated as Assignor ("ASSIGNOR") and Assignee ("ASSIGNEE").

                                    RECITALS:

         WHEREAS, Assignor is party to that certain Credit and Guaranty
Agreement, dated as of October   , 2000 (as it may be amended, restated,
supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among GABRIEL COMMUNICATIONS FINANCE COMPANY, a Delaware corporation ("BORROWER") GABRIEL COMMUNICATIONS PROPERTIES, INC., a Delaware corporation ("HOLDING COMPANY"), GABRIEL COMMUNICATIONS, INC., a Delaware corporation ("PARENT"), certain Subsidiaries of Borrower, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as Sole Lead Arranger, Sole Book Runner and Syndication Agent, FIRST UNION NATIONAL BANK, as Administrative Agent and Collateral Agent, BARCLAYS BANK PLC, as Documentation Agent and CIT LENDING SERVICES CORPORATION, as Co-Documentation Agent; and

         WHEREAS, Assignor desires to sell and assign to Assignee, and Assignee desires to purchase and assume from Assignor, certain rights and obligations of Assignor under the Credit Agreement.

         NOW, THEREFORE, in consideration of the agreements and covenants herein contained and for such other valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. ASSIGNMENT AND ASSUMPTION. (a) Subject to the terms and conditions hereof, as of the Effective Date, Assignor sells and assigns to Assignee, without recourse, representation or warranty (except as expressly set forth herein), and Assignee purchases and assumes from Assignor, the percentage interest specified on Schedule I hereto, which is determined as a percentage of the aggregate amount of all Revolving Loan Commitments, Delayed Draw Term Loan Commitments, Nortel Loan Commitments, New Term Loan Commitments and outstanding Loans, in all of the rights and obligations with respect to the Revolving Loan Commitments, Delayed Draw Term Loan Commitments, Nortel Loan Commitments, New Term Loan Commitments and outstanding Loans arising under the Credit Agreement and the other Credit Documents (the "ASSIGNED SHARE"). In consideration of such assignment, Assignee hereby agrees to pay to Assignor, on the date set forth on
Schedule I hereto as the Settlement Date (the "SETTLEMENT DATE"), the principal amount of any outstanding Loans included within the Assigned Share (such principal amount referred to herein as the "PURCHASE PRICE"), such payment to be made by wire transfer of immediately available funds.



                                  EXHIBIT E-1

                  (b) Upon the occurrence of the Effective Date: (i) the Assignee shall have the rights and obligations of a "Lender" to the extent of the Assigned Share and shall thereafter be a party to the Credit Agreement and a "Lender" for all purposes of the Credit Documents; (ii) Assignor shall, to the extent of the Assigned Share, relinquish its rights (other than any rights which survive the termination of the Credit Agreement under Section 10.8 thereof) and be released from its obligations under the Credit Agreement; and (iii) the Commitments shall be modified to reflect the Commitments of Assignee and the remaining Commitments of Assignor, if any.

                  (c) From and after the Effective Date, Administrative Agent shall make all payments under the Credit Agreement in respect of the Assigned Share (i) in the case of any interest and fees that shall have accrued prior to the Settlement Date, to Assignor, and (ii) in all other cases, to Assignee; provided, Assignor and Assignee shall make payments directly to each other to the extent necessary to effect any appropriate adjustments in any amounts distributed to Assignor and/or Assignee by Administrative Agent under the Credit Documents in respect of the Assigned Share in the event that, for any reason whatsoever, the payment of the applicable consideration for this Assignment occurs on a date other than the Settlement Date. Without limiting the generality of the foregoing, the parties hereto hereby expressly acknowledge and agree that in the event Assignor is an Issuing Bank, any assignment of all or any portion of Assignor's rights and obligations relating to Assignor's Revolving Loan Commitment shall include, with respect to any outstanding Letters of Credit, the sale to Assignee of a participation in such Letters of Credit and any drawings thereunder as contemplated by Section 2.2 of the Credit Agreement.

         SECTION 2. EFFECTIVE DATE. Notwithstanding anything herein to the contrary, the Effective Date shall not be deemed to have occurred until each of the following conditions are satisfied, as determined in the reasonable judgment of each of Assignor, Assignee and Administrative Agent: (a) the execution of a counterpart hereof by each of Assignor and Assignee; (b) the payment of the Purchase Price on the Settlement Date; (c) if applicable, the receipt by Administrative Agent of the processing and recordation fee referred to in
Section 10.6 of the Credit Agreement; (d) in the event Assignee is a Non-US Lender, the delivery by Assignee to Administrative Agent of such forms, certificates or other evidence with respect to United States federal income tax withholding matters as Assignee may be required to deliver to Administrative Agent pursuant to Section 2.19(c) of the Credit Agreement; (e) the receipt by Administrative Agent of originals or telefacsimiles of executed counterparts hereof; and (f) the recordation by Administrative Agent in the Register of the pertinent information regarding this Assignment pursuant to Section 10.6(e) of the Credit Agreement.

         SECTION 3. CERTAIN REPRESENTATIONS, WARRANTIES AND AGREEMENTS. (a) Assignor represents and warrants to Assignee (i) that Assignor is the legal and beneficial owner of the Assigned Share, free and clear of any adverse claim; and
(ii) Schedule I hereto sets forth the aggregate amount of the Commitments and the aggregate amount of the Loans, in each case as of the Effective Date.

                  (b) Assignee represents and warrants to Assignor that (i) Assignee is an Eligible Assignee and that it has experience and expertise in the making or purchasing of loans such as the Loans; (ii) it has acquired the Assigned Share for its own account in the ordinary course of its business


                                  EXHIBIT E-2
and without a view to distribution of the Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of Section 10.6 of the Credit Agreement, the disposition of the Assigned Share or any interests therein shall at all times remain within its exclusive control); (iii) it has received, reviewed and approved a copy of the Credit Agreement (including all Appendices, Schedules and Exhibits thereto); and (iv) it has received from Assignor such financial information regarding [Parent, Holding Company,] Borrower and its Subsidiaries as is available to Assignor and as Assignee has requested, that it has made its own independent investigation of the financial condition and affairs of [Parent, Holding Company,] Borrower and its Subsidiaries in connection with the assignment evidenced by this Agreement, and that it has made and shall continue to make its own appraisal of the creditworthiness of [Parent, Holding Company,] Borrower and its Subsidiaries. Assignor shall have no duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Assignee or to provide Assignee with any other credit or other information with respect thereto, whether coming into its possession before the making of the initial Loans or at any time or times thereafter, and Assignor shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Assignee.

                  (c) Each party to this Agreement represents and warrants to the other party hereto that it has full power and authority to enter into this Agreement and to perform its obligations hereunder in accordance with the provisions hereof, that this Agreement has been duly authorized, executed and delivered by such party and that this Agreement constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity.

                  (d) Assignor shall not be responsible to Assignee for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of any of the Credit Documents or for any representations, warranties, recitals or statements made therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Assignor to Assignee or by or on behalf of Parent, Holding Company, Borrower or any of their Subsidiaries to Assignor or Assignee in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of Parent, Holding Company, Borrower or any other Person liable for the payment of any Obligations, nor shall Assignor be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Default.

         SECTION 4. MISCELLANEOUS. Assignor and Assignee each agrees from time to time, upon request of such other party, to take such additional actions and to execute and deliver such additional documents and instruments as such other party may reasonably request to effect the transactions contemplated by, and to carry out the intent of, this Agreement. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party



                                  EXHIBIT E-3

(including, if applicable, any party required to evidence its consent to or acceptance of this Agreement) against whom enforcement of such change, waiver, discharge or termination is sought. Any notice or other communication herein required or permitted to be given shall be given pursuant to Section 10.1 of the Credit Agreement, and all for purposes thereof, the notice address of Assignor and Assignee shall be the addresses as set forth on Schedule I hereof. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

         THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

                  [Remainder of page intentionally left blank]


                                  EXHIBIT E-4

         IN WITNESS WHEREOF, the parties hereto have caused their respective officers thereunto duly authorized to execute and deliver this Agreement as of the Effective Date.

[NAME OF ASSIGNOR],                       [NAME OF ASSIGNEE],
Assignor                                  Assignee


By:                                       By:
   ----------------------------------        -----------------------------------
Name:                                     Name:
Title:                                    Title:

Consented to as of the Effective Date:    Consented to as of the Effective Date:

GABRIEL COMMUNICATIONS FINANCE COMPANY    FIRST UNION NATIONAL BANK
as Borrower                               as Administrative Agent


By:                                       By:
   ----------------------------------        -----------------------------------
Name:                                     Name:
Title:                                    Title:




                                  EXHIBIT E-5

                                                                   SCHEDULE I TO
                                                            ASSIGNMENT AGREEMENT

1.  EFFECTIVE DATE:        [MM/DD/YY]

2.  SETTLEMENT DATE:       [MM/DD/YY]

3.  ASSIGNED SHARE:

                                              AGGREGATE           PRINCIPAL            PERCENTAGE
                                               AMOUNT              AMOUNT
Tranche A Term Loans:                         $                   $                      .    %
                                               ------              ------              -- ----
Revolving Loan Commitments:                   $                   $                      .    %
                                               ------              ------              -- ----
Revolving Loans:                              $                   $                      .    %
                                               ------              ------              -- ----
Delayed Draw Term Loan Commitments:           $                   $                      .    %
                                               ------              ------              -- ----
Delayed Draw Term Loans:                      $                   $                      .    %
                                               ------              ------              -- ----
Nortel Loan Commitments:                      $                   $                      .    %
                                               ------              ------              -- ----
Nortel Loans:                                 $                   $                      .    %
                                               ------              ------              -- ----
[Series  ] New Term Loan Commitments:         $                   $                      .    %
                                               ------              ------              -- ----
[Series  ] New Term Loans:                    $                   $                      .    %
                                               ------              ------              -- ----




                                  EXHIBIT E-6

4.  NOTICE AND WIRE INSTRUCTIONS:

[NAME OF ASSIGNOR]                         [NAME OF ASSIGNEE]
Notices:                                   Notices:

         -------------------------                  -------------------------

         -------------------------                  -------------------------

         -------------------------                  -------------------------
         Attention:                                 Attention:
         Telecopier:                                Telecopier:

with a copy to:                            with a copy to:

         -------------------------                  -------------------------

         -------------------------                  -------------------------

         -------------------------                  -------------------------
         Attention:                                 Attention:
         Telecopier:                                Telecopier:

Wire Instructions:                         Wire Instructions:





                                  EXHIBIT E-7

                                                                    EXHIBIT F TO
                                                   CREDIT AND GUARANTY AGREEMENT

                         CERTIFICATE RE NON-BANK STATUS

         Reference is made to the Credit and Guaranty Agreement, dated as of
October   , 2000 (as it may be amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among GABRIEL COMMUNICATIONS FINANCE COMPANY, a Delaware corporation ("Borrower"), GABRIEL COMMUNICATIONS PROPERTIES, INC., a Delaware corporation, GABRIEL COMMUNICATIONS, INC., a Delaware corporation, certain Subsidiaries of Borrower, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as Sole Lead Arranger, Sole Book Runner and Syndication Agent, FIRST UNION NATIONAL BANK, as Administrative Agent Collateral Agent, BARCLAYS BANK PLC, as Documentation Agent and CIT LENDING SERVICES CORPORATION, as Co-Documentation Agent. Pursuant to Section 2.19(c) of the Credit Agreement, the undersigned hereby certifies that it is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code of 1986, as amended.

                                       [NAME OF LENDER]

                                       By:
                                           -------------------
                                       Title:




                                  EXHIBIT F-1

                                                                  EXHIBIT G-1 TO
                                                   CREDIT AND GUARANTY AGREEMENT

                            CLOSING DATE CERTIFICATE

         THE UNDERSIGNED HEREBY CERTIFY AS FOLLOWS:

         1. We are, respectively, the chief executive officer and the chief financial officer of GABRIEL COMMUNICATIONS FINANCE COMPANY, a Delaware corporation, ("BORROWER"), GABRIEL COMMUNICATIONS PROPERTIES, INC., a Delaware corporation ("HOLDING COMPANY"), and GABRIEL COMMUNICATIONS, INC., a Delaware corporation ("PARENT").

         2. Pursuant to Sections 2.1 and 3.1 of the Credit and Guaranty
Agreement, dated as of October     , 2000 (as it may be amended, restated,
supplemented or otherwise modified from time to time, the "CREDIT Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Borrower, Holding Company, Parent, certain Subsidiaries of Borrower, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as Sole Lead Arranger, Sole Book Runner and Syndication Agent, FIRST UNION NATIONAL BANK, as Administrative Agent and Collateral Agent, BARCLAYS BANK PLC, as Documentation Agent and CIT LENDING SERVICES CORPORATION, as Co-Documentation Agent, Borrower requests that Lenders make the following Loans to Borrower on the Closing Date:

                  (a)      Tranche A Term Loans:              $[   ,   ,   ]

                  (b)      Revolving  Loans:                  $[   ,   ,   ]

                  (c)      Delayed Draw Term Loans:           $[   ,   ,   ]

                  (d)      Nortel Loans                       $[   ,   ,   ]

         3. We have reviewed the terms of the Credit Agreement and the definitions and provisions contained in such Credit Agreement relating thereto, and in our opinion we have made, or have caused to be made under our supervision, such examination or investigation as is necessary to enable us to express an informed opinion as to the matters referred to herein.

         4. Based upon our review and examination described in paragraph (3) above, we certify, in our capacity as officers of Borrower and not as individuals, that as of the date hereof:

                  (a) with respect to any Revolving Loan, after making any such Loan requested on the Closing Date, the Total Utilization of Revolving Loan Commitments shall not exceed the Revolving Loan Commitments then in effect;



                                 EXHIBIT G-1-1

                  (b) with respect to any Delayed Draw Term Loan, after making any such Loan requested on the Closing Date, the Total Utilization of Delayed Draw Term Loan Commitments shall not exceed the Delayed Draw Term Loan Commitments then in effect;

                  (c) with respect to any Nortel Loan, after making any such Loan requested on the Closing Date, the Total Utilization of Nortel Loan Commitments shall not exceed the Nortel Loan Commitments then in effect;

                  (d) with respect to any Tranche A Term Loan, after making any such Loan requested on the Closing Date, the Total Utilization of Tranche A Term Loan Commitments shall not exceed the Tranche A Term Loan Commitments then in effect;

                  (e) as of the Closing Date, the representations and warranties contained in each of the Credit Documents are true and correct in all material respects on and as of the Closing Date to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true and correct in all material respects on and as of such earlier date;

                  (f) as of the Closing Date, no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the borrowing contemplated hereby; and

                  (g) as of the Closing Date, no event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute an Event of Default or a Default.

                  (h) as required by Section 3.2(a)(viii), as of the Closing Date, and after giving effect to the borrowings hereby requested on the Closing Date, each of the Borrower and Parent and its Subsidiaries shall be in compliance on a pro forma basis as of the last day of the current Fiscal Quarter with each of the financial covenants set forth in Section 6.6 and 6.8 respectively, as demonstrated by the pro-forma Compliance Certificate delivered herewith.

         5. Each Credit Party has requested Bryan Cave LLP, Morrison & Foerster and Kelley Drye & Warren LLP, Edward Cadieux Esq. and Hamilton E. Russell Esq. (each, to the extent such person or entity indicates that he is opining on behalf of such Credit Party) to deliver to Agents and Lenders on the Closing Date favorable written opinions setting forth substantially the matters in the opinions designated in Exhibit D annexed to the Credit Agreement, and as to such other matters as Syndication Agent and Administrative Agent may reasonably request.

         6. Attached hereto as Annex A are true, complete and correct copies of
(a) the Historical Financial Statements, (b) copies of all management reports and management letters prepared for Parent



                                 EXHIBIT G-1-2
and its Subsidiaries by        or other independent certified public accountants
of recognized national standing, (c) a pro forma balance sheet as at December 31, 1999 and an income and cash flow statement for the twelve-month period ending December 31, 1999, in each case for Parent and its Subsidiaries, prepared in accordance with GAAP on a consolidated basis and reflecting the consummation of the transactions contemplated hereby and the offering of Parent's Series B Convertible Preferred Stock, the related financings and the other transaction contemplated by the Credit Documents to occur on or prior to the Closing Date, and (d) a 28 Market financial model dated September 22, 2000 for Parent and its Subsidiaries for the period from Fiscal Year 2000 through and including Fiscal Year 2008 (with Fiscal Years 2000 through 2004 detailed by Fiscal Quarter) with respect to each of Parent's and its Subsidiaries' principal Markets, on a Geographic Market-by-Geographic Market basis; and all of the foregoing financial statements and other information is not and will not be inconsistent, in any material respect, with any information previously provided to Lenders.

                  [Remainder of page intentionally left blank]



                                 EXHIBIT G-1-3

The foregoing certifications are made and delivered as of                , 2000.



                                             -------------
                                             Title: Chief Executive Officer


                                             ----------------
                                             Title: Chief Financial Officer




                                 EXHIBIT G-1-4

                                                                  EXHIBIT G-2 TO
                                                   CREDIT AND GUARANTY AGREEMENT

                              SOLVENCY CERTIFICATE

         THE UNDERSIGNED HEREBY CERTIFIES AS FOLLOWS:

         1. I am the chief financial officer of GABRIEL COMMUNICATIONS FINANCE COMPANY, a Delaware corporation ("BORROWER"), GABRIEL COMMUNICATIONS PROPERTIES, INC., a Delaware corporation ("HOLDING COMPANY") and GABRIEL COMMUNICATIONS, INC. , a Delaware corporation ("PARENT").

         2. Reference is made to that certain Credit and Guaranty Agreement,
dated as of October   , 2000 (as it may be amended, restated, supplemented or
otherwise modified from time to time, the "CREDIT AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Borrower, Holding Company, Parent, certain Subsidiaries of Borrower, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as Sole Lead Arranger, Sole Book Runner and Syndication Agent, FIRST UNION NATIONAL BANK, as Administrative Agent and Collateral Agent, BARCLAYS BANK PLC, as Documentation Agent and CIT LENDING SERVICES CORPORATION, as Co-Documentation Agent.

         3. I have reviewed the terms of the Credit Agreement and the definitions and provisions contained in the Credit Agreement relating thereto and, in my opinion, have made, or have caused to be made under my supervision, such examination or investigation as is necessary to enable me to express an informed opinion as to the matters referred to herein.

         4. Based upon my review and examination described in paragraph (3) above, I certify that as of the date hereof, after giving effect to the consummation of the transactions contemplated by the Credit Agreement and the other Credit Documents, each Credit Party is Solvent.

         The foregoing certifications are made and delivered as of       , 2000.


                                             ------------------------------
                                             Title: Chief Financial Officer




                                 EXHIBIT G-2-1

                                                                    EXHIBIT H TO
                                                   CREDIT AND GUARANTY AGREEMENT

                              COUNTERPART AGREEMENT

         This COUNTERPART AGREEMENT, dated [MM/DD/YY] (this "COUNTERPART AGREEMENT") is delivered pursuant to that certain Credit and Guaranty Agreement,
dated as of October   , 2000 (as it may be amended, restated, supplemented or
otherwise modified from time to time, the "CREDIT AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among GABRIEL COMMUNICATIONS FINANCE COMPANY, a Delaware corporation ("BORROWER"), GABRIEL COMMUNICATIONS PROPERTIES, INC., a Delaware corporation ("HOLDING COMPANY"), GABRIEL COMMUNICATIONS, INC., a Delaware corporation ("PARENT"), certain Subsidiaries of Borrower, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as Sole Lead Arranger, Sole Book Runner and Syndication Agent, FIRST UNION NATIONAL BANK, as Administrative Agent and Collateral Agent, BARCLAYS BANK PLC, as Documentation Agent and CIT LENDING SERVICES CORPORATION, as Co-Documentation Agent.

         SECTION 1. Pursuant to Section [5.9] of the Credit Agreement, the undersigned hereby:

                  (a) agrees that this Counterpart Agreement may be attached to the Credit Agreement and that by the execution and delivery hereof, the undersigned becomes a Guarantor under the Credit Agreement and agrees to be bound by all of the terms thereof;

                  (b) represents and warrants that each of the representations and warranties set forth in the Credit Agreement and each other Credit Document and applicable to the undersigned is true and correct in all material respects both before and after giving effect to this Counterpart Agreement, except to the extent that any such representation and warranty relates solely to any earlier date, in which case such representation and warranty is true and correct in all material respects as of such earlier date;

                  (c) no event has occurred or is continuing as of the date hereof, or will result from the transactions contemplated hereby on the date hereof, that would constitute an Event of Default or a Default;

                  (d) agrees, subject to the provisions of Section 7.2 of the Credit Agreement, to irrevocably and unconditionally guaranty the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss. 362(a)) and in accordance with Section 7 of the Credit Agreement; and

                  (e) the undersigned hereby (i) agrees that this Counterpart Agreement may be attached to the Pledge and Security Agreement, (ii) agrees that by the execution and delivery hereof, the



                                  EXHIBIT H-1
undersigned becomes a Grantor under the Pledge and Security Agreement and agrees that the undersigned will comply with all the terms and conditions of the Security Agreement as if it were an original signatory thereto, (iii) grants to Collateral Agent a security interest in all of the undersigned's right, title and interest in and to all "Collateral" (as such term is defined in the Pledge and Security Agreement) of the undersigned to secure the "Secured Obligations" (as such term is defined in the Pledge and Security Agreement), in each case whether now or hereafter existing or in which the undersigned now has or hereafter acquires an interest and wherever the same may be located and (iv) represents and warrants that it has duly completed and herewith delivers to Collateral Agent supplements to all schedules attached to the Pledge and Security Agreement. All such collateral shall be deemed to be part of the "Collateral" and hereafter subject to each of the terms and conditions of the Pledge and Security Agreement.

                  SECTION 2. The undersigned agrees from time to time, upon request of Administrative Agent, to take such additional actions and to execute and deliver such additional documents and instruments as Administrative Agent may reasonably request to effect the transactions contemplated by, and to carry out the intent of, this Counterpart Agreement. Neither this Counterpart Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of this Counterpart Agreement) against whom enforcement of such change, waiver, discharge or termination is sought. Any notice or other communication herein required or permitted to be given shall be given in pursuant to Section 10.1 of the Credit Agreement, and all for purposes thereof, the notice address of the undersigned shall be the address as set forth on the signature page hereof. In case any provision in or obligation under this Counterpart Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.




                                  EXHIBIT H-2

         IN WITNESS WHEREOF, the undersigned has caused this Counterpart Agreement to be duly executed and delivered by its duly authorized officer as of the date above first written.

                                           [NAME OF SUBSIDIARY]

                                            By:
                                               ----------------------
                                            Name:
                                            Title:

Address for Notices:

         --------------

         --------------

         --------------
         Attention:
         Telecopier

with a copy to:

         --------------

         --------------

         --------------
         Attention:
         Telecopier

ACKNOWLEDGED AND ACCEPTED,
as of the date above first written:

FIRST UNION NATIONAL BANK,
as Administrative Agent and Collateral Agent

By:
   ----------
Name:
Title:




                                  EXHIBIT H-3

                                                                    EXHIBIT I TO
                                                                CREDIT AGREEMENT

                          PLEDGE AND SECURITY AGREEMENT

                                                                    EXHIBIT J TO
                                                                CREDIT AGREEMENT

                           LANDLORD PERSONAL PROPERTY
                           COLLATERAL ACCESS AGREEMENT


                                                                          [Date]




RE:  GABRIEL COMMUNICATIONS OF                             , INC. ("TENANT")

Ladies and Gentlemen:

         Reference is made to a lease dated                      (the "Lease") a
true copy of which is attached hereto as Schedule A entered into between
                          (the "Landlord") and Tenant pursuant to which
Landlord, as the owner of the affected real property and building and improvements thereon known and numbered as [address], [city], [state] (the "Premises"), leased the Premises to Tenant.

         Reference is also made to that certain Credit and Guaranty Agreement
dated as of October   , 2000 (the "Credit Agreement") among Gabriel
Communications, Inc., Gabriel Communications Finance Company, Gabriel Communications Properties, Inc., certain subsidiaries of Gabriel Communications Finance Company, the banks and other financial institutions from time to time parties thereto (the "Lenders") First Union National Bank, as administrative agent and collateral agent (in such capacities, the "Administrative Agent"), BARCLAYS BANK PLC, as documentation agent, and Goldman Sachs Credit Partners L.P., as sole lead arranger, sole book runner and syndication agent, and various documents, instruments, notes, guaranties and agreements delivered in connection therewith, (the foregoing, together with all related documents, agreements, instruments or notes, as the same may now exist or may hereafter be amended or supplemented, are collectively referred to herein as the "Agreements").

         Pursuant to the terms of the Agreements, Tenant has granted to the Administrative Agent, for the benefit of the Lenders, a security interest in and a general lien upon all now owned or hereafter acquired or existing personal property of Tenant, including, but not limited to, accounts, contract rights, general intangibles, documents, instruments, chattel paper, inventory and equipment and the proceeds and products thereof as the same are defined in the Uniform Commercial Code (the "Collateral"), as security for any now existing or hereafter arising obligations of Tenant to Lenders, whether pursuant to the Agreements or otherwise.

         In order to induce Lenders to enter into the Agreements and in consideration of the loans, advances and other financial accommodations to or for the benefit of Tenant contemplated thereunder which will accrue to the benefit of Landlord by enabling Tenant to meet its various obligations to Landlord, including those arising under or in connection with the Lease, Landlord hereby agrees to the waivers, consents and license set forth herein.

         Landlord hereby represents and warrants to the Administrative Agent and Lenders that the interest of Tenant in the Lease is that of lessee, that the Lease is in full force and effect and that currently, to Landlord's knowledge, there is no existing event of default with respect thereto.

         Landlord hereby subordinates, as against the Administrative Agent and Lenders, any landlord's lien, right of distraint or levy, claim, security interests or other interests which Landlord may now or hereafter have in or relating to any of the Collateral now or hereafter located at the Premises by virtue of the Lease or any renewals, extensions, modifications, substitutions or replacements thereof (a "New Lease"), including any of the foregoing which might otherwise arise or exist in Lenders' favor pursuant to agreement, common law, statute (including Title 11 of the United States Code) or otherwise. Landlord agrees that all such Collateral is and shall remain personal property and shall not constitute fixtures, notwithstanding any attachment to real property or any other applicable law or doctrine relating to fixtures. This paragraph shall not be applicable to any equipment and fixtures used in and necessary for the general operation of the building as such.

         Landlord recognizes and acknowledges that Administrative Agent's security interest in the Collateral pursuant to the Agreements is superior to any lien, right, claim or title of any nature which Landlord now or hereafter may have or assert in the Collateral by statute, common law, the Lease, any New Lease, any other agreement or otherwise.

         Landlord agrees that in the event of any default under the Lease or any New Lease, Landlord will notify Tenant in accordance with the terms of the Lease or New Lease, as the case may be, and simultaneously notify Administrative Agent of any such default by delivery of such notice to the Administrative Agent and the Administrative Agent shall have the right and opportunity, but not the obligation, to cure such default and preclude termination of the Lease or any New Lease (as the case maybe) by curing such default [If the current Lease gives at least ten days after notice for monetary defaults and at least thirty days after notice for non-monetary defaults: within the applicable period prescribed for such cure of such default by the Tenant after notice thereof to the Tenant under the Lease, as attached hereto in Schedule A. No modification or amendment of the time periods within which the Tenant may cure defaults under the Lease, as attached hereto in Schedule A (whether through any renewal thereof, any New Lease, any amendment or modification agreement or otherwise) shall be effective as between the Landlord and the Administrative Agent, unless such has been expressly agreed to in a writing duly executed by the Administrative Agent] [If the current Lease does not at least give (or gives more than) ten days after notice for monetary defaults and thirty days after notice for non-monetary defaults: [within the longer of (a) ten (10) days after notice of any monetary defaults and thirty (30) days after notice of any non-monetary default; or (b) the applicable period prescribed for such cure of such default by the Tenant after notice thereof to the Tenant under the Lease or any New Lease (as the case may be).] Any payment made or act done by the Administrative Agent to cure any such default shall not constitute an assumption of the Lease or New Lease, as the case may be, or of any obligations thereunder, unless the Administrative Agent shall have expressly agreed to assume such Lease or New Lease (as the case may be) in a writing duly executed by the Administrative Agent.

         Landlord hereby agrees that, pursuant to the terms of the Agreements, the Administrative Agent may enter the Premises for the purposes of repossessing, removing, selling, using, operating or otherwise dealing with the Collateral in accordance with the provisions of the Agreements, the Uniform Commercial Code and any other applicable law without objection, delay, hindrance or interference by Landlord and, in such case, Landlord will make no claim or demand whatsoever against the Collateral. Said license shall be irrevocable and shall continue at the Administrative Agent's option from the date the Administrative Agent enters into possession of the Premises for as long as the Administrative Agent deems necessary for the foregoing purposes, but in no event beyond a period of thirty (30) days after such entry into possession of the Premises by the Administrative Agent; provided, however, that the Administrative Agent shall pay to the Landlord a license fee on a per diem basis from the date on which the Administrative Agent enters into possession of the Premises through the date on which the Administrative Agent vacates the Premises at a daily rate of 1/30th of the monthly rental reserved under the Lease or any New Lease (as the case may be) last in effect with respect to the Premises. Use or occupancy of the Premises by the Administrative Agent as set forth herein shall not constitute an assumption of the Lease or any New Lease (as the case may be) or of any obligations thereunder. The Administrative Agent shall have the right to remove all of the Collateral from the Premises within thirty (30) days after receipt by the Administrative Agent of notice that Tenant's right to occupy the Premises has been terminated by Landlord. The Administrative Agent shall promptly repair or reimburse Landlord for the cost of repair of any injury or damage to the Premises caused or necessitated by the removal of the Collateral.

         The Administrative Agent and the Lenders may, without affecting the validity of this Agreement, extend, amend, restate and in any way modify the terms of payment or performance of any of the liabilities under the Agreements, without the consent of Landlord and without giving notice thereof to Landlord.

         The agreements contained herein shall continue in force until all liabilities under the Agreements are paid and satisfied in full and all financing arrangements thereunder have been terminated.

         Landlord understands that Lenders will rely upon this instrument in connection with Lenders' financial accommodations to or for the benefit of Tenant, and that any additional financial accommodation Lenders may hereafter extend will also be in reliance on this instrument.

         Notice to any party hereunder shall be in writing and shall be sent by certified mail, return receipt requested, to the parties at the following addresses:

To Landlord:
                               -----------------------------------------

                               -----------------------------------------

                               -----------------------------------------

To Tenant:                     c/o Gabriel Communications, Inc.
                               16090 Swingely Ridge Road, Suite 500
                               Chesterfield, Missouri 63017
                               Attention: Thomas P. Erikson,
                               Senior Vice President and Chief Financial Officer

To Administrative Agent:       First Union National Bank
                               11 Madison Avenue
                               New York, New York 10010-3629

         This Agreement may not be changed or terminated orally and shall be binding upon the successors and assigns of the parties hereto and shall also be binding upon any successor, owner, or transferee of said Premises.

         Nothing contained herein shall, as between Landlord and Tenant, modify any provision of the Lease or any New Lease (as the case may be).

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first above written.



[LANDLORD]




By:
     ---------------------------------------------------------

Its:
     ---------------------------------------------------------



FIRST UNION NATIONAL BANK,
as Administrative Agent

By:
    ----------------------------------------------------------

Its:
     ---------------------------------------------------------

                                   SCHEDULE A

                                LEASE OF PREMISES

                                  See attached.

                                                                    EXHIBIT K TO
                                                                CREDIT AGREEMENT

                                JOINDER AGREEMENT


                  This JOINDER AGREEMENT, dated as of [__________ __, 200_] (this "AGREEMENT"), by and among [NEW LENDERS], GABRIEL COMMUNICATIONS FINANCE COMPANY, a Delaware corporation ("BORROWER"), GABRIEL COMMUNICATIONS PROPERTIES, INC., a Delaware corporation ("HOLDING COMPANY"), GABRIEL COMMUNICATIONS, INC., a Delaware corporation ("PARENT") and FIRST UNION NATIONAL BANK ("FIRST UNION").

                                    RECITALS:

                  WHEREAS, reference is hereby made to that certain Credit and Guaranty Agreement, dated as of October , 2000 (said Credit and Guaranty Agreement, as amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), by and among Borrower, Holding Company, Parent, certain Subsidiaries of Borrower party thereto, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P. ("GSCP"), as Sole Lead Arranger, Sole Book Runner and Syndication Agent, FIRST UNION, as Administrative Agent and Collateral Agent, BARCLAYS BANK PLC, as Documentation Agent and CIT LENDING SERVICES CORPORATION, as Co-Documentation Agent. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings ascribed to them in the Credit Agreement; and

                  WHEREAS, subject to the terms and conditions of the Credit Agreement, Borrower may increase the existing Revolving Loan Commitments and/or the Delayed Draw Term Loan Commitments and/or provide for New Term Loan Commitments by entering into one or more Joinder Agreements with New Revolving Loan Lenders, New Delayed Draw Term Loan Lenders and/or New Term Loan Lenders, as applicable.

                  NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, each Lender and Borrower agree as follows:

                  Each Lender party hereto hereby agrees to commit to provide its respective Commitment as set forth on Schedule A annexed hereto, on the terms and subject to the conditions set forth below:

                  Each Lender (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder Agreement (this "AGREEMENT"); (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes Administrative Agent and Syndication

Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to Administrative Agent and Syndication Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and
(iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

                  Each Lender hereby agrees to make its Commitment on the following terms and conditions[1]:

1. APPLICABLE MARGIN. The Applicable Margin for each Series [__] New Term Loan shall mean, as of any date of determination, a percentage per annum as set forth below plus the pricing premium, if any, less the pricing reduction, if any, in each case as set forth below:

                           ====================================================================
                                               SERIES [__] NEW TERM LOANS
                           ====================================================================
                                TOTAL BORROWER            EURODOLLAR         BASE RATE LOANS
                                LEVERAGE RATIO            RATE LOANS
                           ====================================================================

                                   ----:----                         %                    %
                                                          -----------         ------------
                           ====================================================================


2. PRINCIPAL PAYMENTS. Borrower shall make principal payments on the Series [__] New Term Loans in installments on the dates and in the amounts set forth below:


________________________
[1] Insert completed items 1-7 as applicable, with respect to New Term Loans with such modifications as may be agreed to by the parties hereto to the extent consistent with Section 2.1(a)(iv) of the Credit Agreement.

                   =================================================================================
                                      (A)                                      (B)
                                                                            SCHEDULED
                                    PAYMENT                               REPAYMENT OF
                                     DATE                          SERIES [__] NEW TERM LOANS
                   =================================================================================
                                                                    $
                   ---------------------------------------------------------------------------------
                                                                    $
                   ---------------------------------------------------------------------------------
                                                                    $
                   ---------------------------------------------------------------------------------
                                                                    $
                   ---------------------------------------------------------------------------------
                                                                    $
                   ---------------------------------------------------------------------------------
                                                                    $
                   ---------------------------------------------------------------------------------
                                                                    $
                   ---------------------------------------------------------------------------------
                                                                    $
                   ---------------------------------------------------------------------------------
                                                                    $
                   ---------------------------------------------------------------------------------
                                                                    $
                   ---------------------------------------------------------------------------------
                                                                    $
                   ---------------------------------------------------------------------------------
                                                                    $
                   ---------------------------------------------------------------------------------
                                                                    $
                   ---------------------------------------------------------------------------------
                                                                    $
                   ---------------------------------------------------------------------------------
                                     TOTAL                          $
                   =================================================================================

3. VOLUNTARY AND MANDATORY PREPAYMENTS. Scheduled installments of principal of the [Series [__]] New Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the [Series [__]] New Term Loans in accordance with Sections 2.11, 2.12 and 2.13 of the Credit Agreement respectively; and provided further, that the [Series [__]] New Term Loans and all other amounts under the Credit Agreement with respect to the [Series [__]] New Term Loans shall be paid in full no later than six months prior to the maturity of any Subordinated Indebtedness, and the final installment payable by Borrower in respect of the [Series [__]] New Term Loans on such date shall be in an amount, if such amount is different from the amount specified above, sufficient to repay all amounts owing by Borrower under the Credit Agreement with respect to the [Series [__]] New Term Loans.

4. PREPAYMENT FEES. Borrower agrees to pay to each [New Term Loan Lender] the following prepayment fees, if any: [__________].

 [INSERT OTHER ADDITIONAL PREPAYMENT PROVISIONS WITH RESPECT TO NEW TERM LOANS]

5. OTHER FEES. Borrower agrees to pay each [New Revolving Loan Lender] [New Delayed Draw Term Loan Lender] [New Term Loan Lender] its Pro Rata Share of an aggregate fee equal to [________ __, ____] on [_________ __, ____].

6. PROPOSED BORROWING. This Agreement represents Borrower's request to borrow [New Revolving Loans] [New Delayed Draw Term Loans] [Series [__] New Term Loans] from [New Revolving Loan Lenders] [New Delayed Draw Term Loan Lenders] [New Term Loan Lenders] as follows (the "PROPOSED BORROWING"):

    (i)      Business Day of Proposed Borrowing:  ___________, ____

    (ii)     Amount of Proposed Borrowing:  $___________________

    (iii)    Interest rate option: [ ]a.  Base Rate Loan(s)
                                   [ ]b.  Eurodollar   Rate   Loans  with  an
                                             initial  Interest  Period  of  ____
                                             month(s)

7. [NEW LENDERS. Each [New Revolving Loan Lender] [New Delayed Draw Term Loan Lender] [New Term Loan Lender] acknowledges and agrees that upon its execution of this Agreement and the making of [New Revolving Loans] [New Delayed Draw Term Loans] [Series [__] New Term Loans] that such [New Revolving Loan Lender] [New Delayed Draw Term Loan Lender] [New Term Loan Lender] shall become a "Lender" under, and for all purposes of, the Credit Agreement and the other Credit Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.][1]

8. CREDIT AGREEMENT GOVERNS. Except as set forth in this Agreement, [New Revolving Loans] [New Delayed Draw Term Loans] [Series [__] New Term Loans] shall otherwise be subject to the provisions of the Credit Agreement and the other Credit Documents.

9. BORROWER'S CERTIFICATIONS. By its execution of this Agreement, the undersigned officer, to the best of his or her knowledge, and Borrower hereby certify that:

             (i) The representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of the date hereof to the



___________________________
[1] Insert bracketed language if the lending institution is not already a Lender.

         same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date;

                  (ii) No event has occurred and is continuing or would result from the consummation of the Proposed Borrowing contemplated hereby that would constitute a Default or an Event of Default; and

                  (iii) Borrower has performed in all material respects all agreements and satisfied all conditions which the Credit Agreement provides shall be performed or satisfied by it on or before the date hereof.

10. BORROWER COVENANTS. By its execution of this Agreement, Borrower hereby covenants that:

                  (i) [Borrower shall make any payments required pursuant to
         Section 2.17(c) of the Credit Agreement in connection with the New Revolving Loan Commitments;][1]

                  (ii) Borrower shall deliver or cause to be delivered the following legal opinions and documents: [___________], together with all other legal opinions and other documents reasonably requested by Administrative Agent in connection with this Agreement; and

                  (iii) Set forth on the attached Officers' Certificate are the calculations (in reasonable detail) demonstrating compliance with the financial tests described in Sections [6.6, 6.7 and 6.8] of the Credit Agreement.

11. ELIGIBLE ASSIGNEE. By its execution of this Agreement, each [New Revolving Loan Lender] [New Delayed Draw Term Loan Lender] [New Term Loan Lender] represents and warrants that it is an Eligible Assignee.

12. NOTICE. For purposes of the Credit Agreement, the initial notice address of each [New Revolving Loan Lender] [New Delayed Draw Term Loan Lender] [New Term Loan Lender] shall be as set forth below its signature below.

13. NON-US LENDERS. For each [New Revolving Loan Lender] [New Delayed Draw Term Loan Lender] [New Term Loan Lender] that is a Non-US Lender, delivered herewith to Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such [New Revolving Loan Lender] [New Delayed Draw Term Loan Lender] [New Term Loan Lender] may be required to deliver to Administrative Agent pursuant to subsection 2.19(c) of the Credit Agreement.


___________________________
[1] Select this provision in the circumstance where the Lender is a New Revolving Loan Lender.

14. RECORDATION OF THE NEW LOANS. Upon execution and delivery hereof, Administrative Agent will record the [New Revolving Loans] [New Delayed Draw Term Loans] [Series [__] New Term Loans] made by [New Revolving Loan Lenders] [New Term Loan Lenders] [New Delayed Draw Term Loan Lenders] in the Register.

15. AMENDMENT, MODIFICATION AND WAIVER. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

16. ENTIRE AGREEMENT. This Agreement, the Credit Agreement and the Credit Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

17. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND
SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

18. SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

19. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

                  IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Joinder Agreement as of [__________________ ____, _____________].


                                          [NAME OF LENDER]


                                          By:_______________________________
                                              Name:
                                              Title:

                                              Notice Address:
                                              ______________________________
                                              ______________________________
                                              ______________________________

                                              Attention:
                                              Telephone:
                                              Facsimile:


GABRIEL COMMUNICATIONS
FINANCE COMPANY


By:      _____________________________
         Name:
         Title:


GABRIEL COMMUNICATIONS PROPERTIES, INC.


By:      _____________________________
         Name:
         Title:


GABRIEL COMMUNICATIONS, INC.


By:      _____________________________
         Name:
         Title:

Consented to by:


FIRST UNION NATIONAL BANK
         as Administrative Agent and Collateral Agent


By:      _____________________________
         Name:
         Title:



[SUBSIDIARY]
         as a Guarantor


By:      _____________________________
         Name:
         Title:



[SUBSIDIARY]
         as a Guarantor


By:      _____________________________
         Name:
         Title:




[SUBSIDIARY]
as a Guarantor


By:      _____________________________
         Name:
         Title:

                                                                      SCHEDULE A
                                                            TO JOINDER AGREEMENT

=================================================================================================================
            NAME OF LENDER                      TYPE OF COMMITMENT                         AMOUNT
- -----------------------------------------------------------------------------------------------------------------
[___________________]                   [New Revolving Loan Commitment]                       $_________________
                                        [Delayed Draw Term Loan
                                        Commitment] [New Term Loan
                                        Commitment]
- -----------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------
                                                                             Total: $_________________
=================================================================================================================

                                                                    EXHIBIT L TO
                                                   CREDIT AND GUARANTY AGREEMENT

                               MARKET INFORMATION

     *SAMPLE SCHEDULE #1: FOR MARKETS WHERE CONSTRUCTION IS IN PROGRESS (AND EXAMPLE OF ACTUAL INFORMATION)

     ------------------------------------------------------------------------------------------------------------------------
       MARKET       HUB SITE          LEASE          BUILD OUT      NORTEL DIGITAL SWITCH     LUCENT ATM         MARKET
                     STATUS          STATUS            STAGE                STATUS           SWITCH STATUS   ACTIVATION DATE
     ------------------------------------------------------------------------------------------------------------------------

     ------------------------------------------------------------------------------------------------------------------------

     ------------------------------------------------------------------------------------------------------------------------

     ------------------------------------------------------------------------------------------------------------------------

     ------------------------------------------------------------------------------------------------------------------------


     *SAMPLE SCHEDULE #2: FOR UPDATES ON COMPLETED MARKETS

- --------------------------------------------------------------------------------------------------------------------------------
 MARKET   COMPLETION    COST OF   YTD REV:        YTD         # OF        YTD      # OF      FIBER       TARGET     COMPETITORS
             DATE     COMPLETION  - SWITCHED    EBITDA/     CUSTOMERS    CHURN   BUSINESS  SUPPLIER(S) PENETRATION    (LIST)
                                  - INTERNET     (LOSS)     SIGNED TO              LINES     (LIST)      (& EST.
                                  - LD                        DATE                                      ACHIEVED
                                  - PRIVATE                                                             TO DATE)
                                     LINE
- --------------------------------------------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------------------------------------------------------

                                                                    EXHIBIT M TO
                                                   CREDIT AND GUARANTY AGREEMENT


                              TAX SHARING AGREEMENT

         This Tax Sharing Agreement (the "Agreement") is made and entered into as of October ___, 2000, by and among (1) Gabriel Communications, Inc., a Delaware corporation ("Gabriel") and (2) the Unrestricted Subsidiaries and (3) each Unrestricted Subsidiary becoming party hereto pursuant to Section 7.5 hereof (each of the parties referenced in (2) and (3) being individually referred to herein as a "Gabriel Unrestricted Subsidiary" and collectively referred to herein as the "Gabriel Unrestricted Subsidiaries").

                                    RECITALS

         WHEREAS, Gabriel and the Unrestricted Subsidiaries are includible corporations in the affiliated group of corporations (the "Gabriel Group") of which Gabriel is the common parent, all within the meaning of section 1504(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, in furtherance of the purposes of the Credit and Guaranty Agreement entered into on October __, 2000, as such may be amended, restated, supplemented or otherwise modified from time to time (the "Credit and Guaranty Agreement"), among each of the Agents and Lenders, as defined therein, Gabriel, Gabriel Communications Finance Company, a Delaware corporation ("Gabriel Finance"), and the subsidiaries of Gabriel Finance;

         WHEREAS, Gabriel intends to file consolidated federal income tax returns on behalf of itself and the other Members (as defined below) of the Gabriel Group; and

         WHEREAS, Gabriel and each Gabriel Unrestricted Subsidiary has been or may be a part of a group of corporations headed by Gabriel or another Member that is entitled or required to file Tax Returns (as defined below) with respect to state or local Taxes (as defined below) on a consolidated, combined or unitary basis;

         WHEREAS, Gabriel, and the Gabriel Unrestricted Subsidiaries wish to allocate and settle between them in an equitable manner the consolidated federal income tax liabilities and benefits of the Gabriel Group and the state, local and foreign consolidated income tax liabilities and benefits of the Gabriel Group in those states and localities in which one or more members of the Gabriel Group are treated as a consolidated, combined or unitary tax reporting group;

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual obligations and undertakings contained herein, the parties agree as follows:

1. DEFINITIONS

         1.1 Previously Defined Terms. Each term defined in the first paragraph of this Agreement and the Recitals shall have the meaning specified above whenever used in this Agreement. Each term defined in the Credit and Guaranty Agreement, dated as of October ___, attached hereto, shall have the meaning specified therein.

         1.2 Other Definitions. When used in this Agreement, the following terms shall have the following respective definitions:

                  Alternative Minimum Tax Provisions shall mean the provisions contained in Subtitle A, Chapter 1, Subchapter A, Part VI of the Code.

                  Combined Tax Return shall have the meaning specified in Subsection 2.2 of this Agreement.

                  Consolidated Tax Return shall have the meaning specified in Subsection 2.1 of this Agreement.

                  Estimated Payment Date shall mean each of the due dates prescribed in Code Section 6655(c).

                  Estimated Tax Sharing Amount shall have the meaning specified in Subsection 3.4(a) of this Agreement.

                  Federal Income Tax Liability shall mean, for each taxable year, the Tax liability imposed under Subtitle A of the Code (including the Taxes imposed by Code Sections 11, 1201(a) and the Alternative Minimum Tax Provisions), and any interest, additions to Tax or penalties applicable or related thereto.

                  Final Determination shall mean the final resolution of any Tax for a taxable year that, under applicable law, is not subject to further appeal, review or modification through proceedings or otherwise.

                  Gabriel Finance Subgroup shall mean the hypothetical affiliated group of corporations as defined in Section 1504(a) of the Code of which Gabriel Finance would be the common parent, and any Member which would be included in such group.

                  Gabriel State Group shall mean any State Group, consisting of Gabriel and any Members included in such State Group.

                  Gabriel State Group Tax Liability shall mean, for each taxable year (or portion thereof), the annual Tax liability, in a state or local jurisdiction, of the Members of the Gabriel State Group.

                  Item shall mean any item of income, gain, deduction, loss or credit received, earned, paid or incurred by a Member.

                  Loss shall mean the excess for a taxable year of a Member's deductions for federal or state income Tax purposes over its income for such purposes computed in the manner used to compute its Separate Taxable Income (or its separate taxable income in the applicable state or local taxing jurisdiction).

                  Member shall mean any corporation includible in the Gabriel Group, within the meaning of section 1504(a) of the Internal Revenue Code of 1986, as amended (the "Code") or included in a State Group.

                  Separate Taxable Income shall mean the separate taxable income of a Member determined under Treasury Regulation Section 1.1502-12, adjusted for the items set forth subparagraphs (a) through (i) of Treasury Regulation Section 1.1552-1(a)(2)(ii) to the extent such items would be taken into account in computing the Gabriel Group Federal Income Tax Liability; provided, however, that no Member's Separate Taxable Income shall be treated as being less than zero for any purpose under this Agreement.

                  State Group shall mean any affiliated group of corporations entitled to file its state or local tax return on a consolidated, combined or unitary basis, of which Gabriel or any Gabriel Affiliate is the common parent, and any Member included in such group.

                  State Group Head shall mean Gabriel or any other member of the Gabriel Group that is the parent of a State Group.

                  State or Local Tax Sharing Amount shall have the meaning specified in Section 4.2 of this Agreement.

                  Tax shall mean any federal, state or local tax, impost, rate, charge, fee, levy, or other assessment or charge of any kind whatsoever, together with any related interest, penalties or other additions to tax, imposed by a taxing authority.

                  Tax Contest shall have the meaning specified in Section 3.6 of this Agreement.

                  Tax Credits shall mean the sum of credits against federal income Tax allowed by Subtitle A, Chapter 1, Subchapter A, Part IV of the Code earned by a Member for a taxable year (computed without regard to the applicable limitations on such credits), or, in respect of a Gabriel State Group Tax Liability, any similar credit under the laws of a state or locality therein.

                  Tax Return shall mean any return, report, certificate, form or similar statement or document (including, any related or supporting information or schedule attached thereto and any information return, amended Tax Return, claim for refund or declaration of estimated Tax) required to be supplied to, or filed with, a taxing authority in connection with the determination, assessment or collection of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax.

                  Tax Sharing Amount shall have the meaning specified in Subsection 3.1 of this Agreement.

2. TAX RETURN PREPARATION.

         2.1 Consolidated Tax Returns. Gabriel shall have responsibility for and exclusive control over all matters relating to the preparation and filing of any consolidated federal income Tax Returns of the Gabriel Group (a "Consolidated Tax Return").

         2.2 State or Local Tax Returns. Gabriel shall have responsibility for and exclusive control over all matters relating to the preparation and filing of any state or local Tax Return filed on a consolidated, combined or unitary basis with respect to any State Group (a "Combined Tax Return").

         2.3 Agent. Each Member hereby irrevocably designates Gabriel as its sole and exclusive agent and attorney-in-fact to take such action (including execution of documents) as Gabriel in its sole discretion, may deem appropriate in any and all matters (including audits and other proceedings) relating to any Tax Return described in Section 2.1 and Section 2.2 of this Agreement.

3. ALLOCATION AND PAYMENT OF FEDERAL INCOME TAXES.

         3.1 Allocation of Federal Income Taxes. For each taxable year, each Unrestricted Subsidiary shall be liable for and pay to Gabriel, at the times and in the manner set forth in Section 3.3 of this Agreement, cash in an amount equal to (i) the Gabriel Group Federal Income Tax Liability multiplied by (ii) a fraction, the numerator of which is the Separate Taxable Income of such Unrestricted Subsidiary and the denominator of which is the sum of the Separate Taxable Incomes of all the members of the Gabriel Group (the amount described in this Section 3.1 with respect to any Unrestricted Subsidiary is hereinafter referred to as the "Tax Sharing Amount").

         3.2 Payment for Use of Losses and Tax Credits by the Gabriel Group. (a) For each taxable year in which any Losses or Tax Credits of Gabriel Finance Subgroup Members are utilized to reduce the Gabriel Group's Federal Income Tax Liability (excluding any such Losses or Tax Credits that reduce or have reduced Gabriel Finance Subgroup Members' Separate Taxable Income), each Unrestricted Subsidiary will pay to Gabriel and Gabriel will cause to be contributed to Gabriel Finance cash in an amount equal to the actual federal income Tax benefit of such Losses realized by the Gabriel Group (other than by the Gabriel Finance Subgroup Members) and cash in an amount equal to such Tax Credits that are realized by the Gabriel Group (other than by the Gabriel Finance Subgroup Members), together with interest at a rate of [ ], accruing from the date of the filing of the relevant Consolidated Tax Return until the date of payment.

For each taxable year in which any Losses or Tax Credits of Unrestricted Subsidiaries reduce Gabriel Group's Federal Income Tax Liability (excluding any such Losses or Tax Credits that reduce or have reduced such Unrestricted Subsidiaries' Separate Taxable Income), Gabriel Finance will pay to Holding Company cash in an amount equal to the actual federal income Tax benefit of such Losses realized by the Gabriel Group (other than by the Unrestricted Subsidiaries) and cash in an amount equal to such Tax Credits that were realized by the Gabriel Group (other than by the Unrestricted Subsidiaries) with respect to such year, together with interest at a rate of [ ], accruing from the date of the filing of the relevant Consolidated Tax Return until the date of payment.

Any Losses or Tax Credits of a Member in respect of which a payment may be made pursuant to this Subsection 3.2(a) shall be disregarded for purposes of computing the Member's Tax Sharing Amount in a subsequent taxable year.

                  (b) Time of Payment. Members shall make any payments required pursuant to Subsection 3.2(a) for any taxable year not later than the date on which Gabriel would be required to make any tax sharing true-up payment for such taxable year pursuant to Subsection 3.3(b) hereof.

                  (c) Limitation. Except as provided in this Section 3.2, Gabriel will not pay any Member for any Item that reduces the Federal Income Tax Liability of the Gabriel Group.

         3.3 Payment of Tax Sharing Amounts. (a) Tax Sharing Installment Payments. Not later than fifteen (15) days prior to an Estimated Payment Date with respect to any taxable year, Gabriel shall determine a reasonable estimate of the related installments of the Gabriel Group's Federal Income Tax Liability (computed in accordance with any estimated payment method under Section 6655 chosen by Gabriel) and provide such estimate and its basis, setting forth the proposed treatment for federal income Tax purposes of all Items taken into account in determining the Gabriel Group's Federal Income Tax Liability, to each of the Unrestricted Subsidiaries not later than six (6) days prior to the applicable Estimated Payment Date (such estimate of the related installments of the Gabriel Group's Federal Income Tax Liability shall constitute the "Estimated Installment of the Gabriel Group's Federal Income Tax Liability"). Additionally, Gabriel shall calculate each Unrestricted Subsidiary's proportionate share, determined in accordance with the principles set forth in Section 3.1 (the amount described in this Subsection 3.3(a) with respect to any Unrestricted Subsidiary is hereinafter referred to as the "Estimated Tax Sharing Amount"). Not later than 5 days prior to the Estimated Payment Date, each Unrestricted Subsidiary shall pay to Gabriel (or to such other person as is directed by Gabriel) its Estimated Tax Sharing Amount.

                  (b) Tax Sharing True-Up Payments. As soon as reasonably practicable after the Consolidated Tax Return for a taxable year is filed, Gabriel shall calculate each Unrestricted Subsidiary's Tax Sharing Amount for such taxable year and deliver to each Unrestricted Subsidiary a schedule reflecting such information. Within five (5) days after delivery of such information, Gabriel shall contribute to the Unrestricted Subsidiary, or the Unrestricted Subsidiary shall pay to Gabriel, as appropriate, an amount equal to the difference between (1) the sum of the Estimated Tax Sharing Amounts paid by such Unrestricted Subsidiary for such taxable year and (2) the Tax Sharing Amount set forth with respect to such Unrestricted Subsidiary on the schedule, together with any interest or penalties assessed on account of such difference by any taxing authority.

         3.4 Redetermination of Tax Sharing Amount. If, pursuant to a Final Determination, the treatment of any Item in the Gabriel Group's Federal Income Tax Liability for a taxable year is determined to be different than that used to calculate any Unrestricted Subsidiary's Tax Sharing Amount in respect of such taxable year (including a Final Determination to the effect that any Member is not a member of the Consolidated Group), then the amount of any such Tax Sharing Amount (and any Tax Sharing Amounts with respect to prior open years) shall be redetermined by treating such Item in the manner finally determined by Gabriel, reasonably and in good faith, to be appropriate. The difference between the Tax Sharing Amounts of an Unrestricted Subsidiary and the amounts thereof as redetermined shall be contributed within thirty (30) days following such Final Determination by Gabriel to the Unrestricted Subsidiary, or paid by the Unrestricted Subsidiary to Gabriel, as appropriate, together with interest. Interest shall be computed under Code Section 6621(a)(1) if the Revised Tax Sharing Amounts are greater than the redetermined amounts, and under Code Section 6621(a)(2) if the redetermined amounts are greater than the Revised Tax Sharing Amounts. In addition to interest, any such payments shall include penalties which are fairly attributable to the redetermination with respect to such Item.

         3.5 Contest. In the event of an audit or administrative or judicial proceeding involving an asserted liability for Taxes ("Tax Contest") of the Gabriel Group, Gabriel shall have the sole right to decide whether to contest such Tax Contest, and shall have full control over such Tax Contest.

4. ALLOCATION AND PAYMENT OF STATE AND LOCAL TAXES.

         4.1 Elections. Gabriel, in its sole discretion, may elect to have any State Group file a Combined Tax Return.

         4.2 Allocation of State and Local Tax. For each state or local jurisdiction in which a State Group files a Combined Tax Return, each Unrestricted Subsidiary shall pay to Gabriel cash in an amount equal to (i) the Gabriel State Group Tax Liability multiplied by, (ii) a fraction, the numerator of which is the separate taxable income of such Member, determined as if the Member filed a separate Tax Return in such jurisdiction and provided that, for purposes of this section, no Member's separate taxable income shall be treated as being less than zero, and the denominator of which is the sum of the separate taxable incomes of all the Members included in the Gabriel State Group (the amount described in this Section 4.2 with respect to any Member is hereinafter referred to as the "State or Local Tax Sharing Amount") for such taxable year, limited, however, to the extent of the net Gabriel State Group Tax Liability.

         4.3 Payment for Use of Losses and Credits by the State Group. (a) For each taxable year in which any Losses or Tax Credits of Members of the Gabriel Finance Subgroup included in a particular State Group are utilized to reduce the Gabriel State Group Tax Liability (excluding any such Losses or Tax Credits that reduce or have reduced the Gabriel Finance Subgroup Members Separate Taxable Incomes), each Unrestricted Subsidiary in such State Group will pay (or Gabriel will cause to be distributed) to Gabriel and Gabriel will cause to be contributed to Gabriel Finance, not later than forty-five (45) days after the Combined Tax Return for such year is filed, cash in an amount equal to the actual state or local Tax benefit of such Losses realized by the State Group (other than by the Gabriel Finance Subgroup Members) and cash in an amount equal to such Tax Credits that are realized by the State Group (other than by the Gabriel Finance Subgroup Members), together with interest at a rate of [ ], accruing from the date of the filing of the relevant state or local Tax Return until the date of payment.

For each taxable year in which any Losses or Tax Credits of unrestricted subsidiaries included in the State Group reduce the Gabriel State Group Tax Liability, Gabriel Finance, not later than forty-five (45) days after the Combined Tax Return for such year is filed, will pay to Holding Company cash in an amount equal to (i) the actual state or local Tax benefit of such Losses realized by the State Group (other than by Unrestricted Subsidiaries) and cash in an amount equal to such Tax Credits that are realized by the State Group (other than by Unrestricted Subsidiaries), together with interest at a rate of [ ], accruing from the date of the filing of the relevant state or local Tax Return until the date of payment.

Any Losses or Tax Credits of a Member in respect of which a payment may be made pursuant to this Subsection 4.3 shall not reduce such Member's State or Local Tax Sharing Amount under Section 4.2(b) in a subsequent taxable year.

                  (b) Limitation. Except as provided in this Section 4.3, Gabriel will not pay any Member for any Item that reduces the Gabriel State Group Tax Liability with respect to its Combined Tax Return.

         4.4 Computation and Time of Payment. All payments required under
Section 4.2 of this Agreement shall be determined and made in a manner consistent with the principles set forth in Section 3.3 of this Agreement; provided, however, that the timing of each installment of a State or Local Tax Sharing Amount under Section 4 of this Agreement shall be determined by applying the rules specified in Subsection 3.3(a) of this Agreement to the applicable provisions of the relevant state or local revenue law.

         4.5 Redetermination. If, pursuant to a Final Determination, the treatment of any Item in the State Group's Combined Tax Return for a taxable year is determined to be different than that used under Section 4.4 to calculate the State or Local Tax Sharing Amounts in respect of such taxable year, such State or Local Tax Sharing Amounts (and any State or Local Tax Sharing Amounts with respect to prior open years) shall be redetermined by Gabriel, and the parties hereto shall make such contributions or payments as are necessary to comply with the redetermined amount, in a manner consistent with the principles set forth in Section 3.4 of this Agreement.

         4.6 Contest. In the event of any Tax Contest involving a State Group, Gabriel shall have the sole right to decide whether to contest such Tax Contest, and shall have full control over such Tax Contest.

5. CHANGE IN LAW.

                  If, after the date this Agreement is executed and delivered, as a result of an amendment to the Code; the promulgation of proposed, temporary or final regulations; the issuance of a ruling by the Internal Revenue Service; the decision of any court; or a change in any applicable state or local Tax law, Gabriel believes that it is necessary or helpful to amend the provisions of this Agreement in order to preserve the rights and benefits contemplated herein, each of the parties hereto agrees to negotiate in good faith all such amendments and modifications as shall be necessary or appropriate in order to preserve as nearly as possible for the parties hereto the rights and benefits contemplated herein.

Notwithstanding the preceding sentence, in the event of an amendment to Code
Section 6655(c) (or a comparable provision under state or local Tax law), this Agreement shall be amended so that the timing and amounts of Tax Sharing Amounts shall be revised to conform to such amendment.

6. COOPERATION.

         Each Unrestricted Subsidiary shall: (a) furnish Gabriel in a timely manner such information and documents as Gabriel may request for purposes of (1) preparing any Tax Return for which Gabriel has filing responsibility under this Agreement, (2) contesting or defending any Tax Contest, and (3) making any determination or computation necessary or appropriate under this Agreement; (b) make its employees available to provide explanations of documents and other materials and such other information as Gabriel may reasonably request in connection with the foregoing; (c) cooperate in any Tax Contest of a Consolidated Tax Return or Combined Tax Return; (d) retain and provide on demand books, records, documentation or other information relating to any Tax Return until the expiration of the applicable statute of limitations (giving effect to any extension, waiver, or mitigation thereof); and (e) take such other actions as Gabriel may reasonably deem appropriate in connection therewith.

7. GENERAL PROVISIONS.

         7.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         7.2 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered when delivered personally or when sent by registered or certified mail in accordance with the names and addresses shown on Schedule A, or in accordance with such name and address as a party may indicate by a notice delivered to the other parties.

         7.3 Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and assigns. Additionally, this Agreement shall inure to the benefit of each of the Agents and each of the Lenders party to the Credit and Guaranty Agreement from time to time, as defined therein, and the parties hereto, and their respective successors and assigns. Otherwise, nothing herein, expressed or implied, is intended or may be construed to confer upon any person other than the parties and their successors and assigns any right, remedy or claim under or by reason of this Agreement.

         7.4 Duration. This Agreement shall remain in full force and effect and shall not be terminated by any party hereto prior to the payment in full of all amounts owing under the Credit and Guaranty Agreement and the reduction of the lenders commitments thereunder to zero, and thereafter, unless terminated by agreement of the parties, shall remain in full force and effect for all the taxable years for which any Consolidated Group files Consolidated Tax Returns or any State Group files Combined Tax Returns.

         7.5 New Members. If at any time any other corporation becomes an Unrestricted Subsidiary of the Gabriel Group, such Unrestricted Subsidiary shall, in accordance with Sections 6.18 or 6.21 of the Credit and Guaranty Agreement, as applicable, become a party to this Agreement by executing together with Gabriel an agreement in the form as set forth in Exhibit A. Unless otherwise specified, such new Unrestricted Subsidiary shall have all rights and obligations of a Gabriel Affiliate under this Agreement.

         7.6 Affiliates. Each Unrestricted Subsidiary shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by Gabriel or any of the Unrestricted Subsidiaries.

         7.7 Authorization, Etc. Each of the parties hereto hereby represents and warrants that is has the power and authority to execute, deliver and perform this Agreement, that this Agreement has been duly authorized by all necessary corporate action on the part of such party, that this Agreement constitutes a legal, valid and binding obligation of each such party and that the execution, delivery and performance of this Agreement by such party does not contravene or conflict with any provision of law or of its charter or bylaws or any agreement, instrument or order binding on such party.

         7.8 Entire Agreement; Amendments. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings and intentions between or among any of the parties hereto. The parties hereto may amend, modify or supplement this Agreement, but only by mutual agreement in writing.

         7.9 Headings. The headings and subheadings used in this Agreement are used for convenience of reference only and are not to be considered in construing or interpreting this Agreement.

         7.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates accompanying their respective signatures, but effective as of the date first above written.

Gabriel Communications, Inc.
By:
   ---------------------------------------
Dated:
      ------------------------------------

Gabriel Communications Transportation Company, Inc.
By:
   ---------------------------------------
Dated:
      ------------------------------------

GCI Transportation Company, L.L.C.
By:
   ---------------------------------------
Dated:
      ------------------------------------

GCI Transportation Company, Inc.
By:
   ---------------------------------------
Dated:
      ------------------------------------

Gabriel Communications Investments, Inc.
By:
   ---------------------------------------
Dated:
      ------------------------------------

WebBizApps, L.L.C.
By:
   ---------------------------------------
Dated:
      ------------------------------------

                                   SCHEDULE A

                                    EXHIBIT A

         WHEREAS, the undersigned is a member of the affiliated group of corporations within the meaning of Section 1504(a) of the Internal Revenue Code of 1986, as amended, filing a consolidated federal income tax return of which Gabriel Communications, Inc. ("Gabriel") is the common parent (the "Gabriel Group"), and is or may become part of a group of corporations headed by Gabriel or another member of the Gabriel Group that is entitled to file its state or local tax return on a consolidated, combined or unitary basis;

         WHEREAS, the undersigned is not a party to the Tax Sharing Agreement, made and entered into as of [], 2000, by and among Gabriel and the Gabriel Affiliates (as defined therein) (the "Tax Sharing Agreement"); and

         WHEREAS, the undersigned and Gabriel desire to have their tax sharing and other tax-related arrangements governed by the Tax Sharing Agreement.

         NOW, THEREFORE, in consideration of mutual obligations and undertakings contained in the Tax Sharing Agreement, the parties agree that tax sharing and other tax-related arrangements between and among the undersigned, Gabriel and the other members of the Gabriel Group will be governed by the terms of the Tax Sharing Agreement, and that Schedule A is hereby amended to include the name of the undersigned among the entities listed thereon.

         IN WITNESS WHEREOF, the parties have executed this agreement on the dates accompanying their respective signatures, but effective as of _________ .


[NAME]                                             Gabriel Communications, Inc.

By:                                          By:
     ----------------------------               -------------------------------

Title:                                       Title:
        -------------------------                  ----------------------------

Dated:                                       Dated:
        --------------------------                 ----------------------------

                                                                    EXHIBIT N TO
                                                   CREDIT AND GUARANTY AGREEMENT


                              ACKNOWLEDGMENT LETTER
                         [on Parent/Borrower letterhead]

[Name]
[address]                                              [date]


                  Reference is made to [describe agreement] dated ___________ between [name] and ___________________(the "Agreement").

                  Pursuant to Section ____ of the Agreement, [Parent/Borrower] requests your consent to the assignment of the Agreement to First Union National Bank., as collateral agent on behalf of secured parties, as collateral for a financing to be entered into on or about October ___, 2000. In the event of a default by [Parent/Borrower] or any of their subsidiaries under the financing, [name] agrees that First Union National Bank, N.A., as collateral agent, or its designees may exercise any of the rights and privileges of [Parent/Borrower] under the Agreement, including entering into [describe] premises, and may request an assignment of the Agreement and rights thereunder to a third party. [As provided in Section ____ of the Agreement, your consent to such an assignment would be subject to the provision of reasonable evidence of the assignee's resources, ability and authority to perform under the Agreement].

                  [An assignment of this type is consistent with Section ___ of the Agreement and furthers the goals of The Telecommunications Act of 1996 and the FCC by removing barriers to entry for CLECs.] [As you know, the FCC took action on March 18, 1999 to ensure local competition and the reasonable cooperation of RBOCs in connection with collocation arrangements.] We therefore request your consent to this assignment as promptly as possible.

                                                              Very truly yours,



CONSENTED TO:
[name]



By:
         --------------------------------------------
         Name:
         Title:




                                      N-2